Exhibit 10.5

Investment Agreement - Sequans (E round 2010)

INVESTMENT AGREEMENT

Between

FCPI SOGE INNOVATION 7

FCPI SOGE INNOVATION EVOLUTION 3

FCPI GEN-I

FCPI GEN-I 2

FCPR FONDS DE CO-INVESTISSEMENT DIRECT

And

FCPR SERENA I

And

SEQUANS COMMUNICATIONS

Dated July 1st, 2010

Investment Agreement - Sequans (E round 2010)

INVESTMENT AGREEMENT

BETWEEN:

•

FCPI SOGE INNOVATION 7, a French innovation mutual fund (fonds commun de placement dans I’innovation), represented by its manager (société de gestion), Amundi Private Equity Funds, a French société anonyme with a share capital of EUR 12,394,096, the registered office of which is located at 90, boulevard Pasteur, 75015 Paris, France, registered with the registry of commerce and companies of Paris under number 422 333 575, represented by Mr. Pierre Gillet, pursuant to a power of attorney attached as Exhibit 0 hereto

•

FCPI SOGE INNOVATION EVOLUTION 3, a French innovation mutual fund (fonds commun de placement dans I’innovation), represented by its manager (société de gestion), Amundi Private Equity Funds, a French société anonyme with a share capital of EUR 12,394,096, the registered office of which is located at 90, boulevard Pasteur, 75015 Paris, France, registered with the registry of commerce and companies of Paris under number 422 333 575, represented by Mr. Pierre Gillet, pursuant to a power of attorney attached as Exhibit 0 hereto

•

FCPI GEN-I, a French innovation mutual fund (fonds commun de placement dans l’innovation), represented by its manager (société de gestion), Amundi Private Equity Funds, a French société anonyme with a share capital of EUR 12,394,096, the registered office of which is located at 90, boulevard Pasteur, 75015 Paris, France, registered with the registry of commerce and companies of Paris under number 422 333 575, represented by Mr. Pierre Gillet, pursuant to a power of attorney attached as Exhibit 0 hereto

•

FCPI GEN-I 2, a French innovation mutual fund (fonds commun de placement dans I’innovation), represented by its manager (société de gestion), Amundi Private Equity Funds, a French société anonyme with a share capital of EUR 12,394,096, the registered office of which is located at 90, boulevard Pasteur, 75015 Paris, France, registered with the registry of commerce and companies of Paris under number 422 333 575, represented by Mr. Pierre Gillet, pursuant to a power of attorney attached as Exhibit 0 hereto

(FCPI SOGE INNOVATION 7, FCPI SOGE INNOVATION EVOLUTION 3, FCPI GEN-I, FCPI GEN-I 2 are hereafter collectively referred to as “AMUNDI”)

•

FONDS DE CO-INVESTISSEMENT DIRECT (FCID), a French venture capital mutual fund (fonds commun de placement à risques), represented by its manager (société de gestion), CDC Entreprises, a French société par actions simplifiée with a registered share capital of EUR 3 149 830, the registered office of which is located at 137, rue de I’Université 75007 Paris, France, registered with the registry of commerce and companies of Paris, under number 433 975 224, represented by Mrs. Isabelle Ginestet-Naudin (“CDC”), it self represented by Mrs. Nadia Sarri, pursuant to a power of attorney attached as Exhibit 0 hereto,

(each an “Existing Financial Investor” and collectively the “Existing Financial Investors”),

OF THE FIRST PART,

Investment Agreement - Sequans (E round 2010)

AND:

•

FCPR SERENA I, a French venture capital mutual fund (fonds commun de placement á risques), represented by its manager (société de gestion), Serena Capital, a French société par actions simplifiée with a share capital of EUR 500,000, the registered office of which is located at 21, rue Auber – 75009, France, registered with the registry of commerce and companies of Paris under number 504 262 650, represented by Mr. Xavier Lorphelin, in his capacity of Président.

(the “New Financial Investor”)

OF THE SECOND PART,

(the Existing Financial Investors and the New Financial Investor are collectively hereafter referred to as the “E Investors” and individually as an “E Investor”, being specified that E Investors are acting severally but not jointly (conjointement et non solidairement)

AND:

•

SEQUANS COMMUNICATIONS, a French société anonyme with a registered share capital of EUR 475,712,78, the registered office of which is located at 19, Parvis de La Défense – 92800 Puteaux, France, registered with the registry of commerce and companies of Nanterre, under number 450 249 677, represented by Mr. Georges Karam, acting in his capacity as chairman and managing director (Président et Directeur général), which is entering into this agreement for the purposes of accepting the rights granted to it and acknowledging the obligations imposed on it pursuant to this agreement,

(the “Company”)

OF THE THIRD PART,

(the Financial Investors and the Company are hereafter collectively referred to as the “Parties” and individually as a “Party”)

WHEREAS:

(A)	The Company is engaged in the business of researching, developing and commercializing silicon and software solutions in the areas of broadband wireless access, specifically compliant with the WIMAX and LTE standards or other similar broadband wireless standards.

(B)	The share capital of the Company as of the date hereof consists of (i) series A preferred shares (actions de préférence, dites “de catégorie A”) (the “Series A Preferred Shares”), (ii) series B preferred shares (actions de préférence, dites “de catégorie B”) (the “Series B Preferred Shares”), (iii) series C preferred shares (actions de préférence, dites “de catégorie C”) (the “Series C Preferred Shares”), (iv) series D preferred shares (actions de préférence, dites “de catégorie D”) (the “Series D Preferred Shares”) and (v) series E preferred shares (actions de préférence, dites “de catégorie E”) (the “Series E Preferred Shares”). It is specified that a ratchet warrant is attached to each issued Series D and E Preferred Share (the “D or E Ratchet Warrants”).

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Investment Agreement - Sequans (E round 2010)

The share capital of the Company as of the date hereof, on a fully diluted basis, before giving effect to the transactions contemplated hereby, is as set forth in the capitalization table attached as Exhibit B (the “Capitalization Table”).

(C)	On 22 September 2009, the Founders, the Previous Investors (as defined below) and the Company entered into an investment agreement, a certified copy of which has been provided to the New Financial Investor by the Company on the date hereof (the “First Investment Agreement”) detailing the terms and conditions of an aggregate investment of EUR 5,000,000.54 in the Company (the “First Investment”), by means of

(i)	the subscription of 484,684 new Series E Preferred Shares, and

(ii)	the subscription of 1,985,672 E convertible bonds (Obligations convertibles en actions - hereafter the “E Convertible Bonds”) likely to be converted into Series E Preferred Shares,

This First Investment was completed on 14 October 2009 (the “First Closing Date”),

For the purpose of this Agreement,

(iii)	the Founders shall refer to: Mr. Georges Karam, Mr. Bertrand Debray, Mr. Fabien Buda, Mr. Jerome Bertorelle, Mr. Laurent Sibony, Mr. Emmanuel Lemois, and Mr. Ambroise Popper

(iv)	the Previous Investors shall refer to: Cap Décisif SAS, FCPR T-Source, FCPI Caam Innovation 6, FCPI Caam Innovation 9, FCPI Caam Investissement 1, Add One L.P., Add One Gmbh & Co. KG, Visions Capital III L.P., FCPI Soge Innovation 7, FCPI Soge Innovation Evolution 3, FCPI GEN-I, FCPI GEN-I 2, Kennet II LP, King Street Partner LP, Motorola Inc., Alcatel-Lucent Participations, Gateway Net Trading PTE Limited, FCPR Fonds de Co-lnvestissement Direct, Swisscom AG, and Unitech Holdings International CO. LTD.

(D)	Article 7 of the First investment Agreement contemplated the possibility to complete, within a six month period from the First Closing Date, an additional investment of an aggregate amount up to EUR 5,000,000.54 in the Company, in up to 494,071 Series E Preferred Shares and 1,976,285 E Convertible Bonds to be issued under the same conditions and paid at a minimum issuance price of EUR 2.024 per Series E Preferred Share. Such additional investment which was meant to be reserved for new investors never occurred.

(E)	With reference to this aforesaid additional investment, the New Financial Investor has agreed to invest and to fund the same aggregate amount of EUR 5,000,000.55 in the Company, by means of the subscription of new Series E Preferred Shares bearing the same rights as the existing Series E Preferred Shares, under the conditions, mutatis mutandis, set forth in the First Investment Agreement.

(F)	The Existing Financial Investors have consequently agreed to invest and to fund an additional aggregate amount of EUR 1,999,999.43 in the Company, under the same conditions, by means of the subscription of new Series E Preferred Shares bearing the same rights as the existing Series E Preferred Shares.

(G)	The E Investors have agreed to complete such investment (the “Investment”) on the basis of (i) the identity and experience of the managing Founders and (ii) the Company’s growth prospects and plans.

(H)	The purpose of this agreement (the “Agreement”) is to define the terms and conditions of the E Investors’ investment in the Company.

(I)	This Agreement has been presented to and approved by the Board of Directors of the Company.

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Investment Agreement - Sequans (E round 2010)

THE PARTIES HEREBY AGREE AS FOLLOWS:

Article 1 – Investment

1.1	The investment is to be completed by means of the issuance and subscription of up to a total of 3,458,498 Series E Preferred Shares of the Company, at a price of EUR 2.024 including a par value of EUR 0.01, in accordance with the terms and conditions set forth in this Agreement (the “Capital Increase”), such Series E Preferred Shares bearing the same rights than the existing Series E Preferred Shares (including, but not limited to, rights regarding conversion, liquidation preference, anti-dilution, voting rights in the general meetings, preference subscription, registration rights, information of shareholders, pre-emption, drag- along, tag-along, transfer of rights) as provided for under this Agreement, and as more fully described in the draft resolutions attached as Exhibit 1.1 hereto and made a part hereof, in the by-laws of the Company and in the Shareholders’ Agreement (as defined in Section 2.1).

1.2	The Capital Increase:

1.2.1.	The Series E Preferred Shares will be issued at a subscription price of EUR 2.024 per Series E Preferred Share (the “E Shares Investment Price”), issue premium of EUR 2.014 included, to be fully paid up upon subscription. The E Shares investment Price is based on a pre- money, fully diluted valuation of the Company of EUR 117,506,311 (on the basis of an aggregate outstanding number of shares of 58,056,478 including outstanding (i) E Convertible Bonds, (ii) founders’ warrants (bons de souscription de parts de créateurs d’entreprise), (iii) regular warrants (bons de souscription d’actions) and (iv) employee stock options (options de souscription d’actions), either granted or likely to be granted, and without taking into account the D and E Ratchet Warrants and the convertible bonds held by Natixis.

It is specified that a ratchet warrant will be attached to each issued Series E Preferred Share (the “BSA 01-2008” and together with the Series E Preferred Share, the “ABSA E”), the features of such ratchet warrant being described in the draft ratchet warrants issuance agreement (Contrat d’émission des BSA 01-2008) attached under Exhibit 1.1 hereto (the “Ratchet Warrants Issuance Agreement”).

1.2.2.	The New Financial Investor irrevocably agrees to subscribe to the number of Series E Preferred Shares set forth below (the “New Financial Investor’s Subscribed Shares”) to be issued by the Company at the following price, subject to prior satisfaction of the conditions set forth in Section 3.1 below, as follows:

Subscriber	Number of Series E Preferred Shares	Price

SERENA	2,470,356	EUR	5,000,000.55

TOTAL	2,470,356	EUR	5,000,000.55

1.2.3.	The Existing Financial Investors, severally and not jointly (conjointement et non solidairement), irrevocably agree to subscribe to a total number of 988,142 Series E Preferred Shares as set forth below opposite their respective name (the “Existing Financial Investors’ Subscribed Shares” and together with the New Financial Investor’s Subscribed Shares, the “E Investors’ Subscribed Shares”) to be issued by the Company and pay up their price, i.e. a total price of EUR 1,999,999.43, subject to prior satisfaction of the conditions set forth in Section 3.1 below, at the following price and in the following proportions:

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Investment Agreement - Sequans (E round 2010)

Subscriber	Number of Series E Preferred Shares	Price

FCPI Soge Innovation 7	133,296	EUR	269,791.11

FCPI Soge Innovation Evolution 3	22,467	EUR	45,473.21

FCPI GEN-I	10,998	EUR	22,259.96

FCPI GEN-I 2	9,127	EUR	18,473.05

CDC	812,254	EUR	1,644,002.10

TOTAL	988,142	EUR	1,999,999.43

1.2.4.	The Capital Increase shall be fully subscribed by on the Closing Date (as such term is defined below) and fully paid-up as soon as possible after the Closing Date and no later than three (3) business days following the shareholders’ meeting having decided it. The date of said shareholders’ meeting having decided it is hereafter referred to as the “Closing Date”.

The E Investors’ Subscribed Shares will be subscribed and fully paid up in cash, by check or wire transfer to the following bank account of the Company:

Account holder:	Sequans Communications

Account name:	Compte Augmentation de Capital

Bank name:	BNP Paribas

Bank code:	30004

Guichet code:	00295

Account number:	01328122936

RIB key:	88

IBAN:	FR 76 3000 4002 9501 3281 2293 688

BIC:	BNPAFRPPPTX

1.2.5.	Once the Capital Increase shall have been carried out and subscribed, the share capital of the Company shall be structured as set forth in the Capitalization Table attached hereto as Exhibit B.

1.3	It is specified, for the avoidance of doubt, that each E Investor is only obligated to pay the E Shares Investment Price for its own investment per 1.2.2, 1.2.3, and will not be liable for any obligations of the other E Investors.

Furthermore, any breach by any E Investor of its investment obligations under this Agreement shall have no effect on the rights and obligations of the other E Investors under this Agreement.

1.4	The Company shall use the proceeds of the Capital Increase for operational capital expenditures and general working capital purposes and more specifically the funding of its research and development, technology enhancement, marketing expenses and working capital.

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Investment Agreement - Sequans (E round 2010)

Article 2 – Additional covenants

2.1	The New Financial Investor undertakes to execute and enter into on the Closing Date at the latest (i) a deed of adherence to the Shareholders’ Agreement currently in force (the “Deed of Adherence to the Shareholders’ Agreement” or the “Deed of Adherence”) substantially in the form attached hereto as Exhibit 2.1.

2.2	The Parties acknowledge that notwithstanding the completion of the investment contemplated herein the existing shareholders’ agreement dated 31 January 2008 (the “Shareholders’ Agreement”) shall remain in full force, as well as the deeds of adherence to such shareholders’ agreement executed since then and listed under Exhibit 2.2 attached hereto.

2.3	The Company shall procure that the required majority of the Founders and the Previous Investors undertakes to exercise its voting power as shareholders of Company, in favor of the adoption of the resolutions attached hereto as Exhibit 1.1, no later than on July 16th, 2010.

2.4	The Parties agree and acknowledge that following the completion of the Capital Increase, there shall be no other securities or other rights entitling their holders to acquire, immediately or at a future date, a portion (quotite) of the share capital of the Company, other than as set forth in the Capitalization Table (Exhibit B).

2.5	The Company undertakes to complete and make the necessary revisions so that, on the Closing Date, the Company’s share transfer registry and the relevant individual securities holders’ accounts are accurate and reflect what is set forth in Article 2.4.

Each E Investor shall be entitled to direct that its E Investors’ Subscribed Shares be issued and registered in the name of any nominee or custodian holding such shares on its behalf as bare nominee.

2.6	Pursuant to the laws and regulations against money laundering (règlementation sur la lutte contre le blanchiment de capitaux), each E Investor, whether an individual or a corporation, or any other entity (whether having a legal personality or not) representing or advising investments funds, represents that:

•

the funds used by such E Investor to acquire securities do not come from any unlawful activity, including but not limited within the meaning of title VI of the French Code Monètaire et Financier (Obligations relatives á la lutte contre le blanchiment de capitaux), and

•

such E Investor neither favoured by any means a deceitful justification of the origin of the assets or income of any offence’s perpetrator (auteur d’un crime ou d’un dèlit) whose offence provided such offence’s perpetrator a direct or indirect benefit, nor helped a transaction aiming at the investment, concealment or conversion of the direct or indirect benefit of any offence.

2.7	The Company shall make its best efforts to obtain (i) further to the completion of the Capital Increase, the conversion of the E Convertible Bonds issued in 2008 and (ii) the conversion of the E Convertible Bonds issued in 2009, by April 2011 at the latest, provided that such conversion is consistent with the “JEI” (Jeune Entreprise Innovante) status of the Company.

Article 3 – Conditions to Closing of the Investment

3.1	Each E Investor’s obligation to subscribe and pay for the Series E Preferred Shares is subject to prior satisfaction of the following conditions by July 16th, 2010, at the latest:

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Investment Agreement - Sequans (E round 2010)

(i)	approval of the terms of the Deed of Adherence to the Shareholders’ Agreement by the board of directors (conseil d’administration) of the Company, it being specified that the provisions of articles L. 225-38 and subsequent of the French commercial code shall apply to this approval;

(ii)	delivery without reserve by the Company’s statutory auditor (commissaire aux comptes) of his reports due to be presented to the extraordinary general meeting of the shareholders of the Company in relation to the Capital Increase, in compliance with applicable laws and regulations;

(iii)	adoption by an extraordinary general meeting of the shareholders of the Company, to be held on the Closing Date, of the draft resolutions relating to the Capital Increase substantially in the form attached hereto as Exhibit 1.1, (including ratchet warrants issuance agreement (Contrat d’émission des BSA 01-2008) - except the resolution(s) related to a capital increase reserved to employees - in compliance with applicable laws and regulations;

(iv)	adoption by respective special general meetings of the holders of Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares (also taken in their capacity of holders of D Warrants) and Series E Preferred Shares (also taken in their capacity of holders of E Warrants), to be held before the Closing Date, of resolutions indicating their acceptance to the issuance of the Series E Preferred Shares (ABSA E) and the amendment to the rights attached to their rights, in compliance with applicable laws and regulations;

A copy of the Company’s share transfer registry and the individual securities holders’ accounts, duly completed and accurate as of the Closing Date, shall also be delivered to the E Investors on the Closing Date.

3.2	The Parties shall take all steps within their control and necessary to the satisfaction of the conditions set forth in this Article 3. In particular, the Company shall procure that the required majority of the Founders and the Previous Investors hereby undertakes to exercise its voting right as a shareholder and, as the case may, as member of the Board of Directors, in favor of the adoption of the resolutions referred to in Section 3.1(iv) above, provided that the E Investors shall have no other obligations in that respect other than those specified in Articles 1, 2 and 3 of this Agreement.

3.3	If the above conditions precedent have not been satisfied or waived (when applicable) by each E Investor by July 16th, 2010 at the latest, each of the E Investors shall be released from all its commitments and obligations under this Agreement. Reciprocally, if the conditions precedent have been met or have been waived by each of the E investors by July 16th, 2010 at the latest, each of the E Investors shall be committed for all his commitments and obligations under this Agreement, subject however to Article 1.3 above.

When applicable, the conditions precedent are provided for the exclusive benefit of the E Investors. In the event that the conditions precedent are not fulfilled, at the latest, on the date set forth in Section 3.1, or on any other date mutually agreed upon by the Company and E Investors, the E Investors for whose benefit the conditions precedent are provided may terminate this Agreement by so notifying the other Parties. The Parties will then be released from any undertaking under this Agreement, with no compensation being owed by any Party, but without prejudice to any action by any Parties against the Party or Parties whose default may have prevented fulfillment of this or these condition(s) precedent.

Article 4 – Representations and Warranties of the Company

4.1	Representations relating to the Company

The Company represents and warrants to the E Investors, as of the date hereof, as follows

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Investment Agreement - Sequans (E round 2010)

4.1.1	The Companies

The Company was incorporated (immatriculation) on October 7, 2003. Sequans Communications Ltd incorporated on 1 December 2005 under English Law (the “English Subsidiary”), Sequans Communications HK Ltd incorporated on October 13, 2006 under Hong Kong Law (the “Hong Kong Subsidiary”), Sequans Communications Inc. incorporated on January 1, 2008 under US Law (the “US Subsidiary”) Sequans Communications Pte Ltd incorporated on July 1, 2008 under Singapore law (the “Singapore Subsidiary”) and Sequans Communications Israel Ltd incorporated on September 23, 2009 under Israeli law (the “Israel Subsidiary”) are the only subsidiaries of the Company (the “Subsidiaries”and together with the Company, the “Companies”). It is specified that the Hong Kong subsidiary had no activity since its incorporation.

The Company is a société anonyme duly incorporated and in compliance with the French Code de Commerce, the English Subsidiary is a limited company duly incorporated and in compliance with the English applicable rules, the Hong Kong Subsidiary is a limited company duly incorporated and in compliance with the Hong Kong applicable rules, the US Subsidiary is a corporation duly incorporated and in compliance with US applicable rules, the Singapore Subsidiary is a limited private company duly incorporated and in compliance with Singapore applicable rules, and the Israel Subsidiary is a limited private company duly incorporated and in compliance with Israeli applicable rules

Except as set forth in Exhibit 4.1.1, the Companies hold all permits, approvals and authorizations required for the ownership of their assets and the exercise of their present activities. All material laws and regulations applicable to the operation of the Companies have been complied with.

Except as set forth in Exhibit 4.1.1, all corporate laws and regulations applicable to the Companies in their respective jurisdictions have been complied with and all corporate formalities and compulsory disclosure requirements have been fulfilled.

No action for insolvency against any of the Companies has been brought before any Court,

The Companies’ businesses are not the object of any leasing agreement (contrat de location-gérance).

No dividends have been paid by the Companies, since their formation.

The Company and its officers have the corporate power and corporate authority to execute this Agreement (and any of the agreements mentioned into Exhibit 1.1), and carry out the transactions contemplated hereby and thereby and to carry on its business as now conducted and as proposed to be conducted. This Agreement constitutes legally binding and valid obligations of the Company enforceable against the Company in accordance with its terms.

There is no agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving of written consents with respect to any security or by a director of the Company, except as set forth in the Shareholders’ Agreement.

The Company is not engaged in any formal and active discussion (i) with any representative of any corporation or corporations regarding the merger of the Company with or into any such corporation or corporations, (ii) with any representative of any corporation, partnership, association or other business entity or any individual regarding the sale, conveyance or disposition of all or substantially all of the assets of the Company or a transaction or series of related transactions (other than equity financing transactions) in which more than fifty percent (50%) of the voting power of the Company would be disposed of, or (iii) regarding any form of liquidation, dissolution or winding up of the Company.

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Investment Agreement - Sequans (E round 2010)

4.1.2	Shares comprising the share capital

All issued and outstanding shares comprising the Companies’ share capital (common or preferred stock, warrants or other securities (“bons de souscription ou valeurs mobilières”) and more generally any of the Companies’ securities have been duly, validly and properly issued and are fully paid up and were issued in compliance with all applicable law. When issued upon exercise of the rights to purchase shares incorporated in the said securities or stock-options, the shares will be duly, validly and properly issued.

The existing warrants and Shares (including the Rachet Warrant attached thereto) have been duly and validly reserved for issuance. The E Shares and the E Rachet Warrants shall be validly reserved for issuance, subject to the approval of the extraordinary Shareholders’ meeting to be held no later than on July 16th, 2010.

When issued in compliance with the provisions of this Agreement, the E Shares will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances including the preferential right of subscription of the shareholders (“droit preferential de souscription”) set forth in the Company’s Bylaws.

Except for (i) outstanding warrants exercisable for the purchase of an aggregate number of Series A, C, D or E Preferred Shares set forth in Exhibit B of this Agreement, (ii) the options and the BSPCE (“bons de souscription de parts de créateurs d’entreprise”) exercisable for the purchase of an aggregate number of Series A Preferred Shares set forth in Exhibit B of this Agreement, (iii) the 25,000 convertible bonds held by Natixis, likely to be converted in ordinary shares under IPO and the 4,125,000 E Convertible Bonds, as set forth in Exhibit B of this Agreement and (iii) as contemplated by this Agreement, and the Shareholders Agreement, there are no outstanding warrants, conversion privileges, preemptive rights, or other rights or agreements to purchase or otherwise acquire or issue any equity securities of the Company.

The Companies’ ongoing businesses (fonds de commerce) and the Companies’ assets, as well as the shares of the Companies, are free and clear of any pledge, privilege restriction, charge and security, encumbrance, right or claim of any third party whatsoever, and are not subject to a pledge undertaking.

The Company’s issued share capital (capital social) amounts to EUR 475,712,78 divided into 10,876,623 Series A Preferred Shares, 3,750,000 Series B Preferred Shares, 11,666,667 Series C Preferred Shares, 17,695,477 Series D Preferred Shares and 3,582,511 Series E Preferred Shares, each of a nominal value of EUR 0.01, i.e. a total number of 47,571,278 shares.

The English Subsidiary’s share capital amounts to GBP 25,000 divided into 25,000 shares.

The Hong Kong Subsidiary has no share capital amount, being specified that it has no activity as of the date hereof.

The US Subsidiary’s share capital amounts to USD 10,000 divided into 10,000 shares.

The Singapore Subsidiary’s share capital amounts to SGD 100 divided into 100 shares.

The Israel Subsidiary’s share capital amounts to NIS 1,000 divided into 10,000 shares.

Immediately after the completion of the Capital Increase, the Company’s issued share capital (capital social) will amount to EUR 510,297.76 divided into 10,876,623 Series A Preferred Shares, 3,750,000 Series B Preferred Shares, 11,666,667 Series C Preferred Shares, 17,695,477 Series D Preferred Shares, and 7,041,009 Series E Preferred Shares, each of a nominal value of EUR 0.01.

Neither the Founders, the Previous Investors or any other person hold, directly or indirectly, any shares of the Company or of the Subsidiaries, options to subscribe or acquire shares of the Company, warrants or other rights relating to the capital of the Company or the

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Investment Agreement - Sequans (E round 2010)

Subsidiaries, other than as set forth in Exhibit B. Similarly, and subject to the Capital Increase, no right of any nature has been granted to any third party enabling it to acquire, at any time, rights to the capital, voting rights or profits of the Companies other than, for the Company, as set forth in Exhibit B.

The Companies have not issued any securities or other rights entitling their holders to acquire, immediately or at a future date, a portion (quotité) of their share capital other than, for the Company, as set forth in Exhibit B.

No authorization voted by the general shareholders’ meeting or any other competent corporate body of the Companies to issue securities or other rights to a portion (quotité) of the Companies share capital is in effect, other than as set forth under Exhibit B.

The shares of the Companies are freely transferable without any contractual restriction, except as set forth in the Shareholders’ Agreement.

4.1.3	By-laws (statuts)

The Company and the Subsidiaries’ by-laws are attached in Exhibit 4.1.3(a). The Company and the Subsidiaries’ by-laws are accurate and complete as at the date of the Agreement and the Company’s by-laws to be adopted pursuant to the Capital Increase are attached in Exhibit 4.1.3(b).

The Company and the Subsidiaries’ by-laws are neither in the course of being modified nor planned to be modified, except as contemplated in this Agreement.

4.1.4	Subsidiaries

Except for the Subsidiaries as described herein, the Company does not hold and has never held any shares or interest in any other company or entity, whatever its form, whether French or foreign.

4.1.5	Financial Statements – Annual accounts – Interim Financial Statements

(a)

The annual accounts of the Company, as at December 31, 2009 (the “Company’s Accounts” or the “Accounts”) set out in Exhibit 4.1.5 (a). (i) have been audited and certified without reserve by the Company’s statutory auditor (commissaire aux comptes), (ii) have been prepared in accordance with the accounting principles generally accepted in France, (iii) have been approved by the general shareholders meeting of the Company held on June 30th 2010 and (iv) present a true and fair view of the financial condition and results of operations of the Company as at December 31, 2009.

(b)	Since their incorporation up to and including the date hereof, (i) no dividend, advance on dividend or reserves have been allocated, made available for payment or paid to the shareholders of the Company or of any Subsidiary and (ii) no capital reduction, reimbursement or repurchase or redemption of any share of capital has occurred

(c)	Since December 31, 2009 and except as set forth in Exhibit 4.1.5(c), the Companies have not contracted or incurred any debt or any other liability, certain or foreseeable. whether immediately due or not, for which a provision has not been recorded in the Accounts, except current debts incurred in the normal course of business and in accordance with prior practice.

(d)	The unaudited consolidated accounts as at 31 May, 2010, attached hereto as Exhibit 4.1.5(d) (the “Interim Accounts”) (i) have been prepared in accordance with the accounting principles generally accepted in France with respect to the Company and in the United Kingdom, in Hong Kong, in Israel and in the USA with respect to the Subsidiaries and (ii) present a true and fair view of the financial condition and results of operations of the Company and the Subsidiaries on a consolidated basis.

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Investment Agreement - Sequans (E round 2010)

4.1.6	Companies’ business

The projections for the Companies’ businesses are honestly believed by Company to be a realistic estimate of the future prospects of the Companies.

4.1.7	Securities, endorsements, guarantees

Except as set forth in Exhibit 4.1.7, (i) the Companies have not granted any guarantee, security, endorsement, mortgage, lien, pledge or other charge in favor of a third party with respect to its tangible or intangible assets, and (ii) there are no off-balance sheet commitment (engagement hors bilan) in any of the Companies.

4.1.8	Loans

Except as set forth in Exhibit 4.1.8, the Companies have granted no loans, whether to an individual person or a legal entity.

4.1.9	Borrowings

Except as set forth in Exhibit 4.1.9, there is no loan granted to any of the Companies, which has not been fully reimbursed.

4.1.10	Intellectual Property

Neither the Founders nor any other employee, manager or officer of the Companies or any of their former employers holds any intellectual property rights relating to the existing or anticipated business of the Companies.

No contractual or other obligation or restriction of any nature whatsoever prevents any of the Founders and, to the best knowledge of the Company, any other employee, manager or officer of the Companies from using for the benefit of the Companies the experience and skills acquired by them while employed by any other company or entity.

Except as set forth in Exhibit 4.1.10(b), the Companies have full and valid title, through direct ownership or a license, to the use of all software, trademarks, domain names, patents, key copyrights and other intellectual property rights used or necessary to the daily operation or development of their existing business (hereinafter the “Intellectual Property Rights” as listed under Exhibit 4.1.10(a)). The Companies are in material compliance with each of such licenses and license agreements.

Except as set forth in Exhibit 4.1.10, there is no action or, to the best knowledge of the Company, threat thereof relating to the Intellectual Property Rights against the Companies with respect to facts having occurred prior to the date of this Agreement, and, to the best knowledge of the Company, (i) their operation as at the date hereof does not infringe the rights of any third party with respect to intellectual property rights, and (ii) no third party has asserted any claim or action against any of the Companies or any of their products (including against users of such products) alleging infringement of any intellectual property right. Conversely, the Companies are unaware of the violation or infringement by any third party of any of the Intellectual Property Rights.

Except within the normal course of business, the Companies have not granted to any third party, any option, license, pledge or other restrictions, user rights, or other rights whatsoever. whether or not for compensation, with respect to any of the Intellectual Property Rights, nor formed, directly or indirectly, any agreement with any third party in relation to the same.

With respect to the normal course of business all of the Companies’ employment and/or subcontractor agreements contain the provisions necessary to ensure, to the fullest extent permitted by applicable laws, that all intellectual property rights on the work carried out by its employees and/or subcontractors as from the date of their hiring belong to the Companies. All

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Investment Agreement - Sequans (E round 2010)

the inventions made by any employees of either the Company or any Subsidiary have been realized within the scope of the assignment of each concerned employees.

4.1.11	Tax, social and parafiscal obligations

Except as provided for in Exhibit 4.1.11, the Companies, in their respective jurisdictions, have filed all material declarations and notices required to be filed with the relevant social security, customs and tax authorities, and have duly paid all amounts due to be paid by it under the relevant social security, customs and tax laws and regulations (the “Taxes”).

Except as provided for in Exhibit 4.1.11, the tax authorities, social security or other similar organizations are not in the process of, nor, to the best of the Companies’ knowledge, contemplate carrying out an audit of the Company or of the Subsidiary.

Neither the Company, nor the Subsidiary are subject to any tax, customs or social security reassessment and since its incorporation, and have not been subject to any tax or social security reassessment.

4.1.12	Litigation and Proceedings

Except as provided for in Exhibit 4.1.12, the Companies are not directly or indirectly involved in any dispute or complaint of any nature whatsoever (including any dispute with the tax or social authorities and including any dispute or complaint for which any of the Companies have an obligation to indemnify or defend another party), legal or similar proceedings, including arbitration or settlement, and the Companies are not aware of any threat of such a dispute or complaint likely to impact, individually or in the aggregate, on the operation or profits of the Companies.

4.1.13	Employment

The employment agreements between the Companies and its employees are in full compliance with the laws and regulations (and the collective bargaining agreement (Convention Collective de la Metallurgie - Cadres) with respect to the Company), applicable to its activities, in their respective jurisdictions.

To the best knowledge of the Company, the Companies are in material compliance with all applicable requirements regarding the recourse to temporary work force. The Company has never been notified or informed of any non-compliance in this respect.

The employment agreements which the Companies have entered into with their employees do not contain any unusual provisions (clauses exorbitantes du droit commun) or provisions contrary to statutory requirements or customary practices.

No employee of any of the Companies will be entitled to receive any payment or benefit directly as a consequence of the execution of this Agreement.

As of the date hereof, the Companies are not liable for any payment to any of their employees or former employees and directors (or any of their representatives) in respect of salaries, salary ancillaries, indemnities of any nature whatsoever or any other sum which may arise out of or be due in respect of the performance or termination of an employment agreement.

As of the date hereof, the Companies are not liable to any of the current or former commercial agents, travelling sales men, distributors, commissioned agents and other persons in charge of marketing the Companies’ products and services for any payment which may be due to them in respect of a failure to conform to the provisions governing the performance or the termination of a contract with the Companies.

To the best knowledge of the Company, no event has occurred that may hinder the continuity of work, may result in a work stoppage, a business interruption or any other employment dispute, and no such matter is threatened against the Companies.

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Investment Agreement - Sequans (E round 2010)

Except as provided for in the Managing Director (Directeur General) agreement signed with Mr. Georges Karam and in the consultancy agreement signed with Mr. Zvi Slonimsky, neither Company nor any Subsidiary has any obligations to its officers, directors, stockholders, or employees of the Company other than (a) for payment of salary for services rendered, (b) reimbursement for reasonable expenses incurred on behalf of the Company and (c) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of the Company).

Neither the Company nor any Subsidiary is indebted, directly or indirectly, to any of its officers or directors or to their respective spouses or children, in any amount whatsoever. None of the officers or directors of any Company, or any members of their immediate families, are, directly or indirectly, indebted to any Company. Except for the stock option and BSPCE issuance agreements, and except as provided for in the Managing Director (Directeur General) agreement signed with Mr. Georges Karam and in the consultancy agreement signed with Mr. Zvi Slonimsky, none of the officers or directors of either the Company or any Subsidiary, or any members of their immediate families are, directly or indirectly, interested in any material contract with any Company.

4.1.14	Management since May 31, 2010

The Companies have been managed in accordance with normal business practices (gérée en bon pere de famille) during the course of its operations since May 31, 2010.

4.1.15	Insurance

The Company carries insurance covering its properties and liabilities arising from damages that may be caused to third parties (responsabilité civile) customary for the type and scope of its properties and businesses. Subsidiaries have only subscribed an insurance covering properties damages.

To the best knowledge of the Company, the Companies have subscribed to all insurances required by law to be subscribed by them. A key man insurance policy has been subscribed for the managing Founders (i.e. Mr. Georges Karam and Mr. Bertrand Debray), for the benefit of the Company, for an amount of EUR 500,000 per managing Founder.

Each insurance policy held by the Companies is currently in full force and effect and all applicable premiums have been paid.

The Companies have done nothing by action or omission which would cause the termination of said policies or diminish its rights to compensation thereunder in the event of damages. Further, no event has occurred which would result in an increase of the amount of the premiums in effect as at the date hereof.

4.1.16	Real Estate

The Companies do not own any freehold land or building whatsoever.

To the best knowledge of the Company, the Companies have in all material respects complied with the terms and conditions of all of the lease agreements and other agreements which they have entered into. No landlord of any of the Properties has taken any action or made any claim based on any breach of any of the Companies’ obligations.

4.1.17	Fees

Except legal fees (Coblence & Associés and Jones Day), auditors’ fees (Ernst & Young Audit and Adexpa) and consultancy fees (Clipperton Finance), no fee nor other sum of any nature will be due by any of the Companies to any third party as a result of the completion of the Capital Increase referred to under Section 1.2 above or of any of the transaction contemplated herein.

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Investment Agreement - Sequans (E round 2010)

4.1.18	Compliance with Law

No Company is in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties which violation would, alone or in the aggregate, materially and adversely affect the business, assets, liabilities, financial condition or operations of such Company. No domestic governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Agreement or the issuance of the E Shares. Each Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted, the lack of which, individually or in the aggregate, could materially and adversely affect the business, properties or financial condition of such Company and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted.

4.1.19	Environmental and Safety Laws

To each Company’s knowledge, such Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

4.1.20	Disclosure

Any facts, the disclosure of which would be material individually or in the aggregate in the context of the Investment, or which would be necessary to make the above representations in Article 4 and the Exhibits not misleading, have been disclosed in this Agreement (including the Exhibits thereto).

The Company acknowledges that the E Investors have relied on the content of (i) the representations and warranties set forth in this Agreement (including the Exhibits thereto), (ii) the information provided to them by the Company during the legal and business review (relating notably to Wimax issues) conducted on their request, in deciding to participate in the Investment. In this regard the Company represents that it does not know, on the date hereof, of information, facts or events (i) which could affect the genuine and accurate nature of the information and representations appearing in this Agreement and its Exhibits, or (ii) which would or could affect, immediately or in the future, the assets, financial situation, capital make-up, intellectual and industrial property rights, operations or prospects of any of the Companies,

None of the representations made in the context of this Agreement including the Exhibits by the Company knowingly omits to state any important fact that, were it revealed, would be important, and the omission of which would render misleading, all or some of the representations contained in this Agreement and the Exhibits to this Agreement.

Article 5 – Indemnification

5.1	Scope of the indemnification

The Company hereby irrevocably undertakes to indemnify each E Investor for any and all Loss (as defined below) in proportion to the fraction of the share capital of the Company that represents the percentage of all Series E Preferred Shares issued held by such E Investor, on a fully diluted basis immediately as a result of the completion of the Capital Increase (i.e. number of Series E Preferred Shares / (share capital of the Company + all warrants (except D and E Ratchet Warrants) + stock options + founders warrants), and then to indemnify each E Investor with a compensation corresponding to such fraction of shareholding with respect to the entire cost, damage, loss, penalties, increase in liabilities or reduction of assets, including any reasonable advisors or attorneys’ fees (individually a “Loss”) sustained or incurred by any

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Investment Agreement - Sequans (E round 2010)

Company :

(a)	relating to any fact or event that occurred prior to the date hereof, yet not revealed in the representations made under Article 4 of the Agreement or in any Exhibit to this Agreement or to any inaccuracy or omission with respect to any such representations or,

(b)	resulting from any breach in the representations made or the warranties granted under Article 4.

It is specified that any legal costs, penalty, late payment interest, surcharge or fine borne by the E Investors in connection with any litigation, lawsuit, proceeding or claim resulting from (a) and (b) above is covered by the indemnification.

The Company further irrevocably undertakes to indemnify any E Investor for any damage effectively sustained or reasonable expenses effectively incurred by said E Investor with respect to the enforcement of the provisions of this Article 5 in connection with any event described in (a) and/or (b) above.

5.2	Limitations

(a)	The Company shall only be bound to indemnify the E Investors if and when the aggregate amount owed to the E Investors by reason of the implementation of this warranty exceeds EUR 200,000, said amount representing a threshold (seuil de déclenchement) and not a deductible (franchise), provided however, in the case of fraud, this threshold amount shall not apply.

(b)	In addition, said indemnification shall be limited to an aggregate amount corresponding to 50% of the price paid up by such E Investor for the E shares subscribed pursuant this Agreement, provided however that the above limitation shall not apply in case of fraud, willful misconduct or gross negligence.

(c)	Any Loss giving right to indemnification under this Article 5 shall be determined as follows:

(i)	any Loss shall be indemnified only once by the Company, and any Loss suffered by the Company shall be reduced by any payment (net of taxes and costs related thereto) received by the Company pursuant to an insurance policy or otherwise to compensate for the said Loss.

(ii)	the E Investors shall also be indemnified by the Company for the reasonable lawyer’s fees and costs which they may incur in connection with the enforcement of the provisions of this Article 5 with respect to any valid claim thereunder; and

(iii)	with respect to any Loss suffered by the Company, the amount of the indemnification due by the Company to each E Investor pursuant to Section 5.1 above, shall be proportionate to the percentage of Series E Preferred Shares issued pursuant to this Agreement and held by such E Investor, at the time of occurrence of the relevant Loss in the share capital of the Company on a fully diluted basis.

(d)	The Company’s liability under this Article 5 shall be based on Section 5.1 (a) and (b) hereof. Approval by the E Investors, in their capacity as shareholders of the Company, of the Company’s annual accounts for any fiscal year shall not constitute, where applicable, any exception to the foregoing.

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Investment Agreement - Sequans (E round 2010)

5.3	Time Limit

(a)	Any claim whatsoever made by the any E Investor pursuant to this Agreement (even if made on a provisional basis) shall be valid only if notified to the Company within twelve (12) months of the Closing Date, except for claims relating to Taxes which shall be notified within the applicable statute of limitation. No claim may be made under this Article 5 after the expiration of the above time limits, except in the event the Company would not conform to the conditions set forth under Section 5.4 (a) hereafter during the aforesaid twelve (12) months period.

(b)	Absent any objection notified by the Company to the E Investors within thirty (30) days of receipt by it of a claim hereunder, the indemnification sought shall become due. If, on the contrary, the Company notifies its objection within the thirty (30) day period provided for above, and the dispute cannot be settled amicably, the dispute shall be settled in accordance with the provisions of Section 12.3 of this Agreement

Provided that a claim has been notified to the Company within the above time limits, the provisions of this Article 5 shall remain in force with respect to such claim until it is finally determined either as a result of a final judgment or of a final settlement with respect thereto.

5.4	Procedure for indemnification

(a)	The Company undertakes to notify the E Investors - with a copy of such notification to the Previous Investors - of any Loss or event likely to result in a Loss within thirty (30) days from the date upon which it first acquired knowledge of such Loss or event together with a copy of all related notices, summonses or other documentation and shall transmit or make available to the E Investors all additional information or documents reasonably requested by them.

(b)	In addition to the notification of the claim by the E Investors as provided under Article 5.3(a) above, the E Investors shall deliver to the Company a notice setting forth (i) the description of the claim subject to indemnification hereunder and (ii) the assessment of the relevant Loss(es).

(c)	In the event of a third-party claim results or is likely to result in a Loss (including but not limited to any tax or social claim, or any litigation) the Company undertakes to consult with the E Investors prior to making any final decision relating to such third-party claim.

(d)	Unless otherwise agreed, any indemnification due pursuant to this Article 5 shall be paid to the E Investors within two (2) months of the Parties’ agreement as to its amount or, absent any such agreement, of the date of a final and binding court decision making such payment binding (décision de justice définitive ayant force de chose jugée).

(e)	Payment of any indemnification shall be made in cash by the Company.

(f)	Any delay in the execution by the Company of an obligation to pay pursuant to this Article 5 shall cause the Company to pay to the E Investors interest for late payment, which interest shall be calculated pro rata temporis based on a year of 365 days, at a rate equal to the French applicable legal rate at such time plus one percent (1%), and shall be due as from the date when the relevant payment was due to the date when such payment shall have been made in full.

5.5

The E Investors shall have the right to assign all of their rights and obligations hereunder only in the event of the transfer of all of their Series E Preferred Shares pursuant to one single transaction (whether or not performed in a series of legal operations) to any person or series of persons which are Group Members to each other (as such term is defined in Article 5.3(a)

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Investment Agreement - Sequans (E round 2010)

of the Shareholders Agreement), subject to the transfer restrictions set forth in the Shareholders’ Agreement.

Article 6 – Parties’ obligations

between the date of signing of the Agreement and the Closing Date

The Company shall ensure that, starting on the date of signing of this Agreement and until the Closing Date, the Company is managed in accordance with normal business practices (gestion en bon pére de famille). To this end, from the date of signature of this Agreement until the Closing Date, the Company shall use its best efforts to carry on its business in the same way as in the past, benefits from the services of its senior managers, employees, advisors and consultants, and maintains satisfactory relationships with its customers, suppliers and other entities or persons with which it maintains business relationships as well as with all administrations or other authorities on which it depends.

In addition and until the Closing Date, the Company, unless otherwise agreed by the E Investors, shall:

(i)	not sell, transfer, mortgage, pledge or submit to any restriction of the right of ownership, possession or enjoyment with respect to any of its tangible or intangible assets, except (a) in the normal course of business, including in accordance with the factoring agreement put in place with Natixis Factoring referred to under Exhibit 4.1.5(c) appended hereto, (b) on conditions complying with market conditions and standards and (c) as long as no assets essential to the Company’s activities are involved;

(ii)	maintain its tangible assets in a good state of repair, maintenance, upkeep, operation and use;

(iii)	not issue any securities or other rights entitling their holders to acquire, immediately or at a future date, a portion (quotite) of its share capital, nor grant any rights to third parties or to the shareholders of the Company on the share capital of the Company or any of its securities; and

(iv)	not make any distribution dividend, advance on dividend or reserves to the shareholders of the Company.

Article 7 – Notices

7.1	All notices and other communications required or authorized hereunder shall be in writing and validly made if either delivered via courier or sent by registered letter (return receipt requested), e-mail or fax (provided that it be confirmed by same day registered letter, return receipt requested or courier on an expedited basis for notices sent across international boundaries, in case of an e-mail or fax) to the registered office or residence of the Party concerned as specified in the above recitals.

Any change in address or representative for purposes hereof shall be notified by the Party concerned to the other Party as provided above.

7.2	Notices and other communications delivered via courier shall be effective as of their date of delivery, as evidenced by the delivery receipt, or as of the next business day if the date of delivery is not a business day.

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Investment Agreement - Sequans (E round 2010)

Notices and other communications sent by registered mail, return receipt requested, shall be effective as of their date of first presentation to the addressee.

Notices and other communications sent by e-mail or fax shall be deemed effective as of the date thereof, or as of the next business day if such e-mail or fax is sent other than on a business day, provided that they be confirmed by same day registered mail, return receipt requested, or courier on an expedited basis for notices sent across international boundaries.

Article 8 – Confidentiality undertaking – Press release

8.1	The Parties expressly acknowledge that this Agreement is confidential and consequently agree not to disclose any part of it to any third party other than (i) their legal counsel and auditors and employees, (ii) the competent judicial and tax and regulatory authorities, or (iii) as far as the E Investors may be concerned, usual internal reporting and usual reporting to its limited partners, trustees, shareholders or unitholders of any such Investor.

8.2	Further, the issuance by the Company or any other Party of any press release relating to the Investment or the Capital Increase shall be subject to prior written approval of the Company, it being specified that such approval shall not be unreasonably withheld.

Article 9 – Expenses and fees

9.1	Each Party shall bear its own expenses and fees of any nature relating to the preparation and execution of the Agreement and its consequences, except as provided in Article 5.

9.2	Notwithstanding the foregoing and if the Investment is completed, as well as if the Investment is not completed due to the Company’s unilateral decision to end the Investment process, the fees and expenses of the New Financial Investor’s external advisors (including Adexpa fees mentioned under Article 4.1.17 above) incurred in connection with the Investment will be paid by the Company up to a maximum amount of EUR 25,000 without VAT, being however specified that such fees and expenses shall be kept as low as possible in the interest of the Company.

Article 10 – Miscellaneous

10.1	The preamble and the Exhibits attached hereto form an integral part of this Agreement.

10.2	The First Investment Agreement remains fully in force and is not amended by this Agreement.

10.3	Should any of the provisions of this Agreement be held null and void or unenforceable for any reason whatsoever, the Parties undertake to consult each other to remedy the causes of such nullity, so that the Agreement remain in force without any discontinuity to the fullest possible extent.

10.4	The Parties undertake to communicate, sign and deliver any information or document, as well as to take any action or decision reasonably required to effect or implement this Agreement.

More generally, the Parties undertake, each as relates to it and subject to Article 3.2 of this Agreement, to carry out all actions or tasks necessary for the completion of the Capital Increase and the related issuance of the Series E Preferred Shares, in particular, in the event of completion difficulties, coming together in good faith and using their reasonable best efforts

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Investment Agreement - Sequans (E round 2010)

(“obligation de moyen”) to attempt to implement a reasonable alternative solution proposed by the Company and/or by the E Investors and having results equivalent to those provided for in this Agreement.

10.5	For the avoidance of doubt, the Company shall not directly or indirectly enter into any agreement, either binding or preliminary only, and/or continue or initiate discussions with respect to the issue or proposed issue of any securities of, or with rights over, the share capital and/or the assets of the Company, until the Closing Date or the date on which the Agreement is terminated in accordance with its terms.

10.6	Each Party represents and warrants to the other Parties:

(i)	for the Parties who are legal entities and investment funds, that:

•

it is legally incorporated or formed and in good standing under French law or the laws of the jurisdiction where it is established and that its legal representative has full powers and authority to sign and implement the Agreement;

•	the execution and implementation of the Agreement have been validly authorized by such Party’s competent bodies;

(ii)	for all the Parties, that:

•

the signature and execution of the Agreement as well as the completion of the transactions which are referred to therein entail no, nor will they entail any, breach or termination of any agreement or deed to which it is a party and that neither the signature or execution of the Agreement, nor the completion of the transactions which are referred to therein conflict or will conflict with any provision of said agreements or deeds;

•	the obligations resulting for it from the Agreement are legally valid and binding on it pursuant to their terms; and

•

it had the opportunity to seek and sought the advisors of its choice with a view to entering into the Agreement and the completion of the transactions referred to therein and that it relied for these purposes on their advice and counsel.

(iii)	each of the E Investors further confirms that they have undertaken appropriate money laundering checks and have verified the identity of each of their limited partners/investors, as the case may be, in accordance with applicable anti-money laundering procedures.

10.7	Existing E Investors are acting severally but not jointly (conjointement et non solidairement) for the purpose of this Agreement,

10.8	No delay or omission in exercising any right or power under this agreement will constitute a waiver of any right or power. A Party that waives a right in relation to one other Party, or takes or fails to take any action against a Party, does not affect its rights against any other Party.

Article 11 – Duration, Applicable law and Jurisdiction

11.1	The obligations provided for in this Agreement are entered into for a period which shall end at the earlier of the following date: (i) the date on which all the operations contemplated in this Agreement are completed in accordance with the terms of the Agreement. or (ii) 5 years as from its execution, except as otherwise provided for in this Agreement

11.2	The Agreement shall be governed as to its validity, interpretation and performance by the laws of the Republic of France.

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Investment Agreement - Sequans (E round 2010)

11.3	Any dispute arising in connection with the Agreement and its Exhibits or as a result or consequence thereof not otherwise settled shall be submitted to the exclusive jurisdiction of the tribunals submitted to the jurisdiction of the Court of Appeal of Paris (Cour d’Appel de Paris).

11.4	The general partner of the Investors, or their management company or as case may be another person(s) nominated by the Investors will be authorised from time to time to act on behalf of the Investors for the purposes of this Agreement and shall be entitled to enforce all of the rights and benefits under this Agreement at all times as if party to this Agreement.

Executed in Paris, on July 1st, 2010,

in seven (7) original copies,

one (1) copy being signed and initialed on each page for the Company, and twenty-seven (6) copies being signed and bound by use of the “assembl’act’ device (one for each other Parties) Any party represented by virtue of a power of attorney shall provide the Company with an original copy of such power of attorney, a copy of all powers of attorney being attached under Exhibit 0 hereto.

/s/ ILLEGIBLE	/s/ ILLEGIBLE
By: FCPI SOGE INNOVATION 7	By: FCPI GEN-I 2
Represented by: Pierre Gillet	Represented by: Pierre Gillet

/s/ ILLEGIBLE	/s/ ILLEGIBLE
By: FCPI GEN-I	By: FCPI SOGE INNOVATION EVOLUTION 3
Represented by: Pierre Gillet	Represented by: Pierre Gillet

/s/ ILLEGIBLE	/s/ ILLEGIBLE
By: Fonds de Co-Investissement Direct (FCID)	By: FCPR SERENA I
acting by its manager CDC Entreprises	Represented by : Xavier Lorphelin
Represented by: Nadia Sarri

/s/ ILLEGIBLE
By: SEQUANS COMMUNICATIONS
Represented by: Georges Karam

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Investment Agreement - Sequans (E round 2010)

Exhibit 0

Powers of Attorney

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cdc	www.cdcentneprises.fr
entreprises

POWERS

I, the undersigned Isabelle Ginestet-Naudin, Executive Vice-President (Directrice Genérale Déléguée), acting in my capacity as the duly authorized representative of Fonds de Co-investissement Direct (FCID), FCPR, represented by its management company, CDC Entreprises, a French société par actions simplifiée (SAS) (simplified corporation) with stated capital of €3,149,830, whose principal office is located at 137 Rue de l’Université, 75007 Paris, registered with the Paris Trade and Companies Register under number B 433 975 224, hereby authorize:

Ms. Nadia Sarri

to represent me and sign:

The Investment Agreement dated July 1, 2010 with Sequans Communications, a French société anonyme (SA) (corporation) with stated capital of €475,712.78, 19 Parvis de la Défense, 92800 Puteaux, registered with the Nanterre Trade and Companies Register under number 450 249 677, and carry out all necessary acts.

Executed in Paris, on June 30, 2010
In three counterparts

(signature)

Isabelle Ginestet-Naudin

CDC Entreprises - a French société par actions simplifiée (SAS) with stated capital of €3,149,830 –
Paris Trade and Companies Register no. 433 975 224	Caisse des Dépôts
137 Rue de l’Université - 75007 Paris	GROUP
Tel.: 33 (0)1 58 50 71 71

Amundi

ASSET MANAGEMENT

AMUNDI PRIVATE EQUITY FUNDS

DELEGATION OF POWERS

I, the undersigned Corinne Ferriere (hereinafter “Principal”), pursuant to this delegation of powers, hereby grant Pierre Gillet (hereinafter “Agent”) the following powers:

In connection with the management of mutual funds (OPCVM) classified as venture capital investment funds (funds commun de placement à risques, hereinafter “FCPR”), innovation investment funds (funds commun de placement dans l’innovation, hereinafter “FCPI”), local investment funds (funds d’investissement de proximité, hereinafter “FIP”) or any other direct or indirect, French or foreign capital investment fund (hereinafter, collectively, “funds”) of AMUNDI PRIVATE EQUITY FUNDS, and within the limits of the funds managed by AMUNDI PRIVATE EQUITY FUNDS, the Agent hereby is granted the following powers:

Powers to incur risks (“R” powers):

On behalf of the funds that the Agent is responsible for managing:

•	Manage the funds in compliance with the rules and regulations and the prospectuses, the laws and regulations in force and the ethical rules applicable to the funds.
•

Purchase, transfer and sell all securities, invest all funds, give all orders to sell, transfer, purchase and subscribe for securities, appoint all authorized intermediaries from among those selected by AMUNDI PRIVATE EQUITY FUNDS, sign all conversion or pooling requests, all transfers and attendance sheets, receive the proceeds of all sales and collect all securities purchased or subscribed.

Powers to carry out administrative acts (“A” powers):

On behalf of the funds that the Agent is responsible for managing:

•

Represent the funds’ unit holders vis-à-vis third parties, all government authorities and courts and take all measures intended to protect their assets, without the right to substitute another person for himself.

•

Represent the funds’ unit holders at all ordinary and extraordinary general shareholders’ meetings, including founding meetings, convened pursuant to all notices of meeting, including notice of meeting other than the initial notice, of all companies in which the funds are shareholders, bondholders or holders of any other type of securities (hereinafter “Companies”).

•

Represent the funds’ unit holders to ensure compliance with the rules and regulations and the prospectuses, the laws and regulations in force and applicable ethical rules at all meetings of Companies’ management bodies, convened pursuant to all notices of meeting.

•	Consequently, attend such shareholders’ meetings and assemblies, take part in all deliberations and all votes on matters on the agenda, and sign all attendance sheets and minutes.

For the purpose of performing his duties on behalf of AMUNDI PRIVATE EQUITY FUNDS, the Agent is granted the power to issue and sign all memoranda and correspondence in connection with his duties.

The Agent shall not have the power to sub-delegate the “R” and “A” powers described above.

This delegation of powers shall take effect on January 4, 2010. This delegation of powers may be withdrawn at any time, effective immediately. Such withdrawal shall be confirmed by written notice to the Agent.

The validity of this delegation of powers is inseverable from the position that the Agent holds on this date, and shall be cancelled automatically in the event of a change in the Agent’s position or of a change in the company’s organization that significantly modifies the duties of said position.

The Agent undertakes to exercise the powers granted to him in compliance with the AMUNDI group’s governance rules, investment policy and risks policy.

Investment Agreement - Sequans (E round 2010)

Exhibit B

Capitalization Table

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CAPITALIZATION TABLE (BEFORE THE CAPITAL INCREASE)

(*) Note : As regards the number of shares on a fully diluted basis as mentioned above (i.e. 58,056,478), please note that 262,000 Warrants/BCE/SO already granted are about to expire and shall be replaced by a new pool of 262,000 Warrants/BCE/SO (pursuant to an authorization of the EGM held on 30 June 2010) intended to be granted to the holders of the aforesaid existing Warrants/BCE/SO, subject to their effective expiration.

(*) Note : As regards the number of shares on a fully diluted basis as mentioned above (i.e. 61,514,870), please note that 262,000 Warrants/BCE/SO already granted are about to expire and shall be replaced by a new pool of 262,000 Warrants/BCE/SO (pursuant to an authorization of the EGM held on 30 June 2010) intended to be granted to the holders of the aforesaid existing Warrants/BCE/SO, subject to their effective expiration.

Investment Agreement - Sequans (E round 2010)

Exhibit 1.1

Resolutions to be submitted to the Extraordinary Shareholders meeting

(including the ratchet warrants issuance agreement (Contrat d’émission des BSA 01-2008))

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Translation for information purposes only

SEQUANS COMMUNICATIONS

A French société anonyme (corporation) with stated capital of €475,712.78

Principal Office: 19 Le Parvis de La Défense – Citicenter – 92800 Puteaux

Nanterre Trade and Companies Register no. 450 249 677

DRAFT RESOLUTIONS TO BE SUBMITTED TO THE EXTRAORDINARY GENERAL SHAREHOLDERS’ MEETING TO BE HELD ON JULY 16, 2010

FIRST RESOLUTION

AMENDMENT TO THE FEATURES OF THE CONVERTIBLE BONDS (“BC”) ISSUED PURSUANT TO THE BOND ISSUE SUBSCRIBED THROUGH NATIXIS

The general shareholders’ meeting, voting in compliance with the quorum and majority requirements for extraordinary general shareholders’ meetings:

After having become familiar with the Board of Directors’ report and the approval of the terms of this resolution by Natixis, in its capacity as bondholder and the sole holder of the convertible bonds (hereinafter “CB”);

Resolves that the CB features (“CB Features”) set forth in Schedule A to the first resolution adopted by a decision of the extraordinary general shareholders’ meeting held on January 25, 2008 shall be amended as described below:

•	Amendment of Section I.2 entitled “Duration/Effective Date”

Henceforth, the third paragraph shall read as follows:

“The first tranche CBs shall be subscribed for a period that expires on June 30, 2011 (hereinafter “Expiration Date”).”

All other provisions of Section I.2 remain unchanged.

•	Amendment of Section I.3 entitled “Interest”

The provisions of Section 3.1 are replaced as follows:

“As of July 1, 2010 (inclusive) and until the Expiration Date (inclusive), the CBs shall produce interest at the three-month Euribor rate posted by Bloomberg, plus 525 base points.

As an exception to the foregoing, for the period between the date of the Initial Listing (excluded) (as that term is defined in Section II. 1 below) and the Expiration Date (inclusive), the CBs issued shall produce interest at the three-month Euribor rate posted by Bloomberg, plus 250 base points.”

Section 3.2 and its two paragraphs are deleted.

The last paragraph of Section I.3 remains unchanged.

•	Amendment of Section II.1 entitled “Repayment on the Expiration Date”

The repayment premium is eliminated and, therefore, the language of this section is replaced as follows:

“Subject to the early repayment and conversion situations described in paragraphs 2 and 3 below, the CBs shall be repaid in full (principal and interest) on the Expiration Date, or on the first business day thereafter if the Expiration Date is not a business day, without any additional repayment premium, including if the Company’s shares are not listed for the first time on a Regulated Market (hereinafter “Initial Listing”) before the Expiration Date.”

•	Amendment of Section II.2.1 entitled “Early repayment at the Company’s initiative”

The formula “P = 0.06 x M x X/N” is replaced by “P = 0.05 x M x X/N”.

All other provisions of Section II.2.1 remain unchanged.

•	Amendment of Section II.2.2 entitled “Early repayment at the bondholders’ initiative”

The provisions of Section II.2.2 are replaced as follows:

Each bondholder may request repayment of the principal and interest of all CBs he still holds, plus an early repayment premium in an amount equal to 5% of the par value of the CBs not repaid or converted before the Expiration Date, if the financial information specified below and communicated by the Company to each bondholder within 30 days following the end of each calendar quarter until the Expiration Date shows that:

•	The Company’s Net Cash Position on any Interest Payment Date has fallen to less than 30% of Financial Liabilities and of the par value of the CBs issued.

Net Cash Position is defined, on a corporate basis (or on a consolidated basis if the Company prepares consolidated financial statements), as the sum of the Company’s cash and marketable securities it holds, less Financial Liabilities (bond issues and/or bank loans, except the CBs that are the subject of this contract), and less “Other Liabilities” (as reported on line EA of CERFA form no. 2051.

Financial Liabilities are defined, on a corporate basis (or on a consolidated basis if the Company prepares consolidated financial statements), as (i) the sum of bond issues (except the CBs that are the subject of this contract and the bonds

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convertible into shares (“OCA E”) that may be issued for a maximum par value of €5,185,000 before May 2008), short-, medium- and long-term loans obtained from banks and financial institutions (including discounted instruments not yet matured, assignments of “Dailly Act” receivables, factoring and, if applicable, vendor loans), excluding ANVAR conditional loans and financial interest incurred, (ii) increased by the principal amount of equipment or property finance leases and operating leases (excluding equipment or property finance leases and operating leases in existence on the signature date of the CB Issuance Contract between the Company and Natixis).

•	EBITDA of the Company’s WiMax Division on any Interest Payment Date is positive.

Wimax Division EBITDA is defined as the consolidated operating income (loss) allocated to the WiMax business without taking into account expenses, impairment or depreciation.

The information listed above shall be prepared in accordance with the accounting rules, principles and methods ordinarily applicable in France as of January 1, 2010 for the preparation of corporate financial statements or, if applicable, the consolidated financial statements of a French industrial or commercial company.

These percentages and financial figures shall be calculated on the basis of corporate financial statements (or on the basis of consolidated financial statements if the Company prepares consolidated financial statements for the Company).

The bondholder shall give notice to the Company of its request for early repayment of the CBs when the bondholder observes that the percentage referred to above has not been met. The Company shall repay the CBs to the bondholder within a period of ten (10) days from such notice.”

•	Amendment of Section II.2.3 entitled “Automatic repayment”

The last paragraph of this section, as reproduced below, shall be deleted:

“In the event of a proposed Sale of the Company, the Company shall make all commercially reasonable efforts to appoint Natixis or one of its Subsidiaries as a consultant in connection with said Sale.”

Consequently, resolves to adopt the version thus amended of the CB Features, as they appear in Schedule A to these resolutions, and states that they shall apply as of June 30, 2010.

SECOND RÉSOLUTION

INCREASE IN THE COMPANY’S STATED CAPITAL BY A NOMINAL AMOUNT OF €34,584.98 BY ISSUING 3,458,498 CLASS E PREFERRED SHARES, TO EACH OF WHICH A SHARE SUBSCRIPTION WARRANT FOR CLASS E PREFERRED SHARES (“ABSA”) IS ATTACHED – ESTABLISHING THE CONDITIONS FOR ISSUING THE ABSAS AND THE SUBSCRIPTION PRICE THEREOF – ESTABLISHING THE CONDITIONS FOR EXERCISING THE CLASS E SHARE SUBSCRIPTION WARRANTS (“BSA01-2008”)AND ADOPTING AN ISSUANCE CONTRACT – DELEGATION OF POWERS TO THE BOARD OF DIRECTORS

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The general shareholders’ meeting, voting in compliance with the quorum and majority requirements for extraordinary general shareholders’ meetings,

after having heard the reading of (i) the Company’s Board of Director’s report and (ii) the Company’s corporate auditors’ report,

After having familiarized itself with the authorization of the provisions of this resolution granted by the special meetings of the holders of class A preferred shares, the holders of class B preferred shares, the holders of class C preferred shares (also acting in their capacity as holders of the BSA01-2005 attached thereto), the holders of class D preferred shares (also acting in their capacity as holders of the BSA06-2006 attached thereto) and the holders of class E preferred shares (also acting in their capacity as holders of the BSA01-2008 attached thereto);

It being pointed out that the authorization of the holders of other securities that confer equity rights and of stock options is not required, in accordance with the relevant Issuance Contracts;

Noting that the stated capital is paid in full;

Subject to the condition precedent that the THIRD, FOURTH and FIFTH resolutions below be adopted;

Resolves to increase the Company’s stated capital by a total nominal amount of €34,584.98, thereby increasing it from €475,712.78 to €510,297.76, by issuing 3,458,498 class E preferred shares, to each of which is attached a share subscription warrant for class E preferred shares(“ABSA”), the features of which are set forth below, with a par value of €0.01 each.

Resolves that the ABSAs shall be subscribed for a unit price of €2.024 per ABSA, including an issue premium of €2.014 per ABSA, representing total proceeds for the Company of €6,999,999.98, including the issue premium, and that at the time of their subscription the par value and issue premium thereof shall be paid in full, in cash or by a setoff against claims held against the Company, in accordance with the requirements prescribed by law, and resolves that, because the unit price of the ABSAs is expressed in thousandths of a euro, each subscriber shall in any event round the amount of his subscription up to the next highest euro cent.

Resolves that the amount of the issue premium paid by the subscribers shall be posted to a special reserve account entitled “Issue Premiums”, to which all existing and new shareholders shall have rights, in accordance with the requirements prescribed by law and the bylaws.

Resolves that subscriptions will be accepted from the conclusion of this shareholders’ meeting until July 23, 2010, inclusive, at the Company’s principal office. If necessary, the Board of Directors shall be entitled to extend the subscription period until July 28, 2010, inclusive. The funds received as payments shall be deposited, within the time periods prescribed by law, with BNP Paribas, La Défense Entreprise branch, Bank Code: 30004, Agency: 00295, Account: 01328122936 – Key: 88.

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Resolves that the new shares shall acquire rights as of the date they are issued and shall be subject to the provisions of the articles of incorporation and bylaws specifically applicable to class E preferred shares, the specific rights of which are listed below:

(i)	Conversion rights of class A, B, C, D and E preferred shares

(a)	Each holder of one or more class A, B, C, D and/or E preferred shares is entitled to request, at any time, that his class A, B, C, D and/or E preferred shares be converted into ordinary shares of the Company.

Class B preferred shares shall be converted into ordinary shares on the basis of one (1) ordinary share in the Company for one (1) class B preferred share, provided that in the event the par value of the ordinary shares and/of the preferred shares of the same category is changed and the par values thereof are no longer the same, the conversion ratio shall be adjusted to take this difference in par value into account.

The same conversion rule shall apply mutatis mutandis to class A, C, D and E preferred shares.

Conversion requests may be made at any time in a letter or notice that is sent by certified mail or with acknowledgment of receipt or that is hand delivered. Conversion requests shall be irreversible and irrevocable.

The conversion of class A, B, C, D and/or E preferred shares into ordinary shares shall have the effect of making them identical in all respects to ordinary shares.

(b)	Class A, B, C, D and/or E preferred shares shall be automatically and immediately converted into ordinary shares of the Company before the initial listing of the Company’s shares on a regulated market in the European Union or on the NASDAQ National Market or the New York Stock Exchange in the United States of America (hereinafter “Listing”). The conversion shall occur automatically when the Company’s shares are actually admitted to trade on the regulated market, one moment before the shares are actually admitted to trade.

(c)	Class A, B, C, D and/or E preferred shares may also be converted into ordinary shares pursuant to a decision adopted by an extraordinary general shareholders’ meeting. In such case, the conversion shall be effective only if it has been authorized by a special meeting of the shareholders of each of the relevant classes A, B, C, D and/or E, in accordance with the requirements of Article L. 225-99 of the French Commercial Code (Code de Commerce), and by a two-thirds majority.

At any time during the fiscal year in progress and no later than at its first meeting following the end of the fiscal year, the Board of Directors shall certify, if applicable, the number and par value of shares issued pursuant to the conversion of class A, B, C, D and/or E preferred shares and shall make the necessary amendments to the provisions of the articles of incorporation and bylaws concerning the amount of stated capital and the number and types of shares that constitute the stated capital.

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In the event that all class A, B, C, D and E preferred shares are converted into ordinary shares, and if at such time there are no other classes of shares, all shares issued by the Company shall be of the same class, and all references to classes of shares shall be automatically deleted from the articles of incorporation and bylaws. In all cases where the Company redeems its shares and such redemption is not prompted by losses, each shareholder shall be free to accept or refuse the offer to redeem his shares.

(ii)	Adoption of certain decisions subject to the prior approval, by a two-thirds majority, of the special meetings of the holders of A, B, C, D and/or E preferred shares

None of the decisions listed below may be adopted by a general meeting of the Company’s shareholders if it has not received the prior approval, by a two-thirds majority, of the special meetings of the holders of A, B, C, D and/or E preferred shares, as applicable, to the extent that such decisions concern such class(es) and affect the rights pertaining thereto:

(a)	An amendment to the rights of the relevant class of preferred shares;

(b)	An increase or decrease in the number of preferred shares in a particular class that has been issued or that an extraordinary general shareholders’ meeting has authorized to be issued; conversion of the Company’s shares into preferred shares of a particular class; conversion of preferred shares of a particular class into ordinary shares; redemption by the Company of all or part of the preferred shares in a particular class for the purpose of cancelling them or otherwise, without prejudice to the right of any shareholder to refuse redemption of his shares if the redemption is not prompted by losses.

(iii)	Specific financial rights

In the event the Company is sold, is a party to a merger or is liquidated, the shareholders agree to a specific division of the total consideration to which they are entitled pursuant to such transaction, in accordance with the terms and conditions and procedures set forth in Appendix 1 to the articles of incorporation and bylaws, a draft of which has been submitted to this shareholders’ meeting for approval.

Resolves that each new share shall carry a share subscription warrant for class E preferred shares (hereinafter “BSA01-2008”), whose purpose is to protect holders against dilution of the value of their interest in the event that future issues of shares, equity securities or securities that confer equity rights in the Company are carried out for a price per share lower than the subscription price for the ABSAs, i.e., €2.024 (including the issue premium), said BSA01-2008 conferring the right to subscribe for a determinable number of new class E preferred shares, in accordance with the terms and conditions set forth in the BSA01-2008 Issuance Contract which is appended to these resolutions as Appendix B, and adopts all provisions of said Issuance Contract, which specifies inter alia that the period for exercising the BSA01-2008 shall expire on July 16, 2011.

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Resolves, in consequence of the foregoing and to the extent necessary, that the issuance of class E preferred shares and the capital increases resulting from the exercise of the 3,458,498 BSA01-2008 attached to the ABSAs issued pursuant to this resolution, i.e., a maximum number of 696,541,497 class E preferred shares (each BSA01-2008 conferring the right to subscribe for a maximum number of 201.4 class E preferred shares), shall represent a capital increase of a total maximum amount of €6,965,414.97, subject to adjustments made, if necessary, pursuant to provisions concerning the protection of the holders of the subscription warrants.

Acknowledges and confirms, to the extent necessary, that in accordance with Article L. 225-132 of the French Commercial Code, the decision of this shareholders’ meeting to issue the BSA01-2008 constitutes an automatic waiver, in favor of the holders of the subscription warrants, by the shareholders, of their preemptive subscription right to the new shares that may be subscribed by exercising and presenting said warrants. Said waiver shall accrue in favor of the holders of the warrants on the date they are exercised.

In consequence of the foregoing, the shareholders’ meeting delegates to the Board of Directors all powers to carry out the increase of stated capital resulting from the exercise of the share subscription warrants, and in particular to:

•

If applicable, certify, at any time or at the first Board of Directors’ meeting following the end of each fiscal year, the number and par value of shares subscribed by the holders of share subscription warrants and the corresponding capital increases;

•	Make the necessary amendments to the Company’s bylaws; and

•

Take in due course all measures that may be necessary to preserve the rights of the holders of share subscription warrants in the cases prescribed by law and in accordance with the requirements of the Issuance Contracts. However, during the entire period of validity of the BSA01-2008, the Company shall be entitled to (i) change its legal form or corporate purposes without obtaining the prior authorization of the BSA01-2008 holders, and (ii) amend the rules for distributing profits, write off its share capital or create preferred shares, subject to be authorized to do so under the conditions of Article L. 228-103 of the French Commercial Code and provided that the Company accordingly take the measures necessary to maintain the rights of the Holders, in compliance with applicable legal and/or regulatory provisions.

Resolves that the holders of the subscription warrants shall have the protections afforded by the statutes and regulations to holders of share subscription warrants, in accordance with the requirements prescribed for this category of securities conferring equity rights, and as set forth in the BSA01-2008 Issuance Contract.

Resolves, in accordance with Article R.224-2 of the French Commercial Code, and subject to the condition precedent that the SECOND to FOURTH resolutions below are adopted, to amend the last paragraph of Article 7.2 of the Company’s articles of incorporation and bylaws concerning the identity of the beneficiaries and the type of special benefits conferred, as follows:

“The holders of class E shares, originally subscribed by Gateway Net Trading PTE Limited, FCPR Fonds de Co-Investissement Direct, Swisscom AG, Hantech International Venture

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Capital Corporation, Cap Décisif S.A.S., FCPR T-Source, FCPI CAAM INNOVATION 6, FCPI CAAM INNOVATION 9, FCPI CAAM ISF INVESTISSEMENT 1, Unitech Holdings International Co., Ltd., FCPI SOGE INNOVATION 7, FCPI GEN-I, FCPI SOGE Innovation Evolution 3, FCPI GEN-I and FCPR Serena I, are the beneficiaries of special benefits resulting from the issue in their favor (i)of 7,041,009 class E preferred shares, to which are attached the special rights provided for in these articles of incorporation and bylaws, and (ii) the share subscription warrants (BSA01-2008) attached to these class E preferred shares.”

Based on the foregoing, the general shareholders’ meeting delegates to the Board of Directors inter alia all powers to:

•	Receive the subscriptions for the new ABSAs and, if applicable, for the new class E preferred shares issued pursuant to the exercise of the BSA01-2008, and the payments in connection therewith;
•	Extend, if necessary, the subscription period until July 28, 2010;
•

Obtain the certificates (and, in particular, in the case of subscriptions paid by a setoff against claims, the corporate auditor’s report that replaces such certificate) certifying payment and the completion of the capital increase;

•	Certify definitive completion of the capital increase;
•	Withdraw the funds after completion of the capital increase;
•	Carry out, directly or through an agent, all acts and formalities required to complete the capital increase decided pursuant to the provisions of this resolution;
•	In general, take all measures and carry out all formalities necessary for this issuance.

THIRD RESOLUTION

Elimination of the shareholders’ preemptive subscription rights in favor of FCPI SOGE INNOVATION 7, FCPI SOGE Innovation Evolution 3, FCPI GEN-I and FCPI GEN-I 2

The general shareholders’ meeting, voting in compliance with the quorum and majority requirements for extraordinary general shareholders’ meetings,

After having heard the reading of the Board of Director’s report and the corporate auditors’ special report,

Resolves to eliminate the preemptive subscription right granted to shareholders by Article L. 225-132 of the French Commercial Code and to reserve the subscription of 175,888 ABSAs out of the 3,458,498 ABSAs to be issued in connection with the capital increase decided pursuant to the provisions of the SECOND resolution, to the following beneficiaries in the following amounts:

• FCPR SOGE INNOVATION 7, in the amount of: • FCPI SOGE Innovation Evolution, 3 in the amount of: • FCPI GEN-I, in the amount of: • FCPI GEN-I 2, in the amount of:	133,296 ABSAs 22,467 ABSAs 10,998 ABSAs 9,127 ABSAs

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Note: FCPI SOGE INNOVATION 7, FCPI SOGE Innovation Evolution 3, FCPI GEN-I and FCPI GEN-I 2, represented by Amundi Private Equity Funds, don’t take part in the vote.

FOURTH RESOLUTION

ELIMINATION OF THE SHAREHOLDERS’ PREEMPTIVE SUBSCRIPTION RIGHTS IN FAVOR OF FCPR FONDS DE CO-INVESTISSEMENT DIRECT (FCID)

The general shareholders’ meeting, voting in compliance with the quorum and majority requirements for extraordinary general shareholders’ meetings,

After having heard the reading of the Board of Director’s report and the corporate auditors’ special report,

Resolves to eliminate the preemptive subscription right granted to shareholders by Article L. 225-132 of the French Commercial Code and to reserve the subscription of 812,254 ABSAs out of the 3,458,498 ABSAs to be issued in connection with the capital increase decided pursuant to the provisions of the SECOND resolution, to FCPR FONDS DE CO-INVESTISSEMENT DIRECT (FCID), represented by CDC Entreprises.

Note: Fonds de Co-investissement Direct (FCID), represented by CDC Entreprises don’t take part in the vote.

FIFTH RESOLUTION

ELIMINATION OF THE SHAREHOLDERS’ PREEMPTIVE SUBSCRIPTION RIGHTS IN FAVOR OF FCPR SERENA I

The general shareholders’ meeting, voting in compliance with the quorum and majority requirements for extraordinary general shareholders’ meetings,

After having heard the reading of the Board of Director’s report and the corporate auditors’ special report,

Resolves to eliminate the preemptive subscription right granted to shareholders by Article L. 225-132 of the French Commercial Code and to reserve the subscription of 2,470,356 ABSAs out of the 3,458,498 ABSAs to be issued in connection with the capital increase decided pursuant to the provisions of the SECOND resolution, to FCPR Serena I, represented by Serena Capital Company.

SIXTH RESOLUTION

PRINCIPLE OF A CAPITAL INCREASE RESERVED FOR EMPLOYEES

The general shareholders’ meeting, voting in compliance with the quorum and majority requirements for extraordinary general shareholders’ meetings,

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after having heard the reading of (i) the Company’s Board of Director’s report and (ii) the Company’s corporate auditors’ report,

and provided the resolutions above are adopted,

In accordance with the provisions of Article L. 225-129-6 of the French Commercial Code, delegates to the Board of Directors all powers for the purpose of carrying out, solely pursuant to its decisions, on one or more occasions, in accordance with the requirements prescribed by Articles L. 3332-18 to L. 3332-24 of the French Labor Code (Code du Travail), an increase in the Company’s stated capital, for cash, for a maximum amount of €2,000, reserved to the Company’s employees as part of a company savings plan.

This delegation of authority is granted for a period of twenty-six months from this date.

The subscription price of the shares shall be set in accordance with the provisions of Article L. 3332-20 of the French Labor Code.

The extraordinary general shareholders’ meeting confers all powers on the Board of Directors to implement this delegation of authority.

SEVENTH RESOLUTION

MISCELLANEOUS AMENDMENTS TO THE BYLAWS

After hearing the reading of the Board of Directors’ report, the general shareholders’ meeting, voting in compliance with the quorum and majority requirements for extraordinary general shareholders’ meetings:

Resolves to amend Articles 6 and 7 of said bylaws as follows, subject to adoption of the resolutions above, with the exception of the FIRST and SIXTH resolutions:

Article 6 –  Formation of the capital

A last paragraph shall be added, which reads as follows:

“By a resolution dated 16 July 2010, the extraordinary general meeting of shareholders voted to increase the share capital by a nominal amount of €34,584.98 by issuing 3,458,498 category E preferred shares with a par value of €0.01 each, for a price of €2.024 each (including the issue premium), to each of which a stock warrant for category E preferred shares, known as a “BSA01-2008” was attached, representing a subscription for a total amount of €6,999,999.98.”

Article 7-  Share capital

This article 7.1 shall now read as follows:

1 – The share capital is set at the amount of five hundred and ten thousand two hundred ninety seven Euro and seventy six cents (EUR 510,297.76).

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It is divided into fifty one million twenty nine thousand seven hundred and seventy six (51,029,776) shares of a par value of one cent (EUR 0.01), all subscribed in cash and fully paid up.

The shares break down as follows:

•	10,876,623 category A preferred shares (the “A shares”)
•	3,750,000 category B preferred shares (the “B shares”),
•	11,666,667 category C preferred shares (the “C shares”),
•	17,695,477 category D preferred shares (the “D shares”), and
•	7,041,009 category E preferred shares (the “E shares”).”

The last paragraph of article 7.2 shall now read as follows:

“The holders of E shares, originally subscribed by Gateway Net Trading PTE Limited, FCPR Fonds de Co-Investissement Direct, Swisscom AG, Hantech International Venture Capital Corporation, Cap Décisif S.A.S., FCPR T-Source, FCPI CAAM INNOVATION 6, FCPI CAAM INNOVATION 9, FCPI CAAM INVESTISSEMENT 1, Unitech Holdings International Co., Ltd., FCPI SOGE INNOVATION 7, FCPI GEN-I, FCPI SOGE Innovation Evolution 3, FCPI GEN-I 2 and FCPR Serena I, are the beneficiaries of special benefits resulting from the issue in their favour (i) of 7,041,009 category E preferred shares to which are attached the special rights provided for in these by-laws, and (ii) the warrants (BSA01-2008) attached to these category E preferred shares.”

EIGHTH RESOLUTION

The general meeting grants all powers to the bearer of an original, an extract or a copy of these minutes for the purpose of carrying out all publication, filing and other formalities that may be required.

Appendixes to the Resolutions

Appendix A – Amended Bylaws

Appendix B - BSA 01-2008 Issuance Contract

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Investment Agreement - Sequans (E round 2010)

Exhibit 2.1

Deed of Adherence to the Shareholders’ Agreement

(See Exhibit 4.1 to the Registration Statement on Form F-1 of Sequans Communications S.A. filed with the Securities and Exchange Commission on March 22, 2011)

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Investment Agreement - Sequans (E round 2010)

Exhibit 2.2

Existing Deeds of Adherence to the Shareholders’ Agreement

•	Deed of Adherence executed on 16 July 2008:

adherence of UNITECH HOLDINGS INTERNATIONAL CO., LTD.

•	Deed of Adherence executed on 14 October 2009:

adherence of FCPI CAAM INNOVATION 9 and FCPI CAAM INVESTISSEMENT 1

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Investment Agreement - Sequans (E round 2010)

Exhibit 4.1.1

The Companies

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Exhibit 4.1.1

COMPLEMENTARY REPRESENTATIONS RELATED TO THE COMPANY

•	Tax and social risk related to Founder warrants (BCE) and employee stock options (SO)

Cf. Exhibit 4.1.11

Investment Agreement - Sequans (E round 2010)

Exhibit 4.1.3(a)

Company’s By-laws – Sequans Communications Ltd By-laws

Sequans Communications Inc. By-laws - Sequans Communications PTE Ltd By-laws

Sequans Communications Israel Ltd. By-laws

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Translation for information purposes only

SEQUANS COMMUNICATIONS

A société anonyme with capital of € 472,415.29

CitiCenter, 19 Le Parvis de Paris La Défense, 92800 Puteaux, France

BY-LAWS

By-Laws amended on 14 October 2009

Translation for information purposes only

The undersigned:

1)	Mr Georges Karam

Born on 30 October 1961 in El Jdeideh (Lebanon)

Residing at 8, Impasse Wattigines, 75012 Paris

Of French nationality

Married under the community of after-acquired property regime

2)	Mr Bertrand Debray

Born on 10 January 1965 in Tours (37)

Residing at 7, Passage du Gros Murger - 78600 Maisons Laffitte

Of French nationality

Married under the community of after-acquired property regime

3)	Mr Fabien Buda

Born on 21 June 1970 in Lunéville (54)

Residing at 28, Rue Guersant, 75017 Paris

Of French nationality

Married under the separation of property regime

4)	Mr Jérôme Bertorelle

Born on 22 June 1970 in Toulouse (31)

Residing at 4, Rue Bailleul, 75001 Paris

Of French nationality

Single

5)	Mr Laurent Sibony

Born on 12 March 1971 in Dijon (21)

Residing at 8, Rue de la DCA, 78700 Conflans-Sainte-Honorine

Of French nationality

Married under the community of after-acquired property regime

6)	Mr Emmanuel Lemois

Born on 28 April 1971 in Avranches (50)

Residing at 2, Rue de la cavalerie, 75015 Paris

Of French nationality

Married under the community of after-acquired property regime

7)	Mr Ambroise Popper

Born on 29 December 1975 in Paris (75013)

Residing at 1956 Menalto Avenue, Menlo Park CA, 94025, USA

Of French nationality

Married under the community of after-acquired property regime

Drew up, as follows, the by-laws of the société anonyme to exist between them:

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Translation for information purposes only

PART I

FORM - NAME - OBJECT - REGISTERED OFFICE - TERM

Article 1 - Form

There exists between the owners of the shares created below and all those which may be created subsequently, a société anonyme governed by the laws and regulations in force, in particular by part II of Book II of the French Commercial Code as well as by these by-laws.

Article 2 – Name – Acronym – Commercial name

1° - Name

The company name is:

SEQUANS COMMUNICATIONS

In all deeds and documents issued by the company and intended for third parties, the name must be immediately preceded or followed by the words “société anonyme” or the initials S.A. and the amount of the share capital must be stated.

Article 3 – Corporate purpose

The corporate purpose of the company in France and in all countries will be:

•	The study, development and commercialisation of all products and/or services relating to fixed, optical and/or radio-type Communication Networks Systems;

•	Advising and training, by all means and technical media, relating to the aforementioned fields of operations;

•

And generally all industrial, commercial or financial, moveable or real estate transactions which may directly or indirectly relate, in full or in part, to the object specified above, or to any other similar or related object or object liable to favour the fulfilment thereof, all of which both for itself and on behalf of a third party or through direct or indirect participation;

•

The creation of new companies, contributions, partnerships (“commandite”), mergers or absorptions, early subscriptions or purchases of securities or rights, sales or leasing of all or some of its real estate assets and rights or by any other method;

•	Any transactions whatsoever contributing to the fulfilment of this object.

Article 4 – Registered office - Branches

The registered office is set at:

CitiCenter, 19 Le Parvis de Paris La Défense, 92800 Puteaux, France

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It may be transferred to any location in the same département or a bordering département by simple decision of the Board of Directors, subject to ratification of such decision by the following Ordinary General Meeting, and anywhere else in France pursuant to a deliberation of the Extraordinary General Meeting of shareholders.

At the time of a transfer decided upon by the Board of Directors, the latter is authorised to amend the by-laws accordingly.

The Board of Directors has the option of creating branches, factories and agencies anywhere it may deem it worthwhile to do so.

Article 5 - Term – Financial year

The term of the company will be 99 years from its registration in the Registre du Commerce et des Sociétés, except in the cases of extension or early dissolution.

The financial year will start on 1 January and end on the following 31 December.

As an exception, the first financial year will include the period from the registration of the in the Registre du Commerce et des Sociétés until 31 December 2004.

In addition, the deeds completed on its behalf, during the period of incorporation and taken on by the company will relate to this financial year.

PART II

CAPITAL - SHARES

Article 6 - Formation of the capital

All the original shares forming the initial capital of an amount of € 100,000, represent contributions in cash and will be paid up for half of their par value, as results from the certificate of BNP PARIBAS bank, Blanqui branch, located at 101, boulevard Auguste Blanqui, 75013 Paris, depositary of the funds drawn up on 8 September 2003 upon presentation of the list of shareholders, citing the amounts paid by each, certified to be true and genuine.

The total amount paid by the shareholders, i.e. € 50,000, was deposited in account no. 100 369 / 45 of said bank.

The balance of the capital was fully paid up, which paying up was noted in a deliberation of the Board of Directors dated 1 April 2004.

Under a deliberation of the Extraordinary General Meeting dated 8 April 2004, the share capital came to the amount of € 103,725 after a cash contribution of an amount of € 3,725.

Under a deliberation of the Extraordinary General Meeting dated 7 June 2004, the share capital came to the amount of € 137,500 after a cash contribution of an amount of € 33,775.

In a deliberation dated 14 February 2005, the Combined General Meeting of shareholders, it was decided to increase the share capital by a nominal amount of € 116,666.67 by issuing, at the price of € 0.60 each (premium included), of 11,666,667 ordinary (category C) shares of a par value of € 0.01 each, accounting for a subscription of a total amount of € 7,000,000.20, to each of which is attached a warrant for ordinary shares.

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Under a deliberation of the Extraordinary General Meeting of shareholders dated 15 December 2005, it was decided to convert the category B privileged shares and the ordinary category C shares, into category B and C preferred shares.

By a resolution dated 30 June 2006, the Board of Directors certified the issue of 12,500 ordinary shares (known as “category A” shares) for a price of €0.40 each (including the issue premium) pursuant to the subscription of 12,500 stock options issued in accordance with the 2004-1 stock option plan and pursuant to the authorisation granted by the extraordinary general meeting of shareholders held on 10 September 2004. Said issue increased the share capital by a nominal amount of €125, i.e. a subscription for a total amount of €5,000.

By a resolution dated 17 July 2006, the combined general meeting of shareholders voted to increase the share capital by a nominal amount of €139,917.73 by issuing 13,991,773 category D preferred shares with a par value of €0.01 each, for a price of €1.215 each (including the issue premium), to each of which a stock warrant for category D preferred shares, known as a “BSA06-2006” was attached, representing a subscription for a total amount of €17,000,004.20.

By a resolution dated 17 November 2006, the combined general meeting of shareholders voted to increase the share capital by a nominal amount of €24,691.36 by issuing 2,469,136 category D preferred shares with a par value of €0.01 each, for a price of €1.215 each (including the issue premium), to each of which stock warrant for category D preferred shares, known as a “BSA06-2006” was attached, representing a subscription for a total amount of €3,000,000.24.

By a resolution dated 1 December 2006 and pursuant to a delegation of authority granted by the combined general meeting of shareholders on 17 November 2006, the Board of Directors voted to increase the share capital by a nominal amount of €12,345.68 by issuing 1,234,568 category D preferred shares with a par value of €0.01 each, for a price of €1.215 each (including the issue premium), to each of which a stock warrant for category D preferred shares, known as a “BSA06-2006” was attached, representing a subscription for a total amount of €1,500,000.12.

By a resolution dated 31 January 2008, the extraordinary general meeting of shareholders voted to increase the share capital by a nominal amount of €27,272.73 by issuing 2,727,273 category E preferred shares with a par value of €0.01 each, for a price of €2.024 each (including the issue premium), to each of which a stock warrant for category E preferred shares, known as a “BSA01-2008” was attached, representing a subscription for a total amount of €5,520,000.56.

By a decision adopted on 11 June 2008, the Chairman, acting pursuant to a delegation of authority granted by the Board of Directors on 12 January 2006, certified the issue of 2,500 category A preferred shares for a price of €0.60 each (including the issue premium) pursuant to the subscription of 2,500 company founder stock warrants (“BCE”) issued in accordance with the BCE 2006-1 plan and pursuant to the authorisation granted by the extraordinary general meeting of shareholders held on 15 December 2005. Said issue increased the share capital by a nominal amount of €25, i.e. a subscription for a total amount of €1,500.

By a resolution dated 10 July 2008, the extraordinary general meeting of shareholders voted to increase the share capital by a nominal amount of €3,705.54 by issuing, 370,554 category E preferred shares with a par value of €0.01 each, for a price of €2.024 each (including the issue premium), to each of which a stock warrant for category E preferred shares, known as a “BSA01-2008” was attached, representing a subscription for a total amount of €750,001.30.

By a decision adopted on 4 March 2009, the Chairman, acting pursuant to a delegation of authority granted by the Board of Directors by resolutions adopted on 14 September 2004, 9 March 2005, 8 September 2005, 11 May 2006, 9 November 2006 and 20 September 2007, certified the issue of (i) 85,541 category A preferred shares for a price of €0.40 each (including the issue premium) pursuant to the subscription of 45,541 company founder stock warrants (“BCE”) issued in accordance with the BCE 2004-1 plan and 40,000 stock options issued in accordance with the SO 2004-1 plan, pursuant to the authorisation granted by the extraordinary general meeting of shareholders held on 10 September 2004; (ii) 33,333 category A preferred shares for a price of €0.60 each (including the issue premium) pursuant to the subscription of 33,333 company founder stock warrants (“BCE”) issued in accordance with the BCE 2006-1 plan pursuant to the authorisation granted by the extraordinary general meeting

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of shareholders held on 15 December 2005; and (iii) 15,000 category A preferred shares for a price of €1.215 each (including the issue premium) pursuant to the subscription of 15,000 stock options issued in accordance with the SO 2006-4 plan pursuant to the authorisation granted by the extraordinary general meeting of shareholders held on 17 October 2006. Said issues increased the share capital by a nominal amount of €1,338.74, i.e. a total subscription amount of €72,441.20.

By a decision adopted on 23 October 2009, the Chairman, acting pursuant to a delegation of authority granted by the Board of Directors by resolutions adopted on 14 September 2004 and 9 March 2005, certified the issue of 398,000 category A preferred shares for a price of €0.40 each (including the issue premium) pursuant to the subscription of 398,000 company founder stock warrants (“BCE”) issued in accordance with the BCE 2004-1 plan, pursuant to the authorisation granted by the extraordinary general meeting of shareholders held on 10 September 2004. Said issues increased the share capital by a nominal amount of €3,980.00, i.e. a total subscription amount of €159,200.00.

By a resolution dated 14 October 2009, the extraordinary general meeting of shareholders voted to increase the share capital by a nominal amount of €4,846.84 by issuing 484,684 category E preferred shares with a par value of €0.01 each, for a price of €2.024 each (including the issue premium), to each of which a stock warrant for category E preferred shares, known as a “BSA01-2008” was attached, representing a subscription for a total amount of €981,000.41.

Article 7 – Share capital – Special rights – Specific advantages

1 – The share capital is set at the amount of four hundred seventy two thousand five hundred and fifteen Euro and twenty nine cents (EUR 472,415.29).

It is divided into forty seven million two hundred forty one thousand five hundred and twenty nine (47,241,529) shares of a par value of one cent (EUR 0.01), all subscribed in cash and fully paid up.

The shares break down as follows:

•	10,546,874 category A preferred shares (the “A shares”)

•	3,750,000 category B preferred shares (the “B shares”),

•	11,666,667 category C preferred shares (the “C shares”),

•	17,695,477 category D preferred shares (the “D shares”), and

•	3,582,511 category E preferred shares (the “E shares”).

2 – The category A preferred shares were created following a deliberation of the Combined General Meeting of shareholders dated 17 July 2006, pursuant to which it was decided to convert the 10,012,500 ordinary “category A” shares into category A preferred shares. The creation of these preferred shares gave rise to application of the procedure provided for in Article L. 228-15 of the French Commercial Code, and was decided by the meeting on the report of the Board of Directors, the statutory auditor and Mr Jean-Pierre Cordier, specific advantages auditor (commissaire aux avantages particuliers) appointed by order of the President of the Commercial Court of Nanterre.

The category B and C preferred shares were created following a deliberation of the Extraordinary General Meeting of shareholders dated 15 December 2005, pursuant to which it was decided to convert the category B privileged shares and the category C privileged shares, into category B and C preferred shares. The creation of category B and C preferred shares gave rise to the application of the procedure provided for in Article L. 228-15 of the French Commercial Code, and was decided by the meeting on the report of the Board of Directors, the statutory auditor and Mr Alain Abergel, commissaire aux avantages particuliers appointed by order of the President of the Commercial Court of Nanterre.

The category D preferred shares were created following a deliberation of the Combined General Meeting of shareholders dated 17 July 2006. The creation of category D preferred shares gave rise to application of the procedure provided for in Article L. 228-15 of the French Commercial Code, and was decided by the meeting on the report of the Board of Directors, the statutory auditor and Mr Jean-Pierre Cordier, commissaire aux avantages particuliers appointed by order of the President of the Commercial Court of Nanterre.

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The category E preferred shares were created following a deliberation of the Extraordinary General Meeting of shareholders dated 31 January 2008. The creation of category E preferred shares gave rise to application of the procedure provided for in Article L. 228-15 of the French Commercial Code, and was decided by the meeting on the report of the Board of Directors, the statutory auditor and Mr Jean-Pierre Cordier, commissaire aux avantages particuliers appointed by order of the President of the Commercial Court of Nanterre.

The category A, B, C, D and E preferred shares enjoy the special rights described in these By-Laws, especially financial rights to the proceeds of Transfers, Mergers and Liquidation of the Company described in Schedule 1 of these By-Laws, this schedule forming an integral part of these By-Laws.

The holders of A shares, originally subscribed by Messrs. Georges Karam, Bertrand Debray, Fabien Buda, Jérôme Bertorelle, Laurent Sibony, Emmanuel Lemois, Ambroise Popper, Kevin Xu, Evelyne Notton, Paul Barraz, Philippe Sadot, Emmanuel Lemay, Peter Hasting, Elsa Benazzouz, Bernard Aboussouan, Damien Feneyrou, Alexandre Prieur, Gautier Renault, Véronique Devaux, Jean-Marc Clairgironnet, Christopher Malkin, Francis Tran, Nathalie Pereira, Eric Poulbère, Fabrizio Zovi, Joël Demarty, Cédrik Koch and Stéphane Cattet are the beneficiaries of special benefits resulting from the holding of 10,546,874 category A preferred shares to which are attached the special rights provided for in these by-laws.

The holders of B shares, originally subscribed by Cap Décisif S.A.S. and FCPR T-Source, are the beneficiaries of special benefits resulting from the holding of 3,750,000 category B preferred shares to which are attached the special rights provided for in these by-laws.

The holders of C shares, originally subscribed by Add One L.P., Add One GmbH K.G. & Co., Vision Capital III, L.P., FCPI SOGE INNOVATION 7, Cap Décisif S.A.S., and FCPR T-Source are the beneficiaries of specific advantages resulting from the holding of (i) 11,666,667 category C preferred shares to which are attached the special rights provided for in these by-laws, and (ii) the warrants (BSA01-2005) attached to these category C preferred shares.

The holders of D shares, originally subscribed by Kennet II L.P., King Street Partners L.P., Add One L.P., Add One GmbH K.G. & Co., Vision Capital III, L.P., FCPI SOGE INNOVATION 7, FCPI GEN-I, FCPI SOGE Innovation Evolution 3 et FCPI GEN-I 2, Cap Décisif S.A.S., FCPR T-Source, FCPI CAAM Innovation 6, Motorola Inc. and Alcatel Participations, are the beneficiaries of special benefits resulting from the issue in their favour (i) of 17,695,477 category D preferred shares to which are attached the special rights provided for in these by-laws, and (ii) the warrants (BSA06-2006) attached to these category D preferred shares.

The holders of E shares, originally subscribed by Gateway Net Trading PTE Limited, FCPR Fonds de Co-Investissement Direct, Swisscom AG, Hantech International Venture Capital Corporation, Cap Décisif S.A.S., FCPR T-Source, FCPI CAAM INNOVATION 6, FCPI CAAM INNOVATION 9, FCPI CAAM INVESTISSEMENT 1, Unitech Holdings International Co., Ltd., FCPI SOGE INNOVATION 7, FCPI GEN-I, FCPI SOGE Innovation Evolution 3, FCPI GEN-I 2 are the beneficiaries of special benefits resulting from the issue in their favour (i) of 3,582,511 category E preferred shares to which are attached the special rights provided for in these by-laws, and (ii) the warrants (BSA01-2008) attached to these category E preferred shares.

3 - European Venture Partners II Leveraged Venture Leasing Company Limited (EVP II), is the beneficiary of special benefits resulting, subject to the prior fulfilment of defined conditions, from the allotment of a preferred subscription right from all or some of the 165,000 BSAevp each giving the right to the subscription of a new category C preferred share (ABSAevp) to which is attached a warrant (BSAevp ratchet) itself allowing, as the case may be, the subscription of a number of category C preferred shares.

Kennet II L.P., King Street Partners L.P., Add One L.P., Add One GmbH & Co. KG, Vision Capital III L.P., Gateway Net Trading PTE Limited, Swisscom AG, Unitech Holdings International Co., Ltd., Alcatel-Lucent Participations and Motorola Inc. are beneficiaries of special benefits resulting from the granting of a pre-emptive right to subscribe for all or some of 4,125,000 convertible bonds (“OC E”),

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each of which may be converted into one new category E preferred share, to which shall be attached, if applicable, a stock warrant (“ BSA01-2008”).

Article 8 – Increase in capital

The share capital is increased using all methods and in accordance with all terms and conditions provided for by law. The Extraordinary General Meeting, on the report of the Board of Directors, alone has the power to decide to make an increase in capital.

In proportion to the amounts of their shares, the shareholders have a preferred subscription right to the shares for cash issued to carry out an increase in capital. The shareholders may individually waive their preferred rights.

The right to allotment of new shares to shareholders, following the incorporation of reserves, profits or premiums into the capital, belongs to the bare owner, subject to the rights of the beneficial owner.

To represent increases in capital, preferred shares can be created enjoying special rights in relation to all other shares, subject to legal provisions regulating voting rights.

In the event of incorporation of reserves, profits or premiums, the Extraordinary General Meeting will rule under the quorum and majority conditions set out for Ordinary General Meetings.

In the event of an increase in capital by incorporation of reserves or the allotment of free shares, the shares allotted pursuant to rights attached to the shares of a given category will be shares of the same category.

In the event of an increase in capital in cash with preferred subscription rights, the shares subscribed upon exercise of the preferred subscription right attached to the shares of a given category will be shares of the same category. In other cases of an increase in capital, the general meeting deciding on the increase in capital will rule on the category of shares issued in remuneration of the increase in capital.

Article 9 – Paying up of shares

Shares subscribed for cash must on a mandatory basis be paid up for at least one-fourth of their par value at their subscription and, as the case may be, the full amount of the premium.

The paying up of the balance must take place in one or more instalments on a decision of the Board of Directors within a period of five years from the day on which the increase in capital became final.

Calls for funds are brought to the attention of subscribers by registered letter with return receipt requested sent at least fifteen days prior to date set for each payment. Payments are made, either to the registered office, or to any other location indicated for this purpose.

Any delay in payment of the amounts owed on the amount not paid up of the shares will entail, automatically, as of right and with no formality whatsoever being required, payment of interest at the legal rate, from the payment date, without prejudice to the personal action which the company may exercise against the defaulting shareholder and to the enforcement measures provided for by law.

Article 10 - Reduction – Writing down of the share capital

Reductions in capital are authorised or decided on by the Extraordinary General Meeting which may delegate all powers to the Board of Directors to complete it. In no case may it jeopardise shareholder equality.

Reductions in capital will take place either by reduction of the par value of the shares, or by reduction of the number of shares, in which case the shareholders are bound to transfer or purchase the

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securities which they have in excess or which they require to enable the exchange of old shares for new shares.

In the event of a reduction in capital, whether or not reasoned by losses, the reduction of the nominal value of the shares or the elimination of shares will take place under the same conditions for all the shares, regardless of their category, subject to the provisions of section 2.3 of Schedule 1 of these By-Laws.

The reduction in the share capital to an amount less than the legal minimum may only be decided under the condition precedent of an increase in capital intended to bring it to an amount at least equal to this minimum amount, without transformation of the company into another form of company.

In the event that these provisions are not complied with, any interested party may petition the courts for the company’s dissolution. However, the court may not order such dissolution, if on the day of its ruling on the merits, the situation has been rectified.

The capital may be written down pursuant to the provisions of the law.

Article 11 – Share form

The shares are on a mandatory basis in registered form. They give rise to registration in individual accounts under the conditions and in accordance with the terms provided for by the applicable legal and regulatory provisions. These individual accounts may at the shareholder’s choice be pure registered accounts or managed registered accounts.

Article 12 – Share indivisibility

Shares are indivisible with respect to the company. Co-owners of shares are represented at General Meetings by one of them or by a joint agent of their choice. Failing their agreement on the choice of an agent, the latter is appointed by Order of the President of the Commercial Court ruling in interim proceedings at the request of the co-owner who is in the greatest hardship.

The voting right attached to the share belongs to the beneficial owner in Ordinary General Meetings and to the bare owner in Extraordinary General Meetings. However, shareholders may agree amongst themselves on any other distribution thereof for the exercise of voting rights in General Meetings.

In this case, they must inform the company of their agreement by registered letter sent to the registered office; the company is bound to comply with this agreement for any General Meeting which may take place after expiry of a period of one month following the sending of the registered letter, the date stamp of the postal services being authoritative.

The shareholder’s right to receive company documents or to consult them may also be exercised by each co-owner of co-owner shares, by the beneficial owner and the bare owner of shares.

Article 13 – Transfer and transmission of shares

1 – Share ownership results from their registration in individual accounts in the name of the bearer(s) on the register maintained for this purpose at the registered office.

Shares are transferred, with respect to third parties and the company, through registration in the company register of an account-to-account transfer order signed by the transferor or his agent.

Shares are also transmitted, free of charge, or following a death, by means of an account-to-account transfer order listed on the share transfer register with proof that the change of ownership took place under lawful conditions.

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In the event of transfer of category A, B, C, D and E preferred shares to a shareholder or third party, the shares which are the subject of the transfer, will not change category and will keep the rights relating thereto, which will therefore benefit the successive bearers of said shares, subject to waiver or in the cases of modification or elimination provided for by the By-Laws and by law.

2 – Shares are only negotiable after registration of the company in the Registre du Commerce et des Sociétés.

In the event of an increase in capital, shares are negotiable from final completion thereof.

Article 14 – Rights and obligations attached to the shares

1 – Each share gives the right, in the profits and corporate assets, to a proportional share in the amount of capital which it represents, subject to the special rights attached to the A, B, C, D and E Shares, and in particular to the financial rights to the proceeds form Transfers, Mergers and Liquidation of the Company described in Schedule 1 of these By-Laws.

Each share, regardless of its category, gives the right to a vote and to representation at General Meetings, under the conditions set by the Law and the by-laws.

All shareholders have the right to be informed on the running of the company and to receive some corporate documents at the times and under the conditions provided for by the Law and the by-laws.

2 – Shareholders only bear losses for up to the amounts of their contributions.

Subject to legal provisions and those of the by-laws, no majority can impose an increase in their commitments on shareholders.

The rights and obligations attached to shares, including the special rights attached to A, B, C, D and E Shares depending on the case, follow the security regardless of its bearer.

Ownership of a share automatically entails adhesion to the decisions of the General Meeting and to these by-laws. Transfers include all due and unpaid dividends and those to fall due, and possibly the share in the reserve funds, unless other provisions were set out of which the company was notified.

The heirs, creditors, beneficiaries and other representatives of a shareholder may not, under any pretext whatsoever, request that seals be placed on the assets and documents of the company, request the partition or sale by auction of these assets, or interfere in the management of the company. To exercise their rights, they must refer to the corporate inventories and to the decisions of the General Meeting.

3 – Whenever it is necessary to own a certain number of shares to exercise a given right, in the event of exchange, grouping or allotment of shares, or at the time of an increase or reduction in capital, merger or any other transaction, shareholders owning a number of shares less than that required, may only exercise these rights under the condition that they make it their personal responsibility to obtain the required number of shares.

In the event, either of exchanges of shares following a merger or spin-off transaction, reduction in capital, grouping or division, either of distributions of shares allotted to the reserves or relating to a reduction in capital, or of distributions or allotments of free shares, the board of directors may sell the shares whose beneficiaries did not request delivery thereof under the terms and conditions set by applicable regulations.

4 - Conversion of category A, B, C, D and/or E preferred shares:

(a)

Each bearer of one or more category A, B, C, D and/or E preferred shares has the right to request at any time that its category A, B, C, D and/or E preferred shares be converted into ordinary shares of the Company.

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The conversion of category B preferred shares into ordinary shares will take place: one (1) ordinary share in the Company for one (1) category B preferred share, subject to cases in which the par value of ordinary shares and/or a category of preferred shares has been changed and is not the same, in which case the conversion parity would be adjusted to take account of this difference in par value.

The same conversion rule will apply, mutatis mutandis, to category A, C, D and E preferred shares.

Conversion requests must be sent by post or registered letter or with return receipt requested or hand delivered, at any time. This conversion request is irreversible and irrevocable.

The conversion of category A, B, C, D and/or E preferred shares into ordinary shares will have the effect of making it so they can be fully assimilated to ordinary shares.

(b)

The conversion of category A, B, C, D and/or E preferred shares into ordinary shares of the Company will take place automatically immediately before the first quotation of the shares of the Company on a regulated market of the European Union or on the Nasdaq National Market or the New York Stock Exchange of the United States of America (hereinafter referred to as a “Listing”). The conversion will take place automatically at the time of the effective admission of the shares in the Company to trading on the relevant market, with effect from just prior to this admission.

(c)

The conversion of category A, B, C, D and/or E preferred shares into ordinary shares may also result from a decision of the Extraordinary General Meeting of shareholders, it being specified that in this case, the conversion can only be effective if it was authorised by the special meeting of preferred shareholders of each relevant category A, B, C, D and/or E, under the conditions of Article L. 225-99 of the French Commercial Code and by a two-thirds majority.

At any time during the current financial year and at the latest at the time of the first meeting following the close thereof, the Board of Directors will note, if any, the number and nominal amount of the shares arising from the conversion of category A, B, C, D and/or E preferred shares and will make the necessary amendments to the clauses of the By-Laws relating to the amount of the share capital and to the number and nature of the securities composing it.

In the event that all the category A, B, C, D and E preferred shares are converted into ordinary shares, and that at such time there exist no other share categories, all the shares issued by the Company will be of the same category and the reference to share categories will automatically be deleted in the By-Laws.

PART III

MANAGEMENT- AUDITING OF THE COMPANY

Article 15 – Board of Directors

1 - Composition

The Company is managed by a board of directors made up of a maximum of five (5) members, one of which being appointed from among the candidates presented by the category A preferred shareholders.

Directors are appointed or renewed in their duties by the Ordinary General Meeting of shareholders which may dismiss them at any time.

However, in the event of merger or spin-off, the appointment of directors may be made by the Extraordinary General Meeting ruling on the transaction.

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Directors may be individuals or corporate entities. Corporate entity directors are bound, at the time of their appointment, to designate a permanent representative subject to the same conditions and obligations and incurring the same civil and criminal liability as if he were director in his own name, without prejudice to the joint and several liability of the corporate entity he represents. This permanent representation mandate is given to him for the term of that of the corporate entity he represents; it must be renewed at each renewal of the mandate thereof.

Where the corporate entity dismisses its representative, it is bound to notify the company of this dismissal immediately by registered letter and to designate, under the same terms and conditions, a new permanent representative; the same applies in the event of death or resignation of the permanent representative.

An individual director cannot simultaneously sit on more than five Boards of directors or Supervisory Boards of Sociétés Anonymes with their registered offices in metropolitan France, barring exceptions provided for by Law.

Any individual director who, when he accepts a new mandate, is found to be in breach of the provisions of the previous paragraph, must, within three months of his appointment, resign from one of his mandates. Failing such, he is deemed, at expiry of this three-month period, to have resigned from his new mandate.

An employee of the company may only be appointed as a director if his employment contract corresponds to an actual job. The number of directors linked to the company by an employment contract may not exceed one third of the serving directors.

2 – Age limit – Term of duties

No one may be appointed director if, being older than seventy, his appointment has the effect of bringing the number of directors older than seventy to more than one third of the members of the Board.

The number of directors older than seventy may not exceed one third of the members of the Board of Directors. If this limit is reached, the oldest director is deemed to have resigned.

The term of duties of directors is two years; it expires following the Meeting ruling on the accounts of the past financial year and held in the year during which their mandates expire.

Directors are always eligible for renewal.

3 - Vacancy – Co-optation

In the event of a vacancy by death or resignation of one or more seats on the board, the Board of Directors may, between two General Meetings, make temporary appointments.

However, if only one or two serving directors remain, he or they, or failing such the Statutory Auditor(s), must immediately convene the Ordinary General Meeting of shareholders for the purpose of making the required appointments to the Board.

Temporary appointments made by the Board of Directors are subject to ratification by the next Ordinary General Meeting. Failing ratification, the deliberations taken and acts carried out previously by the Board will remain no less valid.

Directors appointed to replace other directors will only serve for the time remaining to run of his predecessor’s mandate.

4 – Observer

The board of directors may appoint, by a two-thirds majority of its members, one or more observers chosen, which need not be chosen from among the shareholders of the Company.

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The term of duties of the observers is two years; it expires following the Meeting ruling on the accounts of the past financial year and held in the year during which their mandates expire. They are eligible for renewal.

Observers may be dismissed by the Board of Directors at any time. Dismissal need not be reasoned and gives the right to no compensation.

Observers have the right to attend all meetings of the board or directors, to be convened thereto according to the same rules as those set out for directors, and to receive, prior to each meeting, all documents and information provided to the directors.

Observers may in no event take part in the voting on the deliberations of the board of directors.

5 – Confidentiality

Directors and observers have a strict confidentiality obligation regarding all information concerning the Company of which they had knowledge in the context of their duties and which were the subject of no public disclosure by the Company or its managers.

As an exception to the foregoing, directors and observers may disclose this information:

•	with the prior authorisation of the Company, or

•	as required by laws and regulations, or

•

to their own managers, directors or employees or to their professional advisors or statutory auditors, insofar as necessary to enable a director or an observer to fulfil its obligations or to claim its rights concerning the Company, and provided that the managers, directors, employees and professional advisors referred to above are subject to a similar confidentiality obligation, which the relevant director or observer must ensure. It is specified that where the director or observer has been appointed in consideration of its capacity as management company or investment fund advisor, it may (as well as its permanent representative) disclose the information received to the managerial bodies of these funds in the context of the decision-making process concerning the Company, and as the case may be to supervisory authorities (insofar as necessary with respect to obligations existing with respect thereto), to their statutory auditors or to the statutory auditors of their funds, securities holders, shareholders, custodians, managers, economic beneficiaries or any other participants in these funds, in order to inform them.

In addition, information which has not entered the public domain due to the Company or a third party (but not due to the negligence of the relevant director or observer), or which is available from other sources without breach of this confidentiality obligation is not considered confidential.

Article 16 - Actions of directors

Each member of the board of directors must hold at least one (1) share in the Company.

If, on the day of his appointment, a director does not own the required number of shares or if, during his mandate, he ceases to own any, he is automatically deemed to have resigned if he has not rectified the situation within a three-month period.

Article 17 – Chairman of the Board of Directors

The Board of Directors elects from among its individual members a Chairman whose term of duties it sets without this term being able to exceed the term of his mandate as director.

The Chairman of the Board of Directors must be no older than seventy years old. Should he turn seventy in office, he is automatically deemed to have resigned.

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The Chairman of the Board of Directors organises and leads the work thereof, on which he reports to the General Meeting.

He monitors the smooth running of the bodies of the Company and, in particular, ensures, that the directors are able to complete their missions.

In accordance with the decision of the Board of Directors, he may carry out his duties in conjunction with those of managing Director of the company.

Should it see fit, the Board of Directors may appoint one or more vice-chairmen whose duties exclusively consist, in the Chairman’s absence, in chairing board meetings and general meetings.

In the Chairman’s and vice-chairmen’s absence, the board designates which of the directors present will chair its meeting.

The board may appoint, at each meeting, a secretary who need not be chosen from among the shareholders.

Article 18 - Deliberations of the board and minutes

The board of directors will meet as often as the interests of the Company require and at least four times per year.

The Board is convened by the Chairman. Furthermore, if the Board has not met for more than sixteen weeks, the Board may be convened by two of its members on a specific agenda.

Apart from cases where the agenda is set by the requestor(s), it is set by the Chairman. Meetings must be held at the registered office. They may however be held in any other location indicated on the meeting notice, subject to the consent of at least half of the serving directors.

Meeting notices are given by any written means at least eight days prior to the meeting of the board of directors. The documents necessary to assess the decisions or information which will be submitted to the board of directors will be sent to the directors at least two (2) days prior to the meeting.

In the event that a member of the board of directors not have been able to attend a duly convened meeting, the sender(s) of the meeting notice must send him, within three days following this meeting, all the informational documents they drew up and submitted to the Chairman of the board to be circulated to the directors at such meeting.

The effective presence of at least half of the members of the board is necessary for the deliberations to be valid. The internal rules may provide that the directors participate in the meeting of the Board of Directors using all means of remote transmission or telecommunication making it possible to identify them and guaranteeing their effective participation under the conditions provided for by law. However, this process may not be used for the following decisions:

•	drawing up and closing the annual accounts and, as the case may be, the consolidated accounts, and

•	drawing up the management report and, as the case may be, the group management report.

Pursuant to applicable law, videoconferencing resources must satisfy technical characteristics guaranteeing effective participation at the meeting of the Board, the deliberations of which must be transmitted via streaming.

Decisions are taken by a majority of the votes of the present or represented members. Each present or represented director has one vote and each director present is only able to use one power of attorney subject to what is specified in Article 19 in terms of supervising the General Management.

In the event of a tie, the Chairman will have a casting vote.

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The deliberations of the Board of Directors are noted in minutes drawn up on a special numbered and initialled register held at the registered office pursuant to regulatory provisions.

The session minutes indicate the names of the directors present, excused or absent. They state the presence or absence of persons convened to the meeting of the Board of directors pursuant to the law, and the presence of any other person having attended all or part of the meeting. The minutes bear the signature of the session chairman and of at least one director. In the event that the session chairman is unable to sign, it is signed by at least two directors.

Copies or abstracts of the minutes of the deliberations are validly certified by the chairman of the Board of Directors, a managing director, the deputy director temporarily serving as chairman or a proxyholder authorised for this purpose. During liquidation of the company, these copies or abstracts are validly certified by a single liquidator. The number of serving directors as well as their presence or representation at a meeting of the Board of Directors is sufficiently proven by the submission of a copy or abstract of the minutes.

Article 19 – Powers of the Board of Directors

The Board of Directors determines the direction of the company’s operations and supervises their implementation. Subject to the powers expressly attributed to shareholders’ meetings, and limited to the company object, it will consider any issue relating to the proper functioning of the company and take care of its business through its deliberations.

The board of directors has permanent control over the management of the Company by General Management, i.e. by the Managing Director and any Deputy Managing Directors.

In relations with third parties, the company is bound even by the acts of the Board of Directors which do not fall within the company object, unless it proves that the third party knew that the act overstepped this object or that it could not fail to be aware of such given the circumstances.

The Board of Directors will conduct the monitoring and verification which it deems worthwhile. Each director receives all the information necessary for the fulfilment of his mission and may have all documents he deems worthwhile released to him.

Article 20 – General Management

1 – Choice between two methods of conducting General Management

The General Management of the Company is ensured, under his liability, either by the Chairman of the Board of Directors, or by another person appointed by the Board of Directors and with the title of Managing Director, according to the decision of the Board of Directors which chooses between the two methods of conducting General Management. It informs the shareholders thereof under the regulatory conditions.

The deliberation of the Board of Directors relating to the choice of method of conducting General Management is taken by the majority of present or represented directors.

A change in the method of conducting General Management does not entail amendment of the by-laws.

Where the General Management of the company is assumed by the Chairman of the Board of Directors, the provisions below relating to the Managing Director are applicable to him.

2 – Managing Director

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The Managing Director need not be chosen from among the directors. The Board determines the term of his mandate as well as his remuneration. The managing Director must not be older than seventy. Should be turn seventy while in office, he is automatically deemed to resign.

The Managing Director may be dismissed at any time by the Board of Directors. If the dismissal is not decided for a legitimate reason, it may give rise to damages, except where the managing Director assumes the duties of the Chairman of the Board of Directors.

The Managing Director is invested with the most extensive powers to act in all circumstances in the name of the company. He exercises these powers limited by the company object and subject to those which the law expressly attributes to shareholders’ meetings and to the Board of Directors.

He represents the company in its relations with third parties.

The company is bound even by the acts of the Managing Director which do not fall within the company object, unless it proves that the third party knew that the act overstepped this object or that it could not fail to be aware of such given the circumstances, it being excluded that publication of the by-laws alone is sufficient to constitute this proof.

The provisions of the by-laws or the decisions of the Board of Directors limiting the powers of the Managing Director are not binding on third parties.

3 – Deputy managing directors

Upon proposal by the Managing Director, the Board of Directors may appoint one or more individuals in charge of assisting the Managing Director with the title of Deputy Managing Director whose remuneration it determines.

The number of Deputy managing directors may not exceed five.

Deputy Managing Directors may be dismissed at any time by the Board of Directors, upon proposal by the Managing Director. If the dismissal is not decided for a legitimate reason, it may give rise to damages.

Where the Managing Director ceases or is unable to carry out his duties, the Deputy Managing Directors maintain their duties and powers, unless otherwise decided by the board, until the appointment of the new Managing Director.

In agreement with the Managing Director, the Board of Directors determines the scope and term of the powers conferred on the Deputy Managing Directors. With respect to third parties, they have the same powers as the Managing Director.

The age limit applicable to the Managing Director also applies to the Deputy Managing Directors.

Article 21 – Remuneration

1 – The General Meeting may allot an annual fixed amount to the directors in remuneration of their services as directors’ fees. The Board of Directors will distribute this remuneration freely between its members.

2 – The remuneration of the Chairman of the Board of Directors and that of the Managing Director or Deputy Managing Directors is determined by the Board of Directors. It may be set or proportional, or include both a set and a proportional part.

3 – The Board of Directors may allot exceptional remuneration for missions or mandates conferred on directors; in such case, this remuneration posted to operating charges will be subject to the approval of the Ordinary General Meeting under the conditions provided for in Article 23 of the by-laws.

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4 – No other remuneration, whether permanent or not, may be paid to the directors other than those in charge of General Management and those linked to the company by an employment contract under the conditions authorised by Law.

5 – In addition, the Company will reimburse the directors and observers for the reasonable expenses they incur for their travel to meetings of the Board of Directors (including, in particular, plane tickets at the economy class rate).

Article 22 - Simultaneous mandates

The number of mandates as director or Chairman of the Board of Directors that a single individual can hold is limited to five.

However, an individual may not hold more than one mandate as Managing Director. This having been stated, the Managing Director of a company may hold a second mandate of the same nature in another company controlled by the first where the securities of the two companies are not admitted to trading on a regulated market.

Non Chairman directors may hold an unlimited number of mandates in controlled companies of the same kind.

The list of all the mandates and duties held in all companies by each office holder during the financial year will be included with the management report of the Board of Directors.

Article 23 - Agreements between the company and a director, Managing Director, or Deputy Managing Director

1 – Agreements subject to authorisation

Any agreement directly, indirectly or through an intermediary between the company and its managing director, any of its deputy managing directors, any of its directors, any of its shareholders holding a share of the voting rights greater than 10% or, where it is a shareholder company, the company controlling it within the meaning of Article 233-3 of the French Commercial Code, must be subject to the prior authorisation of the Board of Directors.

The same applies for agreements in which any person listed in the previous paragraph is indirectly interested.

Agreements between the company and a firm are also subject to the prior authorisation of the Board of Directors if the managing director, one of the deputy managing directors or one of the directors of the company owns, generally manages, or is a partner with unlimited liability, manager, director, or member of the Supervisory Board of this firm.

These agreements must be authorised and approved under the legal conditions.

2 – Prohibited agreements

If the agreement is not to be null and void, directors other than corporate entities, the managing directors and deputy managing directors as well as the permanent representatives of corporate entity directors are prohibited from contracting, in any form whatsoever, borrowings from the company, being granted current account or other overdrafts from it, as well as from being secured by it in their undertakings towards third parties.

The same rule applies to the spouse, ascendants, and descendants of the above persons as well as to any intermediary.

3 – Day-to-day agreements

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Agreements relating to day-to-day transactions entered into under normal conditions are not subject to the legal authorisation and approval procedure. However, these agreements, except where due to their purpose or financial implications, they are significant for no party, must be disclosed by the interest party to the chairman of the Board of Directors. The list of said agreements and their objects will be disclosed by the chairman to the members of the board of directors and to the statutory auditors.

Article 24 – Statutory auditors

One or more Statutory Auditors are appointed and will carry out their auditing mission pursuant to the Law.

Their permanent mission, excluding any interference in management, is to verify the books and securities of the company and to monitor the due and genuine nature of the company accounts.

One or more deputy Statutory Auditors are appointed, who will be called to replace the Statutory Auditors in the event that they are unable or refuse to carry out their mission, or should they resign or pass away.

Article 25 – Written questions – Court expert opinion

One or more shareholders accounting for at least 5% of the share capital may, either individually, or by grouping together in any form whatsoever, put questions in writing to the Chairman of the Board of Directors on one or more management transactions of the company as well as, as the case may be, of companies which it controls within the meaning of Article L. 233-3 of the French Commercial Code. In the latter case, the request must be assessed with respect to the interest of the group. The response must be disclosed to the statutory auditor(s).

Failing a response or failing the disclosure of a satisfactory response within one month, these shareholders may petition the court (through interim proceedings) for the appointment of one or more experts in charge of presenting a report on one or more management transactions.

PART IV

SHAREHOLDERS’ MEETINGS

Article 26 - Nature of the meetings

Shareholder decisions are taken at General Meetings.

Ordinary General Meetings are those called to take all decisions which do not amend the by-laws.

Extraordinary General Meetings are those called to decide or authorise direct or indirect amendments to the by-laws.

Special Meetings bring together the holders of a given category of shares to rule on an amendment of the rights of shares of this category or on the decisions which these By-Laws reserve for them.

The deliberations of General Meetings are binding on all shareholders, even those absent, dissenting or incapacitated.

Article 27 – Convening and holding of General Meetings

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General Meetings are convened either by the Board of Directors or, failing such, by the Statutory Auditor(s), or by an agent appointed by the President of the Commercial Court ruling in interim proceedings at the request, either of any interested party in urgent matters, or of one or more shareholders accounting for at least one-tenth of the capital.

During the liquidation period, Meetings are convened by the liquidator(s). General Meetings are held at the registered office or in any other location indicated in the meeting notice.

The meeting notice is sent fifteen days prior to the date of the meeting either by post or registered letter sent to each shareholder, or by a notice placed in a newspaper carrying legal announcements of the département of the registered office. The meeting notice may also be sent by electronic telecommunication means provided that this is done under the regulatory conditions applicable. In the event the meeting is convened by a notice placed in a newspaper, each shareholder must also be convened by post or, at his request and at his expense, by registered letter.

Where a Meeting was unable to duly deliberate through failure to bring together the required quorum, the second Meeting and, as the case may be, the second adjourned Meeting, will be convened in the same manner as the first and the meeting notice will state the date of the first and its agenda.

Article 28 - Agenda

1 – The agenda of Meetings is set out by the person sending the meeting notice.

2 – One or more shareholders, accounting for at least the share of the share capital required and acting under the conditions and within the periods set by law, have the option of requiring, by registered letter with return receipt requested, that draft resolutions appear on the agenda of the Meeting. These draft resolutions are entered on the agenda of the meeting and brought to the attention of the shareholders under applicable regulatory conditions.

3 – The Meeting may not deliberate on an issue which does not appear on the agenda, which cannot be amended by a second meeting notice. However, it may, in all circumstances, dismiss one or more directors and appoint their replacements.

Article 29 - Admission to Meetings - Powers

1 – All shareholders have the right to participate in General Meetings and in the deliberations in person or through an agent, whatever the number of shares they hold may be, with simple proof of ID, where their shares have been paid up for all payments due and registered in an account in their name for at least five days prior to the date of the meeting.

2 – Any shareholder may vote by absentee ballot form which he may be sent under the conditions indicated in the notice convening him to the Meeting.

3 – A shareholder may only be represented by his spouse or by another shareholder showing proof of a mandate.

Article 30 – Holding of Meetings - Officers - Minutes

1 – An attendance sheet is initialled by the shareholders present and the agents, to which are scheduled the powers of attorney given to each agent and, as the case may be, the absentee ballot forms.

It is certified to be true by the officers of the Meeting.

2 – Meetings are chaired by the Chairman of the Board of Directors or, in his absence, by a director specially chosen for this purpose by the Board. If the meeting is convened by a Statutory Auditor or by

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a court administrator, the Meeting is chaired by the person having sent the meeting notice. Failing such, the Meeting elects its Chairman.

The two present and accepting shareholders accounting, both for themselves and as agents, the highest number of votes will serve as tellers. The officers thus selected appointed a Secretary who need not be chosen from among the members of the Meeting.

3 – The deliberations of Meetings are stated in minutes signed by the officers and drawn up on a special register pursuant to the Law. Copies and abstracts of these minutes are validly certified under the conditions set by the Law.

Article 31 - Quorum - Vote

1 – The quorum is calculated using all the shares making up the share capital, except in Special Meetings where it is calculated using all the shares of the category in question, all of which less the shares stripped of voting rights pursuant to legal provisions. In the event of vote by absentee ballot, only those forms duly completed and received by the company at least three days before the date of the Meeting will be taken into account for calculation of the quorum.

2 – The voting right attached to shares in the capital or dividend shares is proportional to the share in the capital which they represent. Each share gives the right to one vote.

3 – Votes are expressed by raised hand, or by calling the roll, or by secret ballot, depending on the officers of the Meeting or the shareholders decide. Shareholders may also vote by absentee ballot.

Article 32 – Ordinary General Meeting

Ordinary General Meetings take all decisions which overstep the powers of the Board of Directors and which are not intended to amend the by-laws.

Ordinary General Meetings are held at least once yearly, within six months of the close of the financial year, to rule on the accounts of this financial year, subject to extension of this period by a court decision.

On first being convened, it only validly deliberates of the present or represented shareholders, or those voting by absentee ballot, own at least one-fourth of the shares with voting rights.

No quorum is required should the meeting be reconvened. It rules by a majority of the votes cast by the present or represented shareholders or those voting by absentee ballot.

Article 33 – Extraordinary General Meeting

Extraordinary General Meetings may amend any provisions of the by-laws and decide, in particular, to transform the company into a company of another form, a civil partnership or commercial company. However, it may not increase the commitments of the shareholders, subject to transactions resulting from a duly conducted grouping of shares.

Extraordinary General Meetings may only deliberate validly if the present or represented shareholders, or those voting by absentee ballot, own at least, on the first meeting notice, one third and, on the second meeting notice, one-fourth of the shares with voting rights. If this latter quorum is not met, the second Meeting may be postponed to a date at most two months later than that for which it had been convened.

Extraordinary General Meetings rule by a two-thirds majority of the votes cast by the present or represented shareholders, or those voting by absentee ballot, except for legal derogations.

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In statutory Extraordinary General Meetings of shareholders, i.e. those called to deliberate on the approval of a contribution in kind or the granting of a special benefit, the vote of the contributor or beneficiary does not count, be it for himself or as an agent.

Article 34 – Special meetings

1 – General provisions:

If there are several categories of shares, no change may be made to the rights of shares of any of these categories without a vote compliant with an Extraordinary General Meeting open to all shareholders and, in addition, without a vote also compliant with a Special Meeting open only to the owners of shares of the relevant category.

Special Meetings may only validly deliberate if the present and represented shareholders own, at least, on first being convened, on third, and on being reconvened, one-fifth of the shares of the relevant category.

For the rest, they are convened and deliberate under the same conditions as Extraordinary General Meetings.

2 – Provisions specific to the adoption of some decisions subject to prior approval, by a two-thirds majority of special meetings

No decision listed below may be adopted by the General Meeting of shareholders of the Company, without the prior two-third majority approval of the special meetings of category A, B, C, D or E preferred shareholders, depending on the case insofar as these decision concern this (these) category(ies) and have consequences on the rights attached thereto:

(a)	change in the rights relating to the relevant category of preferred shares;

(b)

increase or decrease in the number of preferred shares of a given category issued or whose issuance is authorised by the extraordinary general meeting; conversion of shares of the Company into preferred shares of a given category; conversion of the preferred shares of a given category into ordinary shares; redemption by the Company of all or some of the preferred shares of a given category, with a view to their cancellation or otherwise, without prejudice to the right of any shareholder to refuse redemption of his shares if it is not reasoned by losses.

Article 35 – Right to disclosure and informing of shareholders – Right to have an audit conducted

1- Right to disclosure and informing of shareholders

All shareholders have the right to obtain, under the conditions and at the times set out by law, the documents necessary to enable him to decide in full knowledge of the facts and to judge the management and supervision of the company.

The nature of these documents and the conditions of their transmittal or of their being made available are determined by law and regulations.

Insofar as he directly or indirectly holds more than 5% of the shares in the Company, each shareholder will have access to the following information, at the registered office or at his request be sent it to the address he indicates:

(i)

sixty (60) days at the latest following the close of each financial year: the consolidated accounts and annual financial statements of the Company and its subsidiaries certified by the statutory auditors of the relevant companies, the general and special reports of the latter and the full tax returns;

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(ii)

thirty (30) days at the latest following the close of each calendar quarter: the quarterly financial statements of the Company and its subsidiaries not certified by the statutory auditors of the Company, as well as a cash flow statement, a statement of the commercial position of the past quarter (strategy, sales, setbacks, etc.), a provisional statement on sales to come, a statement on the situation of the capital of the Company as, as the case may be, a description of the transactions having taken place on the capital of the Company (exercise of option Securities with indication of the bearers), as well as a statement on the intellectual property of the Company (registrations and/or filings of patents, trade marks, programmes, etc.);

(iii)

thirty (30) days at the latest before the start of each financial year: the annual budget of the Company, as finalised by the board of directors and, as the case may be, the budgets of the subsidiaries, as finalised by said subsidiaries’ managing bodies;

(iv)

fifteen (15) days at the latest before the end of each month: a monthly report on the operations of the Company and of the subsidiaries as well as the significant events having occurred over the previous month;

(v)

as the case may be, ten (10) days at the latest following the date on which the shareholder current account of any person ensuring the general management of the Company and/or of the subsidiaries exceeds the threshold of € 5,000;

(vi)

the copy certified to be true of the minutes of the meetings of the board of directors and of the general and special meetings of shareholders of the Company and of the subsidiaries, the meeting notices, reports from the statutory auditors or from ad hoc auditors, as well as any other significant documents distributed to the members of the board of directors or to the shareholders of the Company and of the subsidiaries;

(vii)	on a punctual basis, a written summary of the current and future development plans of the Company and the subsidiaries.

2 – Right to have an audit conducted

One or more shareholders each directly or indirectly holding more than 5% of the shares of the Company may each year request the managing director to have an audit conducted of the Company at their expense on one or more of the following areas: tax, accounts, finance, employment, legal, commercial, IT, or any other area relating to the workings of the corporate affairs of the Company.

The managing director must make available to the auditor mandated by the aforementioned shareholder(s) all documents and information necessary for the completion of this audit.

He will grant him free access to these documents and this information within the company.

PART V

FINANCIAL YEAR – COMPANY ACCOUNTS

ALLOTMENT AND DISTRIBUTION OF PROFITS

Article 36 – Financial year

The financial year is defined in Article 5.

Article 37 - Inventory – Annual accounts

Regular accounts are kept of corporate transactions pursuant to the Law and commercial practices.

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At the close of each financial year, the Board of directors draws up the inventory of the various assets and liabilities. It also draws up the annual accounts pursuant to the provisions of Part II of Book 1 of the French Commercial Code.

It schedules to the balance sheet a statement of the guarantees, backing and security granted by the company and a statement of the sureties it has granted. It draws up a management report containing the indications established by Law.

As the case may be, the management report will include the group management report where the company must draw up and publish consolidated accounts under the conditions provided for by Law. The Board of directors, as the case may be, will draw up provisional accounting documents under the conditions provided for by Law.

All these documents will be made available to the Statutory Auditors under the legal and regulatory conditions.

Article 38 – Allotment and distribution of profits

From the profits of each financial year, less, as the case may be, prior losses, are first deducted the amounts to be allotted to the reserve in pursuance of the Law. Hence, 5 p.100 is deducted to constitute the legal reserve fund; this deduction is no longer mandatory where said fund reaches one-tenth of the share capital; it becomes mandatory again where, for any reason, the legal reserve falls below one-tenth of the share capital.

The distributable profits are made up of the profits of the financial year less prior losses and amounts allotted to the reserve in pursuance of the Law or the by-laws, plus the profits carried forward.

From these profits, the General Meeting then deducts the amounts it deems appropriate to allot to the creation of all optional, ordinary or extraordinary reserve funds, or to carry forward.

The balance, if any, is distributed to all shares in proportion to their paid-up and non amortised amount.

However, apart from the case of a reduction in capital, no distribution may be made to shareholders where the equity capital is or would become following such distribution less than the amount of the capital plus the reserves which the Law or by-laws do not allow to be distributed.

The General Meeting may decide to earmark for distribution amounts deducted from the optional reserves either to provide or increase a dividend, or as an exceptional distribution; in this case, the decision expressly indicates the reserve items from which the deductions are made. However, dividends are first distributed from the distributable profits of the financial year.

After approval of the accounts by the General Meeting, any losses are allocated to a special account to be posted to the profits of subsequent financial years until extinguished.

Article 39 – Earmarking for payment of dividends

The General Meeting ruling on the accounts of the financial year has the option of granting each shareholder for all or some of the dividend earmarked for distribution or interim dividends, the choice between payment of the dividend or interim dividends in cash or in shares.

The terms and conditions of earmarking cash dividends for payment are set by the General Meeting, or failing such, by the Board of Directors.

However, earmarking dividends for payment must take place within a maximum period of nine months after the close of the financial year, except where extension of this period is authorised by a court.

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Where a balance sheet drawn up over the course or at the end of the financial year and certified by a Statutory Auditor shows that the company, from the close of the previous financial year, after constitution of the necessary depreciation and provisions, less any prior losses, as well as amounts to be allotted to reserves in pursuance of the Law or by-laws and taking into account the profits carried forward, made profits, interim dividends may be distributed prior to approval of the accounts of the financial year. The amount of these interim dividends may not exceed the amount of the thus defined profits.

The company may not require any dividend restitution from shareholders, unless the distribution was made in breach of legal provisions and the company establishes that the beneficiaries were aware of the undue nature of this distribution at the time thereof or could not fail to be aware thereof given the circumstances. Actions for restitution are time-barred three years after these dividends are earmarked for payment. Dividends not claimed within five years of their being earmarked for payment will lapse.

PART VI

SERIOUS LOSSES – PURCHASE BY THE COMPANY

TRANSFORMATION - DISSOLUTION - LIQUIDATION

Article 40 – Equity capital of less than half the share capital

If, due to losses noted in the accounting documents, the equity capital of the company were to fall to below half the amount of the share capital, the Board of Directors is bound, within the four months following approval of the accounts having shown these losses, to convene an Extraordinary General Meeting for the purpose of deciding whether there are grounds to dissolve the company prior to term.

If it is not decided to dissolve the company, the capital must, subject to the legal provisions relating to the minimum capital and within the period set Law, be reduced by an amount equal to that of the losses which were unable to be posted to reserves, if during this period the equity capital has not been reconstituted for up to an amount at least equal to half the share capital.

In any event, the decision of the General Meeting must be the subject of the publication formalities required by applicable regulatory provisions.

In the event of non compliance with these requirements, any interested party may petition the court to dissolve the company. The same applies if the shareholders have not been able to deliberate validly.

However, the court may not decide to dissolve the company if the situation has been rectified on the day it rules on the merits.

Article 41 – Purchase by the company of an asset belonging to a shareholder

Where the company, within two years following its registration, acquires an asset belonging to a shareholder the value of which is at least equal to one-tenth of the share capital, an Auditor, in charge of assessing, under his liability, the value of this asset, is appointed by a court decision at the request of the Chairman of the Board of Directors.

The report of the Auditor is made available to the shareholders. The Ordinary General Meeting will rule on the valuation of the asset, if the acquisition is not to be invalid.

The vote of the seller will not count, be it for himself or as an agent.

These provisions are inapplicable where the acquisition is made on the Stock Market or under the supervision of a court authority or in the context of day-to-day transactions of the company and entered into under normal conditions.

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Article 42 - Transformation

The company may be transformed into a company of another form if, at the time of the transformation, it has existed for at least two years and if it drew up, and had approved by the shareholders, balance sheets for its two first financial years.

The decision to transform the company is made on the report of the Statutory Auditors of the company, who must certify that the equity capital is at least equal to the share capital.

Transformation into a commercial partnership (“société en nom collectif”) requires the agreement of all holders of shares; in this case, the conditions provided for above are not required.

Transformation into a limited partnership (“société en commandite simple”) or limited partnership with shares (“société en commandite par actions”) is decided under the conditions set out for amendment of the by-laws and with the consent of all the shareholders to become partners.

Transformation into a private (limited) company (“Société à Responsabilité Limitée”) is decided under the conditions set out for amendment of the by-laws of companies of this form.

Transformation into a simplified joint stock company (“Société par actions simplifiée”) is decided by the shareholders on a unanimous basis.

Article 43 - Dissolution - Liquidation

Apart from the cases of court-ordered dissolution provided for by Law, and unless duly extended, the company will be dissolved at expiry of the term set by the by-laws or following a decision of the Extraordinary General Meeting of shareholders.

One or more liquidators are then appointed by this Extraordinary General Meeting under the quorum and majority conditions set out for Ordinary General Meetings.

The liquidator represents the company. Any company asset will be realised and liability paid by the liquidator who is invested with the most extensive powers. He then divides up the available balance.

The General Meeting of shareholders may authorise him to continue current business or to accept new business for the purposes of the liquidation.

In the event that all the shares are held by a single shareholder, any decision to dissolve the company, be it voluntary or court-ordered, will entail, under the conditions provided for by Law, transmission to the sole shareholder of the company assets, without there being the need for liquidation.

TITRE VII

DISPUTE

Article 44 – Dispute

All disputes liable to arise during the term of the company or after its dissolution during the course of the liquidation transactions, either between shareholders, the management bodies or management and the company, or between shareholders, relating to corporate affaires or to the performance of the

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provisions of the by-laws, will be judged pursuant to the Law and referred to the Courts having jurisdiction.

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SEQUANS COMMUNICATIONS

An SA with capital of € 472,415.29

CitiCenter, 19 Le Parvis de Paris La Défense, 92800 Puteaux, France

BY-LAWS

Schedule 1

PREFERRED SHARES – SPECIAL RIGHTS

As indicated in Article 7.2 of the Articles of Association, this schedule is an integral part of the By-Laws

Special financial rights attached to the preferred shares of categories A, B, C, D and E

In addition to the other rights attributed to them by law, the by-laws and the Articles of Association of the Company, the preferred shares of categories A, B, C, D and E (the “A, B, C, D and E Shares”) enjoy the special financial rights described below:

1.	DISTRIBUTION RULES

1.1	Distribution principles

(a)

In the event that, in accordance with the requirements set forth below, the Company is the subject of a Sale, Merger or Liquidation (as such terms are defined below, and which shall be referred to collectively as a “Transaction”), the shareholders agree to make a special distribution of the overall consideration obtained by them from such Transaction (the “Proceeds to be Distributed”, as defined hereinafter) in respect of the shares concerned by the Transaction (i.e. 100% of the shares in the event of a sale of the Company, or a lower number in the case of Transactions which will result in only a partial divestment of a stake in the Company, such as a sale of less than 100% of the capital or a distribution of a majority, but not all, of the Company’s assets).

Such distribution shall be made in proportion to each shareholder’s respective interest in the Transaction (“Allocation Key no. 1”, as defined in Article 1.2 hereafter), provided that the share of the Proceeds to be Distributed allocated to E Shares concerned at the conclusion of such distribution shall, for each E Share, be at least equal to 1.8 times (1.8 x) the subscription price of a E Share,

i.e. 2.024 x 1.8 = €3.6432.

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Otherwise, the distribution of the Proceeds to be Distributed shall be made according to specific rules (“Allocation Keys no. 2, 3 or 4”, as defined in Article 1.2 hereafter), which are intended to enable the holders of shares, to the extent possible, – and after a preferential initial distribution of 2% of the Proceeds to be Distributed to A Shares – to recover a price or other consideration per share equal to or greater than its subscription price, with a first-ranking priority right for E Shares, a second-ranking priority right for D Shares, a third-ranking priority right for C Shares and a fourth-ranking priority right for B Shares.

These preferential distribution rules and the order of priority adopted have been defined by taking into account the differences between the subscription prices of A, B, C, D and E Shares and the order in which the investments therein was completed. The most recent subscribers agreed to invest in the Company on condition that they be given priority in recovering their funds, which the earlier subscribers.

(b)

The “Proceeds to be Distributed” used for the application of the various Allocation Keys shall be equal to the total price, consideration or proceeds to be distributed to all shareholders in respect of the shares concerned by the Transaction.

Si If the Proceeds to be Distributed are paid partly in cash (whether as an additional cash payment or otherwise) and partly in assets or shares of the Company or of another company, the appropriate Allocation Key shall be applied both to the portion paid in cash and to the portion paid in assets or shares, without distinction according to the nature of the payment, such that when each shareholder’s financial rights are defined, each one shall receive the same portion in cash and in shares or assets of each category. If the Proceeds to be Distributed are paid in several instalments, with or without conditions, each instalment shall be distributed at the time it is actually paid to the shareholders, in accordance with the stages of the Allocation Keys, such that the Allocation Keys will be applied at the time each instalment is paid by taking into account payments already received under previous instalments, if any.

(c)

Only shareholders participating in the Transaction shall be taken into account for the purposes of applying the Allocation Keys. Therefore, in the event of a Sale relating to a portion of the capital only, only those shareholders participating in the Sale shall be taken into account in calculating the number of shares that are the subject of the Sale. In addition, the special financial rights described in this Schedule and attached to the shares may be exercised only once, such that any Share (A, B, C, D or E) transferred as a result of a Transaction shall be deprived of such special financial rights after said transfer.

In the event that a shareholder participating in the Transaction holds shares of several categories, the Allocation Keys shall be applied depending on the category of shares that are the subject of the Transaction, as will be specified by the relevant shareholder, if applicable.

The subscription price of each share shall be determined on the basis of the Company’s legal documents and, if necessary, shall be adjusted to take into account any reverse stock split, stock split or change in the par value of the Company’s shares, as well as the exercise of the Ratchet Stock Warrants (BSA01-2005, BSA06-2006 and BSA01-2008). Only the subscription price of the shares when issued shall be used for the purposes of applying this Article, without taking into account the value of the stock warrants or any other right of a similar nature attached to a share when issued, or the price paid by a shareholder in the event the shares were acquired after such issue.

Entries that the Company posts to the “Issue Premium” item of its balance sheet (in particular, any loss setoffs, distributions or capitalisation) shall not be taken into account for the purposes of applying this Article, for which, in any event, the amount of issue premiums paid at the time the shares were issued shall be taken into account.

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In the event that at any of the distribution stages specific to each Allocation Key the share of available Proceeds to be Distributed is insufficient to meet all the financial rights concerned, the available amount shall be distributed in proportion to the total financial rights of each shareholder for the relevant stage compared to the total financial rights to be met at such stage.

1.2	Preferential distribution rules

In distributing the Proceeds to be Distributed (“P”), the instructions detailed for stages no. 1 to 4 hereinafter shall be followed in order to ensure that the appropriate Allocation Key is applied to the amount of Proceeds to be Distributed, from among those set forth in Articles 1.2.1 to 1.2.4.

1.2.1	Stage no. 1:

A virtual distribution of the Proceeds to be Distributed shall be made to all shareholders participating in the Transaction, in proportion to their respective interests (hereinafter “Allocation Key no. 1”):

If at the end of such virtual distribution, the share of the Proceeds to be Distributed allocated to E Shares is, for each share (“E Allotment” or “EA”):

a)	greater than or equal to 1.8 times the subscription price for an E Share (“E SP” = €2.024), i.e.:

EA ≥ €3.6432

In such case, the Proceeds to be Distributed shall be actually distributed in full using Allocation Key no. 1;

b)	less than 1.8 times the subscription price for an E Share (E SP), i.e.:

EA < €3.6432

In such case, Allocation Key no. 1 shall not be applied and the procedure detailed in Stage no. 2 below shall be applied.

1.2.2	Stage no. 2:

A virtual distribution of the Proceeds to be Distributed shall be made to all shareholders participating in the Transaction, in accordance with the following preferential liquidation procedures (hereinafter “Allocation Key no. 2”):

(i)

First, an amount per share (“A Preferential Allotment” or “A PA” equal to 2% of the Proceeds to be Distributed, divided by the number of A Shares participating in the Transaction (“NA”), shall be allocated to the A Shares:

A PA = [P x 2%]/NA

(ii)

Then, from the remaining balance of the Proceeds to be Distributed, an amount per share (“E Preferential Allotment” or “E PA”) shall be allocated to E Shares, equal to the subscription price thereof (“E SP”):

E PA = E SP = €2.024

(iii)

Then, from the remaining balance of the Proceeds to be Distributed, an amount per share (“D Preferential Allotment” or “D PA”) shall be allocated to D Shares, equal to the subscription price thereof (“D SP”):

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D PA = D SP = €1.215

(iv)

Then, from the remaining balance of the Proceeds to be Distributed, an amount per share (“C Preferential Allotment” or “C PA”) shall be allocated to C Shares, equal to the subscription price thereof (“C SP”):

C PA = C SP = €0.60

(v)

Then, from the remaining balance of the Proceeds to be Distributed, an amount per share (“B Preferential Allotment” or “B PA”) shall be allocated to B Shares, equal to the subscription price thereof (“B SP”):

B PA = B SP = €0.40

(vi)

Lastly, any remaining balance of the Proceeds to be Distributed that has not been allocated after subparagraphs (i) to (v) hereinabove have been applied shall be divided among all the shareholders (A, B, C, D and E), regardless of the category of shares they hold, in proportion to their respective interests in the Transaction.

If at the end of this virtual distribution, the share of the Proceeds to be Distributed allocated to E Shares is, for each share:

a)	less than or equal to 1.8 times the subscription price for an E Share (“E SP” = €2.024 ), i.e.:

EA ≤ €3.6432

In such case, the Proceeds to be Distributed shall be actually distributed in full using Allocation Key no. 2;

b)	greater than 1.8 times the subscription price for an E Share (“PS E” = €2.024 ), i.e.:

EA > €3.6432

In such case, Allocation Key no. 2 shall not be applied and the procedure detailed in Stage no. 3 below shall be applied.

1.2.3	Stage no. 3:

A virtual distribution of the Proceeds to be Distributed shall be made to all shareholders participating in the Transaction, in accordance with the following preferential liquidation procedures (hereinafter “Allocation Key no. 3”):

(i)

First, an amount per share (“A Preferential Allotment” or “A PA”) equal to 2% of the Proceeds to be Distributed, divided by the number of A Shares participating in the Transaction (“NA”), shall be allocated to A Shares:

A PA = [P x 2%]/NA

(ii)	Then, from the remaining balance of the Proceeds to be Distributed, an amount per share (EA) shall be allocated to E Shares, equal to 1.8 times the subscription price thereof (E SP):

EA = 2.024 x 1.8 = €3.6432

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(iii)

Then, from the remaining balance of the Proceeds to be Distributed, an amount per share (“D Preferential Allotment” or “D PA”) shall be allocated to E Shares, equal to the subscription price thereof (“D SP”):

D PA = D SP = €1.215

(iv)

Lastly, any remaining balance of the Proceeds to be Distributed that has not been allocated after subparagraphs (i) to (iii) hereinabove have been applied, shall be divided among the holders of A, B, C and D shares, but not to the holders of E shares, in proportion to their respective interests in the Transaction.

If at the end of this virtual distribution, the share of the Proceeds to be Distributed allocated to D Shares (DA) is, for each share:

(a)	less than or equal to 2.72 times the subscription price for a D Share (PS D = €1.215), i.e.:

DA ≤ €3.3048

In such case, the Proceeds to be Distributed shall be actually distributed in full using Allocation Key no. 3;

(b)	greater than 2.72 times the subscription price for a D Share (D SP = €1.215), i.e.:

DA > €3.3048

In such case, Allocation Key no. 3 shall not be applied and the procedure detailed in Stage no. 4 below shall be applied.

1.2.4	Stage no. 4:	The Proceeds to be Distributed shall be actually distributed to the shareholders participating in the Transaction, in accordance with the preferential liquidation procedures of “Allocation Key no. 4”:

First, two theoretical values for the Proceeds to be Distributed shall be calculated in order to apply Allocation Key no. 4: P0 and P1, where P0<P and P1>P:

•

Calculation of P0 : Using Allocation Key no. 3, the value of the Proceeds to be Distributed shall be decreased progressively (compared to P) until a value for P0 is obtained that allows obtaining a share of the Proceeds to be Distributed to each D share that is equal to 2.72 times its subscription price, i.e., €3.3048 for each D Share;

•

Calculation of P1: Using Allocation Key no. 1, the value of the Proceeds to be Distributed shall be increased progressively (compared to P) until a value for P1 is obtained that allows obtaining a share of the Proceeds to be Distributed to each E Share that is equal to 1.8 times its subscription price, i.e. €3.6432 for each E Share.

Then, the Proceeds to be Distributed shall be actually distributed using Allocation Key no. 4 hereinafter:

(i)

First, an amount per share (“A Preferential Allotment” or “A PA”) equal to 2% of the Proceeds to be Distributed, divided by the number of A Shares participating in the Transaction (“NA”), shall be allocated to A Shares:

A PA = [P x 2%]/NA

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(ii)	Then, from the remaining balance of the Proceeds to be Distributed, an amount per share (EA) shall be allocated to E Shares, equal to 1.8 times the subscription price thereof (E SP = €2.024):

EA = 2.024 x 1.8 = €3.6432

(iii)

Then, from the remaining balance of the Proceeds to be Distributed, an amount per share (DA) shall be distributed to D Shares equal to G times its subscription price (D SP = €1.215), where the value of G is between 2.72 and 3, and is calculated as follows:

DA = G x D SP = G x €1.215

G = 2.72 +[(3-2.72)/(P1-P0)] x [P-P0],

where P, P0 and P1 are expressed in the same value unit.

(iv)

Lastly, any remaining balance of the Proceeds to be Distributed that has not been allocated after subparagraphs (i) to (iii) hereinabove have been applied shall be divided among the holders of A, B and C shares, but not to the holders of D and E shares, in proportion to their respective interests in the Transaction.

2.	Application to the cases of Transfer, Merger and Liquidation

2.1	Preferred right in the event of Transfer

(a)

The Allocative Key will only apply to transfers relating to at least 50.1% of the capital of the Company not taking into account, in calculating this percentage, the Ratchet Share Warrants (BSA 01-2005, BSA 06-2006 and BSA 01-2008), other Share Warrants, founders Share Warrants (BSPCE) or rights of access to the capital existing on the date of this transaction (a “Transfer”). For the purposes of this Article, any transaction having the effect of transferring for valuable consideration the ownership of shares in the Company, including contribution, exchange and combined forms of these transfers of ownership (it being specified that the case of merger is the subject of specific provisions), as well as separations of the attributes of ownership carried out for valuable consideration.

(b)

In the event that a Transfer by several transferors to a shareholder or third party were to take place, the Amount to Distribute between the shareholders participating in the Transfer will be distributed amongst them by application of the appropriate Allocative Key. In order to give full effect to this Article, any transfer agreement giving rise to application of this Article must insofar as possible contain any worthwhile provision to enable the distribution of the Amount to Distribute pursuant to this Article. In any event (i.e. even in the event of no express provision in the transfer agreement), the shareholders undertake, each in respect to itself, to do all that is necessary and will proceed amongst themselves with entering into any agreement, making all fund transfers and as the case may be all share transfers necessary for this purpose.

2.2	Preferred right in the event of Merger

In the event that the Company (i) were absorbed via a merger or (ii) were subject to a spin-off on more than one half of its assets (a “Merger” for the purposes of this Article), the shares to be issued by the absorbing entity in consideration for the contribution of the

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assets of the Company and allotted to the shareholders (the “New Shares”) will be distributed between the shareholders by application of the Allocative Key. The Amount to Distribute will in this case be equal to the total number of New Shares multiplied by the real value of these New Shares, defined as indicated below.

The value of the shares of the Company and the New Shares as well as the merger parity must be determined by the Board of Directors authorising the Merger, which may resort to an independent expert’s opinion.

In order to give this Article its full effect, the Merger agreement must, to be approved, include the provisions necessary for the New Shares to be distributed amongst the shareholders according to the appropriate Allocative Key and as is provided for in Article 1.2 above, unless the shareholders have undertaken elsewhere, irrevocably and under the sole condition of completion of the Merger, to sell between them, for an overall price of 1 Euro per transferor (whatever may be the number of Shares thus transferred by each transferring shareholder), a number of shares in the Company or New Shares such that, as a result of this transfer and of the Merger, each shareholder receives a number of New Shares equal to that determined in pursuance of the appropriate Allocative Key (then taking into account the additional investment accounted for by the acquisition price of these shares).

It is specified that this Article constitutes an application of the provisions of article L. 225-17 of the French Commercial Code providing that in the event of merger or spin-off, the preferred shares may be exchanged under a specific exchange parity taking account of the abandoned special rights. A special meeting of the holders of preferred shares of each category may refuse to approve any merger or spin-off at the time of which the rules provided for in this Article will not be applied, in which case the planned merger or spin-off may not take place.

2.3	Preferred right in the event of Liquidation – Partial contributions of assets, spin-offs, distributions – Reduction of capital not reasoned by losses

(a)

In the event of the amicable or court-ordered liquidation of the Company (the “Liquidation” within the meaning of this Article), the Amount to Distribute will be equal to the amount of the liquidation bonus, i.e. the proceeds from the liquidation available after the liabilities and liquidation expenses are paid and the par value of the shares is repaid and, more generally after any priority payment imposed by applicable law and regulations.

However, for the application of stages specific to each Allocative Key, the total of any amount already received as repayment of the par value of the shares will be deducted from the amount coming to each, such that the appropriate Allocative Key take into account insofar as possible the subscription prices of the shares (including par value).

(b)	The provisions of this Article will apply under the same conditions (but without prior repayment of the par value) in the event of:

(i)

massive distribution by the company of dividends or reserves (deducted in particular from the issue premium items) be it paid in cash, in kind or in shares (such a massive distribution being defined as a distribution of more than one-half of its assets and/or of its equity); and

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(ii) reduction in capital of the Company not reasoned by losses (such reduction being intended to concern more than half the share capital) giving rise to a distribution in favour of the shareholders of any amount or to the buyback by the Company of its own shares.

In these cases, the amounts distributed will be distributed amongst the shareholders by application of the appropriate Allocative Key, the amount distributed constituting the Amount to Distribute within the meaning of this Article.

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THE COMPANIES ACTS 1985 to 1989

PRIVATE COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION OF

SEQUANS COMMUNICATIONS LIMITED

1. The Company’s name is “SEQUANS COMMUNICATIONS LIMITED”.

2. The Company’s registered office is to be situated in England and Wales.

3.1 The object of the Company is to carry on business as a general commercial company.

3.2 Without prejudice to the generality of the object and the powers of the Company derived from section 3A of the Act the Company has power to do all or any of the following things:-

3.2.1 To purchase or by any other means acquire and take options over any property whatever, and any rights or privileges of any kind over or in respect of any property.

3.2.8 To draw make, accept, endorse, discount, negotiate, execute and issue cheques, bills of exchange, promissory notes, bills of lading, warrants, debentures, and other negotiable or transferable instruments.

3.2.9 To apply for, promote, and obtain any Act of Parliament, order, or licence of the Department of Trade or other authority for enabling the Company to carry any of its objects into effect, or for effecting any modification of the Company’s constitution, or for any other purpose which may seem calculated directly or indirectly to promote the Company’s interests, and to oppose any proceedings or applications which may seem calculated directly or indirectly to prejudice the Company’s interests.

3.2.10 To enter into any arrangements with any government or authority (supreme, municipal, local, or otherwise) that may seem conducive to the attainment of the Company’s objects or any of them, and to obtain from any such government or authority any charters, decrees, rights, privileges or concessions which the Company may think desirable and to carry out, exercise, and comply with any such charters, decrees, rights, privileges, and concessions.

3.2.11 To subscribe for, take, purchase, or otherwise acquire, hold, sell, deal with and dispose of, place and underwrite shares, stocks, debentures, debenture stocks, bonds, obligations or securities issued or guaranteed by any other company constituted or carrying on business in any part of the world, and debentures, debenture stocks, bonds, obligations or securities issued or guaranteed by any government or authority, municipal, local or otherwise, in any part of the world.

3.2.12 To control, manage, finance, subsidise, co-ordinate or otherwise assist any company or companies in which the Company has a direct or indirect financial interest, to provide secretarial, administrative, technical, commercial and other services and facilities of all kinds for any such company or companies and to make payments by way of subvention or otherwise and any other arrangements which may seem desirable with respect to any business or operations of or generally with respect to any such company or companies.

3.2.13 To promote any other company for the purpose of acquiring the whole or any part of the business or property or undertaking or any of the liabilities of the Company, or of undertaking any business or operations which may appear likely to assist or benefit the Company or to enhance the value of any property or business of the Company, and to place or guarantee the placing of, underwrite, subscribe for, or otherwise acquire all or any part of the shares or securities of any such company as aforesaid.

3.2.14 To sell or otherwise dispose of the whole or any part of the business or property of the Company, either together or in portions, for such consideration as the Company may think fit, and in particular for shares, debentures, or securities of any company purchasing the same.

3.2.15 To act as agents or brokers and as trustees for any person, firm or company, and to undertake and perform sub-contracts.

3.2.16 To remunerate any person, firm or company rendering services to the Company either by cash payment or by the allotment of shares or other securities of the Company credited as paid up in full or in part or otherwise as may be thought expedient.

3.2.17 To distribute among the members of the Company in kind any property of the Company of whatever nature.

3.2.18 To pay all or any expenses incurred in connection with the promotion, formation and incorporation of the Company, or to contract with any person, firm or company to pay the same, and to pay commissions to brokers and others for underwriting, placing, selling, or guaranteeing the subscription of any shares or other securities of the Company.

3.2.19 To support and subscribe to any charitable or public object and to support and subscribe to any institution, society, or club which may be for the benefit of the Company or its directors or employees, or may be connected with any town or place where the Company carries on business; to give or award pensions, annuities, gratuities, and superannuation or other allowances or benefits or charitable aid and generally to provide advantages, facilities and services for any persons who are or have been directors of, or who are or have been employed by. or who are serving or have served the Company, or any company which is a subsidiary of the Company or the holding company of the Company or a fellow subsidiary of the Company or the predecessors in business of the Company or of any such subsidiary, holding or fellow subsidiary company and to the wives, widows, children and other relatives and dependants of such persons; to make payments towards insurance including insurance for any director, officer or auditor against any liability in respect of any negligence, default, breach of duty or breach of trust (so fan as permitted by law); and to set up, establish, support and maintain superannuation and other funds or schemes (whether contributory or non-contributory) for the benefit of any of such persons and of their wives, widows, children and other relatives and dependants; and to set up, establish, support and maintain profit sharing or share purchase schemes for the benefit of any of the employees of the Company or of any such subsidiary, holding or fellow subsidiary company and to lend money to any such employees or to trustees on their behalf to enable any such schemes to be established or maintained.

3.2.20 Subject to and in accordance with the provisions of the Act (if and so far as such provisions shall be applicable) to give, directly or indirectly, financial assistance for the acquisition of shares or other securities of the Company or of any other company or for the reduction or discharge of any liability incurred in respect of such acquisition.

3.2.21 To procure the Company to be registered or recognised in any part of the world.

3.2.22 To do all or any of the things or matters aforesaid in any part of the world and either as principals, agents, contractors or otherwise, and by or through agents, brokers, sub-contractors or otherwise and either alone or in conjunction with others.

3.3.23	To do all such other things as may be deemed incidental or conducive to the attainment of the Company’s objects or any of them.

3.2.24	AND so that: -

3.2.24.1

None of the provisions set forth in any sub-clause of this clause shall be restrictively construed but the widest interpretation shall be given to each such provision, and none of such provisions shall, except where the context expressly so requires, be in any way limited or restricted by reference to or inference from any other provision set forth in such sub-clause, or by reference to or inference from the terms of any other sub-clause of this clause, or by reference to or inference from the name of the Company.

3.2.24.2

The word “company” in this clause, expect where used in reference to the Company, shall be deemed to include any partnership or other body of persons, whether incorporated or unincorporated and whether domiciled in the United Kingdom or elsewhere.

3.2.24.3

In this clause the expression “the Act” means the Companies Act 1985, but so that any reference in this clause to any provision of the Act shall be deemed to include a reference to any statutory modification or re-enactment of that provision for the time being in force.

4.	The liability of the members is limited.

5.	The Company’s share capital is £25,000 divided into 25,000 shares of £1 each.

I, the subscriber to this Memorandum of Association, wish to be formed into a Company pursuant to this Memorandum: and I agree to take the number at shares shown opposite my name.

Name and address of Subscriber		Number of shares taken By the Subscriber

1	For and on behalf of Instant Companies Limited 1 Mitchell Lane BRISTOL BS1 6BU	- one

	Total shares taken	- one

Dated

BYLAWS

OF

SEQUANS COMMUNICATIONS INC.

TABLE OF CONTENTS

ARTICLE I—OFFICES	1
1.01—PRINCIPAL OFFICE	1
1.02—OTHER OFFICES	1

ARTICLE II—MEETINGS OF SHAREHOLDERS	1

2.01—PLACE OF MEETINGS	1
2.02—ANNUAL MEETINGS	1
2.03—SPECIAL MEETINGS	2
2.04—NOTICE OF MEETINGS	2
2.05—MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE	3
2.06—ADJOURNED MEETINGS AND NOTICE THEREOF	4
2.07—RECORD DATE FOR SHAREHOLDERS OF RECORD	4
2.08—VOTING AT MEETINGS	5
2.09—QUORUM	5
2.10—CONSENT OF ABSENTEES	6
2.11—ACTION WITHOUT MEETING	6
2.12—PROXIES	7

ARTICLE III—DIRECTORS	8

3.01—POWERS	8
3.02—NUMBER OF DIRECTORS	10
3.03—ELECTION AND TERM OF OFFICE	10
3.04—REMOVAL	10
3.05—VACANCIES	10
3.06—MEETINGS BY TELEPHONE CONFERENCE	11
3.07—ACTION WITHOUT MEETING	11
3.08—ORGANIZATION MEETING	12
3.09—SPECIAL MEETINGS	12
3.10—ADJOURNMENT	12
3.11—WAIVER OF NOTICE	12
3.12—QUORUM	12

ARTICLE IV—OFFICERS	13

4.01—OFFICERS	13
4.02—ELECTION	13
4.03—REMOVAL AND RESIGNATION	13
4.04—VACANCIES	14
4.05—CHAIRMAN OF THE BOARD	14
4.06—PRESIDENT	14
4.07—SECRETARY	14
4.08—CHIEF FINANCIAL OFFICER	15
4.09—SUBORDINATE OFFICERS	15

ARTICLE V—SHARES OF STOCK	16

5.01—SHARE CERTIFICATES	16

i

5.02—TRANSFER OF SHARES	16
5.03—LOST OR DESTROYED CERTIFICATE	16

ARTICLE VI—MISCELLANEOUS	17

6.01—INDEMNITY OF OFFICERS AND DIRECTORS	17
6.02—SHAREHOLDER INSPECTION OF ARTICLES AND BYLAWS	17
6.03—MAINTENANCE AND INSPECTION OF RECORDS OF SHAREHOLDERS	17
6.04—SHAREHOLDER INSPECTION OF CORPORATE RECORDS	18
6.05—INSPECTION BY DIRECTORS	18
6.06—REPRESENTATION OF SHARES OF OTHER CORPORATIONS	19
6.07—ANNUAL REPORT	19
6.08—ANNUAL STATEMENT OF GENERAL INFORMATION	19

ARTICLE VII—AMENDMENTS TO BYLAWS	19

7.01—AMENDMENT BY SHAREHOLDERS	19
7.02—AMENDMENT BY DIRECTORS	20

ii

BYLAWS

OF

SEQUANS COMMUNICATIONS INC.

ARTICLE I—OFFICES

1.01—PRINCIPAL OFFICE

The location of the principal executive and business office of the corporation shall be located in the County of Santa Clara, California, or such other place as may be determined by the board of directors.

1.02—OTHER OFFICES

Branch or subordinate offices may at any time be established at any place or places by the board of directors.

ARTICLE II—MEETINGS OF SHAREHOLDERS

2.01—PLACE OF MEETINGS

All annual and all other meetings of shareholders shall be held at the principal executive office of the corporation, or at any other place within or without the State of California which may be designated either by the board of directors, or by the written consent of all shareholders entitled to vote thereat, provided such shareholder consent is given either before or after the meeting and filed with the secretary of the corporation. Any meeting of the shareholders may be conducted, in whole or in part, by electronic transmission by and to the corporation or by electronic video screen communication, in the manner required by Section 660(c) of the California Corporations Code.

2.02—ANNUAL MEETINGS

The annual meetings of shareholders shall be held on the first Thursday of the fourth month following the end of each fiscal year at 10:00 A.M.; provided, however, that should such day fall upon a legal holiday, then any such annual meeting of shareholders shall be held at the same time and place on the next succeeding full business day. At such meetings, directors shall be elected, reports of the affairs of the corporation shall be considered, and any other business may he transacted which is within the powers of the shareholders.

2.03—SPECIAL MEETINGS

Special meetings of the shareholders, for any purpose or purposes whatsoever, may he called at any time by any of (i) the president, (ii) the board of directors, iii) the chairman of the board, or (iv) one or more shareholders holding shares in the aggregate entitled to cast not less than 10 percent of the votes at that meeting.

If a special meeting is called by any person or persons other than the board of directors, such person shall make a request therefor in writing, specifying (i) the date and time of such meeting, which shall be not less than 35 nor more than 60 days after the receipt of the request, and (ii) the general nature of the business proposed to be transacted at the meeting. Such request shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the chairman of the board, the president, any vice president or the secretary of the corporation. The officer receiving the request shall cause notice to be given within 20 days to the shareholders entitled to vote, in accordance with the provisions of Sections 2.4 and 2.5, and the notice shall set forth that a meeting will be held at the time requested by the person or persons calling the meeting. If the notice is not given within such 20-day period, the person(s) requesting the meeting may give the notice.

2.04—NOTICE OF MEETINGS

All notices of meetings of shareholders, whether annual or special, shall be sent or otherwise given not less than 10 nor more than 60 days before the date of the meeting, except as provided in Section 2.03. The notice shall specify the place, date and hour of the meeting and (i) in the ease of a special meeting, the general nature of the business to be transacted, or (ii) in the case of the annual meeting, those matters which the board of directors, at the time of giving the notice, intends to present for action by the shareholders. The notice of any meeting at which directors are to be elected shall include the name of any nominee or nominees whom, at the time of the notice, management intends to present for election, The notice shall also state the general nature of the proposal if action is proposed to be taken at any meeting for approval of any of the following: (i) a contract or transaction in which a director has a direct or indirect financial

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interest; (ii) an amendment of’ the articles of incorporation; iii) a conversion of the corporation to another business entity: (iv) a reorganization of the corporation; (v) a voluntary dissolution of the corporation; or (vi) a distribution in dissolution other than in accordance with the rights of any outstanding preferred shares. Notwithstanding the absence of specific notice thereof, any such action may nevertheless be presented to the meeting and be validly acted upon by the shareholders if approved by all shareholders entitled to vote thereon, unless they sign waivers of notice specifying the general nature of the proposal so approved.

2.05—MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE

Notice of any shareholders’ meeting shall be given either personally or by first-class mail or by electronic transmission by the corporation or other means of written communication addressed to the shareholder at the address of that shareholder appearing on the books of the corporation or given by the shareholder to the corporation for the purpose of notice. If no such address appears on the corporation’s books or has been so given, notice shall be deemed to have been given if sent to that shareholder at the corporation’s principal executive office or if published at least once in a newspaper of general circulation in the county where that office is located or in any manner permitted by law. Notice shall be deemed to have been given at the time when delivered personally, sent by electronic transmission by the corporation or deposited in the mail, delivered to a common carrier for transmission to the recipient, or sent by other means of written communication.

Notice given by electronic transmission by the corporation shall be valid only if it complies with Section 20 of the California Corporations Code. Nevertheless, notice shall not be given by that means after (i) the corporation is unable to deliver two consecutive notices to the shareholder by that means; or (ii) the inability to deliver notices by that means becomes known to the Secretary, any Assistant Secretary, the transfer agent or any other person responsible for the giving of notice.

An affidavit of the mailing or other means of giving any notice of any shareholders’ meeting shall be executed by the secretary, assistant secretary, or any transfer agent of the corporation giving the notice and filed and maintained in the minute book of the corporation.

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2.06—ADJOURNED MEETINGS AND NOTICE THEREOF

Any shareholders’ meeting, annual or special, whether or not a quorum is present. may be adjourned from time to lime by the vote of the majority of the shares which are represented at the meeting either in person or by proxy, but in the absence of a quorum, no other business may be transacted at the meeting except as provided in Section 2.09.

It shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting other than by announcement at the meeting at which such adjournment is taken. However, when any shareholders’ meeting, either annual or special, is adjourned for more than 45 days, or if after the adjournment a new record date is fixed for the adjourned meeting notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the adjourned meeting. At any adjourned meeting, the corporation may transact any business that might have been transacted at the regular meeting.

2.07—RECORD DATE FOR SHAREHOLDERS OF RECORD

For purposes of determining which shareholders are entitled to receive notice of any meeting, to vote, or to give consent to corporate action without a meeting, the board of directors may fix a record date in advance of such meeting or corporate action which shall be not less than 10 nor more than 60 days before any such meeting or any such action without a meeting. Only shareholders of record at the close of business on the date so fixed are entitled to notice and to vote or to give consent, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date, except as otherwise provided in the articles of incorporation, by agreement, or in the California General Corporation Law.

If the board of directors does not so fix a record date:

(a) The record date for determining shareholders entitled to receive notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held; and

(b) The record date for determining shareholders entitled to give consent to corporate action in writing without a meeting (i) when no prior action by the board has been taken, shall be the day on which the first written consent is given, or (ii) when prior action of the board has been

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taken, shall be at the close of business on the day on which the board adopts the resolution relating to that action, or the 60th day before the date of such other action, whichever is later.

2.08—VOTING AT MEETINGS

Except as otherwise provided in the articles of incorporation and in the case of cumulative voting for directors, each shareholder is entitled to one vole per share. The shareholders’ vote may be by voice vote or by ballot; provided, however, that any election of directors must be by ballot if demanded by any shareholder before the voting has begun. On any matter other than the election of directors, any shareholder may vote part of’ the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal; but if the shareholder fails to specify the number of shares that the shareholder is voting affirmatively, it will be conclusively presumed that the shareholder’s approving vote is with respect to all shares that the shareholder is entitled to vote. The affirmative vote of a majority of the shares represented and voting, provided such shares voting affirmatively also constitutes a majority of the number of shares required for a quorum, shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by California General Corporation Law or by the articles of incorporation. Every shareholder entitled to vote at any election for directors shall have the right to cumulate his or her Votes by (I) giving one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder’s shares arc entitled, or (ii) distributing such cumulated votes on the same principle among as many candidates as the shareholder chooses; provided that the name of such candidate has been placed in nomination prior to the voting and (hat at least one shareholder has given notice at the meeting, prior to the voting, of an intention to cumulate votes. In any election of directors, the candidates receiving the highest number of votes, up to the number of directors to be elected, shall be elected. Votes against a director or not cast shall have no effect.

2.09—QUORUM

The presence in person or by proxy of’ persons entitled to vote a majority of’ the voting shares at any meeting shall constitute a quorum of the shareholders for the transaction of business.

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The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of one or more shareholders to leave less than a quorum, if any action taken (other than adjournment) i approved by at least a majority of the shares required to constitute a quorum.

2.10—CONSENT OF ABSENTEES

The transactions of any meeting of shareholders, either annual or special, however called and noticed and wherever held, shall be as valid as though made at a meeting duly held after regular call and notice if a quorum is present either in person or by proxy and if, either before or after the meeting, each of the shareholders entitled to vote who was not present in person or by proxy signs a written waiver of notice or a consent to the holding of such meeting or an approval of the minutes thereof. The waiver of notice or consent need not specify either the business to be transacted or the purpose of any annual or special meeting of shareholders, unless the action taken or proposed to be taken is for approval of any of those matters specified in Section 2,04. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Attendance at a meeting, in person or by proxy, shall also constitute a waiver of notice of that meeting, except when the person objects at the beginning of the meeting to the transaction of any business because the meeting has not been lawfully called or convened, and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters required bylaw to be included in the notice of the meeting but not so included, if that objection is expressly made at the meeting.

2.11—ACTION WITHOUT MEETING

Except as may be limited by the articles of incorporation and except for the election of directors, any action which may be taken by vote of the shareholders at any annual or special meeting may be taken without a meeting and without prior notice if a consent in writing setting forth the action so taken is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Directors may be elected by written Consent without a meeting only if the written consents of all outstanding shares entitled

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to vote are obtained, except that a vacancy in the board (other than a vacancy created by removal of a director) not filled by the board may be filled by the written consent of the holders of a majority of the outstanding shares entitled to vote.

All such consents shall be filed and maintained in the corporate records. Any shareholder (or the shareholder’s proxyholders, or a transferee of the shares or a personal representative of the shareholder or their respective proxyholders) giving a written consent may revoke the consent only by a writing received by the corporation prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the secretary of the corporation. Such revocation is effective upon its receipt by the secretary of the corporation.

Unless the consents of all shareholders entitled to vote have been solicited in writing:

(a) Notice of shareholder approval without a meeting by less than unanimous written consent shall be given at least 10 calendar days before the consummation of the action authorized by such approval, if the corporate action concerns (i) a contract or transaction in which a director has a direct or indirect financial interest under Section 310 of the California Corporations Code, (ii) indemnification of agents of the corporation, (iii) a conversion of the corporation to another business entity, (iv) a reorganization of the corporation, or (v) a distribution in dissolution other than in accordance with the rights of the outstanding preferred shares; and

(b) Prompt notice shall be given of any other corporate action approved by shareholders without a meeting by less than unanimous written consent.

All such notices shall be given in the manner provided by Section 2.05.

2.12—PROXIES

Every person entitled to vote for directors or on any other matter shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the secretary of the corporation. Any proxy purporting to be executed in accordance with the provisions of the California General Corporation Law shall be presumptively valid. A validly executed proxy that does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the person executing it, before the vote pursuant to that proxy, by a writing delivered to the corporation stating that the proxy is revoked,

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or by attendance at the meeting and voting in person by the person executing the proxy, or by a subsequent proxy executed by the same person and presented at the meeting; or (ii) written notice of the death or incapacity of the maker of that proxy is received by the corporation before the vote pursuant to that proxy is counted; provided, however, that no proxy shall be valid after the expiration of 11 months from the date of the proxy, unless another term of longer or shorter duration is specified in the proxy. The revocability of a proxy that states on its face that is irrevocable shall be governed by the provisions of Sections 705(e) and 705(f) of the Corporations Code of California.

ARTICLE III—DIRECTORS

3.01—POWERS

Except as reserved to the shareholders by law, the articles of incorporation or these bylaws, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be controlled by, the board of directors. Without limiting the generality of the foregoing powers, the directors shall have the following powers:

First: To conduct, manage and control the affairs and business of the corporation and to make such rules and regulations therefor not inconsistent with law or with the articles of incorporation or these bylaws, as they may deem best.

Second: To select and remove the officers, agents and employees of the corporation, to prescribe such powers and duties for them as may not be inconsistent with law, with the articles of incorporation or with these bylaws and to fix their compensation.

Third: To change the principal executive and business office of the corporation from one location to another as provided in Section 1.01; to fix and locate from time to time one or more branch offices of the corporation within or without the State of California, as provided in Section l.02 to designate any place within or without the State of California for the holding of any shareholders’ meeting or meetings except annual meetings; and to adopt, make and use a corporate seal, to prescribe the forms of certificates of stock and to alter the form of such seal and of such certificates from time to time as in their judgment they may deem best, provided that such seal and such certificates shall at all times comply with the provisions of law.

Fourth: To authorize the issue of shares of stock of the corporation from time to time, upon such terms as may be lawful, as dividends or in consideration of money paid, labor done or

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services actually rendered to the corporation or for its benefit or in its formation or reorganization, debts or securities cancelled, or tangible or intangible property actually received; but neither promissory notes of the purchaser, unless secured by property other than the shares acquired or otherwise permitted by Section 408 of the General Corporation Law, nor future services shall constitute payment or part payment for shares of the corporation.

Fifth: To borrow money and incur indebtedness for the purposes of the corporation and to cause to be executed and delivered therefor, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations or other evidences of debt and securities therefor.

Sixth: To designate, by resolution adopted by a majority of the authorized number of directors, one or more committees, each consisting of two or more directors, to serve at the pleasure of the board. The board may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. Any such committee shall have all the authority of the board to the extent provided in the resolution of the board or in the bylaws, except with respect to:

(a) The approval of any action for which, under the General Corporation Law of California, also requires approval of the shareholders or approval of the outstanding shares;

(b) The filling of vacancies on the board or in any committee;

(c) The fixing of compensation of the directors for serving on the board or on any committee;

(d) The amendment or repeal of bylaws or the adoption of new bylaws;

(e) The amendment or repeal of any resolution of the board which by its express terms is not so amendable or repealable;

(f) A distribution to the shareholders of the corporation, except at a rate, in a periodic amount or within a price range set forth in the articles or determined by the board; or

(g) The appointment of other committees of the board or the members thereof.

Seventh: To declare dividends at such times and in such amounts as the condition of the affairs of the corporation may warrant.

Eighth: Generally to exercise all of the powers and to perform all of the acts and duties that from time to time may be permitted by law appertaining to their office.

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3.02—NUMBER OF DIRECTORS

The authorized number of directors of the corporation shall be three until changed by an amendment of this bylaw.

3.03—ELECTION AND TERM OF OFFICE

The directors shall be elected at each annual meeting of shareholders and may be elected at any special meeting of shareholders held for that purpose. Each director shall hold office until a successor is elected and qualified, or until the director’s earlier death, resignation, removal or ineligibility.

3.04—REMOVAL

A director may be removed for cause by (i) the board, when such director has been convicted of a felony or declared incompetent by court order, or (ii) the superior court, at the suit of at least 10% of the shareholders of any class of shares having found that the director has either committed fraudulent or dishonest acts, or has grossly abused his or her authority with reference to the corporation.

A director may be removed without cause by a majority vote of all outstanding shares, provided that (i) where cumulative voting is in effect, such director may not be removed over the objection of the number of shares required to elect him, and (ii) where the articles of incorporation provide for the election of a director by the shareholders of a certain class or series of shares, such director may be removed only by the majority vote of the outstanding shares of such class or series.

Except as provided in this Section 3.04, and any reduction of the authorized number of directors notwithstanding, a director may not be removed prior to the expiration of such director’s term of office.

3.05—VACANCIES

Vacancies in the board of directors may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director. A vacancy in the board of directors shall be deemed to exist (i) in case of the death, resignation, ineligibility or removal of any director, (ii) if the authorized number of directors is increased, or (iii) if the shareholders fail, at

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any annual or special meeting of shareholders at which any director or directors are elected, to elect the full authorized number of directors to be voted for at that meeting.

The shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors. Any election by written consent of the shareholders other than to fill a vacancy created by removal, which requires the unanimous written consent of all shares entitled to vote for the election of directors, must be signed by holders of a majority of the outstanding shares. If the board of directors accepts the resignation of a director tendered to take effect at a future time, the board or the shareholders shall have the power to elect a successor to take office when the resignation is to become effective.

3.06—PLACE OF AND MANNER OF HOLDING MEETINGS

Regular meetings of the board may be held at any place within or outside the State of California that has been designated from time to time by resolution of the board. In the absence of such a designation, regular meetings shall be held at the principal executive office of the corporation. Such regular meetings may be held without notice. Special meetings of the board shall be held at any place that is designated in the notice of the meeting or, if not stated in the notice or there is no notice, at the corporation’s principal executive office. Any meeting may be held (i) by conference telephone or similar communication equipment, as long as all directors participating in the meeting can hear one another, or (ii) by electronic transmission by and to the corporation. Meetings held by means of electronic transmission by and to the corporation (as defined in Sections 20 and 21 of the California Corporations Code) must (i) permit each member attending the meeting to communicate with all of the other members concurrently, and (ii) provide each member with the means of participating in all matters before the board, including, without limitation, the capacity to propose, or to interpose an objection to, a specific action to be taken by the corporation.

3.07—ACTION WITHOUT MEETING

Any action required or permitted to be taken by the board of directors or any committee thereof may be taken without a meeting if each member of the board consents in writing to such action, provided that the number of directors then in office constitutes a quorum. Such consents shall be filed with the minutes of the meetings of the board.

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3.08—ORGANIZATION MEETING

Immediately following each annual meeting of shareholders, the board of directors shall hold a regular meeting for the purpose of organization, election at officers and the transaction of other business. Notice of such meeting is not required.

3.09—SPECIAL MEETINGS

Special meetings of the board of directors for any purpose or purposes may be called at any time by (i) the chairman of the board, (ii) the president, (iii) any vice president, (iv) the secretary, or (v) any two directors.

Special meetings shall be held upon four days’ notice by mail or 48 hours’ notice delivered personally or by telephone, including a voice messaging system or by electronic transmission by the corporation, as defined in Section 20 of the California Corporations Code. A notice, or waiver of notice, need not specify the purpose of any regular or special meeting of the board.

3.10—ADJOURNMENT

A majority of the directors present, whether or not a quorum is present, may adjourn any directors’ meeting to another time and place. If a meeting is adjourned for more than 24 hours, notice of any adjournment to another time or place shall be given in the manner specified in Section 3.09 prior to the time of the adjourned meeting to the directors who were not present at the time of adjournment.

3.11—WAIVER OF NOTICE

Notice of a meeting need not be given to a director who provides a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof in writing, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to that director. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

3.12 —QUORUM

A majority of the authorized number of directors shall constitute a quorum for the transaction of business. The act of the majority of the directors at a meeting at which a quorum is

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present shall be the act of the board of directors, unless a greater number is required by law, the articles of incorporation or these bylaws. However, a meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors if any action taken is approved by at least a majority of the required quorum for such meeting. The provisions of this Section 3.12 shall apply to action taken by any committee from time to time designated by the board of directors.

ARTICLE lV—OFFICERS

4.01—OFFICERS

The officers of the corporation shall be a president, a secretary, a chief financial officer, and such other officers with such titles and duties as may be appointed in accordance with the provisions of Section 4.09. Any number of offices may be held by the same person.

4.02—ELECTION

The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Sections 4.04 or 4.09, shall be chosen annually by the board of directors; and each officer shall hold office until the officer has resigned or is removed or otherwise disqualified to serve and a successor has been elected and qualified.

4.03—REMOVAL AND RESIGNATION

Any officer may be removed, either with or without cause, by a majority of the directors at the time in office, at any regular or special meeting of the board, or, except in the case of an officer chosen by the board of directors, by any officer upon whom such power of removal may be conferred by the board of directors. Any officer may resign at any time by giving written notice to the board of directors or to the president or the secretary of the corporation. Any such resignation shall take effect at the date of the receipt of such notice or any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

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4.04—VACANCIES

A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these bylaws for regular appointments to such office.

4.05—CHAIRMAN OF THE BOARD

The chairman of the board, if one has been appointed, shall, if present, preside at all meetings of the board of directors and exercise and perform all such other powers and duties as may from time to time be assigned by the board of directors or prescribed by these bylaws.

4.06—PRESIDENT

The president, subject to the board of directors, shall be the chief executive officer of the corporation and, as such, (i) shall be responsible for the management and direction of the day-to-day business and affairs of the corporation, its other officers, employees and agents; (ii) shall supervise generally the affairs of the corporation; and (iii) shall have full authority to execute all documents and take all action on the corporation’s behalf that the corporation may legally take. The President shall preside at all meetings of the shareholders and, if there is no regular, appointed chairman of the board or if such chairman is absent, at all meetings of the board of directors. The President shall be ex officio a member of all standing committees, including the executive committee, if any, and shall have general powers and duties of management, together with such other powers and duties as may be prescribed by the board of directors.

4.07—SECRETARY

The secretary shall keep, or cause to be kept, a book of minutes at the principal executive and business office, or such other place as the board of directors may order, of all meetings of directors and shareholders, with the time and place of holding, whether regular or special and, if special, how authorized, the notice thereof given, the names of those present at directors’ meetings, the number of shares present or represented at shareholders’ meetings and the proceedings thereof.

The secretary shall keep, or cause to be kept, at the principal executive and business office or at the office of the corporation’s transfer agent, a share register or a duplicate share

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register showing the names of the shareholders and their addresses, the number and classes of shares held by each, the number and the date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

The secretary shall give, or cause to be given, notice of all the meetings of the shareholders and of the board of directors required by these bylaws or by law to be given and shall have such other powers and shall perform such other duties as may be prescribed by the board of directors or the bylaws.

4.08—CHIEF FINANCIAL OFFICER

The chief financial officer shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares. The chief financial officer shall perform all other duties customary to his or her office and shall have such other powers and shall perform such other duties as may be prescribed by the board of directors.

4.09—SUBORDINATE OFFICERS

The board of directors may appoint such vice presidents, assistant financial officers, assistant secretaries and other subordinate officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these bylaws or as the board of directors may from time to time determine.

In the absence or disability of the president, chief financial officer or secretary, the vice presidents, assistant financial officers and assistant secretaries, respectively, in order of their rank as fixed by the board of directors or, if not ranked, the subordinate officer designated by the board of directors shall perform all the duties of such absent or disabled officer and, when so acting, shall have all the powers of and be subject to all the restrictions upon such officer. Each subordinate officer shall have such other powers and shall perform such other duties as from time to time may be prescribed by the board of directors or these bylaws.

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ARTICLE V—SHARES OF STOCK

5.01 —SHARE CERTIFICATES

Certificates representing shares of the capital stock of the corporation shall be in such form as shall be approved by the board of directors, consistent with the articles of incorporation and the laws of the State of California. A certificate or certificates for shares of the capital stock of the corporation shall be issued to each shareholder when such shares are fully paid, and the board of directors may authorize the issuance of certificates or shares as partly paid provided that these certificates shall state the amount of the consideration to be paid for them and the amount paid. All such certificates shall be signed by (i) the chairman or vice chairman of the board or the president or a vice president, and (ii) by the chief financial officer or an assistant financial officer or the secretary or any assistant secretary, certifying the number of shares and the class or series of shares issued to the shareholder and evidenced by such certificate. The corporation may issue, sell or transfer fractional shares.

5.02—TRANSFER OF SHARES

Subject to the provisions of applicable securities and other laws and any other valid contractual and other restrictions on transfer of shares, upon the surrender to the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

5.03—LOST OR DESTROYED CERTIFICATE

The holder of any shares of stock of the corporation shall immediately notify the corporation of any loss or destruction of the certificate therefor, and the corporation may issue a new certificate in the place of any certificate theretofore issued by it alleged to have been lost or destroyed, upon approval of the board of directors. The board may, in its discretion, as a condition to authorizing the issue of such new certificate, require the owner of the lost or destroyed certificate, or the owner’s legal representative, to make proof satisfactory to the corporation of the loss or destruction thereof and to give the corporation a bond or other security, in such amount and with such surety or sureties as the corporation may determine, as indemnity

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against any claim that may be made against the corporation on account of any such certificate so alleged to have been lost or destroyed.

ARTICLE VI—MISCELLANEOUS

6.01— INDEMNITY OF OFFICERS AND DIRECTORS

The corporation shall, to the fullest extent permitted by the California General Corporation Law (and in excess of that otherwise permitted by Section 317 thereof), indemnify each of its directors and officers against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, including proceedings brought by or on behalf of the corporation, arising by reason of the fact any such person is or was a director or officer of the corporation and shall have power to advance to each such officer or director expenses incurred in defending any such proceeding to the fullest extent permitted by that law.

6.02—SHAREHOLDER INSPECTION OF ARTICLES AND BYLAWS

The corporation shall keep at its principal executive and business office the original or a copy of the articles of incorporation and the bylaws as amended to date, which shall be open to inspection by shareholders at all reasonable times during office hours.

6.03—MAINTENANCE AND INSPECTION OF RECORDS OF SHAREHOLDERS

The corporation shall keep at its principal executive and business office or at the office of its transfer agent or registrar (if one has been appointed), as determined by resolution of the board of directors, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of shares held by each shareholder.

A shareholder or shareholders of the corporation holding at least 5% in the aggregate of the outstanding voting shares of the corporation may (i) inspect and copy the records of shareholders’ names, addresses and shareholdings, during usual business hours on five business days’ prior written demand on the corporation, and (ii) obtain from the transfer agent of’ the corporation, on written demand and on the tender of such transfer agent’s usual charges for such list, a list of the names and addresses of the shareholders who are entitled to vote for the election of directors, and their shareholdings, as of the most recent record date for which that list has been

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compiled or as of a date specified by the shareholder after the date of demand. The corporation shall cause this list to be made available to any such shareholder or shareholders by the transfer agent on or before the later of five business days after the demand is received or the date specified in the demand as the date as of which the list is to be compiled. The record of shareholders shall also be open to inspection on the written demand of any shareholder or holder of a voting trust certificate, at any time during usual business hours, for a purpose reasonably related to the holder’s interests as a shareholder or as the holder of a voting trust certificate. Any inspection and copying under this Section may be made in person or by an agent or attorney of the shareholder or holder of a voting trust certificate making the demand.

6.04—SHAREHOLDER INSPECTION OF CORPORATE RECORDS

The accounting books and records and minutes of proceedings of the shareholders and the board of directors and any committee or committees of the board of directors shall be kept at such place or places designated by the board of directors or, in the absence of such designation, at the principal executive and business office of the corporation. These records shall be kept either in written form or in any other form capable of being converted into clearly legible paper form. The minutes and accounting books and records shall be open to inspection upon the written demand of any shareholder or holder of a voting trust certificate, at any reasonable time during usual business hours, for a purpose reasonably related to the holder’s interests as a shareholder or as the holder of a voting trust certificate. The inspection may be made in person or by an agent or attorney and shall include the right to copy and make extracts. These rights of inspection shall extend to the records of each subsidiary corporation of the corporation.

6.05—INSPECTION BY DIRECTORS

Every director shall have the absolute right at any reasonable time to inspect all books, records and documents of every kind and the physical properties of the corporation and each of its subsidiary corporations. This inspection by a director may be made in person or by an agent or attorney, and the right of inspection includes the right to copy and make extracts of documents.

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6.06—REPRESENTATION OF SHARES OF OTHER CORPORATIONS

The president or, in the event if the President’s absence or inability to serve, any vice president and the secretary or assistant secretary of this corporation are authorized to vote, represent and exercise, on behalf this corporation, all rights incidental to any and all shares of any other corporation standing in the name of this corporation. The authority herein granted to such officers to vote or represent on behalf of this corporation any and all shares held by this corporation in any other corporation may be exercised either by such officers in person or by any person authorized to do so by proxy or power of attorney duly executed by such officers.

6.07 —ANNUAL REPORT

The annual report to shareholders referred to in Section 1501(a) of the California Corporations Code is expressly waived subject to the limitations thereof, but the board of directors of the corporation may cause to be sent to the shareholders, not later than 120 days after the close of the fiscal or calendar year, an annual report in such form as may be deemed appropriate by the board of directors.

6.08—ANNUAL STATEMENT OF GENERAL INFORMATION

Within 90 days of incorporation and annually thereafter, the corporation shall file with the Secretary of State, on the prescribed form, a statement setting forth the authorized number of directors, the names and complete business or residence addresses of all incumbent directors, the names and complete business or residence addresses of the chief executive officer, secretary and chief financial officer, the street address of its principal executive office or principal business office in this state, and the general type of business constituting the principal business activity of the corporation, together with a designation of the agent of the corporation for the purpose of service of process, all in compliance with section 1502 of the California Corporations Code.

ARTICLE VII—AMENDMENTS TO BYLAWS

7.01—AMENDMENT BY SHAREHOLDERS

New bylaws may be adopted or these bylaws may be amended or repealed by the vote or written consent of the shareholders entitled to exercise a majority of the voting power of the corporation, except as otherwise provided by either these bylaws or the articles of the

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corporation; provided, however, that if the articles of incorporation set forth the number of authorized directors of the corporation, the authorized number of directors may be changed only by an amendment of the articles of incorporation.

7.02 AMENDMENT BY DIRECTORS

Subject to the rights of the shareholders as provided in Section 7.01 to adopt, amend or repeal bylaws, bylaws may be adopted, amended, or repealed by the board of directors; provided, however, that the board of directors may adopt a bylaw or amendment of a bylaw changing the authorized number of directors only for the purpose of fixing the exact number of directors within the limits specified in the articles of incorporation or in Section 3.02 of these bylaws.

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CERTIFICATE OF SECRETARY

The undersigned, being the duly elected, qualified and acting Secretary of SEQUANS COMMUNICATIONS INC., a California corporation, does hereby certify that the foregoing Bylaws, comprising 20 pages, are the Bylaws of such corporation, as duly adopted by written consent of the board of directors dated the date hereof.

Dated at Paris, France, effective the first day of January, 2008.

DEBORAH CHOATE

THE COMPANIES ACT, CAP. 50

PRIVATE COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION

OF

SEQUANS COMMUNICATIONS PTE. LTD.

1.	The name of the Company is SEQUANS COMMUNICATIONS PTE. LTD.

2.	The registered office of the Company will be situated in the Republic of Singapore.

3.	The objects for which the Company is established are: -

(1)

To carry on business includes the manufacturing of semiconductor and related solid state devices such as semiconductor diodes, including rectifiers, integrated microcircuits (semiconductor networks), transistors, solar cells and light sensing and emitting semiconductor (solid state) devices; the manufacturing of electron tubes and X-ray tubes; and other electronics components such as capacitors and resistors, printed circuit boards, piezo-electric devices and electronic display devices except light emitting diodes.

(2)

To carry on business of advisers on problems relating to the administration and organization of industry and business and the training of personnel for industry and business and to carry on all or any of the businesses of industrial business and personnel consultants and to advise upon the means and methods for extending developing and improving all types of businesses or industries and all systems or processes relating to the production, storage, distribution, marketing and sale of goods and/or relating to the rendering services.

(3)

To purchase and sell all merchandise and goods of every kind and nature for importation from and exporting throughout the world to and from and or between all countries wherever situate including the purchase and sale of domestic merchandise in domestic markets and foreign merchandise in foreign markets. Such transaction to be for the account of the company and or others and to constitute as one of the said purposes the doing of general foreign and domestic importing and exporting merchandise business and in particular to carry on a general import and export business in any place throughout the world.

(4)

To carry on the business as business consultants, business development advisors, human resource advisors, financial consultants and partners in any business ventures and to advise upon the means and methods for extending, developing and improving all types of businesses or industries and all systems or processes relating to the manufacture, production, finance, costing, design, storage, distribution, marketing and sale of goods and/or relating to the rendering of services and consultancy on type of configuration of hardware and/or software application, involving analysis of user’s need and problems.

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(5)

To carry on the business of owner, developer, lessor and lessee, builders, contractors for building or construction work, to take on lease or in exchange, hire or otherwise acquire any kind of immovable or movable property and any rights or privileges which the Company think necessary or convenient for the purposes of its business, and to improve, manage, develop, grant rights or privileges in respect of, or otherwise deal with all or any part of the property and rights of the Company.

(6)	To act as consultants and provide management, including project management, marketing promotion, technical assistance and industrial research in any industry.

(7)

To act as agents or managers in carrying on any business concerns and undertakings and to employ experts to investigate and examine into the condition, management, prospects, value and circumstances of any business, concerns and undertakings and generally of any assets, property or rights of any kind.

(8)

To carry on the business of a holding company and for that purpose to purchase or otherwise acquire and undertake the whole or any part of the business, goodwill, assets and liabilities of any person, firm or company; to acquire an interest in, amalgamate with or enter into partnership, joint venture or profit-sharing arrangement with any person, firm or company; to promote sponsor, establish, constitute, form, participate in, organize manage, supervise and control any corporation, company, syndicate, fund, trust, business or institution.

(9)	To carry on all or any of the businesses usually carried on by land investment, land mortgage, and real estate companies in all their several branches.

(10)

To carry on business as communication consultants, market research consultants and surveyors for any type of business or industry and the collection, preparation of information and statistics relating to any aspect thereto.

(11)

To carry on the business of general importers, exporters, wholesalers, retailers, merchants, traders, manufacturers, warehousemen, dealers, brokers, general agents, commission agents, manufacturer’s representatives, auctioneers, appraisers, valuers, factors, general carriers, suppliers, removers, packers, distributors, assemblers, installers, contractors and distributors for and in respect of industrial and consumer goods, articles, products and commodities of all kinds and of every description.

(12)

To act as general or special agents or representatives for any companies, corporations, associations, bodies or individuals and to undertake, carry on and execute all kinds of commercial and trading operations, contracts and all businesses whether wholesale or retail.

(13)

To apply for purchase or otherwise acquire and protect, prolong and renew any patents, patent rights, brevents d’invention, licences, concessions, trade marks, designs and the like, conferring any exclusive or non exclusive or limited right of use, or any secret or other information as to any invention, process or privilege which may seem capable of being used for any of the purposes of the Company, or the acquisition of which may seem calculated directly or indirectly to benefit the Company, and to use, exercise, develop, manufacture under grant or licences or privileges in respect of or otherwise turn to account the property, rights, or information so acquired and to subsidise take part in or assist experiments, investigations and researches likely to prove beneficial to the Company.

(14)	To draw, make, accept, endorse, discount, execute and issue promissory notes, bills of exchange, bills of lading, and other negotiable or transferable instruments.

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(15)

To raise or borrow or secure payment of money in such manner and on such terms as the Company may think fit and in particular by the issue of options or debentures charged upon all or any of the Company’s property including debts, uncalled capital (both present and future) or upon bills of exchange or promissory notes or other like obligations to purchase, redeem, or pay off any such securities or debts.

(16)	To guarantee or become liable for the payment of money or the performance or any contract or obligations by any person or persons or corporation.

(17)

To enter into any arrangement with any governments, or authorities (supreme, municipal, local or otherwise) or any companies, firms or persons that may seem conducive to the attainment of the Company’s objective, or any of them, and to obtain from any such government, authority, company, firm or persons any charters, contracts, decrees, rights or privileges and concessions which the Company may think desirable and to carry out, exercise and comply with any such charters, contracts, decrees, rights, privileges and concessions.

(18)

To lend and advance money or give credit on such terms as may seem expedient and with or without security to customers and others, to enter into guarantees, contracts of indemnity and suretyship of all kinds other than those in the nature of insurance business, to become security for any persons, firms or companies and to receive money, stocks, bonds, certificates, securities, deeds and property on deposit or for safe custody or management.

(19)

To secure or discharge any debt or obligation of or binding on the Company in such manner as may be thought fit and in particular by mortgages and charges upon the undertaking and all or any of the assets and property (present and future) and the uncalled capital of the Company, or by the creation and issue on such terms as may be thought expedient of debenture stock, or other securities of any description or by the issue of shares credited as fully or partly paid up.

(20)

To remunerate by way of commission or otherwise any person or corporations for services rendered or to be rendered to the Company and in particular by placing and assisting in the placing or guaranteeing the placing of any shares or securities of the Company or in or about the formation or promotion thereof or the conduct of its business.

(21)

To sell or dispose of the undertaking of the Company or any part thereof for such consideration as the Company may think fit, and in particular for shares, debentures, or securities of any other company having objects altogether or in part similar to those of the Company.

(22)

To establish, maintain and work agencies or branch firms in any part of the world in connection with the business of the Company or any part thereof, and to cause the Company to be registered or recognised in any foreign country or place.

(23)

To pay (whether in whole or in part) for any property or rights acquired by the Company or services rendered to the Company, either in cash or fully or partly paid-up shares in the Company, with or without preferred or deferred or guaranteed rights in respect of dividend or repayment of capital or otherwise, or by any securities which the Company has power to issue, or partly in one mode and partly in another, and generally on such terms as the Company may determine.

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(24)

To distribute any of the property of the Company among the members in kind or otherwise but so that no distribution amounting to a reduction of capital shall be made without the sanction required by law.

(25)

To pay all or any part of the expenses of, and preliminary and incidental to the promotion, formation, establishment and registration of the Company or of any other company promoted, formed registered by or on behalf of the Company, and all commission, brokerage, discount, underwriting and other expenses lawfully payable which may be deemed expedient for taking, placing or underwriting all or any of the shares or debentures or other obligations of the Company, or any company so promoted, formed, established or registered by the Company.

(26)

To carry on any other trade or business whatsoever which can, in the opinion of the Company, be advantageously or conveniently carried on by the Company by way of extension of or in connection with, or is calculated directly or indirectly to develop any branch of the Company’s business or to increase the value of or turn to account any of the Company’s assets, property or rights.

(27)

To do all or any of the above things in any part of the world, either as principals, agents, trustees, contractors, or otherwise and either alone or in conjunction with others, and either by or through agents, sub-contractors, trustees, corporations, or otherwise.

(28)	To do all such other things as in the opinion of the Company or its Directors are incidental or conducive to the attainment of any of the above objects or any objects of a like or similar nature.

(29)	Unless expressly excluded or modified herein or by the Company’s Articles of Association to exercise each and every one of the powers set forth in the Third Schedule to the Companies Act, (Cap.50).

AND it is hereby declared that the word “company” in this Clause shall (except where referring to the Company) be deemed to include any partnership or other body of persons, whether incorporated or not incorporated, and whether domiciled in Singapore or elsewhere, and the intention is that the objects specified in each paragraph of this Clause shall, except if at all where otherwise expressed, be in no way limited or restricted by reference to or inference from the terms of any other paragraph or the name of the Company, or the order in which such objects are stated.

4.	The liability of the Members is limited.

5.

The share capital of the Company is $100.00 (Singapore Currency) divided into 100 ordinary shares of S$1.00 each. The shares in the original or any increased capital may be divided into several classes, and there may be attached thereto respectively any preferential, deferred or other special rights, privileges, conditions or restrictions as to dividends, capital, voting or otherwise.

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We, the several persons whose names, addresses and descriptions are hereunto subscribed, are desirous of being formed into a Company in pursuance of this Memorandum of Association, and we respectively agree to take the number of shares in the Capital of the Company set opposite to our respective names.

NAMES, ADDRESS AND DESCRIPTIONS OF SUBSCRIBERS	NUMBER OF SHARES TAKEN BY EACH SUBSCRIBER

SEQUANS COMMUNICATIONS S.A. BP 104 ‘Citicenter’ 19 Le Parvis Paris-La Defense 92800 Puteaux, France Registration No.: 450 249 677 R.C.S. Nanterre Incorporated In France	100

100

Dated this              day of

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THE COMPANIES ACT (CAP. 50)

COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

OF

SEQUANS COMMUNICATIONS PTE. LTD.

PRELIMINARY

TABLE ‘A’ EXCLUDED

1.

TABLE A EXCLUDED. The regulations in Table ‘A’ in the Fourth Schedule to the Companies Act, Cap. 50, shall not apply to the Company, except in so far as the same are repeated or contained in these Articles.

INTERPRETATION

2.

INTERPRETATION CLAUSE. In these Articles the words standing in the first column of the table next hereinafter contained shall bear the meanings set opposite to them respectively in the second column thereof, if not inconsistent with the subject or context:

WORDS	MEANINGS

The Company	The above named Company by whatever name from time to time called.

The Act

The Companies Act, Cap. 50 or any statutory modification, amendment or reenactment thereof for the time being in force or any and every other act for the time being in force concerning companies and affecting the Company and any reference to any provision of the Act is to that provision as so modified, amended or reenacted or contained in any such subsequent Companies Act.

The Member(s)	The registered shareholder(s) for the time being of the Company.

These Articles	These Articles of Association as originally framed or as altered from time to time by Special Resolution.

The Directors	The Directors for the time being of the Company.

The Office	The Registered Office for the time being of the Company.

The Secretary	The Secretary or Secretaries appointed under these Articles and shall include any person entitled to perform the duties of Secretary temporarily.

The Seal	The Common Seal of the Company.

Expressions referring to writing shall, unless otherwise stated, include printing and lithography and any other mode or modes of representing or reproducing words in a visible form.

Words importing the singular number only shall include the plural number, and vice versa.

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Words importing the masculine gender only shall include the feminine gender; and

Words importing persons shall include corporations.

Subject as aforesaid, any words or expressions defined in the Act and the Interpretation Act, Cap. I shall, except where the subject or context forbids, bear the same meanings in these Articles.

SHARES

3.	SHARE CAPITAL. The share capital of the Company is S$ 100.00 divided into 100 ordinary shares of S$ 1.00 each.

4.

HOW SHARES TO BE ISSUED. The shares taken by the subscribers to the Memorandum of Association shall be duly issued by the Directors. Subject as aforesaid and subject always to these Articles the allotment and issue of shares shall be determined by the Company in General Meeting Provided Always that the Company in General Meeting may authorise the Directors to allot and issue shares in accordance with the provisions of the Act and on such terms and conditions and at such times as the Directors shall think fit.

5.	PRIVATE COMPANY. The Company is a private company, and accordingly:

(A)	no invitation shall be issued to the public to subscribe for any shares or debentures of the Company;

(B)

the number of the Members of the Company (not including persons who are in the employment of the Company or of its subsidiary, and persons who, having been formerly in the employment of the Company or of its subsidiary, were while in that employment and have continued after the determination of that employment, to be Members of the Company) shall be limited to fifty, provided that, for the purposes of this provision, where two or more persons hold one or more shares in the Company jointly they shall be treated as a single Member;

(C)	the right to transfer the shares of the Company shall be restricted in manner hereinafter appearing; and

(D)	no invitation shall be issued to the public to deposit money with the Company for fixed periods or payable at call, whether bearing or not bearing interest.

6.

COMMISSION ON SUBSCRIPTION OF SHARES. The Company may pay to any person a commission in consideration of his subscribing or agreeing to subscribe, whether absolutely or conditionally, or procuring or agreeing to procure subscriptions, whether absolute or conditional, for any shares in the Company. Provided that such commission shall not exceed ten per cent, of the price at which such shares arc issued, or an amount equivalent to such percentage; and the requirements of the Act shall be observed. Any such commission may be paid or satisfied in cash, or in shares, debentures or debenture stock of the Company, in which case the provisions of the Act shall be duly complied with. The Company may also on any issue of shares pay such brokerage as may be lawful.

7.	INTEREST ON SHARE CAPITAL DURING CONSTRUCTION.

Where any shares are issued for the purpose of raising money to defray the expenses of the construction of any works or buildings or the provision of any plant which cannot be made profitable for a lengthened period, the Company may pay interest on so much of such share capital as is for the time being paid up for the period and subject to the conditions and

9

restrictions mentioned in the Act, and may charge the same to capital as part of the cost of construction of the works, buildings or plant.

8.

RECEIPTS OF JOINT HOLDERS OF SHARES. If two or more persons are registered as joint holders of any share, any one of such persons may give effectual receipts for any dividends or other moneys payable in respect of such share.

9.

NO TRUST RECOGNISED. No person shall be recognised by the Company as holding any share upon any trust, and the Company shall not be bound by or required to recognise any equitable, contingent, future or partial interest in any share or any right whatsoever in respect of any share other than an absolute right to the entirety thereof in the registered holder, except as by these Articles otherwise expressly provided or as by the Act required or pursuant to the Order of any Court of competent jurisdiction.

10.	REGISTERED MEMBER ENTITLED TO SHARE CERTIFICATE.

Subject to the provisions of the Act every Member shall be entitled, without payment to receive within two months after allotment or within one month after the lodgment of any transfer one certificate under the Seal for all the shares registered in his name, specifying the number of the shares in respect of which it is issued and the amount paid up thereon.

Provided that in the case of joint holders the Company shall not be bound to issue more than one certificate to all the joint holders, and delivery of such certificate to any one of them shall be sufficient delivery to all and provided further that the Company shall not be bound to register more than three persons as the holder of any share except in the case of executors or administrators of the estate of a deceased Member. Every certificate shall be signed by one Director and countersigned by the Secretary or by a second director or some other person nominated by the Directors for the purpose unless a share seal is authorised and used.

11.

NEW CERTIFICATE MAY BE ISSUED. If any certificate or other document of title to shares or debentures be worn out or defaced, then upon production thereof to the Directors, they may order the same to be cancelled and may issue a new certificate in lieu thereof. For every certificate so issued there shall be paid to the Company the amount of the proper duty, if any, with which such certificate is chargeable under any law for the time being in force relating to stamps together with a further fee not exceeding $2.00 as the Directors may determine.

Subject to the provisions of the Act and the requirements of the Directors thereunder, if any certificate or document be lost or destroyed or stolen, then upon proof thereof to the satisfaction of the Directors and on such indemnity as the Directors deem adequate being given, and on the payment of the amount of the proper duty with which such certificate or document is chargeable under any law for the time being in force relating to stamps together with a further fee not exceeding $2.00 as the Directors may determine, a new certificate or document in lieu thereof shall be given to the person entitled to such lost or destroyed or stolen certificate or document.

LIEN

12.	COMPANY TO HAVE LIEN ON SHARES AND DIVIDENDS.

The Company shall have a first and paramount lien upon all shares (whether fully paid or not) registered in the name of each Member, whether alone or jointly with any other person, for his debts, liabilities and engagements, whether solely or jointly with any other person, to or with the Company, whether the period for the payment fulfillment or discharge thereof

10

shall have actually arrived or not, and such lien shall extend to all dividends from time to time declared in respect of such shares. But the Directors may at any time declare any share to be exempted, wholly or partially, from the provisions of this Article.

13.

LIEN MAY BE ENFORCED BY SALE OF SHARES. The Directors may sell the shares subject to any such lien at such time or times and in such manner as they think fit, but no sale shall be made until such time as the moneys in respect of which such lien exists or some part thereof are or is presently payable or the liability or engagement in respect of which such lien exists is liable to be presently fulfilled or discharged, and until a demand and notice in writing stating the amount due or specifying the liability or engagement and demanding payment or fulfillment or discharge thereof and giving notice of intention to sell in default shall have been served on such Member or the persons (if any) entitled by transmission to the shares, and default in payment, fulfillment or discharge shall have been made by him or them for seven days after such notice.

14.

APPLICATION OF PROCEEDS OF SALE. The net proceeds of any such sale shall be applied first in or towards satisfaction of the payment due to the Company of all costs of such sale, next in satisfaction of the debt, obligation, engagement or liability of the Member to or with the Company and the balance (if any) shall be paid to the Member or the person (if any) entitled by transmission to the shares so sold.

15.

DIRECTORS MAY TRANSFER AND ENTER PURCHASER’S NAME IN SHARE REGISTER. To give effect to any such sale as aforesaid, the Directors may authorise some person to transfer the shares sold to the purchaser, and may enter the purchaser’s name in the register as holder of the shares, and the purchaser shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

16.

MEMBER NOT ENTITLED TO PRIVILEGES OF MEMBERSHIP UNTIL ALL CALLS PAID. No Member shall be entitled to receive any dividend or to exercise any privileges as a Member until he shall have paid all calls for the time being due and payable on every share held by him, whether alone or jointly with any other person, together with interest and expenses (if any).

CALLS ON SHARES

17.

DIRECTORS MAY MAKE CALLS. The Directors may, subject to the provisions of these Articles, from time to time make such calls upon the Members in respect of all money unpaid on their shares as they think fit, provided that fourteen days’ notice at least is given of each call and each Member shall be liable to pay the amount of every call so made upon him to the Company, by the installments (if any) and at the times and places appointed by the Directors.

18.	WHEN CALL DEEMED MADE. A call shall be deemed to have been made at the time when the resolution of the Directors authorising such call was passed.

19.	LIABILITY OF JOINT HOLDERS. The joint holders of a share shall be jointly and severally liable to the payment of all calls and installments and interest due in respect thereof.

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20.

INTEREST ON UNPAID CALL. If before or on the day appointed for payment thereof a call or installment payable in respect of a share is not paid, the person from whom the same is due shall pay interest on the amount of the call or installment at such rate not exceeding ten per cent per annum as the Directors shall fix from the day appointed for payment thereof to the time of actual payment, but the Directors may waive payment of such interest wholly or in part.

21.

SUMS PAYABLE ON ALLOTMENT DEEMED A CALL. Any sum which by the terms of allotment of a share is made payable upon allotment or at any fixed date, whether on account of the amount of the share or by way of premium, shall, for all purposes of these Articles, be deemed to be a call duly made and payable on the date fixed for payment, and in case of non-payment the provisions of these Articles as to payment of interest and expenses, forfeiture and the like, and all other relevant provisions of these Articles, shall apply as if such sum were a call duly made and notified as hereby provided.

22.

DIFFERENCE IN CALLS. The Directors may, from time to time, make arrangements on the issue of shares for a difference between the holders of such shares in the amount of calls to be paid and in the time of payment of such calls.

23.

CALLS MAY BE PAID IN ADVANCE. The Directors may, if they think fit, receive from any Member willing to advance the same all or any part of the moneys due upon his shares beyond the sums actually called up thereon, and upon the moneys so paid in advance, or so much thereof as exceeds the amount for the time being called up on the shares in respect of which such advance has been made, the Directors may pay or allow such interest at such rate not exceeding ten per cent per annum as may be agreed between them and such Member.

TRANSFER OF SHARES

24.

SHARES TO BE TRANSFERABLE. Subject to the restrictions of these Articles shares shall be transferable and every transfer must be in writing in the usual common form, or in such other form as the Directors shall from time to time approve, and must be left at the Office, accompanied by the certificate of the shares to be transferred and such other evidence (if any) as the Directors may require to prove the title of the intending transferor.

25.	PERSONS UNDER DISABILITY. No share shall in any circumstances be knowingly transferred to any infant, bankrupt or person of unsound mind.

26.

TRANSFERS TO BE EXECUTED BY BOTH PARTIES. The instrument of transfer of a share shall be executed both by the transferor and the transferee, and the transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the register of members in respect thereof.

27.	COMPANY TO PROVIDE AND SECRETARY TO KEEP REGISTER.

The Company shall provide a book to be called the “Register of Transfers” which shall be kept by the Secretary under the control of the Directors, and in which shall be entered the particulars of every transfer or transmission of every share.

28.	DIRECTORS MAY REFUSE TO REGISTER IN CERTAIN CASES.

The Directors may, in their absolute discretion, refuse to register a transfer of any share. The Directors may refuse to register any transfer of shares on which the Company has a lien or any transfer which might cause the number of Members to exceed the limit prescribed by Article 5. If the Directors refuse to register a transfer of any share, they shall, within one month after the date on which the transfer was lodged with the Company, send to the

12

transferor and transferee notice of the refusal, as required by the Act. A transfer of shares shall not pass the right to any dividend declared thereon before the registration of the transfer.

29.

TRANSFER FEE. Such fee not exceeding $2.00 for each transfer, as the Directors may from time to time determine, may be charged for registration of a transfer. There shall also be paid to the Company in respect of the registration of any probate, letters of administration, certificate of death, power of attorney or other document relating to or affecting the title to any shares, $2.00 or such other sum as the Directors may determine.

30.

REGISTER OF TRANSFERS MAY BE CLOSED. The Register of Transfers may be closed during the fourteen days immediately preceding every Annual General Meeting of the Company, and at such other times (if any) and for such period as the Directors may from time to time determine, provided always that it shall not be closed for more than thirty days in any year.

TRANSMISSION OF SHARES

31.

ON DEATH OF MEMBER, SURVIVOR OR EXECUTOR ONLY RECOGNISED. In the case of the death of a Member, the survivors or survivor, where the deceased was a joint holder, and the executors or administrators of the deceased where he was a sole or only surviving holder, shall be the only persons recognised by the Company as having any title to his shares, but nothing herein contained shall release the estate of a deceased Member (whether sole or joint holder) from any liability in respect of any share held by him.

32.

PERSON BECOMING ENTITLED ON DEATH OR BANKRUPTCY OF MEMBER MAY BE REGISTERED. Any person becoming entitled to a share in consequence of the death or bankruptcy of any Member may, upon producing such evidence of title as the Director shall require and with the consent of the Directors (which they shall not be under any obligation to give), be registered himself as holder of the share, or subject to the provisions as to transfers herein contained, transfer the same to some other person.

33.	LEGAL REPRESENTATIVE OR GUARDIAN ETC ELECTING TO BE REGISTERED MUST GIVEN NOTICE.

(A)

If the person so becoming entitled shall elect to be registered himself, he shall deliver or send to the Company a notice in writing signed by him stating that he so elects and such notice shall be deemed to be a transfer.

(B)

The Directors shall have, in respect of a transfer so executed, the same power of refusing registration as if the event upon which the transmission took place had not occurred, and the transfer were a transfer executed by the person from whom the title by transmission is derived.

34.

PERSON ENTITLED MAY RECEIVE DIVIDENDS WITHOUT BEING REGISTERED AS MEMBER, BUT MAY NOT VOTE. A person entitled to a share by transmission shall be entitled to receive, and may give a discharge for, any dividends or other moneys payable in respect of the share, but he shall not be entitled in respect of it to receive notices of, or to attend or vote at meetings of the Company, or save as aforesaid, to exercise any of the rights or privileges of a Member, unless and until he shall become registered as a Member in respect of the share.

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FORFEITURE OF SHARES

35.

DIRECTORS MAY REQUIRE PAYMENT OF CALL WITH INTEREST AND EXPENSES. If any Member fails to pay the whole or any part of any call or installment of a call on or before the day appointed for the payment thereof the Directors may at any time thereafter, during such time as the call or installment or any part thereof remains unpaid, serve a notice on him or on the person entitled to the share by transmission requiring him to pay such call or installment, or such part thereof as remains unpaid, together with interest at such rate not exceeding ten per cent per annum as the Directors shall determine, and any expenses that may have accrued by reason of such non-payment.

36.	NOTICE REQUIRING PAYMENT TO CONTAIN CERTAIN PARTICULARS.

The notice shall name a further day (not earlier than the expiration of seven days from the date of the notice) on or before which such call or installment, or such part as aforesaid, and all interest and expenses that have accrued by reason of such non-payment, are to be paid. It shall also name the place where payment is to be made, and shall state that, in the event of non-payment at or before the time and at the place appointed, the shares in respect of which such call was made will be liable to be forfeited.

37.

ON NON-COMPLIANCE WITH NOTICE, SHARES FORFEITED ON RESOLUTION OF DIRECTORS. If the requirements of any such notice as aforesaid is not complied with, any share in respect of which such notice has been given may at any time thereafter, before the payment required by the notice has been made be forfeited by a resolution of the Directors to that effect. A forfeiture of shares shall include all dividends in respect of the shares not actually paid before the forfeiture, notwithstanding that they shall have been declared. The Directors may accept a surrender of any share liable to be forfeited hereunder.

38.

NOTICE OF FORFEITURE TO BE GIVEN AND ENTERED IN REGISTER OF MEMBERS. When any share has been forfeited in accordance with these Articles, notice of the forfeiture shall forthwith be given to the holder of the share or to the person entitled to the share by transmission, as the case may be, and an entry of such notice having been given, and of the forfeiture with the date thereof, shall forthwith be made in the register of members opposite to the share; but the provisions of this Article are directory only, and no forfeiture shall be in any manner invalidated by any omission or neglect to give such notice or to make such entry as aforesaid.

39.	DIRECTORS MAY ALLOW FORFEITED SHARE TO BE REDEEMED.

Notwithstanding any such forfeiture as aforesaid, the Directors may, at any time before the forfeited share has been otherwise disposed of, annul the forfeiture, upon the terms of payment of all calls and interest due thereon and all expenses incurred in respect of the share and upon such further terms (if any) as they shall see fit.

40.	PROCEDURE FOR SHARES FORFEITED OR SURRENDERED.

Every share so forfeited or surrendered may be sold, re-allotted, or otherwise disposed of, either to the person who was before forfeiture the holder thereof, or entitled thereto, or to any other person, upon such terms and in such manner as the Directors shall think fit, and the Directors may, if necessary, authorise some person to transfer the same to such other person as aforesaid.

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41.

FORMER HOLDER OF FORFEITED OR SURRENDERED SHARES LIABLE FOR CALL MADE BEFORE FORFEITURE OR SURRENDER. A Member whose shares have been forfeited or surrendered shall, notwithstanding the forfeiture or surrender, remain liable to pay to the Company all calls, installments and expenses owing upon or in respect of such shares at the time of forfeiture or surrender, and interest thereon to the date of payment at the rate of ten per cent per annum (or such lower rate as the Directors may approve), in the same manner in all respects as if the shares had not been forfeited or surrendered, and to satisfy all (if any) the claims and demands which the Company might have enforced in respect of the shares at the time of forfeiture or surrender, without any deduction or allowance for the value of the shares at the time of forfeiture or surrender.

42.

CONSEQUENCES OF FORFEITURE OR SURRENDER. The forfeiture or surrender of a share shall involve the extinction at the time of forfeiture or surrender of all interest in and all claims and demands against the Company in respect of the share, and all other rights and liabilities incidental to the share as between the Member whose share is forfeited or surrendered and the Company, except only such of those rights and liabilities as are by these Articles expressly saved, or as are by the Act given or imposed in the case of past Members.

43.	TITLE TO FORFEITED OR SURRENDERED SHARES.

A statutory declaration in writing that the declarant is a Director of the Company, and that a share has been duly forfeited or surrendered in pursuance of these Articles, and stating the date upon which it was forfeited or surrendered, shall, as against all persons claiming to be entitled to the share adversely to the forfeiture or surrender thereof, be conclusive evidence of the facts therein stated, and such declaration, together with the receipt of the Company for the consideration (if any) given for the share on the sale or disposition thereof, and a certificate of proprietorship of the share under the Seal delivered to the person to whom the same is sold or disposed of, shall constitute a good title to the share, and (subject to the execution of any necessary transfer) such person shall be registered as the holder of the share and shall be discharged from all calls made prior to such sale or disposition, and shall not be bound to see to the application of the purchase money (if any), nor shall his title to the share be affected by any act, omission or irregularity relating to or connected with the proceedings in reference to the forfeiture or surrender, sale, re-allotment or disposal of the share. The remedy of any person aggrieved by the sale shall be in damages only and against the Company exclusively.

CONVERSION OF SHARES INTO STOCK

44.

POWER TO CONVERT INTO STOCK. The Company may, from time to time, by Ordinary Resolution of a General Meeting convert all or any of its paid-up shares into stock and may from time to time, in like manner, re-convert any such stock into paid-up shares of any denomination.

45.

TRANSFER OF STOCK. When any shares have been converted into stock, the several holders of such stock may transfer their respective interests therein, or any part of such interests, in such manner as the Company in General Meeting shall direct, but in default of any such direction in the same manner and subject to the same regulations as and subject to which the shares from which the stock arose might previously to conversion have been transferred, or as near thereto as circumstances will admit. But the Directors may, if they think fit, from time to time fix the minimum amount of stock transferable, and restrict or forbid the transfer of fractions of that minimum, provided that such minimum shall not exceed the nominal amount of the shares from which the stock arose.

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46.

RIGHTS OF STOCKHOLDERS. The holders of stock shall be entitled to participate in the dividends and profits of the Company according to the amount of their respective interests in such stock, and such interests shall, in proportion to the amount thereof, confer on the holders thereof respectively the same privileges and advantages for the purpose of voting at meetings of the Company and for other purposes as if they held the shares from which the stock arose, but so that none of such privileges or advantages, except the participation in the dividends, profits and assets of the Company, shall be conferred by any holding or part of a holding of stock as would not if existing in shares, have conferred such privileges or advantages.

47.

INTERPRETATION. All such provisions of these Articles as are applicable to paid-up shares shall apply to stock, and in all such provisions the words “share” and “shareholder” or similar expressions herein shall include “stock” and “stockholder”.

ALTERATION OF CAPITAL

48.	COMPANY MAY ALTER ITS CAPITAL IN CERTAIN WAYS.

The Company may from time to time alter the conditions of its Memorandum of Association by Ordinary Resolution: -

(A)	to consolidate and divide all or any of its share capital into shares of larger amount than it’s existing shares;

(B)

to cancel any shares which, at the date of the passing of the Resolution, have not been taken or agreed to be taken by any person or which have been forfeited and to diminish the amount of its share capital by the amount of the shares so cancelled;

(C)

to subdivide its shares or any of them into shares of a smaller amount than is fixed by the Memorandum of Association (subject nevertheless to the provisions of the Act) provided always that in such subdivision the proportion between the amount paid and the amount (if any) unpaid on each reduced share shall be the same as it was in the case of the share from which the reduced share is derived; and

(D)	subject to the provisions of these Articles and the Act, to convert any class of shares into any other class of shares,

and by Special Resolution -

(E)	to reduce its capital and any capital redemption reserve fund or any share premium account in any manner authorised and subject to any conditions prescribed by the Act.

INCREASE OF CAPITAL

49.

COMPANY MAY INCREASE ITS CAPITAL. The Company in General Meeting may from time to time by Ordinary Resolution, whether all the shares for the time being authorised shall have been issued or all the shares for the time being issued shall have been fully called up or not, increase its share capital by the creation and issue of new shares, such new capital to be of such amount and to be divided into shares of such respective amounts and (subject to any special rights for the time being attached to any existing class of shares) to carry such preferential, deferred or other special rights (if any), or to be subject to such conditions or restrictions (if any), in regard to dividend, return of capital, voting or otherwise, as the General Meeting resolving upon such increase directs.

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50.

UNISSUED AND NEW SHARES TO BE FIRST OFFERED TO MEMBERS UNLESS OTHERWISE DETERMINED. Unless otherwise determined by the Company in General Meeting any original shares for the time being unissued and not allotted and any new shares from time to time to be created shall, before they are issued, be offered to the Members in proportion as nearly as may be, to the number of shares held by them.

Such offer shall be made by notice specifying the number of shares offered, and limiting a time within which the offer, if not accepted, will be deemed to be declined, and after the expiration of such time or on the receipt of an intimation from the person to whom the offer is made that he declines to accept the shares offered, the Directors may subject to these Articles, dispose of the same in such manner as they think most beneficial to the Company.

The Directors may, in like manner dispose of any such new or original shares as aforesaid, which, by reason of the proportion borne by them to the number of persons entitled to such offer as aforesaid or by reason of any other difficulty in apportioning the same, cannot in the opinion of the Directors be conveniently offered in manner hereinbefore provided.

51.	NEW SHARES TO BE ORDINARY CAPITAL UNLESS OTHERWISE PROVIDED.

Except so far as otherwise provided by or pursuant to these Articles or by the conditions of issue, any new share capital shall be considered as part of the original share capital of the Company, and shall be subject to the same provisions with reference to the payment of calls, lien, transfer, transmission, forfeiture, and otherwise as the original share capital.

MODIFICATION OF CLASS RIGHTS

52.

VARIATION OF RIGHTS. Subject to the provisions of the Act, all or any of the rights, privileges or conditions for the time being attached or belonging to any class of shares for the time being forming part of the capital of the Company may from time to time be modified, varied, extended or surrendered in any manner with the consent in writing of the holders of not less than three-fourths of the issued shares of that class or with the sanction of a Special Resolution passed at a separate meeting of the holders of that class.

To any such separate meeting all the provisions of these Articles as to General Meetings of the Company shall mutatis mutandis apply, but so that the necessary quorum shall be holders of the class holding or representing by proxy one-third of the capital paid or credited as paid on the issued shares of the class and every holder of shares of the class in question shall be entitled on a poll to one vote for every such share held by him. Provided that if at any adjourned meeting of the holders of such class a quorum as above defined is not present those holders who are present shall form a quorum.

GENERAL MEETINGS

53.

GENERAL MEETINGS. Subject to the provisions of the Act, a General Meeting shall in addition to any other meeting be held once in every calendar year, at such time and place as may be determined by the Directors, but so that not more than fifteen months shall be allowed to elapse between any two such General Meetings.

54.	ANNUAL GENERAL MEETINGS. The General Meetings referred to in Article 53 shall be called “Annual General Meetings”. All other General Meetings shall be called “Extraordinary General Meetings”.

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55.

EXTRAORDINARY GENERAL MEETINGS. The Directors may call an Extraordinary General Meeting whenever they think fit, and Extraordinary General Meetings shall also be convened on such requisition, or in default may be convened by such requisitionists, as provided by the Act.

If at any time there are not within Singapore sufficient Directors capable of acting to form a quorum at a meeting of Directors, any Director may convene an Extraordinary General Meeting in the same manner as nearly as possible as that in which meetings may be convened by the Directors.

56.

NOTICE OF MEETINGS. Subject to the provisions of the Act relating to special notice the convening of meetings to pass Special Resolutions, and agreements for shorter notice, fourteen days’ notice in writing at the least, specifying the place, the day and the hour of meeting, and in the case of special business the general nature of such business, shall be given in manner hereinafter mentioned to such persons as are under the provisions of these Articles entitled to receive notices of General Meetings from the Company. The accidental omission to give such notice to, or the non-receipt of such notice by, any such person shall not invalidate any resolution passed or proceeding had at any such meeting.

PROCEEDINGS AT GENERAL MEETINGS

57.

SPECIAL BUSINESS. All business shall be deemed special that is transacted at any Extraordinary General Meeting, and all that is transacted at an Annual General Meeting shall also be deemed special, with the exception of sanctioning a dividend. the consideration of the accounts and balance sheet and the reports of the Directors and Auditors, and any other documents required to be annexed to the balance sheet, the fixing of the Directors’ remuneration and the appointment and fixing of the remuneration of the Auditors or determining the manner in which such remuneration is to be fixed.

58.	NO BUSINESS TO BE TRANSACTED UNLESS QUORUM PRESENT.

No business shall be transacted at any General Meeting unless a quorum is present. Save as herein otherwise provided, two Members shall form a quorum, except that where the company has only one member, that one member shall constitute a quorum for any general meeting. But in the event of a corporation being beneficially entitled to the whole of the issued capital of the Company one person representing such corporation shall be a quorum and shall be deemed to constitute a Meeting and, if applicable, the provisions of the Act shall apply. For the purpose of this Article, “Member” includes a person attending by proxy or by attorney or as representing a corporation which is a Member.

59.	IF QUORUM NOT PRESENT MEETING ADJOURNED OR DISSOLVED.

If within half an hour from the time appointed for the holding of a General Meeting a quorum is not present, the meeting, if convened on the requisition of Members, shall be dissolved. In any other case it shall stand adjourned to the same day in the next week at the same time and place, and if at such adjourned meeting a quorum is not present within half an hour from the time appointed for holding the meeting, the Members present shall be a quorum.

60.

RESOLUTION SIGNED BY ALL MEMBERS AS EFFECTIVE AS IF PASSED At GENERAL MEETING. Subject to the Act, a resolution in writing signed by all the Members for the time being entitled to receive notice of and attend and vote at General Meetings (or being corporations by their duly authorised representatives) shall be valid and effective as if the same had been an Ordinary Resolution passed at a General Meeting of the Company duly convened and held, and may consist of several documents in the like form each signed by one or more Members.

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61.	CHAIRMAN OF BOARD TO PRESIDE AT ALL MEETINGS.

The Chairman (if any) of the Board of Directors shall preside at every General Meeting, but if there be no such Chairman, or if at any meeting he shall not be present within fifteen minutes after the time appointed for holding the same, or shall be unwilling to act as Chairman, the Members present shall choose some Director, or if no Director be present, or if all the Directors present decline to take the chair, they shall choose some Member present to be Chairman of the meeting.

62.

NOTICE OF ADJOURNMENT TO BE GIVEN. The Chairman may, with the consent of any meeting at which a quorum is present, and shall, if so directed by the meeting, adjourn any meeting from time to time and from place to place as the meeting shall determine. Whenever a meeting is adjourned for ten days or more, notice of the adjourned meeting shall be given in the same manner as in the case of an original meeting. Save as aforesaid, no Member shall be entitled to any notice of an adjournment or of the business to be transacted at an adjourned meeting. No business shall be transacted at any adjourned meeting other than the business which might have been transacted at the meeting from which the adjournment took place.

63.

HOW RESOLUTION DECIDED. At all General Meetings resolutions put to the vote of the meeting shall be decided on a show of hands, unless before or upon the declaration of the result of the show of hands a poll be demanded in writing by the Chairman or by any person for the time being entitled to vote at the meeting, and unless a poll be so demanded a declaration by the Chairman of the meeting that a resolution has on a show of hands been carried, or carried unanimously, or by a particular majority, or lost, or not carried by a particular majority, shall be conclusive, and an entry to that effect in the minute book of the Company shall be conclusive evidence thereof, without proof of the number or proportion of the votes recorded in favour of or against such resolution. The demand for a poll may be withdrawn.

64.

POLL TO BE TAKEN AS CHAIRMAN SHALL DIRECT. If a poll be demanded in manner aforesaid, it shall be taken at such time and place, and in such manner as the Chairman shall direct, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

65.	NO POLL IN CERTAIN CASES. No poll shall be demanded on the election of a Chairman of a meeting, or on any question of adjournment.

66.	CHAIRMAN TO HAVE CASTING VOTE. In the case of an equality of votes, either on a show of hands or on a poll, the Chairman of the meeting shall be entitled to a further or casting vote.

67.

BUSINESS TO BE CONTINUED IF POLL DEMANDED. The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business, other than the question for which a poll has been demanded.

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VOTES OF MEMBERS

68.	HOW VOTES MAY BE GIVEN AND WHO CAN ACT AS PROXY.

Subject and without prejudice to any special privileges or restrictions as to voting for the time being attached to any special class of shares for the time being forming part of the capital of the Company, every Member present in person or by proxy or represented by attorney or in the case of a corporation by a representative shall have one vote and upon a poll every such Member shall have one vote for every share held by him. A proxy or attorney need not be a Member of the Company.

69.

VOTES OF LUNATIC MEMBERS. If any Member be a lunatic, idiot or non compos mentis, he may vote by his committee, receiver, curator bonis or other legal curator, and such last mentioned persons may give their votes either personally or by proxy.

70.

VOTES OF JOINT HOLDERS. If two or more persons are jointly entitled to a share, then in voting upon any question the vote of the senior who tenders a vote, whether in person or by proxy or by an attorney or in the case of a corporation by a representative shall be accepted to the exclusion of the votes of the other registered holders of the shares, and for this purpose seniority shall be determined by the order in which the names stand in the register of members.

71.

ONLY MEMBERS NOT INDEBTED TO COMPANY IN RESPECT OF SHARES ENTITLED TO VOTE. Save as herein expressly provided, no person other than a Member duly registered and who shall have paid everything for the time being due from him and payable to the Company in respect of his shares, shall be entitled to be present or to vote on any question either personally or by proxy or by an attorney or in the case of a corporation by its representative or to be reckoned in a quorum, at any General Meeting.

72.	SPLIT VOTES. On a poll a Member entitled to more than one vote need not, if he votes, use all his votes or cast all the votes he used in the same way.

73.

INSTRUMENT APPOINTING PROXY TO BE IN WRITING. A power of attorney or a certified copy thereof or the instrument appointing a proxy shall be in writing under the hand of the appointor or of his attorney duly authorised in writing and in the case of a corporation shall be either under the common seal or signed by its attorney or by an officer on behalf of the corporation. An instrument appointing a proxy to vote at a meeting shall be deemed to include the power to demand or concur in demanding a poll on behalf of the appointor.

74.

CORPORATIONS ACTING BY REPRESENTATIVES. Any corporation which is a Member of the Company may by resolution of its Directors or other governing body authorise such person as it thinks fit to act as its representative at any meeting of the Company or any class of Members of the Company, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual Member of the Company.

75.	INSTRUMENT APPOINTING A PROXY TO BE LEFT AT OFFICE.

The instrument appointing a proxy, together with the power of attorney (if any) under which it is signed or a certified copy thereof, or the power of attorney or other authority, shall be deposited at the Office at least forty-eight hours before the time appointed for holding the meeting or adjourned meeting at which the person named in such instrument proposes to vote; otherwise the person so named shall not be entitled to vote in respect thereof.

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76.	FORM OF PROXY. Any instrument appointing a proxy shall be in writing in the common form or any form approved by the Directors.

DIRECTORS

77.	FIRST DIRECTORS. The first Directors shall be Messrs. Georges Karam, Deborah Annette Choate and Tang Wai Kwong.

78.

APPOINTMENT AND NUMBER OF DIRECTORS. The Company in General Meeting may, subject to the provisions of these Articles, from time to time remove any Director before the expiration of his period of office (notwithstanding anything in these Articles or in any agreement between the Company and such Director) and appoint another person in place of a Director so removed, and may increase or reduce the number of Directors, and may alter their share qualifications.

All the Directors of the Company shall be natural persons and the number of Directors shall be at least one. Until otherwise determined by a General Meeting, there shall be no maximum number.

79.

POWER TO ADD DIRECTORS. Subject to the provisions of these Articles the Directors shall have power front time to time and at any time to appoint any person to be a Director either to fill a casual vacancy or as an additional Director. A Director so appointed shall retire from office at the close of the next Annual General Meeting, but shall be eligible for re-election.

80.	DIRECTORS QUALIFICATION. A Director need not be a Member and shall not be required to hold any share qualification to the Company but shall be entitled to attend and speak at General Meetings.

81.

ALTERNATE DIRECTORS. Any Director may from time to time and at any time appoint any person (not disapproved by a majority of the other Directors for the time being) to be his alternate Director, and may at any time terminate such appointment. An alternate Director so appointed shall not be entitled to receive any remuneration from the Company, but shall be entitled to receive notices of and attend all meetings of the Directors, and to vote as a Director at any such meeting at which the Director appointing him is not present, and generally in the absence of his appointor to perform all the functions of his appointor as a Director.

An alternate Director shall ipso facto cease to be an alternate Director if his appointor ceases for any reason to be a Director. All appointments and removals of alternate Directors made by any Director in pursuance of the provisions of this Article shall be in writing under the hand of the Director making the same and left at the Office.

Any appointment of an alternate Director if made by cable, telegram, telex or facsimile sent to the Office shall be confirmed within three months from the date of such cable, telegram, telex or facsimile by a written notice complying with the above mentioned requirements, and any act done by the alternate Director named in such cable, telegram, telex or facsimile between the date thereof and the date of the receipt within the prescribed period by the Company of the written notice shall be as valid and effectual as if such alternate Director had been duly appointed in the first instance, whether such written notice shall be received by the Company within the prescribed period or not. An alternate Director shall not be required to hold any share qualification.

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82.

DIRECTORS’ REMUNERATION. The remuneration of the Directors shall from time to time be determined by the Company in General Meeting. The Directors shall also be paid such travelling hotel and other expenses as may reasonably be incurred by them in the execution of their duties including any such expenses incurred in connection with their attendance at and return from meetings of Directors or any committee of the Directors or General Meetings of the Company.

If by arrangement with the other Directors any Director shall perform or render any special duties or services outside his ordinary duties as a Director, the Directors may pay him special remuneration, in addition to his ordinary remuneration, and such special remuneration may be by way of salary, commission, participation in profits or otherwise as may be determined.

A Director may hold any other office or place of profit under the Company (except that of Auditor) in conjunction with his office of Director, and on such terms as to remuneration and otherwise as the Directors shall determine.

83.	DIRECTOR MAY BE INTERESTED IN OTHER COMPANIES.

A Director of the Company may be or become a director or other officer of, or otherwise interested in, any company promoted by the Company or in which the Company may be interested as shareholder or otherwise, and no such Director shall be accountable to the Company for any remuneration or other benefits received by him as a director or officer of, or from his interest in, such other company unless the Company otherwise directs.

84.	OFFICE OF DIRECTOR VACATED IN CERTAIN CASES.

Subject as herein otherwise provided or to the terms of any subsisting agreement, the office of a Director shall be vacated:

(A)	if a receiving order is made against him or he makes any arrangement or composition with his creditors;

(B)	if he is found lunatic or becomes of unsound mind;

(C)

if he absents himself from the meetings of Directors for a period of six months without special leave of absence from the other Directors, and they pass a resolution that he has by reason of such absence vacated his office;

(D)	if he is removed by a resolution of the Company in General Meeting;

(E)	if he shall be requested to vacate office by all the other Directors, and they pass a resolution that he has been so requested and by reason thereof has vacated his office;

(F)	if he is prohibited from being a Director by any order made under the provisions of the Act; or

(G)	if by notice in writing given to the Company he resigns his office.

85.

DIRECTORS MAY APPOINT MANAGING DIRECTOR. The Directors may from time to time appoint any one or more of their body to be Managing Director or Managing Directors for such period and upon such terms as they think fit, and may vest in such Managing Director or Managing Directors such of the powers hereby vested in the Directors generally as they may think fit, and such powers may be made exercisable for such period or periods, and upon such conditions and subject to such restrictions, end generally upon such terms as to remuneration and otherwise as they may determine. The remuneration of a Managing Director may be by way of salary or commission or participation in profits, or by any or all of those modes or otherwise as may be thought expedient.

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86.

DIRECTORS MAY ACT PROFESSIONALLY. A Director may act by himself or his firm in any professional capacity for the Company (except as Auditor) and he or his firm shall be entitled to remuneration for professional services as if he were not a Director.

87.

DIRECTORS MAY RESIGN ON GIVING NOTICE. A Director may at anytime give one month’s notice in writing to the Company of his desire to resign, and such resignation shall take effect upon the expiration of such notice or its earlier acceptance.

88.	POSITION OF MANAGING DIRECTOR. A Managing Director shall, subject to the provisions of any contract between him and the Company, be subject to the same provisions as to resignation and removal as the other Directors of the Company, and if he ceases to hold the office of Director he shall ipso facto and immediately cease to be a Managing Director.

POWERS AND DUTIES OF DIRECTORS

89.	BUSINESS OF COMPANY TO BE MANAGED BY DIRECTORS.

The business of the Company shall be managed by the Directors, who may pay all such expenses of and preliminary and incidental to the promotion, formation, establishment and registration of the Company as they think fit, and may exercise all such powers of the Company, and do on behalf of the Company all such acts as may be exercised and done by the Company, and as are not by the Act or by these Articles required to be exercised or done by the Company in General Meeting, subject nevertheless to any regulations of these Articles, to the provisions of the Act, and to such regulations being not inconsistent with the aforesaid regulations or provisions as may be prescribed by the Company in General Meeting, but no regulation made by the Company in General Meeting shall invalidate any prior act of the Directors which would have been valid if such regulation had not been made.

The Directors may from time to time and at any time by power of attorney under the Seal appoint any company, firm or person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretion (not exceeding those vested in or exercisable by the Directors under these regulations) and for such period and subject to such conditions as they may think fit, and any such powers of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Directors may think fit and may also authorise any such attorney to delegate all or any of the powers, authorities and discretion vested in him.

90.

DIRECTORS’ BORROWING POWERS. The Directors may borrow or raise from time to time for the purposes of the Company or secure the payment of such sums as they think fit, and may secure the repayment or payment of any such sums by mortgage or charge upon all or any of the property or assets of the Company including its uncalled capital for the time being or by the issue of debentures (whether at par or at discount or premium) or otherwise as they think fit.

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91.

DIRECTOR’S SIGNING AUTHORITIES FOR CHEQUES, ETC. All cheques, promissory notes, drafts, bills of exchange, and other negotiable instruments, and all receipts for money paid to the Company, shall be signed, drawn, accepted, endorsed, or otherwise executed, as the case may be, in such other manner as the directors from time to time determine.

92.

DIRECTORS’ PENSIONS. Subject to the Act, the Directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any Director or former Director who had held any other salaried office or place of profit with the Company or to his widow or dependants or relations or connections and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

93.

CONTINUING DIRECTORS MAY ACT TO FILL VACANCIES OR SUMMON MEETINGS. The continuing Directors may act at any time notwithstanding any vacancy in their body; Provided always that in case the Directors shall at any time be reduced in number to less than the minimum number prescribed by or in accordance with these Articles, it shall be lawful for them to act as Directors for the purpose of filling up vacancies in their body, or summoning a General Meeting of the Company, but not for any other purpose.

94.

DIRECTORS TO COMPLY WITH THE ACT. The Directors shall duly comply with the provisions of the Act, and particularly the provisions as to registration and keeping copies of mortgages and charges, keeping of the register of members, keeping a register of Directors and entering all necessary particulars therein, and sending a copy thereof or a notification of any changes therein to the Registrar of Companies, and sending to such Registrar an annual return, together with the certificates and the particulars required by the Act, notices as to increase of capital, returns of allotments and contracts relating thereto, copies of resolutions and agreements, and other particulars connected with the above.

95.	DECLARATION OF INTEREST AND RESTRICTION ON VOTING.

A Director who is in any way, whether directly or indirectly, interested in a contract or proposed contract with the Company or holds any office or possesses any property which might create duties or interests in conflict with his interests as a Director shall declare the nature of his interest in accordance with the provisions of the Act. Save as by the next following paragraph of this Article otherwise provided, a Director shall not vote in respect of any contract or arrangement in which he is interested (and if he shall do so his vote shall not be counted), but such restriction shall not apply to:-

(A)	any arrangement for giving to him any security or indemnity in respect of money lent by him or obligations undertaken by him for the benefit of the Company; or

(B)

any arrangement for the giving by the Company of any security to a third party in respect of a debt or obligation of the Company for which he himself has assumed responsibility in whole or in part under a guarantee or indemnity or by the deposit of a security; or

(C)	any contract by him to subscribe for or underwrite shares or debentures of the Company; or

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(D)

any contract or arrangement with any other company, corporation or body in which he is interested only as a director or other officer or creditor of or as a shareholder in or beneficially interested in the shares thereof.

96.	RELAXATION OF RESTRICTIONS ON VOTING.

A Director, notwithstanding his interest, may at any meeting whereat he or any other Director is appointed to hold any executive office or other office or place of profit under the Company or whereat the Directors resolve to exercise any of the rights of the Company (whether by the exercise of voting rights or otherwise) to appoint or concur in the appointment of a Director to hold any office or place of profit under any other company or whereat the terms of any such appointment are considered, vote on any such matter other than in respect of his own appointment or the arrangement of the terms thereof.

97.

RATIFICATION BY GENERAL MEETINGS. The provisions of this Article may at any time be suspended or relaxed to any extent and either generally or in respect of any particular contract, arrangement or transaction, by the Company in General Meeting, and any particular contract, arrangement or transaction carried out in contravention of this Article may be ratified by Ordinary Resolution of the Company.

98.

POWER TO MAINTAIN PENSION FUND. The Directors may procure the establishment and maintenance of or participate in or contribute to any non-contributory or contributory pension or superannuation fund or life assurance scheme for the benefit of and pay, provide for or procure the grant of donations, gratuities, pensions, allowances, benefits or emoluments to any persons (including Directors and other officers) who are or shall have been at any time in the employment or service of the Company or of any company which is a subsidiary of the Company or of the predecessors in business of the Company or of any such subsidiary company, or the wives, widows, families or dependants of any such persons.

The Directors may also procure the establishment and subsidy of or subscription and support to any institutions, associations, clubs, funds or trusts calculated to be for the benefit of any such persons as aforesaid or otherwise to advance the interests and well-being of the Company or of any such other company as aforesaid or of its members and payment for or towards the insurance of any such persons as aforesaid, and subscriptions or guarantees of money for charitable or benevolent objects or for any exhibition or for any public, general or useful object.

PROCEEDINGS OF DIRECTORS

99.

MEETING OF DIRECTORS. The Directors may meet together for the despatch of business, adjourn and otherwise regulate their meetings as they think fit, and determine the quorum necessary for the transaction of business. Unless otherwise determined, two shall be a quorum, except that where the Company has only one director, that sole director shall constitute a quorum. Questions arising at any meeting shall be decided by a majority of votes. In case of an equality of votes the Chairman shall have a second or casting vote.

A meeting of the Directors for the time being at which a quorum is present shall be competent to exercise all or any of the authorities, powers and discretion by or under the regulations of the Company for the time being vested in or exercisable by the Directors generally.

100.	DIRECTOR MAY CALL A MEETING OF BOARD. A Director may, and on the request of a Director, the Secretary shall, at any time convene a meeting of the Directors.

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101.

CHAIRMAN OF DIRECTORS. The Directors may from time to time elect a Chairman who shall preside at meetings of the Directors and determine the period for which he is to hold office, but if no such Chairman be elected, or if at any meeting the Chairman be not present within five minutes after the time appointed for holding the same, the Directors present shall choose some one of their number to be Chairman of such meeting.

102.

POWER FOR DIRECTORS TO APPOINT COMMITTEES. The Directors may delegate any of their powers to committees consisting of such member or members of their body as they think fit. Any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the Directors.

103.

CHAIRMAN OF COMMITTEES. A committee may elect a Chairman of its meetings. If no such chairman is elected, or if at any meeting the chairman is not present within five minutes after the time appointed for holding the same, the members present may choose one of their number to be Chairman of the meeting.

104.

MEETINGS OF COMMITTEES. A committee may meet and adjourn as its members think proper. Questions arising at any meeting shall be determined by a majority of votes of the members present, and in case of an equality of votes, the Chairman shall have a second or casting vote.

105.

ALL ACTS DONE BY DIRECTORS TO BE VALID. All acts bona fide done by any meeting of Directors, or of a committee of Directors, or by any person acting as a Director, shall, notwithstanding it be afterwards discovered that there was some defect in the appointment of any such Director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been fully appointed and was qualified to be a Director.

106.

MINUTES TO BE MADE AND WHEN SIGNED BY CHAIRMAN TO BE CONCLUSIVE EVIDENCE. The Directors shall cause proper minutes to be made of all General Meetings of the Company and also of all appointments of officers, and of the proceedings of all meetings of Directors and committees of Directors and of the attendances thereat, and of all business transacted at such meetings; and any such minute of any meeting, if purporting to be signed by the Chairman of such meeting, or by the Chairman of the next succeeding meeting, shall be conclusive evidence without any further proof of the facts therein stated.

107.	RESOLUTIONS BY CIRCULATION AND MEETINGS BY CONFERENCE CALLS.

(A)

A resolution in writing signed by a majority of the Directors or their alternates, being not less than are sufficient to form a quorum, shall be as valid and effectual as if it had been passed at a meeting of the Directors duly called and constituted. Any such resolutions may consist of several documents in like form, each signed by one or more directors. All such resolutions shall be described as “Directors’ Resolutions” and shall be forwarded or otherwise delivered to the Secretary without delay, and shall be recorded by him in the Company’s Minute Book.

(B)

The meetings of directors may be conducted by means of telephone conferencing or other methods of simultaneous communication by electronic or telegraphic means and the minutes of such a meeting signed by the Chairman shall be conclusive evidence of any resolution of any meeting conducted in the manner as aforesaid.

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108.

SECRETARY. The Secretary shall be appointed by the Directors for such time, at such remuneration and upon such conditions as they may think fit, and any Secretary so appointed may be removed by them. The Directors may from time to time, by resolution appoint an assistant or deputy Secretary or a temporary substitute, who shall be deemed to be the Secretary during the term of his appointment. The first secretary shall be Ms. Tam Lai Shiong.

109.

POWER TO AUTHENTICATE DOCUMENTS. Any Director or the Secretary or any person appointed by the majority of Directors for the purpose shall have power to authenticate any documents affecting the constitution of the Company and any resolutions passed by the Company or the Directors, and any books, records, documents and accounts relating to the business of the Company, and to certify copies thereof or extracts therefrom as true copies or extracts; and where any books, records, documents or accounts are elsewhere than at the Office, the local manager and other officer of the Company having the custody thereof shall be deemed to be a person appointed by the Directors as aforesaid.

110.	CERTIFIED COPIES OF RESOLUTION OF THE DIRECTORS.

A document purporting to be a copy of a resolution of the Directors or an extract from the minutes of a meeting of Directors which is certified as such in accordance with the provisions of the last preceding paragraph of this Article shall be conclusive evidence in favour of all persons dealing with the Company upon the faith thereof that such resolution has been duly passed or, as the case may be, that such extract is a true and accurate record of a duly constituted meeting of the Directors.

THE SEAL

111.	SEAL TO BE AFFIXED BY AUTHORITY OF RESOLUTION OF BOARD.

The Directors shall provide for the safe custody of the seal, which shall only be used by the authority of the Directors or of a committee of the Directors authorised by the Directors in that behalf, and every instrument to which the Seal is affixed shall be signed by a Director and shall be countersigned by the Secretary or by a second Director or by some other person appointed by the Directors for the purpose either autographically or mechanically by a method approved by the Auditors, and such signatures shall be conclusive evidence of the fact that the Seal has been properly affixed.

112.

POWER TO HAVE A SEAL FOR USE ABROAD. The Company may exercise the powers conferred by the Act with regard to having an official seal for use abroad, and such powers shall be vested in the Directors. The Company may also have a ‘Share Seal’ pursuant to the Act.

DIVIDENDS AND RESERVE FUND

113.

APPLICATION OF PROFITS. Subject to any preferential or other special rights for the time being attached to any special class of shares, the profits of the Company which it shall from time to time be determined to distribute by way of dividend among the Members shall be applied in payment of dividends upon the shares of the Company in proportion to the amounts paid-up or credited as paid-up thereon respectively, otherwise than in advance of calls.

114.

DEDUCTION FROM DIVIDEND. The Directors may deduct from any dividend payable to any Member all sums of money (if any) presently payable by him to the Company on account of calls or otherwise in relation to the shares of the Company.

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115.

DECLARATION OF DIVIDENDS. The Directors may, with the sanction of a General Meeting from time to time declare dividends to the Members according to their rights and interests in the profits, but no such dividend shall carry interest or be payable except out of the profits of the Company. The Directors may, if they think fit, from time to time declare and pay to the Members such interim dividends as appear to them to be justified by the position of the Company, and may also from time to time, if in their opinion such payment is so justified, pay any preferential dividends which by the terms of issue of any shares are made payable on fixed dates. No higher dividend shall be paid than is recommended by the Directors, and the declaration of the Directors as to the amount of the net profits shall be conclusive.

116.

PAYMENT OF DIVIDENDS IN SPECIE. With the sanction of a General Meeting any dividend may be paid wholly or in part by the distribution of specific assets and in particular of paid-up shares or debentures of any other company or in any one or more of such ways.

Where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient, and in particular may issue fractional certificates and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the footing of the value so fixed, in order to adjust the rights of all Members, and may vest any such specific assets in trustees upon trust for the Members entitled to the dividend as may seem expedient to the Directors.

117.

DIRECTORS MAY FORM RESERVE FUND. The Directors may, before recommending any dividend, set aside out of the profits of the Company such sums as they think proper as a reserve fund or reserve funds, which shall at the discretion of the Directors be applicable for meeting contingencies, or for repairing or maintaining any works connected with the business of the Company, or shall, as to the whole or in part, be applicable for equalising dividends, or for distribution by way of special dividend or bonus, or for such other purposes for which the profits of the Company may lawfully be applied as the Directors may think expedient in the interests of the Company, and pending such application the Directors may employ the sums from time to time so set apart as aforesaid in the business of the Company or invest the same in such securities, other than the shares of the Company, as they may select. The Directors may also from time to time carry forward such sums as they may deem expedient in the interests of the Company.

118.

DIRECTORS MAY INVEST. The Directors shall be at liberty to invest any sums carried to any reserve account or accounts upon such investments as they think fit, other than shares of the Company, and from time to time deal with and vary such investments and dispose of all or any part thereof for the benefit of the Company (save as hereinbefore provided) and to divide the ordinary reserve account or accounts into such special accounts as they think fit with full power to employ the assets constituting the ordinary reserve account or accounts in the business of the Company.

119.	DIVIDEND WARRANTS TO BE SENT TO MEMBERS BY POST.

Every dividend warrant may, unless otherwise directed, be sent by post to the last registered address of the Member entitled thereto, and the receipt of the person whose name at the date of the declaration of the dividend appears on the register of members as the owner of any share, or, in the case of joint holders, of any one of such joint holders, shall be a good discharge to the Company for all payments made in respect of such share. No unpaid dividend or interest shall bear interest as against the Company.

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CAPITALIZATION OF RESERVES, ETC.

120.

POWER TO CAPITALISE PROFITS. The Company in General Meeting may at any time and from time to time pass a resolution that any sum not required for the payment or provision of any fixed preferential dividend, and:-

(A)	being any part of the undivided profits in the hands of the Company; or

(B)

for the time being standing to the credit of any reserve fund or reserve account of the Company, including premiums received on the issue of any shares or debentures of the Company, and/or accretion to capital accruing on sale or shown by a valuation or revaluation of any property or assets of the Company be capitalised, and that such sum be appropriated as capital to and amongst the Members in the proportions in which they would have been entitled thereto if the same had been distributed by way of dividend on the shares, and in such manner as the resolution may direct, and such resolution shall be effective, and the Directors shall in accordance with such resolution apply such sum in paying up in full any unissued shares or debentures of the Company on behalf of the Members aforesaid, and appropriate such shares or debentures and distribute the same credited as fully paid-up to and amongst such Members in the proportions aforesaid in satisfaction of the shares and interests of such Members in the said capitalised sum or shall apply such sum or any part thereof on behalf of the Members aforesaid in paying up the whole or part of any uncalled balance which shall for the time being be unpaid in respect of any issued shares held by such Members or otherwise deal with such sum as directed by such resolution.

Where any difficulty arises in respect of any such distribution, the Directors may settle the same as they think expedient, and in particular they may issue fractional certificates, fix the value for distribution of any fully paid-up shares or debentures, make cash payments to any Members on the footing of the value so fixed in order to adjust rights, and vest any such shares or debentures in trustees upon such trusts for the persons entitled to share in the appropriation and distribution as may seem just and expedient to the Directors. When deemed requisite a proper contract for the allotment and acceptance of any shares to be distributed as aforesaid shall be delivered to the Registrar of Companies for registration in accordance with the Act and the Directors may appoint any person to sign such contract on behalf of the persons entitled to share in the appropriation and distribution and such appointment shall be effective.

ACCOUNTS AND AUDIT

121.	ACCOUNTS TO BE KEPT. The Directors shall cause proper accounts to be kept:-

(A)	of the assets and liabilities of the Company;

(B)	of all sums of money received and expended by the Company, and the matters in respect of which such receipts and expenditure take place; and

(C)	of all sales and purchases of goods by the Company.

122.	BOOKS TO BE KEPT AT OFFICE. The books of account shall be kept at the Office, or at such other place as the Directors shall think fit, and shall always be open to the inspection of the Directors.

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123.	ACCOUNTS AND BOOKS MAY BE INSPECTED BY MEMBERS.

The Directors shall from time to time determine whether, in any particular case or class of cases, or generally, and to what extent, and at what times and places and under what conditions or regulations, the accounts and books of the Company, or any of them, shall be open to the inspection of Members, and no Member (not being a Director) shall have any right of inspecting any account or book or document of the Company, except as conferred by the Act or authorised by the Directors or by a resolution of the Company in General Meeting.

124.	PROFIT AND LOSS ACCOUNT TO BE MADE UP AND LAID BEFORE COMPANY.

The Directors shall at some date not later than eighteen months after the incorporation of the Company and subsequently once at least in every calender year shall at intervals of not more than fifteen months lay before the Company in Annual General Meeting a duly audited profit and loss account for the period since the preceding account, or (in the case of the first account) since the incorporation of the Company, made up to a date not more than six months before such meeting.

A duly audited balance sheet shall also be made out in every year as at the date to which the profit and loss account is made up, and shall be laid before the Company in Annual General Meeting. The said account and balance sheet shall be accompanied by such reports and documents and shall contain such particulars as are prescribed by the Act and the Directors shall in their report state the amount (if any) which they recommend to be paid by way of dividend, and the amount (if any) which they propose to carry to any reserve fund. A copy of every profit and loss account and balance sheet including every document required by law to be attached thereto shall be sent to all persons entitled to receive notice of such meeting as required by the Act.

125.	AUDITOR. The Company shall at each Annual General Meeting appoint an Auditor or Auditors to hold office from the conclusion of that, until the conclusion of the next, Annual General Meeting.

126.

ACCOUNTS TO BE AUDITED. Once at least in every year the accounts of the Company shall be examined and the correctness of the profit and loss account and balance sheet ascertained by one or more Auditor or Auditors, subject to the provisions of the Act and any modification or re-enactment thereof for the time being in force in regard to audit and Auditors.

NOTICES

127.

SERVICE OF NOTICES BY COMPANY. A notice or any other document may be served by the Company upon any Member either personally or by sending it through the post in a prepaid letter addressed to such Member at his registered address as appearing in the register of members.

128.

ADDRESS FOR SERVICE. Each Member whose registered address is not in Singapore shall, from time to time, notify in writing to the Company some place in Singapore which shall be deemed his registered address for the purpose of service of any notice or document.

129.	WHERE NO ADDRESS. Save as aforesaid, Members who have no registered address in Singapore shall not be entitled to receive any notice from the Company.

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130.

HOW JOINT HOLDERS OF SHARES MAY BE SERVED. All notices and documents (including share certificates) directed to be given to the Members shall, with respect to any shares to which persons are jointly entitled, be given to whichever of such persons is named first in the register of members, and any notice so given shall be sufficient notice to all the holders of such shares.

131.

NOTICES IN CASE OF DEATH OR BANKRUPTCY. Where the Company has been informed in writing of the death or bankruptcy of a Member, a notice may be given by the Company to the persons entitled to any share in consequence of the death or bankruptcy of the Member by sending it through the post in a prepaid letter addressed to them by name or by the title of representatives or trustees of such deceased or bankrupt Member, at the address (if any) in Singapore supplied for the purpose by such persons as aforesaid, or (until such an address has been supplied) by giving the notice in the manner in which the same would have been given if the death or bankruptcy had not occurred.

132.

WHEN SERVICE EFFECTED. Any notice or other document, if served or sent by post, shall be deemed to have been served or delivered at the time when the letter containing the same is put into the post, and in proving such service or sending it shall be sufficient to prove that the letter containing the notice or document was properly addressed and put into the post office as a prepaid letter.

WINDING UP

133.

DISTRIBUTION OF ASSETS IN SPECIE. If the Company shall be wound up, the Liquidators may, with the sanction of a Special Resolution, divide among the Members in specie any part of the assets of the Company, and any such division may be otherwise than in accordance with the existing rights of the Members, but so that if any division is resolved on otherwise than in accordance with such rights the Members shall have the same right of dissent and consequential rights as if such resolution were a Special Resolution passed pursuant to the Act.

A Special Resolution sanctioning a transfer or sale to another company duly passed pursuant to the Act may in like manner authorise the distribution of any shares or other consideration receivable by the Liquidators amongst the Members otherwise than in accordance with the existing rights, and any such determination shall be binding upon all the Members, subject to the right of dissent and consequential rights conferred by the Act.

INDEMNITY

134.

INDEMNITY. Every Director or other officer of the Company shall be entitled to be indemnified out of the assets of the Company against all losses or liabilities (including any such liability as is mentioned in the Act), which he may sustain or incur in or about the execution of the duties of his office or otherwise in relation thereto, and no such Director or other officer shall be liable for any loss, damage or misfortune which may happen to or be incurred by the Company in the execution of the duties of his office or in relation thereto. But this Article shall only have effect in so far as its provisions are not avoided by the Act.

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Names, Addresses and Descriptions of Subscribers

SEQUANS COMMUNICATIONS S.A.

BP 104 ‘Citicenter’ 19 Le Parvis

A Paris La Defense 92800 Puteaux

Registration No.: 450 249 677 R.C.S. Nanterre

Incorporated In France

Dated this          day of

ARTICLES OF ASSOCIATION

OF

Sequans Communications Israel Ltd.

1.	Private Company

1.1.	The company is a “private company” as defined in section 1 of the Companies Law 5749 – 1999 (hereinafter: the “Law”).

1.2.	The company’s name shall be: Sequans Communications Israel Ltd. (hereinafter: the “Company”).

2.	The Company’s Purpose

The Company’s purpose is to act pursuant to business considerations to make profits; however, the Company may contribute a reasonable amount of money for an appropriate object, even if the contribution is not within the framework of the said business considerations.

3.	The Company’s Objects

The Company shall engage in any legal business.

4.	Limitation of Liability

The liability of the Company’s shareholders is limited, each to payment of the full amount which he undertook to pay for the shares allotted to him at the time of the allotment.

5.	The Share Capital

5.1.

The Company’s authorized share capital is NIS 1,000 divided into 10,000 ordinary shares with a nominal value of NIS 0.1 each (hereinafter referred to as “share”, “ordinary share”, “shares” or “ordinary shares”, as the case maybe).

5.2.	Each share vests a right to receive invitations, to participate in and vote at the general meetings. A shareholder shall have one vote for each share held by him.

5.3.

All the shares rank pari passu in relation to the amounts of capital paid or credited as paid on their nominal value, in connection with dividend, the distribution of bonus shares and any other distribution, return of the capital and participation in a distribution of the Company’s surplus assets on winding up.

5.4.	The provisions of these articles in respect of shares shall also apply to other Securities issued by the Company, mutatis mutandis.

5.5.

The number of the shareholders of the Company (not including persons who are in the employment of the Company, and persons who, having been formerly in the employment of the Company were while in that employment and have continued after the termination of that employment to be shareholders of the Company) shall be limited to fifty. For the purposes of this provision where two or more persons hold one or more shares in the Company jointly they shall be treated as a single shareholder

5.6.

The Company’s shares may be transferred, subject to the board of directors’ approval, A share transfer shall not be registered unless a share transfer instrument (hereinafter referred to as “share transfer instrument”) is submitted to the Company. The share transfer instrument shall be drawn up in the following manner or in a manner as similar thereto as possible or in another manner approved by the board of directors.

Transfer Instrument

I                                         ,                                          (hereinafter referred to as the “Transferor”) of                      transfer to                                         , of                      (hereinafter referred to as the “Transferee”), in consideration for          NIS that he paid me,                      shares with a nominal value of NIS                      each, which are marked with the numbers                      to                      inclusive, of                                          Ltd. (hereinafter referred to as the “Company”), to be held by the Transferee, administrators of his estate, guardians and successors and assigns on the same terms and conditions pursuant to which I held these shares at the time of signing this instrument, and I the transferee agree to accept the aforementioned shares on the terms and conditions mentioned above and subject to the Company’s articles, as shall be from time to time.

As witness our hands on .

The Transferor -	The Transferee -
Name:	Name:
Signature:	Signature:

Witness to Transferor’s Signature -	Witness to Transferee’s Signature-
Name: , Adv.	Name: , Adv.
License No.	License No.
Signature:	Signature:

5.7.	The Company shall not issue bearer share deeds from which it derives that the holders thereof have a right in the shares specified therein.

6.	The General Meeting’s Powers

6.1.

The annual general meeting shall be held every year by no later than the end of 15 months from the last annual general meeting. The meeting shall be held at the Company’s registered offices, unless the board of directors otherwise prescribes. These general meetings shall be called “annual meetings”.

6.2.

Subject to the provisions of the law, notice of a general meeting shall be sent to each of the shareholders of the company at least seven days and not earlier than forty five days prior to the meeting.

A shorter notice period is possible, if consent of all the shareholders entitled to receive a notice in that time, is given. Such consent may be expressed in writing retroactively, after the meeting has been held.

6.3.

The Company is entitled not to hold an annual meeting, except in cases where such meeting is required in order to appoint an external auditor or in cases where one of the directors or shareholders request the Company to convene an annual meeting.

6.4.

Subject to the provisions of the law, any written resolution signed by all the holders of the Company’s issued shares at the time of passing the resolution which entitle the holders thereof to participate in the Company’s general meetings and to vote thereat, or of such class of shares to which the resolution relates, as the case may be, shall be deemed a valid resolution for all intents and purposes as though it were a resolution passed at a general meeting of the Company or of such class of shareholders, as the case may be, duly called and convened for the purpose of passing such resolution.

Such a resolution may be included in a number of documents in the same form of wording each of which has been signed by one or more shareholders.

6.5.

A shareholder who is entered in the register of shareholders may appoint a proxy to participate and vote in his stead, at a particular general meeting or at general meetings of the Company in general, personally or through a voting instrument, provided that the proxy appointment instrument is given to the Company at least two Business Days prior to the date of the general meeting. In the event that the proxy appointment instrument is not for a particular general meeting, a proxy appointment instrument deposited prior to one general meeting shall also be valid for subsequent general meetings.

The foregoing shall also apply to a shareholder, which is a corporation, appointing a person to participate and vote in its stead at the general meeting.

A proxy need not be a shareholder of the Company.

6.6.

The proxy appointment instrument shall be signed by the shareholder or by the person authorized therefore in writing, and if the appointer is a corporation, it shall be signed in the manner binding the corporation. The Company may demand that it be given written confirmation to its satisfaction of the authority of those signing to bind the corporation. The proxy appointment instrument shall be drawn up in the form of wording set forth below. The Company’s secretary or the board of directors may, in his discretion, accept a proxy appointment instrument in a different form of wording, provided that the changes are not material. The Company shall only accept an original proxy appointment instrument or a copy thereof, provided that it is certified by an attorney with an Israeli license or a notary.

Proxy Appointment Instrument

Date:

To

[Company’s Name and Address]

Dear Sirs,

Annual/Special General Meeting of                      (“the Company” to be held on                      (“the Meeting”)

I the undersigned,                                         , Identity/Registration No.                     , of                                         , the registered owner of                     (*) shares ordinary of NIS 0.1 n.v. each, hereby empower                     , Identity No. (**)                      and/or                     , Identity No.                      and/or                     , Identity No.                      to participate and vote in my name and stead at the above meeting of the Company and at any adjourned meeting thereof/at any general meeting of the Company, until I notify you otherwise.

Signature

(*)

A registered shareholder may grant a number of proxy appointment instruments, each in relation to another quantity of the Company’s shares held by him, provided that he does not grant proxy appointment instruments for a quantity of shares larger than the quantity held by him.

(**)	Where the proxy does not have an Israeli identity document, the passport number and the country which issued the passport may be stated.

Voting pursuant to a proxy appointment instrument shall be legal even if prior thereto the appointer dies or becomes legally incapacitated or bankrupt, or in the case of a corporation - is liquidated or cancels the proxy appointment instrument or transfers the shares in relation to which it is given, unless written notice is received at the Company’s office prior to the meeting that such an event has occurred.

7.	The Appointment of Directors and Termination of Their Office

7.1.	The number of directors in the Company shall be not less than one (1).

7.2.	The directors shall be appointed by the general meeting of the Company.

7.3.	The appointment of the directors (including the initial directors of the Company) shall not expire upon convincing of the general meeting unless otherwise resolved by the general meeting.

7.4.

A director may from time to time appoint an alternate for himself (hereinafter referred to as “alternate”), dismiss such alternate and appoint another alternate instead of any alternate whose office has been vacated for any reason, for a particular meeting or on a regular basis. A person who is not qualified to be appointed as a director shall not hold office as an alternate. An alternate director may be an individual who is serving as a director or an alternate director, and all subject to the provisions of the law.

7.5.

The members of the board of directors who do not hold other offices in the Company shall not receive remuneration from the Company’s monies, unless the general meeting otherwise resolves and in such amount as the general meeting prescribes, subject to the provisions of the law.

The directors’ remuneration may be prescribed as an overall payment or as payment in respect of participation at meetings or any combination thereof.

The Company may, in a board of directors’ resolution, reimburse expenses incurred by a director for the purpose of performing his position.

7.6.

The quorum for meetings shall be a majority of the members of the board of directors who are not legally prevented from participating at the meeting, or any other quorum prescribed by a majority of the members of the board of directors from time to time.

7.7.	The board of directors may hold the board of directors’ meeting through the use of any media, provided that all the directors participating may hear each other simultaneously.

7.8.

Issues arising at board of directors’ meetings shall be decided by a majority of votes of the directors present (or participating, in the case of voting by media) and voting; except for those abstaining, with each director having one vote (per each director represented by it if acting as alternate director or attorney).

7.9.

The board of directors may pass resolutions without actually convening, provided that all the directors entitled to participate in a discussion and vote on a matter brought for resolution have agreed not to convene to discuss the matter.

In case such resolutions were passed, as aforesaid, the chairman of the board shall write the resolutions protocol, including the decision not to convene, and indicate specifically that it was agreed upon by all directors in writing, orally or by other means of media. The chairman shall sign the protocol.

8.	Insurance of Officers

8.1.	The Company shall not insure the liability of an officer therein, save in accordance with the following provisions of this article.

8.2.

The Company may enter into a contract to insure the liability of an officer therein for an obligation imposed on him in consequence of an act done in his capacity as an officer therein, in any of the following cases:

8.2.1.	a breach of the duty of care vis-a-vis the Company or vis-a-vis another person;

8.2.2.	a breach of the fiduciary duty vis-à-vis the Company, provided that the officer acted in good faith and had a reasonable basis to believe that the act would not harm the Company;

8.2.3.	a monetary obligation imposed on him in favor of another person.

8.2.4.	any other event upon which the liability of an officer may be insured.

8.3.	The Company shall not enter into a contract to insure the liability of an officer therein for any of the following:

8.3.1.	a breach of the fiduciary duty vis- à -vis the Company, unless the officer acted in good faith and had a reasonable basis to believe that the act would not harm the Company;

8.3.2.	an intentional or reckless breach of the duty of care;

8.3.3.	an act done with the intention of unduly deriving a personal profit;

8.3.4.	a fine imposed on him.

9.	Indemnity of Officers

9.1.	The Company shall not indemnify an officer therein save in accordance with the following provisions of this article.

9.2.

The Company may provide advance indemnity obligation to indemnify an officer and/or to retroactive indemnity an officer, for an action it has taken within its duty as on officer of the company, in each of the following events (not including the events mentioned is Subsection 8.3 above):

9.2.1.	a financial liability imposed upon him for the benefit of another person pursuant to a judgment, including a judgment given in the matter of a compromise or an arbitral award approved by the court;

9.2.2.

reasonable litigation expenses, including attorney’s fees, incurred by the office holder or charged to him by the court, in a proceeding filed against him by or on behalf of the company or by any other person, or for a criminal charge from which he was acquitted or for a criminal charge in which he was found guilty of an offense not requiring proof of criminal intent;

9.2.3.

reasonable litigation expenses, including attorney’s fees, incurred by the office holder following an investigation or proceeding against it by an authority authorized to conduct investigation or proceeding and that terminated without indictment but with a monetary liability as a substitute to a criminal charges, in an offense not requiring proof of criminal intent. In this clause:

“termination of the proceeding without a criminal charge in a matter that a criminal investigation has began” means the closing of the file in accordance with Section 62 of the Criminal Procedure Law, 5742-1982 or the delay of the proceeding by the Government Legal Counsel under Section 231 of the Criminal Procedure Law;

“monetary liability as a substitute to a criminal charges” means a monetary liability imposed by law as an alternative to criminal charges, including administrative fine under the Administrative Offence Law, 5746-1985, fine for an offence determined as “fine offence” under the Criminal Procedure Law, monetary sanction or ransom.

9.2.4.	Any other liability or expense for which it is allowed or will be allowed to indemnify an officer under the law.

9.3.

Notwithstanding the provision of Article 9.2 asbove, an obligation for advance indemnity will be limited to such events that the board of directors foresees in light of the Company’s actual activities at the time of providing the obligation for indemnity and further to the amount or standard that the board of directors resolved to be reasonable in light of the circumstances, and that such obligation shall include the events that the board of directors believe are foreseeable and the amount or standard that the board of directors resolved to be reasonable in light of the circumstances.

10.	Exemption of Officers

10.1.	The Company shall not exempt an officer from his liability for a breach of the duty of care vis- à -vis it, save in accordance with the following provisions of this article.

10.2.	The Company may exempt an officer therein in advance and retroactively for all or any of his liability for damages in consequence of a breach of the duty of care vis- à -vis it.

10.3.

Notwithstanding the foregoing, the Company may not exempt an officer therein from his liability for any of the events specified in paragraph 8.3 above and for a breach of the duty of care with respect to Distribution.

11.	Insurance, Exemption and Indemnity – General

11.1.

The above provisions with regard to insurance, exemption and indemnity are not and shall not be such as to howsoever limit the Company with regard to its entering into an insurance contract and/or with regard to indemnity and/or with regard to exemption:

11.1.1.	In connection with someone who is not an officer in the Company, including employees, contractors or consultants of the Company, who are not officers therein;

11.1.2.	In connection with officers in the Company - to the extent that the insurance and/or exemption and/or indemnity are not expressly prohibited by any law.

11.2.	the provisions of articles 8, 9, 10 and 11 shall apply to an office holder in an Affiliated Company.

We, the undersigned, wish to associate a company in accordance with this Article of association and we agree to receive the following number of issued shares as it inscribed beside our names.

Founder	Address	Number of shares	Signature

Sequans Communications S.A.	Batiment CitiCenter 19, le Parvis de la Defense, 92073 Paris La Defense Cedex, France	100

Total number of shares issued of the authorized share capital: 100 Ordinary Shares with a nominal value of NIS 0.1 each.

Certificate

I the undersigned, Ayal Klinemintz, Adv., License No. 40930, of 8 Ness Ziona Street, Tel Aviv, hereby confirm the identity of the above signatories to these articles.

Date

Investment Agreement - Sequans (E round 2010)

Exhibit 4.1.3(b)

Company’s By-laws (after the Capital Increase)

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Translation for information purposes only

SEQUANS COMMUNICATIONS

A société anonyme with capital of € 510,297.76

CitiCenter, 19 Le Parvis de Paris La Défense, 92800 Puteaux, France

BY-LAWS

By-Laws amended on 16 July 2010

Translation for information purposes only

The undersigned:

1)	Mr Georges Karam

Born on 30 October 1961 in El Jdeideh (Lebanon)

Residing at 8, Impasse Wattigines, 75012 Paris

Of French nationality

Married under the community of after-acquired property regime

2)	Mr Bertrand Debray

Born on 10 January 1965 in Tours (37)

Residing at 7, Passage du Gros Murger - 78600 Maisons Laffitte

Of French nationality

Married under the community of after-acquired property regime

3)	Mr Fabien Buda

Born on 21 June 1970 in Lunéville (54)

Residing at 28, Rue Guersant, 75017 Paris

Of French nationality

Married under the separation of property regime

4)	Mr Jérôme Bertorelle

Born on 22 June 1970 in Toulouse (31)

Residing at 4, Rue Bailleul, 75001 Paris

Of French nationality

Single

5)	Mr Laurent Sibony

Born on 12 March 1971 in Dijon (21)

Residing at 8, Rue de la DCA, 78700 Conflans-Sainte-Honorine

Of French nationality

Married under the community of after-acquired property regime

6)	Mr Emmanuel Lemois

Born on 28 April 1971 in Avranches (50)

Residing at 2, Rue de la cavalerie, 75015 Paris

Of French nationality

Married under the community of after-acquired property regime

7)	Mr Ambroise Popper

Born on 29 December 1975 in Paris (75013)

Residing at 1956 Menalto Avenue, Menlo Park CA, 94025, USA

Of French nationality

Married under the community of after-acquired property regime

Drew up, as follows, the by-laws of the société anonyme to exist between them:

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PART I

FORM - NAME - OBJECT - REGISTERED OFFICE - TERM

Article 1 - Form

There exists between the owners of the shares created below and all those which may be created subsequently, a société anonyme governed by the laws and regulations in force, in particular by part II of Book II of the French Commercial Code as well as by these by-laws.

Article 2 – Name – Acronym – Commercial name

1° - Name

The company name is:

SEQUANS COMMUNICATIONS

In all deeds and documents issued by the company and intended for third parties, the name must be immediately preceded or followed by the words “société anonyme” or the initials S.A. and the amount of the share capital must be stated.

Article 3 – Corporate purpose

The corporate purpose of the company in France and in all countries will be:

•	The study, development and commercialisation of all products and/or services relating to fixed, optical and/or radio-type Communication Networks Systems;

•	Advising and training, by all means and technical media, relating to the aforementioned fields of operations;

•

And generally all industrial, commercial or financial, moveable or real estate transactions which may directly or indirectly relate, in full or in part, to the object specified above, or to any other similar or related object or object liable to favour the fulfilment thereof, all of which both for itself and on behalf of a third party or through direct or indirect participation;

•

The creation of new companies, contributions, partnerships (“commandite”), mergers or absorptions, early subscriptions or purchases of securities or rights, sales or leasing of all or some of its real estate assets and rights or by any other method;

•	Any transactions whatsoever contributing to the fulfilment of this object.

Article 4 – Registered office - Branches

The registered office is set at:

CitiCenter, 19 Le Parvis de Paris La Défense, 92800 Puteaux, France

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It may be transferred to any location in the same département or a bordering département by simple decision of the Board of Directors, subject to ratification of such decision by the following Ordinary General Meeting, and anywhere else in France pursuant to a deliberation of the Extraordinary General Meeting of shareholders.

At the time of a transfer decided upon by the Board of Directors, the latter is authorised to amend the by-laws accordingly.

The Board of Directors has the option of creating branches, factories and agencies anywhere it may deem it worthwhile to do so.

Article 5 - Term – Financial year

The term of the company will be 99 years from its registration in the Registre du Commerce et des Sociétés, except in the cases of extension or early dissolution.

The financial year will start on 1 January and end on the following 31 December.

As an exception, the first financial year will include the period from the registration of the in the Registre du Commerce et des Sociétés until 31 December 2004.

In addition, the deeds completed on its behalf, during the period of incorporation and taken on by the company will relate to this financial year.

PART II

CAPITAL - SHARES

Article 6 - Formation of the capital

All the original shares forming the initial capital of an amount of € 100,000, represent contributions in cash and will be paid up for half of their par value, as results from the certificate of BNP PARIBAS bank, Blanqui branch, located at 101, boulevard Auguste Blanqui, 75013 Paris, depositary of the funds drawn up on 8 September 2003 upon presentation of the list of shareholders, citing the amounts paid by each, certified to be true and genuine.

The total amount paid by the shareholders, i.e. € 50,000, was deposited in account no. 100 369 / 45 of said bank.

The balance of the capital was fully paid up, which paying up was noted in a deliberation of the Board of Directors dated 1 April 2004.

Under a deliberation of the Extraordinary General Meeting dated 8 April 2004, the share capital came to the amount of € 103,725 after a cash contribution of an amount of € 3,725.

Under a deliberation of the Extraordinary General Meeting dated 7 June 2004, the share capital came to the amount of € 137,500 after a cash contribution of an amount of € 33,775.

In a deliberation dated 14 February 2005, the Combined General Meeting of shareholders, it was decided to increase the share capital by a nominal amount of € 116,666.67 by issuing, at the price of € 0.60 each (premium included), of 11,666,667 ordinary (category C) shares of a par value of € 0.01 each, accounting for a subscription of a total amount of € 7,000,000.20, to each of which is attached a warrant for ordinary shares.

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Under a deliberation of the Extraordinary General Meeting of shareholders dated 15 December 2005, it was decided to convert the category B privileged shares and the ordinary category C shares, into category B and C preferred shares.

By a resolution dated 30 June 2006, the Board of Directors certified the issue of 12,500 ordinary shares (known as “category A” shares) for a price of €0.40 each (including the issue premium) pursuant to the subscription of 12,500 stock options issued in accordance with the 2004-1 stock option plan and pursuant to the authorisation granted by the extraordinary general meeting of shareholders held on 10 September 2004. Said issue increased the share capital by a nominal amount of €125, i.e. a subscription for a total amount of €5,000.

By a resolution dated 17 July 2006, the combined general meeting of shareholders voted to increase the share capital by a nominal amount of €139,917.73 by issuing 13,991,773 category D preferred shares with a par value of €0.01 each, for a price of €1.215 each (including the issue premium), to each of which a stock warrant for category D preferred shares, known as a “BSA06-2006” was attached, representing a subscription for a total amount of €17,000,004.20.

By a resolution dated 17 November 2006, the combined general meeting of shareholders voted to increase the share capital by a nominal amount of €24,691.36 by issuing 2,469,136 category D preferred shares with a par value of €0.01 each, for a price of €1.215 each (including the issue premium), to each of which stock warrant for category D preferred shares, known as a “BSA06-2006” was attached, representing a subscription for a total amount of €3,000,000.24.

By a resolution dated 1 December 2006 and pursuant to a delegation of authority granted by the combined general meeting of shareholders on 17 November 2006, the Board of Directors voted to increase the share capital by a nominal amount of €12,345.68 by issuing 1,234,568 category D preferred shares with a par value of €0.01 each, for a price of €1.215 each (including the issue premium), to each of which a stock warrant for category D preferred shares, known as a “BSA06-2006” was attached, representing a subscription for a total amount of €1,500,000.12.

By a resolution dated 31 January 2008, the extraordinary general meeting of shareholders voted to increase the share capital by a nominal amount of €27,272.73 by issuing 2,727,273 category E preferred shares with a par value of €0.01 each, for a price of €2.024 each (including the issue premium), to each of which a stock warrant for category E preferred shares, known as a “BSA01-2008” was attached, representing a subscription for a total amount of €5,520,000.56.

By a decision adopted on 11 June 2008, the Chairman, acting pursuant to a delegation of authority granted by the Board of Directors on 12 January 2006, certified the issue of 2,500 category A preferred shares for a price of €0.60 each (including the issue premium) pursuant to the subscription of 2,500 company founder stock warrants (“BCE”) issued in accordance with the BCE 2006-1 plan and pursuant to the authorisation granted by the extraordinary general meeting of shareholders held on 15 December 2005. Said issue increased the share capital by a nominal amount of €25, i.e. a subscription for a total amount of €1,500.

By a resolution dated 10 July 2008, the extraordinary general meeting of shareholders voted to increase the share capital by a nominal amount of €3,705.54 by issuing, 370,554 category E preferred shares with a par value of €0.01 each, for a price of €2.024 each (including the issue premium), to each of which a stock warrant for category E preferred shares, known as a “BSA01-2008” was attached, representing a subscription for a total amount of €750,001.30.

By a decision adopted on 4 March 2009, the Chairman, acting pursuant to a delegation of authority granted by the Board of Directors by resolutions adopted on 14 September 2004, 9 March 2005, 8 September 2005, 11 May 2006, 9 November 2006 and 20 September 2007, certified the issue of (i) 85,541 category A preferred shares for a price of €0.40 each (including the issue premium) pursuant to the subscription of 45,541 company founder stock warrants (“BCE”) issued in accordance with the BCE 2004-1 plan and 40,000 stock options issued in accordance with the SO 2004-1 plan, pursuant to the authorisation granted by the extraordinary general meeting of shareholders held on 10 September 2004; (ii) 33,333 category A preferred shares for a price of €0.60 each (including the issue premium) pursuant to the subscription of 33,333 company founder stock warrants (“BCE”) issued in accordance with the BCE 2006-1 plan pursuant to the authorisation granted by the extraordinary general meeting

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of shareholders held on 15 December 2005; and (iii) 15,000 category A preferred shares for a price of €1.215 each (including the issue premium) pursuant to the subscription of 15,000 stock options issued in accordance with the SO 2006-4 plan pursuant to the authorisation granted by the extraordinary general meeting of shareholders held on 17 October 2006. Said issues increased the share capital by a nominal amount of €1,338.74, i.e. a total subscription amount of €72,441.20.

By a decision adopted on 23 October 2009, the Chairman, acting pursuant to a delegation of authority granted by the Board of Directors by resolutions adopted on 14 September 2004 and 9 March 2005, certified the issue of 398,000 category A preferred shares for a price of €0.40 each (including the issue premium) pursuant to the subscription of 398,000 company founder stock warrants (“BCE”) issued in accordance with the BCE 2004-1 plan, pursuant to the authorisation granted by the extraordinary general meeting of shareholders held on 10 September 2004. Said issues increased the share capital by a nominal amount of €3,980.00, i.e. a total subscription amount of €159,200.00.

By a resolution dated 14 October 2009, the extraordinary general meeting of shareholders voted to increase the share capital by a nominal amount of €4,846.84 by issuing 484,684 category E preferred shares with a par value of €0.01 each, for a price of €2.024 each (including the issue premium), to each of which a stock warrant for category E preferred shares, known as a “BSA01-2008” was attached, representing a subscription for a total amount of €981,000.41.

By a decision adopted on 27 May 2010, the Chairman, acting pursuant to a delegation of authority granted by the Board of Directors by resolutions adopted on 13 October 2004, 9 March 2005, 12 January 2006, 9 March 2006, 11 May 2006, 9 November 2006, 12 July 2007 and 20 September 2007, certified the issue of 318,374 category A preferred shares pursuant to the exercise of 225,874 company founder stock warrants (“BCE”) issued in accordance with the BCE 2004-1, BCE 2006-1 and BCE 2006-2 plans, as well as pursuant to the exercise of 92,500 stock options issued in accordance with the SO 2006-2 and SO 2006-3 plans, pursuant to the authorisation granted by the general meetings of shareholders held on 10 September 2004, 15 December 2005, 8 March 2006, 17 October 2006 and 25 May 2007. Said issues increased the share capital by a nominal amount of €3,183.74, i.e. a total subscription amount of €177,176.49.

By a decision adopted on 30 June 2010, the Chairman, acting pursuant to a delegation of authority granted by the Board of Directors by a resolution adopted on 9 November 2006, certified the issue of 11,375 category A preferred shares pursuant to the exercise of 11,375 company founder stock warrants (“BCE”) issued in accordance with the BCE 2006-2 plan, pursuant to the authorisation granted by the general meeting of shareholders held on 17 October 2006. Said issue increased the share capital by a nominal amount of €113.75, i.e. a total subscription amount of €13,820.63.

By a resolution dated 16 July 2010, the extraordinary general meeting of shareholders voted to increase the share capital by a nominal amount of €34,584.98 by issuing 3,458,498 category E preferred shares with a par value of €0.01 each, for a price of €2.024 each (including the issue premium), to each of which a stock warrant for category E preferred shares, known as a “BSA01-2008” was attached, representing a subscription for a total amount of €6,999,999.98.

Article 7 – Share capital – Special rights – Specific advantages

1 – The share capital is set at the amount of five hundred and ten thousand two hundred ninety seven Euro and seventy six cents (EUR 510,297.76).

It is divided into fifty one million twenty nine thousand seven hundred and seventy six (51,029,776) shares of a par value of one cent (EUR 0.01), all subscribed in cash and fully paid up.

The shares break down as follows:

•	10,876,623 category A preferred shares (the “A shares”)

•	3,750,000 category B preferred shares (the “B shares”),

•	11,666,667 category C preferred shares (the “C shares”),

•	17,695,477 category D preferred shares (the “D shares”), and

•	7,041,009 category E preferred shares (the “E shares”).

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2 – The category A preferred shares were created following a deliberation of the Combined General Meeting of shareholders dated 17 July 2006, pursuant to which it was decided to convert the 10,012,500 ordinary “category A” shares into category A preferred shares. The creation of these preferred shares gave rise to application of the procedure provided for in Article L. 228-15 of the French Commercial Code, and was decided by the meeting on the report of the Board of Directors, the statutory auditor and Mr Jean-Pierre Cordier, specific advantages auditor (commissaire aux avantages particuliers) appointed by order of the President of the Commercial Court of Nanterre.

The category B and C preferred shares were created following a deliberation of the Extraordinary General Meeting of shareholders dated 15 December 2005, pursuant to which it was decided to convert the category B privileged shares and the category C privileged shares, into category B and C preferred shares. The creation of category B and C preferred shares gave rise to the application of the procedure provided for in Article L. 228-15 of the French Commercial Code, and was decided by the meeting on the report of the Board of Directors, the statutory auditor and Mr Alain Abergel, commissaire aux avantages particuliers appointed by order of the President of the Commercial Court of Nanterre.

The category D preferred shares were created following a deliberation of the Combined General Meeting of shareholders dated 17 July 2006. The creation of category D preferred shares gave rise to application of the procedure provided for in Article L. 228-15 of the French Commercial Code, and was decided by the meeting on the report of the Board of Directors, the statutory auditor and Mr Jean-Pierre Cordier, commissaire aux avantages particuliers appointed by order of the President of the Commercial Court of Nanterre.

The category E preferred shares were created following a deliberation of the Extraordinary General Meeting of shareholders dated 31 January 2008. The creation of category E preferred shares gave rise to application of the procedure provided for in Article L. 228-15 of the French Commercial Code, and was decided by the meeting on the report of the Board of Directors, the statutory auditor and Mr Jean-Pierre Cordier, commissaire aux avantages particuliers appointed by order of the President of the Commercial Court of Nanterre.

The category A, B, C, D and E preferred shares enjoy the special rights described in these By-Laws, especially financial rights to the proceeds of Transfers, Mergers and Liquidation of the Company described in Schedule 1 of these By-Laws, this schedule forming an integral part of these By-Laws.

The holders of A shares, originally subscribed by Messrs. Georges Karam, Bertrand Debray, Fabien Buda, Jérôme Bertorelle, Laurent Sibony, Emmanuel Lemois, Ambroise Popper, Kevin Xu, Evelyne Notton, Paul Barraz, Philippe Sadot, Emmanuel Lemay, Peter Hasting, Elsa Benazzouz, Bernard Aboussouan, Damien Feneyrou, Alexandre Prieur, Gautier Renault, Véronique Devaux, Jean-Marc Clairgironnet, Christopher Malkin, Francis Tran, Nathalie Pereira, Eric Poulbère, Fabrizio Zovi, Joël Demarty, Cédrik Koch, Stéphane Cattet Gilles Chopard-Lallier, Sylvain Labonté, Stéphane Lebreton, Thierry Leloup, Vincent Moret-Bosch, Bertrand Muquet, Hikmet Sari, Hassan Shafeeu, Guillaume Vilcocq and Youssef Eddahbiare the beneficiaries of special benefits resulting from the holding of 10,876,623 category A preferred shares to which are attached the special rights provided for in these by-laws.

The holders of B shares, originally subscribed by Cap Décisif S.A.S. and FCPR T-Source, are the beneficiaries of special benefits resulting from the holding of 3,750,000 category B preferred shares to which are attached the special rights provided for in these by-laws.

The holders of C shares, originally subscribed by Add One L.P., Add One GmbH K.G. & Co., Vision Capital III, L.P., FCPI SOGE INNOVATION 7, Cap Décisif S.A.S., and FCPR T-Source are the beneficiaries of specific advantages resulting from the holding of (i) 11,666,667 category C preferred shares to which are attached the special rights provided for in these by-laws, and (ii) the warrants (BSA01-2005) attached to these category C preferred shares.

The holders of D shares, originally subscribed by Kennet II L.P., King Street Partners L.P., Add One L.P., Add One GmbH K.G. & Co., Vision Capital III, L.P., FCPI SOGE INNOVATION 7, FCPI GEN-I, FCPI SOGE Innovation Evolution 3 et FCPI GEN-I 2, Cap Décisif S.A.S., FCPR T-Source, FCPI

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CAAM Innovation 6, Motorola Inc. and Alcatel Participations, are the beneficiaries of special benefits resulting from the issue in their favour (i) of 17,695,477 category D preferred shares to which are attached the special rights provided for in these by-laws, and (ii) the warrants (BSA06-2006) attached to these category D preferred shares.

The holders of E shares, originally subscribed by Gateway Net Trading PTE Limited, FCPR Fonds de Co-Investissement Direct, Swisscom AG, Hantech International Venture Capital Corporation, Cap Décisif S.A.S., FCPR T-Source, FCPI CAAM INNOVATION 6, FCPI CAAM INNOVATION 9, FCPI CAAM INVESTISSEMENT 1, Unitech Holdings International Co., Ltd., FCPI SOGE INNOVATION 7, FCPI GEN-I, FCPI SOGE Innovation Evolution 3, FCPI GEN-I 2 and FCPR Serena I, are the beneficiaries of special benefits resulting from the issue in their favour (i) of 7,041,009 category E preferred shares to which are attached the special rights provided for in these by-laws, and (ii) the warrants (BSA01-2008) attached to these category E preferred shares.

3 - European Venture Partners II Leveraged Venture Leasing Company Limited (EVP II), is the beneficiary of special benefits resulting, subject to the prior fulfilment of defined conditions, from the allotment of a preferred subscription right from all or some of the 165,000 BSAevp each giving the right to the subscription of a new category C preferred share (ABSAevp) to which is attached a warrant (BSAevp ratchet) itself allowing, as the case may be, the subscription of a number of category C preferred shares.

Kennet II L.P., King Street Partners L.P., Add One L.P., Add One GmbH & Co. KG, Vision Capital III L.P., Gateway Net Trading PTE Limited, Swisscom AG, Unitech Holdings International Co., Ltd., Alcatel-Lucent Participations and Motorola Inc. are beneficiaries of special benefits resulting from the granting of a pre-emptive right to subscribe for all or some of 4,125,000 convertible bonds (“OC E”), each of which may be converted into one new category E preferred share, to which shall be attached, if applicable, a stock warrant (“ BSA01-2008”).

Article 8 – Increase in capital

The share capital is increased using all methods and in accordance with all terms and conditions provided for by law. The Extraordinary General Meeting, on the report of the Board of Directors, alone has the power to decide to make an increase in capital.

In proportion to the amounts of their shares, the shareholders have a preferred subscription right to the shares for cash issued to carry out an increase in capital. The shareholders may individually waive their preferred rights.

The right to allotment of new shares to shareholders, following the incorporation of reserves, profits or premiums into the capital, belongs to the bare owner, subject to the rights of the beneficial owner.

To represent increases in capital, preferred shares can be created enjoying special rights in relation to all other shares, subject to legal provisions regulating voting rights.

In the event of incorporation of reserves, profits or premiums, the Extraordinary General Meeting will rule under the quorum and majority conditions set out for Ordinary General Meetings.

In the event of an increase in capital by incorporation of reserves or the allotment of free shares, the shares allotted pursuant to rights attached to the shares of a given category will be shares of the same category.

In the event of an increase in capital in cash with preferred subscription rights, the shares subscribed upon exercise of the preferred subscription right attached to the shares of a given category will be shares of the same category. In other cases of an increase in capital, the general meeting deciding on the increase in capital will rule on the category of shares issued in remuneration of the increase in capital.

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Article 9 – Paying up of shares

Shares subscribed for cash must on a mandatory basis be paid up for at least one-fourth of their par value at their subscription and, as the case may be, the full amount of the premium.

The paying up of the balance must take place in one or more instalments on a decision of the Board of Directors within a period of five years from the day on which the increase in capital became final.

Calls for funds are brought to the attention of subscribers by registered letter with return receipt requested sent at least fifteen days prior to date set for each payment. Payments are made, either to the registered office, or to any other location indicated for this purpose.

Any delay in payment of the amounts owed on the amount not paid up of the shares will entail, automatically, as of right and with no formality whatsoever being required, payment of interest at the legal rate, from the payment date, without prejudice to the personal action which the company may exercise against the defaulting shareholder and to the enforcement measures provided for by law.

Article 10 - Reduction – Writing down of the share capital

Reductions in capital are authorised or decided on by the Extraordinary General Meeting which may delegate all powers to the Board of Directors to complete it. In no case may it jeopardise shareholder equality.

Reductions in capital will take place either by reduction of the par value of the shares, or by reduction of the number of shares, in which case the shareholders are bound to transfer or purchase the securities which they have in excess or which they require to enable the exchange of old shares for new shares.

In the event of a reduction in capital, whether or not reasoned by losses, the reduction of the nominal value of the shares or the elimination of shares will take place under the same conditions for all the shares, regardless of their category, subject to the provisions of section 2.3 of Schedule 1 of these By-Laws.

The reduction in the share capital to an amount less than the legal minimum may only be decided under the condition precedent of an increase in capital intended to bring it to an amount at least equal to this minimum amount, without transformation of the company into another form of company.

In the event that these provisions are not complied with, any interested party may petition the courts for the company’s dissolution. However, the court may not order such dissolution, if on the day of its ruling on the merits, the situation has been rectified.

The capital may be written down pursuant to the provisions of the law.

Article 11 – Share form

The shares are on a mandatory basis in registered form. They give rise to registration in individual accounts under the conditions and in accordance with the terms provided for by the applicable legal and regulatory provisions. These individual accounts may at the shareholder’s choice be pure registered accounts or managed registered accounts.

Article 12 – Share indivisibility

Shares are indivisible with respect to the company. Co-owners of shares are represented at General Meetings by one of them or by a joint agent of their choice. Failing their agreement on the choice of an agent, the latter is appointed by Order of the President of the Commercial Court ruling in interim proceedings at the request of the co-owner who is in the greatest hardship.

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The voting right attached to the share belongs to the beneficial owner in Ordinary General Meetings and to the bare owner in Extraordinary General Meetings. However, shareholders may agree amongst themselves on any other distribution thereof for the exercise of voting rights in General Meetings.

In this case, they must inform the company of their agreement by registered letter sent to the registered office; the company is bound to comply with this agreement for any General Meeting which may take place after expiry of a period of one month following the sending of the registered letter, the date stamp of the postal services being authoritative.

The shareholder’s right to receive company documents or to consult them may also be exercised by each co-owner of co-owner shares, by the beneficial owner and the bare owner of shares.

Article 13 – Transfer and transmission of shares

1 – Share ownership results from their registration in individual accounts in the name of the bearer(s) on the register maintained for this purpose at the registered office.

Shares are transferred, with respect to third parties and the company, through registration in the company register of an account-to-account transfer order signed by the transferor or his agent.

Shares are also transmitted, free of charge, or following a death, by means of an account-to-account transfer order listed on the share transfer register with proof that the change of ownership took place under lawful conditions.

In the event of transfer of category A, B, C, D and E preferred shares to a shareholder or third party, the shares which are the subject of the transfer, will not change category and will keep the rights relating thereto, which will therefore benefit the successive bearers of said shares, subject to waiver or in the cases of modification or elimination provided for by the By-Laws and by law.

2 – Shares are only negotiable after registration of the company in the Registre du Commerce et des Sociétés.

In the event of an increase in capital, shares are negotiable from final completion thereof.

Article 14 – Rights and obligations attached to the shares

1 – Each share gives the right, in the profits and corporate assets, to a proportional share in the amount of capital which it represents, subject to the special rights attached to the A, B, C, D and E Shares, and in particular to the financial rights to the proceeds form Transfers, Mergers and Liquidation of the Company described in Schedule 1 of these By-Laws.

Each share, regardless of its category, gives the right to a vote and to representation at General Meetings, under the conditions set by the Law and the by-laws.

All shareholders have the right to be informed on the running of the company and to receive some corporate documents at the times and under the conditions provided for by the Law and the by-laws.

2 – Shareholders only bear losses for up to the amounts of their contributions.

Subject to legal provisions and those of the by-laws, no majority can impose an increase in their commitments on shareholders.

The rights and obligations attached to shares, including the special rights attached to A, B, C, D and E Shares depending on the case, follow the security regardless of its bearer.

Ownership of a share automatically entails adhesion to the decisions of the General Meeting and to these by-laws. Transfers include all due and unpaid dividends and those to fall due, and possibly the share in the reserve funds, unless other provisions were set out of which the company was notified.

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The heirs, creditors, beneficiaries and other representatives of a shareholder may not, under any pretext whatsoever, request that seals be placed on the assets and documents of the company, request the partition or sale by auction of these assets, or interfere in the management of the company. To exercise their rights, they must refer to the corporate inventories and to the decisions of the General Meeting.

3 – Whenever it is necessary to own a certain number of shares to exercise a given right, in the event of exchange, grouping or allotment of shares, or at the time of an increase or reduction in capital, merger or any other transaction, shareholders owning a number of shares less than that required, may only exercise these rights under the condition that they make it their personal responsibility to obtain the required number of shares.

In the event, either of exchanges of shares following a merger or spin-off transaction, reduction in capital, grouping or division, either of distributions of shares allotted to the reserves or relating to a reduction in capital, or of distributions or allotments of free shares, the board of directors may sell the shares whose beneficiaries did not request delivery thereof under the terms and conditions set by applicable regulations.

4 - Conversion of category A, B, C, D and/or E preferred shares:

(a)

Each bearer of one or more category A, B, C, D and/or E preferred shares has the right to request at any time that its category A, B, C, D and/or E preferred shares be converted into ordinary shares of the Company.

The conversion of category B preferred shares into ordinary shares will take place: one (1) ordinary share in the Company for one (1) category B preferred share, subject to cases in which the par value of ordinary shares and/or a category of preferred shares has been changed and is not the same, in which case the conversion parity would be adjusted to take account of this difference in par value.

The same conversion rule will apply, mutatis mutandis, to category A, C, D and E preferred shares.

Conversion requests must be sent by post or registered letter or with return receipt requested or hand delivered, at any time. This conversion request is irreversible and irrevocable.

The conversion of category A, B, C, D and/or E preferred shares into ordinary shares will have the effect of making it so they can be fully assimilated to ordinary shares.

(b)

The conversion of category A, B, C, D and/or E preferred shares into ordinary shares of the Company will take place automatically immediately before the first quotation of the shares of the Company on a regulated market of the European Union or on the Nasdaq National Market or the New York Stock Exchange of the United States of America (hereinafter referred to as a “Listing”). The conversion will take place automatically at the time of the effective admission of the shares in the Company to trading on the relevant market, with effect from just prior to this admission.

(c)

The conversion of category A, B, C, D and/or E preferred shares into ordinary shares may also result from a decision of the Extraordinary General Meeting of shareholders, it being specified that in this case, the conversion can only be effective if it was authorised by the special meeting of preferred shareholders of each relevant category A, B, C, D and/or E, under the conditions of Article L. 225-99 of the French Commercial Code and by a two-thirds majority.

At any time during the current financial year and at the latest at the time of the first meeting following the close thereof, the Board of Directors will note, if any, the number and nominal amount of the shares arising from the conversion of category A, B, C, D and/or E preferred shares and will make the necessary amendments to the clauses of the By-Laws relating to the amount of the share capital and to the number and nature of the securities composing it.

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In the event that all the category A, B, C, D and E preferred shares are converted into ordinary shares, and that at such time there exist no other share categories, all the shares issued by the Company will be of the same category and the reference to share categories will automatically be deleted in the By-Laws.

PART III

MANAGEMENT- AUDITING OF THE COMPANY

Article 15 – Board of Directors

1 - Composition

The Company is managed by a board of directors made up of a maximum of five (5) members, one of which being appointed from among the candidates presented by the category A preferred shareholders.

Directors are appointed or renewed in their duties by the Ordinary General Meeting of shareholders which may dismiss them at any time.

However, in the event of merger or spin-off, the appointment of directors may be made by the Extraordinary General Meeting ruling on the transaction.

Directors may be individuals or corporate entities. Corporate entity directors are bound, at the time of their appointment, to designate a permanent representative subject to the same conditions and obligations and incurring the same civil and criminal liability as if he were director in his own name, without prejudice to the joint and several liability of the corporate entity he represents. This permanent representation mandate is given to him for the term of that of the corporate entity he represents; it must be renewed at each renewal of the mandate thereof.

Where the corporate entity dismisses its representative, it is bound to notify the company of this dismissal immediately by registered letter and to designate, under the same terms and conditions, a new permanent representative; the same applies in the event of death or resignation of the permanent representative.

An individual director cannot simultaneously sit on more than five Boards of directors or Supervisory Boards of Sociétés Anonymes with their registered offices in metropolitan France, barring exceptions provided for by Law.

Any individual director who, when he accepts a new mandate, is found to be in breach of the provisions of the previous paragraph, must, within three months of his appointment, resign from one of his mandates. Failing such, he is deemed, at expiry of this three-month period, to have resigned from his new mandate.

An employee of the company may only be appointed as a director if his employment contract corresponds to an actual job. The number of directors linked to the company by an employment contract may not exceed one third of the serving directors.

2 – Age limit – Term of duties

No one may be appointed director if, being older than seventy, his appointment has the effect of bringing the number of directors older than seventy to more than one third of the members of the Board.

The number of directors older than seventy may not exceed one third of the members of the Board of Directors. If this limit is reached, the oldest director is deemed to have resigned.

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The term of duties of directors is two years; it expires following the Meeting ruling on the accounts of the past financial year and held in the year during which their mandates expire.

Directors are always eligible for renewal.

3 - Vacancy – Co-optation

In the event of a vacancy by death or resignation of one or more seats on the board, the Board of Directors may, between two General Meetings, make temporary appointments.

However, if only one or two serving directors remain, he or they, or failing such the Statutory Auditor(s), must immediately convene the Ordinary General Meeting of shareholders for the purpose of making the required appointments to the Board.

Temporary appointments made by the Board of Directors are subject to ratification by the next Ordinary General Meeting. Failing ratification, the deliberations taken and acts carried out previously by the Board will remain no less valid.

Directors appointed to replace other directors will only serve for the time remaining to run of his predecessor’s mandate.

4 – Observer

The board of directors may appoint, by a two-thirds majority of its members, one or more observers chosen, which need not be chosen from among the shareholders of the Company.

The term of duties of the observers is two years; it expires following the Meeting ruling on the accounts of the past financial year and held in the year during which their mandates expire. They are eligible for renewal.

Observers may be dismissed by the Board of Directors at any time. Dismissal need not be reasoned and gives the right to no compensation.

Observers have the right to attend all meetings of the board or directors, to be convened thereto according to the same rules as those set out for directors, and to receive, prior to each meeting, all documents and information provided to the directors.

Observers may in no event take part in the voting on the deliberations of the board of directors.

5 – Confidentiality

Directors and observers have a strict confidentiality obligation regarding all information concerning the Company of which they had knowledge in the context of their duties and which were the subject of no public disclosure by the Company or its managers.

As an exception to the foregoing, directors and observers may disclose this information:

•	with the prior authorisation of the Company, or

•	as required by laws and regulations, or

•

to their own managers, directors or employees or to their professional advisors or statutory auditors, insofar as necessary to enable a director or an observer to fulfil its obligations or to claim its rights concerning the Company, and provided that the managers, directors, employees and professional advisors referred to above are subject to a similar confidentiality obligation, which the relevant director or observer must ensure. It is specified that where the director or observer has been appointed in consideration of its capacity as management company or investment fund advisor, it may (as well as its permanent representative) disclose the information received to the managerial bodies of these funds in the context of

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the decision-making process concerning the Company, and as the case may be to supervisory authorities (insofar as necessary with respect to obligations existing with respect thereto), to their statutory auditors or to the statutory auditors of their funds, securities holders, shareholders, custodians, managers, economic beneficiaries or any other participants in these funds, in order to inform them.

In addition, information which has not entered the public domain due to the Company or a third party (but not due to the negligence of the relevant director or observer), or which is available from other sources without breach of this confidentiality obligation is not considered confidential.

Article 16 - Actions of directors

Each member of the board of directors must hold at least one (1) share in the Company.

If, on the day of his appointment, a director does not own the required number of shares or if, during his mandate, he ceases to own any, he is automatically deemed to have resigned if he has not rectified the situation within a three-month period.

Article 17 – Chairman of the Board of Directors

The Board of Directors elects from among its individual members a Chairman whose term of duties it sets without this term being able to exceed the term of his mandate as director.

The Chairman of the Board of Directors must be no older than seventy years old. Should he turn seventy in office, he is automatically deemed to have resigned.

The Chairman of the Board of Directors organises and leads the work thereof, on which he reports to the General Meeting.

He monitors the smooth running of the bodies of the Company and, in particular, ensures, that the directors are able to complete their missions.

In accordance with the decision of the Board of Directors, he may carry out his duties in conjunction with those of managing Director of the company.

Should it see fit, the Board of Directors may appoint one or more vice-chairmen whose duties exclusively consist, in the Chairman’s absence, in chairing board meetings and general meetings.

In the Chairman’s and vice-chairmen’s absence, the board designates which of the directors present will chair its meeting.

The board may appoint, at each meeting, a secretary who need not be chosen from among the shareholders.

Article 18 - Deliberations of the board and minutes

The board of directors will meet as often as the interests of the Company require and at least four times per year.

The Board is convened by the Chairman. Furthermore, if the Board has not met for more than sixteen weeks, the Board may be convened by two of its members on a specific agenda.

Apart from cases where the agenda is set by the requestor(s), it is set by the Chairman. Meetings must be held at the registered office. They may however be held in any other location indicated on the meeting notice, subject to the consent of at least half of the serving directors.

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Meeting notices are given by any written means at least eight days prior to the meeting of the board of directors. The documents necessary to assess the decisions or information which will be submitted to the board of directors will be sent to the directors at least two (2) days prior to the meeting.

In the event that a member of the board of directors not have been able to attend a duly convened meeting, the sender(s) of the meeting notice must send him, within three days following this meeting, all the informational documents they drew up and submitted to the Chairman of the board to be circulated to the directors at such meeting.

The effective presence of at least half of the members of the board is necessary for the deliberations to be valid. The internal rules may provide that the directors participate in the meeting of the Board of Directors using all means of remote transmission or telecommunication making it possible to identify them and guaranteeing their effective participation under the conditions provided for by law. However, this process may not be used for the following decisions:

•	drawing up and closing the annual accounts and, as the case may be, the consolidated accounts, and

•	drawing up the management report and, as the case may be, the group management report.

Pursuant to applicable law, videoconferencing resources must satisfy technical characteristics guaranteeing effective participation at the meeting of the Board, the deliberations of which must be transmitted via streaming.

Decisions are taken by a majority of the votes of the present or represented members. Each present or represented director has one vote and each director present is only able to use one power of attorney subject to what is specified in Article 19 in terms of supervising the General Management.

In the event of a tie, the Chairman will have a casting vote.

The deliberations of the Board of Directors are noted in minutes drawn up on a special numbered and initialled register held at the registered office pursuant to regulatory provisions.

The session minutes indicate the names of the directors present, excused or absent. They state the presence or absence of persons convened to the meeting of the Board of directors pursuant to the law, and the presence of any other person having attended all or part of the meeting. The minutes bear the signature of the session chairman and of at least one director. In the event that the session chairman is unable to sign, it is signed by at least two directors.

Copies or abstracts of the minutes of the deliberations are validly certified by the chairman of the Board of Directors, a managing director, the deputy director temporarily serving as chairman or a proxyholder authorised for this purpose. During liquidation of the company, these copies or abstracts are validly certified by a single liquidator. The number of serving directors as well as their presence or representation at a meeting of the Board of Directors is sufficiently proven by the submission of a copy or abstract of the minutes.

Article 19 – Powers of the Board of Directors

The Board of Directors determines the direction of the company’s operations and supervises their implementation. Subject to the powers expressly attributed to shareholders’ meetings, and limited to the company object, it will consider any issue relating to the proper functioning of the company and take care of its business through its deliberations.

The board of directors has permanent control over the management of the Company by General Management, i.e. by the Managing Director and any Deputy Managing Directors.

In relations with third parties, the company is bound even by the acts of the Board of Directors which do not fall within the company object, unless it proves that the third party knew that the act overstepped this object or that it could not fail to be aware of such given the circumstances.

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The Board of Directors will conduct the monitoring and verification which it deems worthwhile. Each director receives all the information necessary for the fulfilment of his mission and may have all documents he deems worthwhile released to him.

Article 20 – General Management

1 – Choice between two methods of conducting General Management

The General Management of the Company is ensured, under his liability, either by the Chairman of the Board of Directors, or by another person appointed by the Board of Directors and with the title of Managing Director, according to the decision of the Board of Directors which chooses between the two methods of conducting General Management. It informs the shareholders thereof under the regulatory conditions.

The deliberation of the Board of Directors relating to the choice of method of conducting General Management is taken by the majority of present or represented directors.

A change in the method of conducting General Management does not entail amendment of the by-laws.

Where the General Management of the company is assumed by the Chairman of the Board of Directors, the provisions below relating to the Managing Director are applicable to him.

2 – Managing Director

The Managing Director need not be chosen from among the directors. The Board determines the term of his mandate as well as his remuneration. The managing Director must not be older than seventy. Should be turn seventy while in office, he is automatically deemed to resign.

The Managing Director may be dismissed at any time by the Board of Directors. If the dismissal is not decided for a legitimate reason, it may give rise to damages, except where the managing Director assumes the duties of the Chairman of the Board of Directors.

The Managing Director is invested with the most extensive powers to act in all circumstances in the name of the company. He exercises these powers limited by the company object and subject to those which the law expressly attributes to shareholders’ meetings and to the Board of Directors.

He represents the company in its relations with third parties.

The company is bound even by the acts of the Managing Director which do not fall within the company object, unless it proves that the third party knew that the act overstepped this object or that it could not fail to be aware of such given the circumstances, it being excluded that publication of the by-laws alone is sufficient to constitute this proof.

The provisions of the by-laws or the decisions of the Board of Directors limiting the powers of the Managing Director are not binding on third parties.

3 – Deputy managing directors

Upon proposal by the Managing Director, the Board of Directors may appoint one or more individuals in charge of assisting the Managing Director with the title of Deputy Managing Director whose remuneration it determines.

The number of Deputy managing directors may not exceed five.

Deputy Managing Directors may be dismissed at any time by the Board of Directors, upon proposal by the Managing Director. If the dismissal is not decided for a legitimate reason, it may give rise to damages.

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Where the Managing Director ceases or is unable to carry out his duties, the Deputy Managing Directors maintain their duties and powers, unless otherwise decided by the board, until the appointment of the new Managing Director.

In agreement with the Managing Director, the Board of Directors determines the scope and term of the powers conferred on the Deputy Managing Directors. With respect to third parties, they have the same powers as the Managing Director.

The age limit applicable to the Managing Director also applies to the Deputy Managing Directors.

Article 21 – Remuneration

1 – The General Meeting may allot an annual fixed amount to the directors in remuneration of their services as directors’ fees. The Board of Directors will distribute this remuneration freely between its members.

2 – The remuneration of the Chairman of the Board of Directors and that of the Managing Director or Deputy Managing Directors is determined by the Board of Directors. It may be set or proportional, or include both a set and a proportional part.

3 – The Board of Directors may allot exceptional remuneration for missions or mandates conferred on directors; in such case, this remuneration posted to operating charges will be subject to the approval of the Ordinary General Meeting under the conditions provided for in Article 23 of the by-laws.

4 – No other remuneration, whether permanent or not, may be paid to the directors other than those in charge of General Management and those linked to the company by an employment contract under the conditions authorised by Law.

5 – In addition, the Company will reimburse the directors and observers for the reasonable expenses they incur for their travel to meetings of the Board of Directors (including, in particular, plane tickets at the economy class rate).

Article 22 - Simultaneous mandates

The number of mandates as director or Chairman of the Board of Directors that a single individual can hold is limited to five.

However, an individual may not hold more than one mandate as Managing Director. This having been stated, the Managing Director of a company may hold a second mandate of the same nature in another company controlled by the first where the securities of the two companies are not admitted to trading on a regulated market.

Non Chairman directors may hold an unlimited number of mandates in controlled companies of the same kind.

The list of all the mandates and duties held in all companies by each office holder during the financial year will be included with the management report of the Board of Directors.

Article 23 - Agreements between the company and a director, Managing Director, or Deputy Managing Director

1 – Agreements subject to authorisation

Any agreement directly, indirectly or through an intermediary between the company and its managing director, any of its deputy managing directors, any of its directors, any of its shareholders holding a share of the voting rights greater than 10% or, where it is a shareholder company, the company

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controlling it within the meaning of Article 233-3 of the French Commercial Code, must be subject to the prior authorisation of the Board of Directors.

The same applies for agreements in which any person listed in the previous paragraph is indirectly interested.

Agreements between the company and a firm are also subject to the prior authorisation of the Board of Directors if the managing director, one of the deputy managing directors or one of the directors of the company owns, generally manages, or is a partner with unlimited liability, manager, director, or member of the Supervisory Board of this firm.

These agreements must be authorised and approved under the legal conditions.

2 – Prohibited agreements

If the agreement is not to be null and void, directors other than corporate entities, the managing directors and deputy managing directors as well as the permanent representatives of corporate entity directors are prohibited from contracting, in any form whatsoever, borrowings from the company, being granted current account or other overdrafts from it, as well as from being secured by it in their undertakings towards third parties.

The same rule applies to the spouse, ascendants, and descendants of the above persons as well as to any intermediary.

3 – Day-to-day agreements

Agreements relating to day-to-day transactions entered into under normal conditions are not subject to the legal authorisation and approval procedure. However, these agreements, except where due to their purpose or financial implications, they are significant for no party, must be disclosed by the interest party to the chairman of the Board of Directors. The list of said agreements and their objects will be disclosed by the chairman to the members of the board of directors and to the statutory auditors.

Article 24 – Statutory auditors

One or more Statutory Auditors are appointed and will carry out their auditing mission pursuant to the Law.

Their permanent mission, excluding any interference in management, is to verify the books and securities of the company and to monitor the due and genuine nature of the company accounts.

One or more deputy Statutory Auditors are appointed, who will be called to replace the Statutory Auditors in the event that they are unable or refuse to carry out their mission, or should they resign or pass away.

Article 25 – Written questions – Court expert opinion

One or more shareholders accounting for at least 5% of the share capital may, either individually, or by grouping together in any form whatsoever, put questions in writing to the Chairman of the Board of Directors on one or more management transactions of the company as well as, as the case may be, of companies which it controls within the meaning of Article L. 233-3 of the French Commercial Code. In the latter case, the request must be assessed with respect to the interest of the group. The response must be disclosed to the statutory auditor(s).

Failing a response or failing the disclosure of a satisfactory response within one month, these shareholders may petition the court (through interim proceedings) for the appointment of one or more experts in charge of presenting a report on one or more management transactions.

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PART IV

SHAREHOLDERS’ MEETINGS

Article 26 - Nature of the meetings

Shareholder decisions are taken at General Meetings.

Ordinary General Meetings are those called to take all decisions which do not amend the by-laws.

Extraordinary General Meetings are those called to decide or authorise direct or indirect amendments to the by-laws.

Special Meetings bring together the holders of a given category of shares to rule on an amendment of the rights of shares of this category or on the decisions which these By-Laws reserve for them.

The deliberations of General Meetings are binding on all shareholders, even those absent, dissenting or incapacitated.

Article 27 – Convening and holding of General Meetings

General Meetings are convened either by the Board of Directors or, failing such, by the Statutory Auditor(s), or by an agent appointed by the President of the Commercial Court ruling in interim proceedings at the request, either of any interested party in urgent matters, or of one or more shareholders accounting for at least one-tenth of the capital.

During the liquidation period, Meetings are convened by the liquidator(s). General Meetings are held at the registered office or in any other location indicated in the meeting notice.

The meeting notice is sent fifteen days prior to the date of the meeting either by post or registered letter sent to each shareholder, or by a notice placed in a newspaper carrying legal announcements of the département of the registered office. The meeting notice may also be sent by electronic telecommunication means provided that this is done under the regulatory conditions applicable. In the event the meeting is convened by a notice placed in a newspaper, each shareholder must also be convened by post or, at his request and at his expense, by registered letter.

Where a Meeting was unable to duly deliberate through failure to bring together the required quorum, the second Meeting and, as the case may be, the second adjourned Meeting, will be convened in the same manner as the first and the meeting notice will state the date of the first and its agenda.

Article 28 - Agenda

1 – The agenda of Meetings is set out by the person sending the meeting notice.

2 – One or more shareholders, accounting for at least the share of the share capital required and acting under the conditions and within the periods set by law, have the option of requiring, by registered letter with return receipt requested, that draft resolutions appear on the agenda of the Meeting. These draft resolutions are entered on the agenda of the meeting and brought to the attention of the shareholders under applicable regulatory conditions.

3 – The Meeting may not deliberate on an issue which does not appear on the agenda, which cannot be amended by a second meeting notice. However, it may, in all circumstances, dismiss one or more directors and appoint their replacements.

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Article 29 - Admission to Meetings - Powers

1 – All shareholders have the right to participate in General Meetings and in the deliberations in person or through an agent, whatever the number of shares they hold may be, with simple proof of ID, where their shares have been paid up for all payments due and registered in an account in their name for at least five days prior to the date of the meeting.

2 – Any shareholder may vote by absentee ballot form which he may be sent under the conditions indicated in the notice convening him to the Meeting.

3 – A shareholder may only be represented by his spouse or by another shareholder showing proof of a mandate.

Article 30 – Holding of Meetings - Officers - Minutes

1 – An attendance sheet is initialled by the shareholders present and the agents, to which are scheduled the powers of attorney given to each agent and, as the case may be, the absentee ballot forms.

It is certified to be true by the officers of the Meeting.

2 – Meetings are chaired by the Chairman of the Board of Directors or, in his absence, by a director specially chosen for this purpose by the Board. If the meeting is convened by a Statutory Auditor or by a court administrator, the Meeting is chaired by the person having sent the meeting notice. Failing such, the Meeting elects its Chairman.

The two present and accepting shareholders accounting, both for themselves and as agents, the highest number of votes will serve as tellers. The officers thus selected appointed a Secretary who need not be chosen from among the members of the Meeting.

3 – The deliberations of Meetings are stated in minutes signed by the officers and drawn up on a special register pursuant to the Law. Copies and abstracts of these minutes are validly certified under the conditions set by the Law.

Article 31 - Quorum - Vote

1 – The quorum is calculated using all the shares making up the share capital, except in Special Meetings where it is calculated using all the shares of the category in question, all of which less the shares stripped of voting rights pursuant to legal provisions. In the event of vote by absentee ballot, only those forms duly completed and received by the company at least three days before the date of the Meeting will be taken into account for calculation of the quorum.

2 – The voting right attached to shares in the capital or dividend shares is proportional to the share in the capital which they represent. Each share gives the right to one vote.

3 – Votes are expressed by raised hand, or by calling the roll, or by secret ballot, depending on the officers of the Meeting or the shareholders decide. Shareholders may also vote by absentee ballot.

Article 32 – Ordinary General Meeting

Ordinary General Meetings take all decisions which overstep the powers of the Board of Directors and which are not intended to amend the by-laws.

Ordinary General Meetings are held at least once yearly, within six months of the close of the financial year, to rule on the accounts of this financial year, subject to extension of this period by a court decision.

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On first being convened, it only validly deliberates of the present or represented shareholders, or those voting by absentee ballot, own at least one-fourth of the shares with voting rights.

No quorum is required should the meeting be reconvened. It rules by a majority of the votes cast by the present or represented shareholders or those voting by absentee ballot.

Article 33 – Extraordinary General Meeting

Extraordinary General Meetings may amend any provisions of the by-laws and decide, in particular, to transform the company into a company of another form, a civil partnership or commercial company. However, it may not increase the commitments of the shareholders, subject to transactions resulting from a duly conducted grouping of shares.

Extraordinary General Meetings may only deliberate validly if the present or represented shareholders, or those voting by absentee ballot, own at least, on the first meeting notice, one third and, on the second meeting notice, one-fourth of the shares with voting rights. If this latter quorum is not met, the second Meeting may be postponed to a date at most two months later than that for which it had been convened.

Extraordinary General Meetings rule by a two-thirds majority of the votes cast by the present or represented shareholders, or those voting by absentee ballot, except for legal derogations.

In statutory Extraordinary General Meetings of shareholders, i.e. those called to deliberate on the approval of a contribution in kind or the granting of a special benefit, the vote of the contributor or beneficiary does not count, be it for himself or as an agent.

Article 34 – Special meetings

1 – General provisions:

If there are several categories of shares, no change may be made to the rights of shares of any of these categories without a vote compliant with an Extraordinary General Meeting open to all shareholders and, in addition, without a vote also compliant with a Special Meeting open only to the owners of shares of the relevant category.

Special Meetings may only validly deliberate if the present and represented shareholders own, at least, on first being convened, on third, and on being reconvened, one-fifth of the shares of the relevant category.

For the rest, they are convened and deliberate under the same conditions as Extraordinary General Meetings.

2 – Provisions specific to the adoption of some decisions subject to prior approval, by a two-thirds majority of special meetings

No decision listed below may be adopted by the General Meeting of shareholders of the Company, without the prior two-third majority approval of the special meetings of category A, B, C, D or E preferred shareholders, depending on the case insofar as these decision concern this (these) category(ies) and have consequences on the rights attached thereto:

(a)	change in the rights relating to the relevant category of preferred shares;

(b)

increase or decrease in the number of preferred shares of a given category issued or whose issuance is authorised by the extraordinary general meeting; conversion of shares of the Company into preferred shares of a given category; conversion of the preferred shares of a given category into ordinary shares; redemption by the Company of all or some of the preferred shares of a given category, with a view to

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their cancellation or otherwise, without prejudice to the right of any shareholder to refuse redemption of his shares if it is not reasoned by losses.

Article 35 – Right to disclosure and informing of shareholders – Right to have an audit conducted

1- Right to disclosure and informing of shareholders

All shareholders have the right to obtain, under the conditions and at the times set out by law, the documents necessary to enable him to decide in full knowledge of the facts and to judge the management and supervision of the company.

The nature of these documents and the conditions of their transmittal or of their being made available are determined by law and regulations.

Insofar as he directly or indirectly holds more than 5% of the shares in the Company, each shareholder will have access to the following information, at the registered office or at his request be sent it to the address he indicates:

(i)

sixty (60) days at the latest following the close of each financial year: the consolidated accounts and annual financial statements of the Company and its subsidiaries certified by the statutory auditors of the relevant companies, the general and special reports of the latter and the full tax returns;

(ii)

thirty (30) days at the latest following the close of each calendar quarter: the quarterly financial statements of the Company and its subsidiaries not certified by the statutory auditors of the Company, as well as a cash flow statement, a statement of the commercial position of the past quarter (strategy, sales, setbacks, etc.), a provisional statement on sales to come, a statement on the situation of the capital of the Company as, as the case may be, a description of the transactions having taken place on the capital of the Company (exercise of option Securities with indication of the bearers), as well as a statement on the intellectual property of the Company (registrations and/or filings of patents, trade marks, programmes, etc.);

(iii)

thirty (30) days at the latest before the start of each financial year: the annual budget of the Company, as finalised by the board of directors and, as the case may be, the budgets of the subsidiaries, as finalised by said subsidiaries’ managing bodies;

(iv)

fifteen (15) days at the latest before the end of each month: a monthly report on the operations of the Company and of the subsidiaries as well as the significant events having occurred over the previous month;

(v)

as the case may be, ten (10) days at the latest following the date on which the shareholder current account of any person ensuring the general management of the Company and/or of the subsidiaries exceeds the threshold of € 5,000;

(vi)

the copy certified to be true of the minutes of the meetings of the board of directors and of the general and special meetings of shareholders of the Company and of the subsidiaries, the meeting notices, reports from the statutory auditors or from ad hoc auditors, as well as any other significant documents distributed to the members of the board of directors or to the shareholders of the Company and of the subsidiaries;

(vii)	on a punctual basis, a written summary of the current and future development plans of the Company and the subsidiaries.

2 – Right to have an audit conducted

One or more shareholders each directly or indirectly holding more than 5% of the shares of the Company may each year request the managing director to have an audit conducted of the Company

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at their expense on one or more of the following areas: tax, accounts, finance, employment, legal, commercial, IT, or any other area relating to the workings of the corporate affairs of the Company.

The managing director must make available to the auditor mandated by the aforementioned shareholder(s) all documents and information necessary for the completion of this audit.

He will grant him free access to these documents and this information within the company.

PART V

FINANCIAL YEAR – COMPANY ACCOUNTS

ALLOTMENT AND DISTRIBUTION OF PROFITS

Article 36 – Financial year

The financial year is defined in Article 5.

Article 37 - Inventory – Annual accounts

Regular accounts are kept of corporate transactions pursuant to the Law and commercial practices.

At the close of each financial year, the Board of directors draws up the inventory of the various assets and liabilities. It also draws up the annual accounts pursuant to the provisions of Part II of Book 1 of the French Commercial Code.

It schedules to the balance sheet a statement of the guarantees, backing and security granted by the company and a statement of the sureties it has granted. It draws up a management report containing the indications established by Law.

As the case may be, the management report will include the group management report where the company must draw up and publish consolidated accounts under the conditions provided for by Law. The Board of directors, as the case may be, will draw up provisional accounting documents under the conditions provided for by Law.

All these documents will be made available to the Statutory Auditors under the legal and regulatory conditions.

Article 38 – Allotment and distribution of profits

From the profits of each financial year, less, as the case may be, prior losses, are first deducted the amounts to be allotted to the reserve in pursuance of the Law. Hence, 5 p.100 is deducted to constitute the legal reserve fund; this deduction is no longer mandatory where said fund reaches one-tenth of the share capital; it becomes mandatory again where, for any reason, the legal reserve falls below one-tenth of the share capital.

The distributable profits are made up of the profits of the financial year less prior losses and amounts allotted to the reserve in pursuance of the Law or the by-laws, plus the profits carried forward.

From these profits, the General Meeting then deducts the amounts it deems appropriate to allot to the creation of all optional, ordinary or extraordinary reserve funds, or to carry forward.

The balance, if any, is distributed to all shares in proportion to their paid-up and non amortised amount.

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However, apart from the case of a reduction in capital, no distribution may be made to shareholders where the equity capital is or would become following such distribution less than the amount of the capital plus the reserves which the Law or by-laws do not allow to be distributed.

The General Meeting may decide to earmark for distribution amounts deducted from the optional reserves either to provide or increase a dividend, or as an exceptional distribution; in this case, the decision expressly indicates the reserve items from which the deductions are made. However, dividends are first distributed from the distributable profits of the financial year.

After approval of the accounts by the General Meeting, any losses are allocated to a special account to be posted to the profits of subsequent financial years until extinguished.

Article 39 – Earmarking for payment of dividends

The General Meeting ruling on the accounts of the financial year has the option of granting each shareholder for all or some of the dividend earmarked for distribution or interim dividends, the choice between payment of the dividend or interim dividends in cash or in shares.

The terms and conditions of earmarking cash dividends for payment are set by the General Meeting, or failing such, by the Board of Directors.

However, earmarking dividends for payment must take place within a maximum period of nine months after the close of the financial year, except where extension of this period is authorised by a court.

Where a balance sheet drawn up over the course or at the end of the financial year and certified by a Statutory Auditor shows that the company, from the close of the previous financial year, after constitution of the necessary depreciation and provisions, less any prior losses, as well as amounts to be allotted to reserves in pursuance of the Law or by-laws and taking into account the profits carried forward, made profits, interim dividends may be distributed prior to approval of the accounts of the financial year. The amount of these interim dividends may not exceed the amount of the thus defined profits.

The company may not require any dividend restitution from shareholders, unless the distribution was made in breach of legal provisions and the company establishes that the beneficiaries were aware of the undue nature of this distribution at the time thereof or could not fail to be aware thereof given the circumstances. Actions for restitution are time-barred three years after these dividends are earmarked for payment. Dividends not claimed within five years of their being earmarked for payment will lapse.

PART VI

SERIOUS LOSSES – PURCHASE BY THE COMPANY

TRANSFORMATION - DISSOLUTION - LIQUIDATION

Article 40 – Equity capital of less than half the share capital

If, due to losses noted in the accounting documents, the equity capital of the company were to fall to below half the amount of the share capital, the Board of Directors is bound, within the four months following approval of the accounts having shown these losses, to convene an Extraordinary General Meeting for the purpose of deciding whether there are grounds to dissolve the company prior to term.

If it is not decided to dissolve the company, the capital must, subject to the legal provisions relating to the minimum capital and within the period set Law, be reduced by an amount equal to that of the losses which were unable to be posted to reserves, if during this period the equity capital has not been reconstituted for up to an amount at least equal to half the share capital.

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In any event, the decision of the General Meeting must be the subject of the publication formalities required by applicable regulatory provisions.

In the event of non compliance with these requirements, any interested party may petition the court to dissolve the company. The same applies if the shareholders have not been able to deliberate validly.

However, the court may not decide to dissolve the company if the situation has been rectified on the day it rules on the merits.

Article 41 – Purchase by the company of an asset belonging to a shareholder

Where the company, within two years following its registration, acquires an asset belonging to a shareholder the value of which is at least equal to one-tenth of the share capital, an Auditor, in charge of assessing, under his liability, the value of this asset, is appointed by a court decision at the request of the Chairman of the Board of Directors.

The report of the Auditor is made available to the shareholders. The Ordinary General Meeting will rule on the valuation of the asset, if the acquisition is not to be invalid.

The vote of the seller will not count, be it for himself or as an agent.

These provisions are inapplicable where the acquisition is made on the Stock Market or under the supervision of a court authority or in the context of day-to-day transactions of the company and entered into under normal conditions.

Article 42 - Transformation

The company may be transformed into a company of another form if, at the time of the transformation, it has existed for at least two years and if it drew up, and had approved by the shareholders, balance sheets for its two first financial years.

The decision to transform the company is made on the report of the Statutory Auditors of the company, who must certify that the equity capital is at least equal to the share capital.

Transformation into a commercial partnership (“société en nom collectif”) requires the agreement of all holders of shares; in this case, the conditions provided for above are not required.

Transformation into a limited partnership (“société en commandite simple”) or limited partnership with shares (“société en commandite par actions”) is decided under the conditions set out for amendment of the by-laws and with the consent of all the shareholders to become partners.

Transformation into a private (limited) company (“Société à Responsabilité Limitée”) is decided under the conditions set out for amendment of the by-laws of companies of this form.

Transformation into a simplified joint stock company (“Société par actions simplifiée”) is decided by the shareholders on a unanimous basis.

Article 43 - Dissolution - Liquidation

Apart from the cases of court-ordered dissolution provided for by Law, and unless duly extended, the company will be dissolved at expiry of the term set by the by-laws or following a decision of the Extraordinary General Meeting of shareholders.

One or more liquidators are then appointed by this Extraordinary General Meeting under the quorum and majority conditions set out for Ordinary General Meetings.

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The liquidator represents the company. Any company asset will be realised and liability paid by the liquidator who is invested with the most extensive powers. He then divides up the available balance.

The General Meeting of shareholders may authorise him to continue current business or to accept new business for the purposes of the liquidation.

In the event that all the shares are held by a single shareholder, any decision to dissolve the company, be it voluntary or court-ordered, will entail, under the conditions provided for by Law, transmission to the sole shareholder of the company assets, without there being the need for liquidation.

TITRE VII

DISPUTE

Article 44 – Dispute

All disputes liable to arise during the term of the company or after its dissolution during the course of the liquidation transactions, either between shareholders, the management bodies or management and the company, or between shareholders, relating to corporate affaires or to the performance of the provisions of the by-laws, will be judged pursuant to the Law and referred to the Courts having jurisdiction.

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SEQUANS COMMUNICATIONS

An SA with capital of € 510,297.76

CitiCenter, 19 Le Parvis de Paris La Défense, 92800 Puteaux, France

BY-LAWS

Schedule 1

PREFERRED SHARES – SPECIAL RIGHTS

As indicated in Article 7.2 of the Articles of Association, this schedule is an integral part of the By-Laws

Special financial rights attached to the preferred shares of categories A, B, C, D and E

In addition to the other rights attributed to them by law, the by-laws and the Articles of Association of the Company, the preferred shares of categories A, B, C, D and E (the “A, B, C, D and E Shares”) enjoy the special financial rights described below:

1.	DISTRIBUTION RULES

1.1	Distribution principles

(a)

In the event that, in accordance with the requirements set forth below, the Company is the subject of a Sale, Merger or Liquidation (as such terms are defined below, and which shall be referred to collectively as a “Transaction”), the shareholders agree to make a special distribution of the overall consideration obtained by them from such Transaction (the “Proceeds to be Distributed”, as defined hereinafter) in respect of the shares concerned by the Transaction (i.e. 100% of the shares in the event of a sale of the Company, or a lower number in the case of Transactions which will result in only a partial divestment of a stake in the Company, such as a sale of less than 100% of the capital or a distribution of a majority, but not all, of the Company’s assets).

Such distribution shall be made in proportion to each shareholder’s respective interest in the Transaction (“Allocation Key no. 1”, as defined in Article 1.2 hereafter), provided that the share of the Proceeds to be Distributed allocated to E Shares concerned at the conclusion of such distribution shall, for each E Share, be at least equal to 1.8 times (1.8 x) the subscription price of a E Share,

i.e. 2.024 x 1.8 = €3.6432.

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Otherwise, the distribution of the Proceeds to be Distributed shall be made according to specific rules (“Allocation Keys no. 2, 3 or 4”, as defined in Article 1.2 hereafter), which are intended to enable the holders of shares, to the extent possible, – and after a preferential initial distribution of 2% of the Proceeds to be Distributed to A Shares – to recover a price or other consideration per share equal to or greater than its subscription price, with a first-ranking priority right for E Shares, a second-ranking priority right for D Shares, a third-ranking priority right for C Shares and a fourth-ranking priority right for B Shares.

These preferential distribution rules and the order of priority adopted have been defined by taking into account the differences between the subscription prices of A, B, C, D and E Shares and the order in which the investments therein was completed. The most recent subscribers agreed to invest in the Company on condition that they be given priority in recovering their funds, which the earlier subscribers.

(b)

The “Proceeds to be Distributed” used for the application of the various Allocation Keys shall be equal to the total price, consideration or proceeds to be distributed to all shareholders in respect of the shares concerned by the Transaction.

Si If the Proceeds to be Distributed are paid partly in cash (whether as an additional cash payment or otherwise) and partly in assets or shares of the Company or of another company, the appropriate Allocation Key shall be applied both to the portion paid in cash and to the portion paid in assets or shares, without distinction according to the nature of the payment, such that when each shareholder’s financial rights are defined, each one shall receive the same portion in cash and in shares or assets of each category. If the Proceeds to be Distributed are paid in several instalments, with or without conditions, each instalment shall be distributed at the time it is actually paid to the shareholders, in accordance with the stages of the Allocation Keys, such that the Allocation Keys will be applied at the time each instalment is paid by taking into account payments already received under previous instalments, if any.

(c)

Only shareholders participating in the Transaction shall be taken into account for the purposes of applying the Allocation Keys. Therefore, in the event of a Sale relating to a portion of the capital only, only those shareholders participating in the Sale shall be taken into account in calculating the number of shares that are the subject of the Sale. In addition, the special financial rights described in this Schedule and attached to the shares may be exercised only once, such that any Share (A, B, C, D or E) transferred as a result of a Transaction shall be deprived of such special financial rights after said transfer.

In the event that a shareholder participating in the Transaction holds shares of several categories, the Allocation Keys shall be applied depending on the category of shares that are the subject of the Transaction, as will be specified by the relevant shareholder, if applicable.

The subscription price of each share shall be determined on the basis of the Company’s legal documents and, if necessary, shall be adjusted to take into account any reverse stock split, stock split or change in the par value of the Company’s shares, as well as the exercise of the Ratchet Stock Warrants (BSA01-2005, BSA06-2006 and BSA01-2008). Only the subscription price of the shares when issued shall be used for the purposes of applying this Article, without taking into account the value of the stock warrants or any other right of a similar nature attached to a share when issued, or the price paid by a shareholder in the event the shares were acquired after such issue.

Entries that the Company posts to the “Issue Premium” item of its balance sheet (in particular, any loss setoffs, distributions or capitalisation) shall not be taken into account for the purposes of applying this Article, for which, in any event, the amount of issue premiums paid at the time the shares were issued shall be taken into account.

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In the event that at any of the distribution stages specific to each Allocation Key the share of available Proceeds to be Distributed is insufficient to meet all the financial rights concerned, the available amount shall be distributed in proportion to the total financial rights of each shareholder for the relevant stage compared to the total financial rights to be met at such stage.

1.2	Preferential distribution rules

In distributing the Proceeds to be Distributed (“P”), the instructions detailed for stages no. 1 to 4 hereinafter shall be followed in order to ensure that the appropriate Allocation Key is applied to the amount of Proceeds to be Distributed, from among those set forth in Articles 1.2.1 to 1.2.4.

1.2.1	Stage no. 1:

A virtual distribution of the Proceeds to be Distributed shall be made to all shareholders participating in the Transaction, in proportion to their respective interests (hereinafter “Allocation Key no. 1”):

If at the end of such virtual distribution, the share of the Proceeds to be Distributed allocated to E Shares is, for each share (“E Allotment” or “EA”):

a)	greater than or equal to 1.8 times the subscription price for an E Share (“E SP” = €2.024), i.e.:

EA ≥ €3.6432

In such case, the Proceeds to be Distributed shall be actually distributed in full using Allocation Key no. 1;

b)	less than 1.8 times the subscription price for an E Share (E SP), i.e.:

EA < €3.6432

In such case, Allocation Key no. 1 shall not be applied and the procedure detailed in Stage no. 2 below shall be applied.

1.2.2	Stage no. 2:

A virtual distribution of the Proceeds to be Distributed shall be made to all shareholders participating in the Transaction, in accordance with the following preferential liquidation procedures (hereinafter “Allocation Key no. 2”):

(i)

First, an amount per share (“A Preferential Allotment” or “A PA” equal to 2% of the Proceeds to be Distributed, divided by the number of A Shares participating in the Transaction (“NA”), shall be allocated to the A Shares:

A PA = [P x 2%]/NA

(ii)

Then, from the remaining balance of the Proceeds to be Distributed, an amount per share (“E Preferential Allotment” or “E PA”) shall be allocated to E Shares, equal to the subscription price thereof (“E SP”):

E PA = E SP = €2.024

(iii)

Then, from the remaining balance of the Proceeds to be Distributed, an amount per share (“D Preferential Allotment” or “D PA”) shall be allocated to D Shares, equal to the subscription price thereof (“D SP”):

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D PA = D SP = €1.215

(iv)

Then, from the remaining balance of the Proceeds to be Distributed, an amount per share (“C Preferential Allotment” or “C PA”) shall be allocated to C Shares, equal to the subscription price thereof (“C SP”):

C PA = C SP = €0.60

(v)

Then, from the remaining balance of the Proceeds to be Distributed, an amount per share (“B Preferential Allotment” or “B PA”) shall be allocated to B Shares, equal to the subscription price thereof (“B SP”):

B PA = B SP = €0.40

(vi)

Lastly, any remaining balance of the Proceeds to be Distributed that has not been allocated after subparagraphs (i) to (v) hereinabove have been applied shall be divided among all the shareholders (A, B, C, D and E), regardless of the category of shares they hold, in proportion to their respective interests in the Transaction.

If at the end of this virtual distribution, the share of the Proceeds to be Distributed allocated to E Shares is, for each share:

a)	less than or equal to 1.8 times the subscription price for an E Share (“E SP” = €2.024 ), i.e.:

EA ≤ €3.6432

In such case, the Proceeds to be Distributed shall be actually distributed in full using Allocation Key no. 2;

b)	greater than 1.8 times the subscription price for an E Share (“PS E” = €2.024 ), i.e.:

EA > €3.6432

In such case, Allocation Key no. 2 shall not be applied and the procedure detailed in Stage no. 3 below shall be applied.

1.2.3	Stage no. 3:

A virtual distribution of the Proceeds to be Distributed shall be made to all shareholders participating in the Transaction, in accordance with the following preferential liquidation procedures (hereinafter “Allocation Key no. 3”):

(i)

First, an amount per share (“A Preferential Allotment” or “A PA”) equal to 2% of the Proceeds to be Distributed, divided by the number of A Shares participating in the Transaction (“NA”), shall be allocated to A Shares:

A PA = [P x 2%]/NA

(ii)	Then, from the remaining balance of the Proceeds to be Distributed, an amount per share (EA) shall be allocated to E Shares, equal to 1.8 times the subscription price thereof (E SP):

EA = 2.024 x 1.8 = €3.6432

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(iii)

Then, from the remaining balance of the Proceeds to be Distributed, an amount per share (“D Preferential Allotment” or “D PA”) shall be allocated to E Shares, equal to the subscription price thereof (“D SP”):

D PA = D SP = €1.215

(iv)

Lastly, any remaining balance of the Proceeds to be Distributed that has not been allocated after subparagraphs (i) to (iii) hereinabove have been applied, shall be divided among the holders of A, B, C and D shares, but not to the holders of E shares, in proportion to their respective interests in the Transaction.

If at the end of this virtual distribution, the share of the Proceeds to be Distributed allocated to D Shares (DA) is, for each share:

(a)	less than or equal to 2.72 times the subscription price for a D Share (PS D = €1.215), i.e.:

DA ≤ €3.3048

In such case, the Proceeds to be Distributed shall be actually distributed in full using Allocation Key no. 3;

(b)	greater than 2.72 times the subscription price for a D Share (D SP = €1.215), i.e.:

DA > €3.3048

In such case, Allocation Key no. 3 shall not be applied and the procedure detailed in Stage no. 4 below shall be applied.

1.2.4	Stage no. 4:	The Proceeds to be Distributed shall be actually distributed to the shareholders participating in the Transaction, in accordance with the preferential liquidation procedures of “Allocation Key no. 4”:

First, two theoretical values for the Proceeds to be Distributed shall be calculated in order to apply Allocation Key no. 4: P0 and P1, where P0<P and P1>P:

•

Calculation of P0 : Using Allocation Key no. 3, the value of the Proceeds to be Distributed shall be decreased progressively (compared to P) until a value for P0 is obtained that allows obtaining a share of the Proceeds to be Distributed to each D share that is equal to 2.72 times its subscription price, i.e., €3.3048 for each D Share;

•

Calculation of P1: Using Allocation Key no. 1, the value of the Proceeds to be Distributed shall be increased progressively (compared to P) until a value for P1 is obtained that allows obtaining a share of the Proceeds to be Distributed to each E Share that is equal to 1.8 times its subscription price, i.e. €3.6432 for each E Share.

Then, the Proceeds to be Distributed shall be actually distributed using Allocation Key no. 4 hereinafter:

(i)

First, an amount per share (“A Preferential Allotment” or “A PA”) equal to 2% of the Proceeds to be Distributed, divided by the number of A Shares participating in the Transaction (“NA”), shall be allocated to A Shares:

A PA = [P x 2%]/NA

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(ii)	Then, from the remaining balance of the Proceeds to be Distributed, an amount per share (EA) shall be allocated to E Shares, equal to 1.8 times the subscription price thereof (E SP = €2.024):

EA = 2.024 x 1.8 = €3.6432

(iii)

Then, from the remaining balance of the Proceeds to be Distributed, an amount per share (DA) shall be distributed to D Shares equal to G times its subscription price (D SP = €1.215), where the value of G is between 2.72 and 3, and is calculated as follows:

DA = G x D SP = G x €1.215

G = 2.72 +[(3-2.72)/(P1-P0)] x [P-P0],

where P, P0 and P1 are expressed in the same value unit.

(iv)

Lastly, any remaining balance of the Proceeds to be Distributed that has not been allocated after subparagraphs (i) to (iii) hereinabove have been applied shall be divided among the holders of A, B and C shares, but not to the holders of D and E shares, in proportion to their respective interests in the Transaction.

2.	Application to the cases of Transfer, Merger and Liquidation

2.1	Preferred right in the event of Transfer

(a)

The Allocative Key will only apply to transfers relating to at least 50.1% of the capital of the Company not taking into account, in calculating this percentage, the Ratchet Share Warrants (BSA 01-2005, BSA 06-2006 and BSA 01-2008), other Share Warrants, founders Share Warrants (BSPCE) or rights of access to the capital existing on the date of this transaction (a “Transfer”). For the purposes of this Article, any transaction having the effect of transferring for valuable consideration the ownership of shares in the Company, including contribution, exchange and combined forms of these transfers of ownership (it being specified that the case of merger is the subject of specific provisions), as well as separations of the attributes of ownership carried out for valuable consideration.

(b)

In the event that a Transfer by several transferors to a shareholder or third party were to take place, the Amount to Distribute between the shareholders participating in the Transfer will be distributed amongst them by application of the appropriate Allocative Key. In order to give full effect to this Article, any transfer agreement giving rise to application of this Article must insofar as possible contain any worthwhile provision to enable the distribution of the Amount to Distribute pursuant to this Article. In any event (i.e. even in the event of no express provision in the transfer agreement), the shareholders undertake, each in respect to itself, to do all that is necessary and will proceed amongst themselves with entering into any agreement, making all fund transfers and as the case may be all share transfers necessary for this purpose.

2.2	Preferred right in the event of Merger

In the event that the Company (i) were absorbed via a merger or (ii) were subject to a spin-off on more than one half of its assets (a “Merger” for the purposes of this Article), the shares to be issued by the absorbing entity in consideration for the contribution of the

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assets of the Company and allotted to the shareholders (the “New Shares”) will be distributed between the shareholders by application of the Allocative Key. The Amount to Distribute will in this case be equal to the total number of New Shares multiplied by the real value of these New Shares, defined as indicated below.

The value of the shares of the Company and the New Shares as well as the merger parity must be determined by the Board of Directors authorising the Merger, which may resort to an independent expert’s opinion.

In order to give this Article its full effect, the Merger agreement must, to be approved, include the provisions necessary for the New Shares to be distributed amongst the shareholders according to the appropriate Allocative Key and as is provided for in Article 1.2 above, unless the shareholders have undertaken elsewhere, irrevocably and under the sole condition of completion of the Merger, to sell between them, for an overall price of 1 Euro per transferor (whatever may be the number of Shares thus transferred by each transferring shareholder), a number of shares in the Company or New Shares such that, as a result of this transfer and of the Merger, each shareholder receives a number of New Shares equal to that determined in pursuance of the appropriate Allocative Key (then taking into account the additional investment accounted for by the acquisition price of these shares).

It is specified that this Article constitutes an application of the provisions of article L. 225-17 of the French Commercial Code providing that in the event of merger or spin-off, the preferred shares may be exchanged under a specific exchange parity taking account of the abandoned special rights. A special meeting of the holders of preferred shares of each category may refuse to approve any merger or spin-off at the time of which the rules provided for in this Article will not be applied, in which case the planned merger or spin-off may not take place.

2.3	Preferred right in the event of Liquidation – Partial contributions of assets, spin-offs, distributions – Reduction of capital not reasoned by losses

(a)

In the event of the amicable or court-ordered liquidation of the Company (the “Liquidation” within the meaning of this Article), the Amount to Distribute will be equal to the amount of the liquidation bonus, i.e. the proceeds from the liquidation available after the liabilities and liquidation expenses are paid and the par value of the shares is repaid and, more generally after any priority payment imposed by applicable law and regulations.

However, for the application of stages specific to each Allocative Key, the total of any amount already received as repayment of the par value of the shares will be deducted from the amount coming to each, such that the appropriate Allocative Key take into account insofar as possible the subscription prices of the shares (including par value).

(b)	The provisions of this Article will apply under the same conditions (but without prior repayment of the par value) in the event of:

(i)

massive distribution by the company of dividends or reserves (deducted in particular from the issue premium items) be it paid in cash, in kind or in shares (such a massive distribution being defined as a distribution of more than one-half of its assets and/or of its equity); and

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(ii)

reduction in capital of the Company not reasoned by losses (such reduction being intended to concern more than half the share capital) giving rise to a distribution in favour of the shareholders of any amount or to the buyback by the Company of its own shares.

In these cases, the amounts distributed will be distributed amongst the shareholders by application of the appropriate Allocative Key, the amount distributed constituting the Amount to Distribute within the meaning of this Article.

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Investment Agreement - Sequans (E round 2010)

Exhibit 4.1.5(a)

Company’s Accounts

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SEQUANS COMMUNICATIONS SA

Financial year ending December 31, 2009

SEQUANS COMMUNICATIONS SA		1
12/31/2009	[4 Initials]

Balance sheet

In euros	Notes	Gross values	Depreciation and provisions	Net values as at 12/31/2009	Net values as at 12/31/2008
ASSETS
Software, patents, licenses		4,814,172	2,959,428	1,854,744	2,814,052

Intangible assets	I-3.1; II; III	4,814,172	2,959,428	1,854,744	2,814,052

Technical facilities		3,669,494	1,923,896	1,745,598	1,463,041
Other tangible assets		2,379,325	1,137,112	1,242,213	1,590,764

Tangible assets	I-3.1; II; III	6,048,819	3,061,008	2,987,811	3,053,805

Investments	I-2.6/2.7	43,720		43,720	43,669
Investment-related receivables		552,826		552,826	582,108
Other investment securities		291,024		291,024	291,024
Loans		54,260		54,260
Other long-term investments		210,351		210,351	135,830

Long-term investments	I-3.2; V	1,152,182		1,152,182	1,052,631

Fixed assets		12,015,172	6,020,436	5,994,737	6,920,488

Raw materials		142,290		142,290
Goods and semi-finished products		1,187,875	25,638	1,162,237	1,490,658

Inventories and work-in-progress	I-3.3	1,330,166	25,638	1,304,528	1,490,658

Advances and prepayments on orders		2,794		2,794	47,755
Clients and related accounts	I-3.4; XII	5,198,985	598,562	4,600,423	3,639,357
Other receivables	I-3.5; XII	3,047,828		3,047,828	2,953,959
Marketable securities	I-3.6	6,163		6,163	4,152,408
Cash assets	I-3.7	5,260,884		5,260,884	7,056,721

Current assets		14,846,820	624,200	14,222,620	19,340,858

Prepayments	I-3.8; XIII	316,746		316,746	309,248
Currency exchange gains	XV	137,123		137,123	356,763
Total assets		27,315,861	6,644,636	20,671,226	26,927,357

LIABILITIES
Share capital	I-2.1/3.10; XXIII			473,929	463,188
Issue premium	I-2.1/3.10			36,456,907	35,252,497
Retained earnings	I-2.10			-23,927,488	-18,137,829

Capital and reserves				13,003,348	17,577,856

Earnings for the period				-11,909,566	-5,789,659
Investment subsidies				971,907	584,519

Equity				2,065,688	12,372,716

Conditional advances	I-2.3/3.12			1,077,588	1,185,000

Other equity				1,077,588	1,185,000

Provisions for risks				320,146	401,325
Provisions for charges				450,115	456,673

Provisions for risks and expenses	I-3.11			770,261	857,998

Convertible bond loans	I-2.2/3.13			10,849,000	6,830,000
Loans and debts from the lending institutions	I-2.9				1,646
Debt related to investments				219,758
Loans and various financial liabilities				106,213	102,661

Financial Debt	I-3.13			11,174,971	6,934,307

Trade receivables and related accounts	I-3.14			2,201,747	2,076,310
Liabilities - Taxes and social security contributions	I-3.16			1,682,028	1,605,570
Liabilities - fixed assets and related accounts				78,197	338,658
Other debts	I-3.15			213,112	131,207

Operating liabilities	XIV;			4,175,084	4,151,745

Deferred revenue	I-2,10/3.17/5; XIII			1,170,566	1,169,805
Foreign currency exchange losses	XV			237,067	255,786
Total liabilities				20,671,225	26,927,357

SEQUANS COMMUNICATIONS SA	2
12/31/2009

Income statement

In EUR	Notes	Financial year ended 12/31/2009	Financial year ended 12/31/2009
Goods sold		11,316,677	10,775,209
Services sold:	I-5	2,672,699	4,695,271
Revenues	xxv	13,989,376	15,470,480
Inventories		2,162,263	671,627
Operating subsidies transferred to earnings		329,463	322,898
Reversal of provisions and transfer of expenses		210,769	306,831
Other income		0	2,964

Operating revenue		16,691,870	16,774,800

Goods purchased		3,679,865
Purchase of raw materials		2,298,217	4,295,777
Changes in inventories of raw materials		58,932	-141,764
Other external purchases and expenses		10,944,359	9,044,920
Taxes, charges and similar payments		316,896	338,712
Wages and Salaries		6,995,963	6,161,506
Social security contributions		1,856,747	1,603,777
Provisions for depreciation of fixed assets		3,221,321	3,022,310
Provisions for current assets		135,268	476,927
Provisions for risks and expenses			331,448
Other expenses		425,725	282,795

Operating expenses		29,933,293	25,416,408

Operating income		-13,241,423	-8,641,608

Interest and similar income		163,078	282,842
Reversal of provisions and transfer of expenses		320,935	275,680
Currency exchange gain		1,274,329	1,535,689
Net gains on disposals of marketable securities		0	15,144

Financial revenues		1,758,343	2,109,355

Allocations for depreciation and provisions		287,123	343,220
Interest and similar charges		233,146	670,037
Currency exchange loss		1,836,759	736,089

Financial expenses		2,357,028	1,749,346

Financial earnings		-598,685	360,009

Current earnings before tax		-13,840,108	-8,281,599
Extraordinary income		30,573	272,287
Extraordinary expenses		46,263	101,465

Extraordinary earnings		-15,690	170,822

Corporate income tax	I-2.5/3.18	-1,946,232	-2,321,118
Net earnings		-11,909,566	-5,789,659

SEQUANS COMMUNICATIONS SA		3
12/31/2009	[4 Initials]

Appendices

No.	List of Appendices	Produced	Not Produced

I	ACCOUNTING RULES AND METHODS	X
II	CAPITAL ASSETS (NO 2054)	X
III	DEPRECIATION (NO 2055)	X

V	LONG-TERM INVESTMENTS	X

VIII	PROVISIONS (NO 2056)	X
IX	STATEMENT OF MATURITY OF RECEIVABLES AND DEBTS (NO 2057)	X

XII	REVENUES RECEIVABLE	X
XIII	ACCRUALS	X
XIV	EXPENSES DUE AND PAYABLE	X
XV	CURRENCY CONVERSION ADJUSTMENTS ASSETS – LIABILITIES	X
XVI	LEASE-BACK	X
XVII	OFF BALANCE SHEET COMMITMENTS	X

XXI	CONVERTIBLE BONDS	X

XXIII	COMPOSITION OF SHARE CAPITAL - FOUNDERS’ SHARES	X
XXIV	SUBSIDIARIES AND INVESTMENTS	X
XXV	ALLOCATION OF NET REVENUES	X

XXVIII	DEFERRED AND UNREALIZED TAX SITUATION	X
XXIX	COMPENSATION OF MANAGERS AND AVERAGE EMPLOYEE	X
XXX	AUDITORS’ FEES	X
XXXI	RESEARCH AND DEVELOPMENT COSTS	X
XXXII	TRANSFER OF COSTS	X
XXXIII	STATEMENT OF SHAREHOLDERS’ EQUITY	X

SEQUANS COMMUNICATIONS SA		4
12/31/2009	[4 Initials]

ACCOUNTING RULES AND METHODS

Appendix I

1.	- ACCOUNTING PRINCIPLES AND METHODS

The business purpose of SEQUANS COMMUNICATIONS SA is to study, develop and market all products and/or services related to landline, optical and/or radio communication network systems, provide all forms of consultation and training and offer technical support for the abovementioned fields of activity.

The Directorate of Tax Services in Paris East agreed, in a letter dated June 29, 2004, that the company could benefit from the status of an innovative startup company.

The annual accounts of Sequans Communications SA for the financial year ending December 31, 2009 were presented and evaluated in compliance with the generally accepted rules and principles of accounting in France. The accounts were prepared and presented in Euros.

The basic method used to evaluate the accounting elements was the historical costs method.

Accounting conventions were applied with all due caution in compliance with the following basic conventions:

•	the continuity of operations

•	the consistency of accounting methods

•	the separation of financial periods

2.	- HIGHLIGHTS OF THE FINANCIAL PERIOD

2.1	During the financial period, the Company increased its capital by issuing shares amounting to €981,000.41. This increase was for the benefit of historical investors.

This issue of 484,684 new Category E preferred shares was executed in October, 2009.

456,874 BCEs and 132,500 stock options were exercised by employees, thereby bringing the share capital to €473,928.58.

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The criteria concerning capital requirements to retain the status of an innovative startup company were maintained.

2.2	The Company also issued various bonds during the course of the financial year for a total of €4,019.000.13, thereby increasing the total amount of bond issues to €10,849,000.

2.2.1 The Company issued 1,985,672 Category E convertible bonds to the shareholders in October 2009, increasing the total of the bonds issued to 4,125,000. The total amount of all Category E convertible bonds in the balance sheet as at December 31, 2009, amounted to €8,349,000. The bond subscription price was 2.024 Euros; each bond is convertible on demand to a Category E preferred share. The return is 2% with a maturity of 10 years.

2.3	During the 2009 financial year, the Company benefited from a research tax credit of €1,946,232, compared with €2,298,903 in 2008.

2.4

The Company announced its intention to undertake development of another technology, “long-term evolution” (which, like the WiMAX project, involves application of the 4th generation of standards of wireless communication).

2.5	On February 16, 2009, Sequans Communications opened a branch office in Tokyo (Japan) to support its Japanese customers. The branch office had 3 members of staff at the end of 2009.

3	- PRINCIPAL METHODS USED AND COMMENTS ABOUT THE ACCOUNTS

The principal methods used were the following:

3.1	Tangible and Intangible Capital Assets

The tangible and intangible capital assets were assessed at the cost of their acquisition (purchase price and ancillary costs directly related to the acquisition).

Depreciation was calculated based on the straight-line method as a function of the useful lifespan estimated by the Management (and are recorded as operating expenses). The depreciable lifespan established ranged from one year to nine years, as follows:

Capital Assets	Estimated useful lifespan

Software and Licenses	1 to 3 years
Technical installations, equipment and industrial tools	3 to 5 years
Fittings and installations	7 to 9 years
Office equipment and information technology	1 to 3 years
Office furniture	3 to 5 years

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12/31/2009	[4 Initials]

3.2	Long-term Investments

The long-term investments are recorded at their historical cost. When the inventory value is below the net book value, a provision is made for the amount of the difference between the two values.

This entry is comprised of:

•	guarantee deposits, paid at the time of signing the rental contracts, in the amount of €210,351;

•	and securities pledged for €291,024.

3.3	Inventory

The inventory of merchandise is valued at the cost of acquisition, which is determined by adding the purchase price and the costs directly attributed to their acquisition.

Inventory is depreciation when the net book value is below the inventory value. In this respect the Company recorded a provision of €25,638 for an adjustment in the value of the inventory of SQN1110 chips in 2008. Since the inventory of SQN1110 chips remained unchanged in 2009, the provision of €25,638 was maintained.

3.4	Receivables

Receivables are calculated at their nominal value.

Receivables are depreciated based on an analysis of the specific risk of each customer. In this respect, a depreciation of €135,267 was recorded for the financial year, corresponding to the outstanding receivables unlikely to be recovered from clients. In addition to this allocation, an unused reversal of €50,437 was recorded during the financial year.

As at December 31, 2009, the provision for bad debt amounted to €598,562.

3.5	Other receivables

The other receivables are calculated at their nominal value. They are depreciated when the value of the inventory is below the net book value.

This line item notably includes:

•	A request for reimbursement of a VAT credit balance relating to the 4th quarter of 2009 (€221,240).

•	The tax research tax credit evaluated at €1,946,232

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3.6	Investment securities

This line item is comprised of securities invested long term (monetary SICAVs, mutual funds, etc.), valued at the cost of their acquisition. These instruments are depreciated when their market value is below their book value.

3.7	Cash assets

Cash assets constitute the debit balances of “bank accounts” at the end of the financial period.

3.8	Prepaid expenses

In accordance with the principle of separate financial periods, expenses recorded during the course of the financial year and relating to a period during the following financial period were recognized in advance.

3.9	Foreign currency transactions

Expenses and revenue in foreign currency were recorded at their exchange value on the date of the transaction. The debts, receivables and cash assets in foreign currency appear in the balance sheet at the value of their historical rate of exchange. The difference derived from the conversion of foreign-currency debts and receivables at the closing exchange rate for the financial period is recorded in the balance sheet under “Foreign exchange conversion adjustment”. Unless exempted, latent exchange losses are fully included in a provision for risks.

As at December 31, 2009, the provision for latent exchange losses stood at €137,122.

3.10	Shareholders’ equity

The share capital is comprised of 47,392,903 shares valued at €0.01 each.

The shares are divided into 10,698,248 category A ordinary shares, 3,750,000 Category B preferred shares, 11,666,667 Category C preferred shares, 17,695,477 Category D preferred shares and 3,582,511 Category E preferred shares.

3.11	Provision for risks and expenses

The provisions for risks and expenses are comprised of provisions for exchange losses of €137,122 and other provisions for risks and expenses in the amount of €633,139.

With respect to the provisions for risks, a change in the 2009 estimate relating to reappreciation of the level of exposure to risk concerning the payment to patent holders, prompted the Company to maintain the opening provision without an additional allocation for this year.

The allocations and reversals for the 2009 financial year are detailed in Appendix Vlll.

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12/31/2009	[4 Initials]

3.12	Conditional advances

This line item represents the amount of “zero” interest rate loans granted by ANVAR (National Agency for the Promotion of Research) amounting to €1,077,588 at the end of the financial period. The repayments remitted in 2009 totaled €125,000. In early 2009, an application was forwarded to OSEO (Innovation support, Investments and Guarantees of Funding) to request the deferral of the maturity date for an amount of €250,000, from March 2009, as scheduled, to February 1, 2010. That application was approved and shall be accompanied by payment, on the maturity date, of interest amounting to €23,450 (i.e. 9.38% annually). The portion of this interest, due in 2009 (€17,587) was recorded as a credit in the conditional advance account.

The conditions for repayment are based on the commercial success of the products developed. In the event of failure, the outstanding debt to be reimbursed shall be cancelled against operating results. At this stage, there is no reason to foresee a commercial failure and the Company plans to comply with the time-table with a final repayment in 2010.

3.13	Financial liabilities

This line item includes a bond issue, the details of which are provided in paragraph 2.2

3.14	Suppliers’ debts and accounts payable

This line item is comprised of suppliers’ debts invoiced at €1,279,242 and provision for invoices not received at €922,505.

3.15	Tax and social security liabilities

These are primarily comprised of costs payable to social institutions and the provision for paid vacations.

3.16	Revenue recorded in advance

In accordance with the principle of separate financial periods, revenues for periods related to the following financial period were recorded in advance.

3.17	Corporate tax

In 2009 this tax comprised a research tax credit in the amount of €1,946,232. As at December 31 2009, the Company still had a negative tax balance.

3.18	Commitments related to retirement and similar undertakings

French legislation provides that when company employees retire, they are eligible to receive payment of a retirement benefit, which is calculated on the basis of the number of years of employment. This obligation is classified as a ‘Defined Benefit Plan’ to the extent that the company, in its capacity as employer, undertakes to pay a certain level of benefits to its employees. The undertaking is evaluated by an independent actuary and is based on the method of projected credit units, according to which each period of service creates an additional unit of rights to benefits and each of those units is evaluated separately to obtain the final obligation.

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12/31/2009	[4 Initials]

This evaluation requires the use of several actuarial hypotheses, notably age of retirement, discount rate and rate of increase of salaries. The principal actuarial hypotheses used to calculate provisions for retirement benefits are the following:

•	Discount rate: 5% (2008: 5.15%)

•	Age of retirement: 65 years (2008: 65 years)

•	Terms and conditions of retirement: at the initiative of the employee

•	Annual progression of salaries: 20-29 years, 5%; 30-39 years, 4%; 40-49 years, 2%; above 55 years of age, 0%

The benefits calculated in this way stand at €89,329. As stipulated by French accounting rules, no provision is made for commitments related to retirement and similar undertakings to company employees that are part of a Defined Benefit Plan.

3.19	Individual right to training

The volume of accumulated training hours corresponding to the rights acquired under the ‘Individual Right to Training’ totaled 5489 hours on 12/31/2009 (5802 hours on 12/31/2008).

4. - REVIEW OF EQUITY WARRANTS AND STOCK OPTIONS PLANS

As at December 31, 2009 the situation of the plans in effect could be analyzed as follows:

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12/31/2009	[4 Initials]

Plan	Total number of options authorized	Total number of options issued and not exercised	Number of options not allocated and void	Number of options allocated and cancelled	Number of options exercised	Number of options still to be allocated
BCE 2004-1	800,000	288,000	35,000	8,459	468,541
SO 2004-1	600,000	138,000	146,000	263,500	52,500
BCE 2006-1	400,000	259,000		85,459	55,541
BSA 2006-1	50,000	50,000
SO 2006-1	300,000	300,000
BCE 2006-2	1,300,000	1,206,000		79,834	14,166
BSA 2006-2		0
SO 2006-2	1,300,000	152,000	12,000	584,800	92,500
BSA 2006-3	450,000	450,000
SO 2006-3		25,200
SO 2006-4	750,000	327,000	256,000	152,000	15,000
BCE 2007-1	400,000	330,000	30,000	40,000
BSA 2007-1	100,000	73,000	27,000
BSA 2007-2		0
BCE 2008-1	850,000	616,000	216,000	18,000
SO 2008-1	500,000	184,000	300,000	16,000
BSA 2008-2	50,000	22,000	28,000
BCE 2009-1	450,000	130,000				320,000
BCE 2009-2	587,000	0				587,000
BSA 2009-1	100,000	14,000				86,000
SO 2009-1	250,000	123,000				127,000
SO 2009-2	250,000	160,000				90,000

Grand total	9,487,000	4,847,200	1,050,000	1,248,052	698,248	1,210,000

Every employee, except for the President & CEO, is eligible to receive an allocation of BCEs or stock options. The stock options and BCEs which are allocated, not exercised and not cancelled represent a maximum capital increase of €48,472 in terms of nominal value.

5 - PRINCIPLE OF RECOGNITION OF REVENUES

Assignment agreements for perpetual licenses generally stipulate that maintenance services provided during the first year following conclusion of such agreements shall be supplied free of charge. These provide access to technical support from the Company and to upgrades of various versions of software integrated into the system using chips sold by the Company.

As of the 1st anniversary of these agreements, the bill for maintenance (covering the same type of service) shall total the full amount as at this date for the next financial year, based on the amount specified in the license assignment agreement; this also applies later on each anniversary of the license assignment agreement, unless the client cancels the maintenance services provided by the Company (before the date on which the agreement is renewed automatically).

At the time of signature of the assignment agreements for perpetual licenses, the contract value is split into two components: the right to use the license and free maintenance.

SEQUANS COMMUNICATIONS SA		11
12/31/2009	[4 Initials]

•

The value relating to the component covering the right of use of the license is recognized under business revenues at the time of signature of the contract (unless special provisions are included in the contract).

•

The value relating to the component covering free maintenance is recognized under business revenues based on the straight-line method over a period of 12 months; the pace of this spread reflects the related undertaking of expenses (provision of ongoing services).

As at the first anniversary date of the assignment agreement for the licenses, the business revenue related to the maintenance services invoiced is recognized, based on the straight-line method, over 12 months.

Revenues derived from the public financing of collaborative projects are recognized as and when actual expenses are incurred for work related to the activities stipulated in these contracts, except in the event of conditions precedent which justify recognition under operating expenses when they exist.

Any revenue for which recovery is not likely as at the date of execution of the transaction is not entered into the accounts.

6. - EVENTS AFTER CLOSURE

On March 17, 2010, the Board agreed to allocate 87,000 BCEs and 56,000 stock options to employees of the Company and its subsidiaries.

SEQUANS COMMUNICATIONS SA		12
12/31/2009	[4 Initials]

CAPITAL ASSETS

Appendix II

Capital assets (In Euros)	12/31/2008	Increase	Reduction	12/31/2009
Intangible assets	6,055,129	856,963	2,097,920	4,814,172
Software, patents, licenses	6,055,129	856,963	2,097,920	4,814,172
Tangible assets	4,940,139	1,339,056	230,376	6,048,819
Technical facilities	2,637,731	1,066,096	34,333	3,669,494
Other tangible assets	7,302,409	272,960	196,043	2,379,326

Total gross fixed assets	10,995,269	2,196,018	2,328,296	10,862,991

SEQUANS COMMUNICATIONS SA		13
12/31/2009	[4 Initials]

DEPRECIATION

Appendix III

Depreciation (In Euros)	12/31/2008	Provisions	Transfers	12/31/2009
Intangible asset depreciation	3,241,077	1,816,271	2,097,920	2,959,428
Software, patents, licenses	3,241,077	1,816,271	2,097,920	2,959,428
Tangible asset depreciation	1,886,334	1,399,307	224,633	3,061,007
Technical facilities	1,174,689	783,164	33,957	1,923,896
Other tangible assets	711,645	616,143	190,676	1,137,111

Total depreciation	5,127,411	3,215,578	2,322,554	6,020,435

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12/31/2009	[4 Initials]

LONG-TERM INVESTMENTS AND RELATED ELEMENTS

Appendix V

Holdings	Amount in foreign currency		Amount in euros
Sequans Ltd. 25,000 shares at £1.00		£25,000	36,945
Sequans Inc. 10,000 shares at $1.00		$10,000	6,725
Sequans Ltd. Pte. 100 shares at S$ 1.00	US$	100	51

Total holdings			43,720

Investment-related receivables	Amount in foreign currency		Amount in euros
Sequans Ltd.		£490,965	552,826

Total investment-related receivables			552,826

Debt related to investments	Amount in foreign currency		Amount in euros
Sequans Inc.		$213,635	148,296
Sequans Ltd. Pte.	S$	144,310	71,462

Total investment-related receivables			219,758

Other long-term investments			Amount in euros
Guarantee Deposits			210,351
Pledged securities			291,024

Total other long-term investments assets			501,375

The business revenue of Sequans Communications Ltd is comprised of sales of smart cards, billing for annual maintenance related to licenses sold in previous years, and services provided within the context of a joint project involving Sequans Communications SA and Sequans Communications Ltd. (UK), for development of the SQN1210 and SQN1220 smart chips.

Sequans Communications SA pays its bills by posting to cash advances made to its subsidiary (1,562k GBP).

As at December 31 2009, the current account showed a debit balance of £490,965, compared with £613,010 as at December 31 2008.

The investments and investment-related receivables are not depreciated, because it is deemed that the growth of the subsidiaries in question is linked exclusively to the Sequans Communications SA business development plan. The forecasted cash flows for the subsidiaries are therefore largely positive.

SEQUANS COMMUNICATIONS SA	[4 Initials]	15
12/31/2009

PROVISIONS

Appendix VIII

In EUR	12/31/2008	Provisions	Transfers used	Unused transfers	12/31/2009
Provision for exchange rate fluctuations	322,196	171,689	0	356,762	137,122
Other provisions for risks and charges	535,803	162,000	41,515	23,149	633,139

Total provisions for risks and charges	857,999	333,689	41,515	379,911	770,261

In EUR	12/31/2008	Provisions	Transfers used	Unused transfers	12/31/2009
Provisions for clients and related accounts	513,731	135,268	0	50,437	598,561
Provisions for stocks and work-in-progress	25,638	0	0	0	25,638

Total provisions for current assets	539,369	135,268	0	50,437	624,199

Total provisions	1,397,368	468,957	41,515	430,348	1,394,461

SEQUANS COMMUNICATIONS SA	[4 Initials]	16
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STATEMENT OF MATURITIES FOR RECEIVABLES AND DEBT

Appendix IX

Statement of receivables (Euros)	Gross amount	Up to 12 months	Over 12 months
Fixed assets	763,178	0	0
Investment-related receivables	552,826
Other long-term investments	210,351
Current assets	7,941,058	6,767,895	598,562
Doubtful or disputed client accounts	598,562		598,562
Other client receivables	4,600,423	4,600,423
Value added tax	221,240	221,240
Other taxes, charges and similar payments	1,946,232	1,946,232
Miscellaneous	257,854
Prepayments	316,746

Total receivables	8,704,235	6,767,895	598,562

Statement of Liabilities (Euros)	Gross amount	Up to 12 months	Over 12 and up to 60 months	Over 5 years
Loans - Bonds and convertible bonds	10,849,000	2,500,000		8,349,000
Miscellaneous loans and financial debt	106,213	106,213
Debt related to investments	219,758	219,758
Suppliers and related accounts	2,201,747	2,201,747
Personnel and related accounts	712,917	712,917
Social security and other social organizations	689,021	689,021
Value added tax	29,574	29,574
Other taxes, charges and similar payments	251,600	251,600
Liabilities on fixed assets and related accounts	78,197	78,197
Other debts	213,112	213,112
Revenue received in advance	1,170,566	1,170,566

Total debts	16,521,706	8,172,706	0	8,349,000

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(In euros)	Maturing receivables	1 - 30	31 - 60	61 - 90	91 - 120	> 120	Non- maturing receivables	Total receivables
Clients (France)	179,400	0	0	179,400	0	0	83,014	262,414
Clients (Foreign)	2,266,337	721,213	609,444	610,808	108,796	216,077	2,352,547	4,618,884

Total client receivables	2,445,737	721,213	609,444	790,208	108,796	216,077	2,435,561	4,881,298

2008 summary	1,183,286	759,460	378,454	30,690	14,682		2,457,332	3,640,618

(In euros)	Maturing liabilities	1 - 30	31 - 60	61 - 90	91 - 120	> 120	Non- maturing liabilities	Total liabilities
Suppliers (France)	65,305	70,415	-5,953	-42	77	808	435,442	500,747
Suppliers (Foreign)	29,456	54,730	-198	-32,139	-11,526	18,590	723,943	753,424

Total supplier debts	94,761	125,145	-6,151	-32,181	-11,449	19,398	1,159,385	1,254,170

2008 summary	324,957	255,343	28,733	57	40,824		1,296,748	1,621,705

SEQUANS COMMUNICATIONS SA	[4 Initials]	18
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REVENUES RECEIVABLE

Appendix XII

No receivable revenues were recorded in the Balance Sheet as at 12/31/2009.

SEQUANS COMMUNICATIONS SA	[4 Initials]	19
12/31/2009

ACCRUALS

Appendix XIII

Prepayments	12/31/2009	12/31/2008
Operating expenses	316,746	309,247

Total prepayments	316,746	309,247

Revenue recorded in advance	12/31/2009	12/31/2008
Operating expenses	1,170,566	1,148,720
Lease-back transaction (1)		21,085

Total revenue recorded in advance	1,170,566	1,169,805

(1)	Capital gains from extraordinary income during the term of the finance lease contract prorated to the rentals assumed.

SEQUANS COMMUNICATIONS SA	[4 Initials]	20
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EXPENSES DUE AND PAYABLE

Appendix XIV

Expenses due & payable (Euros)	12/31/2009	12/31/2009
Miscellaneous loans and financial debt	106,213	104,307

Suppliers, bills not yet received	922,505	471,556

Tax and social security liabilities	1,161,406	1,058,451
Personnel, expenses due & payable	710,005	678,597
Provision for paid holidays	506,747	432,502
Provision for bonus payable	203,257	246,095
Social security organizations	238,515	219,121
Payroll charges on paid holidays	168,794	141,086
Payroll charges on bonus payable	69,721	78,035
State, expenses	212,887	160,733

Suppliers – Capital assets Bills not yet received	78,197	338,658

Total expenses due and payable	2,268,321	1,972,972

SEQUANS COMMUNICATIONS SA	[4 Initials]	21
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CURRENCY CONVERSION ADJUSTMENTS

Appendix XV

(In euros)
Assets	12/31/2009	12/31/2009
Operating receivables		90,279
Investment-related receivables	137,122	231,916

Total currency conversion adjustments (assets)	137,122	322,195

Liabilities	12/31/2009	12/31/2009
Operating receivables and debts	83,081	34,567
Investment-related receivables	153,986	221,219

Total currency conversion adjustments (liabilities)	237,067	255,786

SEQUANS COMMUNICATIONS SA	[4 Initials]	22
12/31/2009

OFF-BALANCE SHEET COMMITMENTS

Appendix XVII

1- Retirement pension commitments and other personnel benefits: see Appendices 3.18 and 3.19

2- Pledging of securities (€291,024): see Appendix V

3- The bond loan agreement described in paragraph 2.2.2 of Appendix 1 specifies that the Company’s net cash position1 on any interest payment date must be greater than or equal to 30% of the financial debt and the nominal value of the convertible bonds issued. As at December 31, 2009, the net cash positionaccounted for -38% of financial debt .

(In k€)	12/31/2009	12/31/2008
Cash assets and securities	5,267	11,207
Financial debt (excluding convertible bonds covered under this agreement)	8,349	4,330
Other debts	106	78
Net cash position	-3,188	6,799

Net liquidity/non-trading liabilities	-38%	157%

The company did not guarantee any loan either on its own behalf or on behalf of any of its subsidiaries.

[1]-

Since ‘net cash position’ is defined on a corporate basis (or on a consolidated basis, if the Company established consolidated financial statements), as being the sum of the company’s holdings of cash assets and securities less the financial debt (bond and/or bank loans excluding the convertible bonds covered under this agreement) and less “other debt” (as shown in the EA line of CERFA form no. 2051 )

SEQUANS COMMUNICATIONS SA	[4 Initials]	23
12/31/2009

CONVERTIBLE BONDS

Appendix XXI

See Appendix 2.2

SEQUANS COMMUNICATIONS SA	[4 Initials]	24
12/31/2009

Composition of share capital

Appendix XXIII

Category of Shares	At closing	Created during the Financial Year	Nominal (Euros)
Shares	47,392,903	1,074,058	0.01

SEQUANS COMMUNICATIONS SA	25
12/31/2009

SUBSIDIARIES AND INVESTMENTS

Appendix XXIV

Information to be supplied if the company has not appended to its statement a balance sheet and consolidated financial statements in compliance with article 248.

Publication of detailed information on investments whose value exceeds 1% of the company’s share capital is mandatory.

Companies	Capital		Equity prior to allocation of earnings		Share of capital held (%)	Inventory value of the securities held
						Gross (€)	Net (€)
Sequans Ltd (UK)		£25,000		-£397,472	100%	36,945	36,945
Sequans, Inc. (US)		$10,000		$108,128	100%	6,725	6,725
Sequans, Ltd Pte. (SG)	S$	100	S$	44,662	100%	51	51

Companies	Loans and advances granted and not repaid		Revenues for the last financial year		Earnings for the last financial year		Dividends paid during the period	Observations
Sequans Ltd (UK)		£490,965		£1,684,457		£160,535	NA	Account not yet approved
Sequans, Inc. (US)		$0		$1,675,881		$91,300	NA	Account not yet approved
Sequans, Ltd Pte. (SG)	S$	0	S$	970,956	S$	89,363	NA	Account not yet approved

SEQUANS COMMUNICATIONS SA	[4 Initials]	26
12/31/2009

BREAKDOWN OF NET REVENUES

Appendix XXV

2009	Geographical markets
(In euros)	France net of tax	Foreign	Total net of tax
Goods sold	42,302	11,274,374	11,316,677
Services provided	82,950	2,589,749	2,672,699

Total 2009	125,252	13,864,124	13,989,376

2008	Geographical markets
(In euros)	France net of tax	Foreign	Total net of tax
Goods sold	123,705	10,651,504	10,775,209
Services provided	278,394	4,416,877	4,695,271

Total 2008	402,099	15,068,381	15,470,480

SEQUANS COMMUNICATIONS SA	[4 Initials]	27
12/31/2009

DEFERRED AND UNREALIZED TAX POSITION

Appendix XXVIII

Tax on:	Base	Amount
Currency conversion adjustments (gains) 2009	137,122	45,707

Total increase		45,707

Prepaid tax on	Base	Amount
Organic provision	22,500	7,500
Unrealized UCITS capital gains	0	0
Currency conversion adjustments (losses) 2009	237,067	79,022
Bad debts	135,268	45,089
Provision for currency exchange losses 2009	137,122	45,707

Total tax breaks		177,319

Net deferred tax position		-131,612

Minimum
Previous losses carried forward	31,852,132
Taxable income for the period	-13,589,260

Unrealized tax position	45,441,392

SEQUANS COMMUNICATIONS SA	[4 Initials]	28
12/31/2009

COMPENSATION OF MANAGEMENT AND AVERAGE WORKFORCE

Appendix XXIX

Compensation of Management: Such information could result in the disclosure of individual compensation and is therefore not produced.

	Average workforce Salaried personnel	Staff available to work at the company
Management	93	0
Supervisors and Technicians	0	0
Other	1	0

TOTAL	94	0

SEQUANS COMMUNICATIONS SA	[4 Initials]	29
12/31/2009

AUDITORS’ FEES

Appendix XXX

The total amount of auditors’ fees recorded in the income statement amounted to €122,643 for the financial year.

SEQUANS COMMUNICATIONS SA	[4 Initials]	30
12/31/2009

RESEARCH AND DEVELOPMENT COSTS

Appendix XXXI

Since the Wimax market is currently at the development stage, it is not possible to provide a reliable assessment of this market and therefore ensure the economic profitability of projects during their development. Consequently, expenses for research and development are entered as expenses during the course of the financial year in which they occur and are not capitalized.

SEQUANS COMMUNICATIONS SA	[4 Initials]	31
12/31/2009

TRANSFER OF COSTS

Appendix XXXII

The transfer of costs line item amounted to €102,225 in 2009. Since then, the Company has signed a credit insurance contract with Euler-Hermes in order to cover the risk of non-payment of receivables.

The insurance claims paid in this respect in 2009 amounted to €59,970.

The balance on the account consists of daily repayments for Social Security benefits.

SEQUANS COMMUNICATIONS SA	[4 Initials]	32
12/31/2009

CHANGES IN SHAREHOLDERS’ EQUITY

Schedule XXXIII

(In euros)	12/31/2008	Allocation of income	Increase	Reduction	12/31/2009
Share capital	463,188	0	10,741	0	473,929
BCE & SO exercise		0	5,894	0	5,894
Capital increase		0	4,847	0	4,847
Issue premium	35,252,497	0	1,240,566	36,156	36,456,907
BCE exercise		0	263,843	0	263,843
Capital increase		0	976,154	0	976,154
BSA purchase		0	570	0	570
Increased fees Capital		0	0	36,156	-36,156
Retained earnings	-18,137,829	-5,789,659			-23,927,488
Investment subsidies	584,519	0	716,851	329,463	971,907
Subsidies granted	584,519	0	716,851	0	1,301,370
Subsidies disbursed		0	0	329,463	-329,463
Earnings for the year	-5,789,659	5,789,659	-11,909,566		-11,909,566

Total shareholders’ equity	12,372,716		-9,941,409	365,619	2,065,689

SEQUANS COMMUNICATIONS SA	[4 Initials]	33
12/31/2009

Investment Agreement - Sequans (E round 2010)

Exhibit 4.1.5(c)

Debt and Liabilities

32/39

Exhibit 4.1.5(c)

Debt & Liability contracted since December 31, 2009,

excluding normal business and OC E issued in 2008

and 2009

COMPANY	DEBT	EFFECTIVE DATE	TERMINATION DATE
NATIXIS

€10,000,000 debt facility structured as a line of credit with any draw-downs convertible into ordinary shares of the Company in the event of a public listing of the Company’s shares; €2,500,000 currently outstanding.

Effective June 30, 2010, the Company has renegotiated this agreement with Natixis, who has consented to extend the repayment date of the €2,500,000 until June 30, 2011. The unused line of credit is cancelled, the rate of interest has been increased and the early repayment penalty has decreased. Otherwise, the terms remain the same.

		25/01/08	30/06/10 Revised to 30/06/11

OSEO	€1,350,000 zero-interest loan for the LTE development project was accorded in January 2010 with the first tranche of €540,000 received to date. The remaining financing is expected to be received during 2010.	06/01/10	31/03/16

Note: In May 2010, the Company entered into a factoring arrangement with Natixis Factor by which the Company sells certain customers’ invoices to Natixis Factor at a discount in return for immediate payment. Under French accounting rules, the ceded customer accounts are removed from the balance sheet. Nevertheless, should the customer not pay Natixis Factor within 60 days of the due date, the Company would be obliged to buy back the account.

1/1

Investment Agreement - Sequans (E round 2010)

Exhibit 4.1.5(d)

Interim Accounts

33/39

Finance Highlights

SEQUANS COMMUNICATIONS

4G Innovation

Finance Highlights

1

16 June 2010 | www.sequans.com

4G Innovation

SEQUANS CONFIDENTIAL – INTERNAL USE ONLY

Sales Forecast vs. Budget (billing)

Q1 Apr May Jun Q2 Jul Aug Sep Q3 Oct Nov Dec Q4 2010

Budget (BOD) $9,000 $3,053 $3,363 $3,584 $10,000 $2,905 $2,722 $4,373 $10,000 $2,431 $3,479 $5,090 $11,000 $40,000

January $9,003 $4,892 $5,633 $4,997 $15,522 $2,963 $2,727 $3,900 $9,590 $3,005 $3,390 $5,059 $11,453 $45,568

February $9,385 $3,084 $7,619 $5,154 $15,858 $5,704 $2,766 $4,001 $12,471 $2,883 $3,043 $4,959 $10,886 $48,600

March $10,391 $4,467 $9,598 $6,595 $20,661 $7,706 $2,988 $4,009 $14,703 $3,733 $5,195 $6,284 $15,212 $60,967

April $4,338 $6,708 $4,739 $15,785 $8,748 $3,398 $5,096 $17,242 $5,398 $5,513 $6,876 $17,787 $61,205

May $5,966 $5,405 $15,709 $6,376 $5,885 $7,432 $19,693 $6,181 $6,377 $7,664 $20,222 $66,016

June July August Sept October November December

115% 157% 197% 184% 165%

2 16 June 2010 | www.sequans.com

SEQUANS CONFIDENTIAL – INTERNAL USE ONLY

SEQUANS COMMUNICATIONS

4G Innovation

Booking & Billing Summary (May 2010)

Sequans Financials
$30 000
$25 000
$20 000
$15 000
$10 000
$5 000
$0
$22 832
$6 697
2005
2006
2007
2008
2009
Q1 10
QTD
Booking
Billing

	2010-Q1	2010-Q2	2010-Q3	2010-Q4	Total
30%	0	0	0	0	0
50%	0	9,250	2,665,413	4,703,388	7,378,050
75%	0	0	1,188,248	9,332,369	10,520,616
90%	0	311,175	112,500	1,007,294	1,430,969
100%	10,391,248	15,388,824	15,727,212	5,179,365	46,686,647
	10,391,248	**15,709,248**	**19,693,372**	**20,222,415**	**66,016,283**

SEQUANS COMMUNICATIONS

4G Innovation

Booking & Billing Summary (May 2010)

Sequans Financials

$30,000 $25,000 $20,000 $15,000 $10,000 $5,000 $0

$2,260 $6,697 $981 $22,832 $787 $391 $303

2005 2006 2007 2008 2009 Q1 10 QTD

Booking

Billing

YTD (May 10)

Booking: $43,670k

Billing: $20,695k

Secured Billing

Q2’09: $15,388k (153% of budget – $10,000k)

2010: $46,686k (116% of budget – $40,000k)

30% 50% 75% 90% 100%

2010-Q1 2010-Q2 2010-Q3 2010-Q4 Total

0 0 0 0 10,391,248 10,391,248

0 9,250 0 311,175 15,388,824 15,709,248

0 2,665,413 1,188,248 112,500 15,727,212 19,693,372

0 4,703,388 9,332,369 1,007,294 5,179,365 20,222,415

0 7,378,050 10,520,616 1,430,969 46,686,647 66,016,283

4G Innovation

3 16 June 2010 | www.sequans.com SEQUANS CONFIDENTIAL – INTERNAL USE ONLY

P&L May 2010 ($000)

Year to date Annual Reforecast

Budget 2010 Actual 2010 A/B Budget 2010 Forecast 2010 A/B New Roadmap Impact

Revenue 15,416 20,061 30% 40,000 65,551 64%

Billing 15,416 20,162 31% 40,000 65,483 64%

Deferred rev. -101 69

Gross margin 8,901 11,639 31% 23,345 36,163 55%

% of revenue 58% 58% 0% 58% 55% -5%

Opex 13,043 12,964 -1% 29,197 33,630 15% 4,055

R&D 5,528 5,694 3% 12,090 14,865 23% 2,821

S&M 4,516 4,150 -8% 10,513 11,209 7% 376

G&A 1,246 1,403 13% 2,842 3,600 27% 679

OVH 1,753 1,717 -2% 3,752 3,955 5% 178

Oper. Result -4,142 -1,325 -68% -5,852 2,534 -143%

% of revenue -26.9% -6.6% -75% -14.6% 3.9% -126%

Notes:

Wimax “essential IP” royalties is not longer accrued

Accrual from Jan to April ($378k) 2010 have been reversed in May

S&M includes Sales commissions on WIMAX

FY Budget Update: $1,2m

FY Reforecast $1,6m

4G Innovation

4 16 June 2010 | www.sequans.com SEQUANS CONFIDENTIAL – INTERNAL USE ONLY

P&L by Segment, May 2010 ($000)

Year to date Annual Reforecast

Wimax Lte Sequans Wimax Lte Sequans

Revenue 19,462 598 20,061 64,809 742 65,551

Billing 19,633 529 20,162 64,810 673 65,483

Deferred rev. -171 69 -101 -1 69 69

Gross margin 11,059 580 11,639 35,738 425 36,163

% of revenue 57% 97% 58% 55% 57% 55%

Opex 8,785 4,179 12,964 22,471 11,159 33,630

R&D 2,624 3,070 5,694 6,605 8,260 14,865

S&M 3,708 442 4,150 10,179 1,030 11,209

G&A 857 546 1,403 2,379 1,221 3,600

OvH 1,596 121 1,717 3,308 647 3,955

Oper. Result 2,274 -3,599 -1,325 13,268 -10,734 2,534

% of revenue 12% -602% -7% 20% -1446% 4%

4G Innovation

5 16 June 2010 | www.sequans.com

SEQUANS CONFIDENTIAL – INTERNAL USE ONLY

P&L: consolidated by quarter ($000)

Actual Q1 Forecast Q2 Forecast Q3 Forecast Q4

Revenue 10,082 15,464 19,783 20,222

IP & services 1,418 186 463 335

Boards 54 209 144 0

Chipsets 8,821 14,879 19,087 19,887

Deferred rev. -211 190 90 0

Cost of sales 3,815 7,260 9,272 9,041

Variable costs 2,977 6,351 8,497 8,389

Fixed costs 839 909 775 652

Gross margin 6,266 8,204 10,511 11,181

% of revenue 62.2% 53.1% 53.1% 55.3%

Opex 7,922 8,707 8,400 8,602

R&D 3,655 3,630 3,625 6,955

S&M 2,381 3,058 2,994 2,775

G&A 881 952 788 979

OvH 1,004 1,066 992 893

Oper. Result -1,655 -502 2,112 2,579

% of revenue -16.4% -3.2% 10.7% 12.8%

Investments 767 1162 1920 1419

SEQUANS COMMUNICATIONS

4G Innovation

6

16 june 2010

www.sequans.com

SEQUANS CONFIDENTIAL – INTERNAL USE ONLY

P&L detail: Wimax Segment

($000)

Year to date Annual Reforecast

Budget Actual A/B Budget 2010 Forecast A/B NewRoadmap Impact

2010 2010 2010

Revenue 14,364 19,462 35% 38,000 64,809 71%

IP & Services 503 1,055 110% 1,182 2,032 72%

Boards 2 55 2376% 2 103 4535%

Chipsets 13,859 18,523 34% 36,815 62,674 70%

Deferred rev. 171 1

Cost of Sales 6,161 8,403 36% 16,050 29,071 81%

Variable Costs 5,025 7,067 41% 13,815 26,060 89%

Fixed Costs 1,136 1,336 18% 2,236 3,011 35% 684

Gross margin 8,203 11,059 35% 21,950 35,738 63%

% of revenue 57.1% 56.8% -1% 57.8% 55.1% -5%

Opex 7,267 8,785 21% 17,452 22,471 29% 3,777

R&D 1,410 2,624 86% 3,724 6,605 77% 2,166

S&M 3,889 3,708 -5% 9,340 10,179 9% 498

G&A 653 857 31% 1,605 2,379 48% 653

OvH 1,315 1,596 21% 2,784 3,308 19% 459

Oper. Result 936 2,274 143% 4,497 13,268 195%

% of revenue 6.5% 11.7% 79% 11.8% 20.5% 73%

Investments 661 328 -50.3% 867 2,079 139.7% 1,345

SEQUANS 4G INNOVATION

COMMUNICATIONS

7

16 JUNE 2010 | www.sequans.com SEQUANS CONFIDENTIAL – INTERNAL USE ONLY

P&L detail: LTE Segment

($000)

Year to date Annual Reforecast

Budget Actual A/B Budget 2010 Forecast A/B New

2010 2010 2010 Roadmap

Revenue 1,052 598 -43% 2,000 742 -63%

IP & services 697 369 -47% 1,395 369 -74%

Boards 355 160 -55% 605 304 -50%

Chipsets 0 0 0 0

Deferred rev. 69 69

Cost of sales 355 19 -95% 605 317 -48%

Variable costs 355 9 -97% 605 153 -75%

Fixed costs 0 9 0 164

Gross margin 697 580 -17% 1,395 425 -70%

% of revenue 66.3% 96.9% 46% 69.8% 57.3% -18%

Opex 5,776 4,179 -28% 11,745 11,159 -5% 277

R&D 4,118 3,070 -25% 8,366 8,260 -1% 655

S&M 627 442 -29% 1,173 1,030 -12% -122

G&A 593 546 -8% 1,237 1,221 -1% 26

OVH 438 121 -72% 968 647 -33% -281

Oper. Result -5,079 -3,599 -29% -10,350 -10,734 4%

% of revenue 0

Investments 1145 875 -23.6% 1,464 3,314 126.3% 1498

SEQUANS

COMMUNICATIONS 4G Innovation

8 16 June 2010 | www.sequans.com SEQUANS CONFIDENTIAL– INTERNAL USE ONLY

Cash Forecast

01-10 02-10 03-10 04-10 05-10 06-10 07-10 08-10 09-10 10-10 11-10 12-10

Revenue 1,575 2,851 5,986 3,988 5,991 5,485 6,466 5,885 7,432 6,181 6,377 7,664

Gross Margin 969 1,713 4,294 1,796 3,465 2,832 3,499 3,217 3,821 3,266 3,399 4,516

% of revenue 61.5% 60.1% 71.7% 45.0% 57.8% 51.6% 54.1% 54.7% 51.4% 52.8% 53.3% 58.9%

Opex| 2,159 1,943 3,820 2,178 2,864 3,664 2,671 2,655 3,063 2,691 2,751 3,159

Operating result -1,190 -230 475 -382 601 -832 828 552 758 575 648 1,356

% of revenue -75.6% -8.1% 7.9% -9.6% 10.0% -15.2% 12.8% 9.4% 10.2% 9.3% 10.2% 17.7%

Opex (incl monuf) 2,368 2,165 4,227 2,468 3,081 4,066 3,017 2,883 3,275 2,958 2,930 3,366

Capex 359 227 327 120 170 850 517 732 671 3 1,263 154

Opening Receivables 7,035 5,824 6,776 8,707 8,696 7,985 11,781 12,257 12,352 13,317 13,613 12,558

Closing Receivables 5,824 6,776 8,707 8,696 7,985 11,781 12,257 12,352 13,317 13,613 12,558 14,041

Total Operating Cash in 2,786 1,595 4,055 4,000 6,616 1,688 5,991 5,485 6,466 5,885 7,432 6,181

Cash out Staff 1,727 1,657 1,523 2,355 1,701 1,568 2,430 1,690 1,777 2,554 1,818 1,941

Cash out – Materials 64 1,744 1,672 1,185 2,109 2,308 2,251 2,622 2,450 3,399 2,649 2,799

Cash out – other exp 369 226 765 3,126 1,142 722 339 875 393 850 756 290

Cash out – Capex 359 227 327 120 170 850 517 732 671 3 1,263 154

Total Operating Cash out 2,520 3,855 4,286 6,787 5,121 5,448 5,537 5,920 5,291 6,805 6,485 5,183

CF from OPEX/CAPEX 266 -2,260 -231 -2,787 1,495 -3,760 453 -435 1,175 -920 947 998

Other Cash in 848 150 510 231 85 78 3,087 445 89 128 298 97

Other cash out 232 862 441 700 1,574 317 586 280 375 504 415 243

Total other cash flows 616 -711 69 -469 -1,489 -238 2,501 165 -286 -377 -117 -146

Opening cash position 7,371 8,253 5,282 5,120 1,863 1,869 -2,129 825 555 1,444 148 978

Total Cash flows 882 -2,971 -163 -3,257 6 -3998 2,955 -270 889 -1,296 830 852

Closing cash position 8,253 5,282 5,120 1,863 1,869 -2,129 825 555 1,444 148 978 1,830

Factoring Impact 1,835 4,117 2,329 594 2,205 57 -1,648 777

Closing Cash after factoring 8,253 5,282 5,120 1,863 3,704 3,823 9,107 9,431 12,525 11,285 10,467 12,096

Budget cash 6,117 5,453 6,382 5,958 7,466 2,312 2,335 2,968 2,209 1,020 2,430 1,163

SEQUANS COMMUNICATIONS Factoring put in place in May 4G Innovation 9 16 June 2010 | www.sequans.com SEQUANS CONFIDENTIAL – INTERNAL USE ONLY

Investment Agreement - Sequans (E round 2010)

Exhibit 4.1.7

Securities - Guarantees granted by the Company

34/39

Exhibit 4.1.7

Securities and guarantees on Assets

Note: In May 2010, the Company entered into a factoring arrangement with Natixis Factor by which the Company sells certain customers’ invoices to Natixis Factor at a discount in return for immediate payment. Under French accounting rules, the ceded customer accounts are removed from the balance sheet. Nevertheless, should the customer not pay Natixis Factor within 60 days of the due date, the Company would be obliged to buy back the account.

1/1

Investment Agreement - Sequans (E round 2010)

Exhibit 4.1.8

Loans

35/39

Exhibit 4.1.8 – Loans

Loans outstanding as of June 30, 2010

DEBTOR	CONTRACT	EFFECTIVE DATE	TERMINATION DATE
Jean-Marc Clairgironnet, current employee	Loan balance of €17,600 at 3.79% to finance exercise of BCEs from 2004 plan	Sept 2, 2009	Sept 2, 2012
Joel Demary, current employee	Loan balance of €16,000 at 3.79% to finance exercise of BCEs from 2004 plan	Sept 11, 2009	Sept 11, 2012
Christopher Malkin, current employee	Loan balance of €12,000 at 3.79% to finance exercise of BCEs from 2004 plan	Sept 3, 2009	Sept 3, 2012
Christopher Malkin, current employee	Loan balance of €3,200 at 3.79% to finance exercise of BCEs from 2004 plan	Mar 9, 2010	Mar 9, 2013
Vincent Moret-Bosch, current employee	Loan balance of €6,400 at 3.79% to finance exercise of BCEs from 2004 plan	Mar 9, 2010	Mar 9, 2013
Alexandre Prieur, current employee	Loan balance of €2,000 at 3.79% to finance exercise of BCEs from 2004 plan	Sept 2, 2009	Sept 2, 2012
Hikmet Sari, current employee	Loan balance of €24,000 at 3.79% to finance exercise of BCEs from 2004 plan	Mar 9, 2010	Mar 9, 2013

When the first BCE plan was created, legally the life of the BCEs was limited to 5 years. The law subsequently changed and all following BCE and SO plans provide for instruments with a 10 year life. Due to the particularity of these early grants, the Company and the Board decided to facilitate employees’ exercise of expiring BCE by offering a three-year financing plan. The financing must be repaid if the underlying shares are sold or if the employment contract terminates.

1/1

Investment Agreement - Sequans (E round 2010)

Exhibit 4.1.9

Borrowings

36/39

Exhibit 4.1.9 – Borrowings

(Excluding OC E issued in 2008/2009 and mentioned in Exhibit B)

COMPANY	CONTRACT OR PURCHASE ORDER REFERENCE	EFFECTIVE DATE	TERMINATION DATE
	Aide à l’innovation A0509018Q (€ 1 200 000)	22/02/06	21/03/11
OSEO / ANVAR	Aide à I’innovation A0509018Q0 AE DA (DGA : € 100 000)	21/03/06	31/03/10
	Aide à I’innovation A0905023Z (€ 1 350 000)	06/01/10	31/03/16

NATIXIS

€10,000,000 debt facility structured as a line of credit with any draw-downs convertible into ordinary shares of the Company in the event of a public listing of the Company’s shares; €2,500,000 currently outstanding

Effective June 30, 2010, the Company has renegotiated this agreement with Natixis, who has consented to extend the repayment date of the €2,500,000 until June 30, 2011. The unused line of credit is cancelled, the rate of interest has been increased and the early repayment penalty has decreased. Otherwise, the terms remain the same.

		25/01/08	30/06/10 Revised 30/06/11

Note: In May 2010, the Company entered into a factoring arrangement with Natixis Factor by which the Company sells certain customers’ invoices to Natixis Factor at a discount in return for immediate payment. Under French accounting rules, the ceded customer accounts are removed from the balance sheet. Nevertheless, should the customer not pay Natixis Factor within 60 days of the due date, the Company would be obliged to buy back the account.

1/1

Investment Agreement - Sequans (E round 2010)

Exhibit 4.1.10(a)(b)

Intellectual Property Rights

37/39

EXHIBIT 4.1.10

Intellectual properties and related representations

IP	OWNERSHIP

DSP Code for WiMax / IEEE 802.16 (d & e) transmitter and receiver for both Base Station and Subscriber Station and LTE UE (including that based on Qasara development after 15/07/09)

•      Spec & Algorithms

•      C Code

•      Math Lab models

•      CCSS (Synopsys) models

Company

ASIC Code WiMax / IEEE 802.16 (d & e) PHY and MAC and LTE UE (including that based on Qasara development after 15/07/09)

•      Verilog Code

•      Test Scenarios in SystemC Code

•      Architecture and Design Specifications

Company

MAC Software for WiMax / IEEE 802.6 (d & e) and LTE UE (including that based on Qasara development after 15/07/09) • C and C++ code • Architecture and Design Specifications • Code for Simulation	Company

Trade Marks “Sequans”, “Sequans Communications”, “mimoMax”	Filed in various jursidictions by the company (see Registrations below)

Internet Domain “sequans.com”, “sequans.eu”, “sequans.fr”	Company

CPU Core • Contracts LEC-DLA-00128 • Contract LEC TLA 00517-V6.0 • Embedded IP design & usage Agreement**	ARM / Licences • 1 Design • 2 Designs Core ARM Sublicence via Global Unichip, 1 Design

Analog Front-end IP • Contract DTLA/SEQ/1204 • License & Design Agreement LDA 235-9C/2005, amended by 235-12A-2005	Cadence / Licence obtained for 1 Design Chipidea / Licence obtained for 2 Designs

Ethernet MAC IP • Contract PLS 09/24/03 signed on 04/30/2004	Synopsys / Licence obtained for 1 Design + Reuse

PCI Bridge • Contract signed on 11/15/2004 • Agreement for EC240 & EP550 signed on 12/29/2005	Eureka / Licence obtained for 2 Designs

AFS Encription Engine • Contract signed on 01/05/2005	Helion / Licence obtained for Multidesign

Standard Cell Library • Contract TSCMEULA _Rev_ 0304 _0.11um signed on 11/30/2004, amended by LEC _ELA-00462V7	Artisan End User / Licence obtained for Multidesign

Design Library (standard Cell, I/O, Amba concept)	Synopsys / Licence obtained for 1 Design

SDIO	Cadence / Licence obtained for 1 Design

SDIO Master	Eureka / License obtained for 1 use

ZSP (DSP Core)	Verisilicon (ex LSI) / Licence obtained for Designs

USIM	ARM / License obtained for multiuse

Memory	Virage Logic / Licence obtained for Designs

Turbo Decoder	Turbo Concept / Licence obtained for Multidesign

Standard Cell IBM • ARM Artisan Physical IP End User License Agreement 11611 signed on 05/11/06	ARM - Artisan End User / Licence obtained for Multidesign by SEQUANS Communications Ltd

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IP LTE UE (Stack, DSP Algorithm, Verilog Code, tools) • Services and License Agreement effective 15/07/09	Qasara Ltd.

DSP core CEVA-X1641 license agreement effective 31/03/09	Ceva DSP

IP PLL TSMC IP 32kHz Oscillator	TSMC license obtained for 1 design

DESIGN TOOLS	OWNERSHIP

Synopsys Design Tools	Synopsys / License obtained for 3 years

Vxworks	Wind River / License obtained for 1 year, renewable

Mathlabs	Mathworks / perpetual License

IT Tools	Microsoft / License obtained

Open Source Code & Tools	Open to public: Debian GNU/linux Crypto++ libedit WxWidgets OpenSSL xSupplicant tinyXML Curl c-ares libwbxml libexpat eCos SystemC TestBuilder

Cadence Design Tools	Cadence / Licence for 3 years

Synplicity Tools	Synplicity / perpetual Licence

Mentor Graphics Tools	Mentor Graphics / Licence for 1.5 year

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PATENTS

(filed under the name of Sequans)

PATENT	PATENT N0	FILED ON	ISSUED ON
Peak power reduction method for wireless communication systems and corresponding transmitter	05 290 823.3	14/04/05

Peak power reduction method for wireless communication systems and corresponding transmitter	7,599,338	06/04/06	06/10/09 (US)

Method and system for synchronizing a base station of wireless communications system and a subscriber communication equipment	05 291 431.4	01/07/05	25/02/09 (Europe)

Method and system for synchronizing a base station of wireless communications system and a subscriber communication equipment	7,706,823	30/06/06	27/04/10 (US)

Method of detecting interference in a communication signal	05 292 021.2	28/09/05

Method of decoding a spatially multiplexed signal and its corresponding receiver	06 290 555.9	05/04/06	17/06/09 (Europe)

Method and device for timing synchronization and neighbour scanning for cellular OFDM systems	07 290 144.0	05/02/07

Method for transmitting and estimating symbols coded with a coding matrix, and corresponding receiver and transmitter	07 290 394.1	02/04/07

Method for switching a component to an operation mode for reducing power consumption in a wireless communication device	07 290 848.6	05/07/07

Amplifier arrangement	07 254 963.7	19/12/07

Scheduling-aided base station dynamic range extension	08 290 058.0	112/01/08

Method and system for memory management in a HARQ communications system	08 101 913.5	22/02/08

Method for controlling interference generated by a mobile station on neighbour base stations	08 290 239.6	12/3/08

Method and system for radio access technology monitoring in a wireless communications system	08 103 300.3	01/04/08

Full frequency reuse method in a wireless communication network with sectored cells	08 290 452.5	04/05/08

Method and system for channel scanning in a wireless communications system	08 156 668.9	21/05/08

Method for transmitting a sequence of symbols for exploiting transmit diversity	08 290 591.0	20/06/08

Wireless communications method and system with spatial multiplexing using dual-polarized antennas and corresponding receiver	08 170 266.4	28/11/08

Amplifier	09 172 923.6	13/10/09

Method for estimating a received signal and corresponding device	09 177 397.8	27/11/09

Method and apparatus for enhancing UL throughput in OFDM systems	10 154 148.0	19/02/10

Method and apparatus for optimizing transmission diversity	10 158 232.8	29/03/10

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REGISTRATION

COMPANY	CERTIFICATE	EFFECTIVE DATE
Privianet	Domain SEQUANS.FR	10/09/12
	Domain SEQUANS.EU	10/09/12
MISK	Domain SEQUANS.COM	03/09/10

TRADE MARK	COUNTRY	CLASSES	APPLICATION NUMBER	FILING DATE	REGISTRATION NUMBER	RENEWABLE
SEQUANS	FRANCE	9, 37, 41, 42	04 3 314 137	16 September 2004	04 3 314 137	15 September 2014

SEQUANS	UNITED KINGDOM	9, 37, 41, 42	2461555	17 July 2007	2461555	16 July 2017

SEQUANS	UNITED STATES OF AMERICA	9, 37, 41, 42	77/291707	28 September 2007	3523373	N/A

SEQUANS	HONG KONG	9, 37, 41, 42	300871263	15 May 2007	300871263	14 May 2017

SEQUANS	SOUTH KOREA	9, 37, 42	2007-4550	15 October 2007	PENDING EXAMINATION	N/A

SEQUANS	CHINE	9, 37, 41, 42	6313468 7 6 5	9 October 2007	PENDING EXAMINATION	N/A

SEQUANS COMMUNICATIONS + LOGO	FRANCE	9, 37, 41, 42	04 3 314 136	16 September 2004	04 3 314 136	15 September 2014

SEQUANS COMMUNICATIONS + LOGO	UNITED KINGDOM	9, 37, 41, 42	2461556	17 July 2007	2461556	16 July 2017

SEQUANS COMMUNICATIONS + LOGO	UNITED STATES OF AMERICA	9, 37, 41, 42	77/291810	28 September 2007	3523374	N/A

SEQUANS COMMUNICATIONS (LOGO MARK)	CHINE	9, 37, 41, 42	6313464 3 2 1	9 October 2007	PENDING EXAMINATION	N/A

SEQUANS COMMUNICATIONS (device)	SOUTH KOREA	9, 37, 42	2007-4551	15 October 2007	PENDING EXAMINATION	N/A

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SEQUANS COMMUNICATION & devise	JAPAN	9, 37, 41, 42	2007-104356	9-Oct-07	5288995	18-Dec-19

SEQUANS COMMUNICATION (devise)	TAIWAN	9, 37, 41, 42	96046250	29 September 2007	PENDING EXAMINATION	N/A

mimoMAX	FRANCE	9, 42	07 3 535 220	31-Oct-07	07 3 535 220	31-Oct-17

mimoMAX	UNITED KINGDOM	9, 42	2470413	24-Oct-07	2470413	24-Oct-17

mimoMAX	UNITED STATES OF AMERICA	9	77/268751	20-May-08	3551202	12/23/2017

In addition, the Company has granted licenses (including MOU) in the normal course of business.

COMPLEMENTARY REPRESENTATIONS RELATED TO INTELLECTUAL PROPERTY

•	With respect to the use, by any employee or manager of the Company, of the experience and skills acquired by them while employed by any other company or entity:

The labour contracts of all employees or managers (except those hired in the Israeli offices of the Company) of the Company expressly contains a “non disclosure” provision pursuant to which each employee or manager of the company undertakes not to use any confidential information or trade secret of a former employer. Note also that such clause is NOT included in the employees & managers contracts hired in the Subsidiary (Sequans Communications Ltd., UK).

•	With respect to the inclusion of all IP rights assignment clause in all Companies’ employment and/or subcontractor and/or partners agreements:

The Company tries to impose in all Sub-contractors and Partners Contracts a clause to assign all IP rights on the work carried on to the Company. However, as this can be refused by the subcontractors or the partners, the Company may have subcontractors and partners contracts where such clause is missing or where the IP rights are co-owned totally or partially by the two parties.

•	Third party patents & IP in direct relation with WiMax standard

The Company is aware of the existence of a number of patents which may cover aspects of the WiMax standard:

•

a list of patents related to IEEE 802.16 /WiMAX Standard and divulgated by the IEEEorganization on its web site, upon request of the patent holders. On a case by case basis and in order to market its products, the Company might need to obtain a license from some patent holders where such patent cannot be avoided to implement the IEEE 802.16 standard. In this respect, the Company reminds that the IEEE policy requires from the patent holders to grant a license to all applicants either without compensation or under reasonable rates, terms, and conditions that are demonstrable free of any unfair discrimination.

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•

an ATT patent that covers the Alamouti STC scheme which is an optional feature of the IEEE802.16 standard, not yet divulgated on the IEEE web site. The Company might need to obtain licensing rights from ATT in order to sell such features as part of its product.

•

WiLAN, Inc. patents related to IEEE 802.16 / WIMAX Standard. The Company has received offer from WiLAN for licensing such patents. Terms and conditions include an upfront fee and royalty per chip. Although the Company believes that such patents are not very strong, the Company tried to finalize a licensing agreement with WiLAN in order to eliminate the related risk, but this was not conclusive.

•	a France Telecom patent related to Turbo Code feature defined by the WiMAX standard. A licensing agreement has been executed with France Telecom.

•

Qualcomm Inc. patents specifically those obtained via the acquisition of Floware. Although the Managing Founders believe that the direct application of such patents to WiMAX standard is very hard to prove, Qualcomm may be claiming the contrary. Thus, there is a major risk associated with that might impact not only the Company but also all the WiMAX industry.

•

Other WiMAX related patents may exist from companies such as Runcom or Beceem, etc. and the Company may need to obtain licensing rights from them if such patents cover defined features by the WiMAX standard. The Company is also a member of the Open Patent Alliance which has the objective of forming a WiMax IP Pool.

•	Third party patents & IP in direct relation with LTE standard

The Company is aware of the existence of a number of patents which may cover aspects of the LTE standard. Given the relative immaturity of the LTE standard compared to WiMAX, a complete analysis has not yet been completed.

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Investment Agreement - Sequans (E round 2010)

Exhibit 4.1.11

Tax, social and parafiscal obligations

38/39

EXHIBIT 4.1.11

Tax, Social and Parafiscal Obligations

•	Social contribution reduction related to “Jeune Entreprise Innovante” status with respect to 2004 Fiscal Year.

On 29 June 2004, the Company has been informed that it was eligible for social contributions exemption treatment, pursuant to the “Jeune Entreprise Innovante” (Young Innovative Company - JEI) device. The benefit of this exemption device is granted provided that the given exempted employee/director does effectively dedicate at least 50% oh his working time to R&D.

In 2004, the Company has considered that all its employees and executive directors were eligible to such reduction. However, considering that Georges Karam was CEO and that Ambroise Popper and Nathalie Pereira were in charge of product marketing, there is a potential and unavoidable risk that these persons might be excluded from the exemption by the URSSAF (French administration in charge of the social contributions) ; however the URSSAF would have to evidence that Georges Karam, Ambroise Popper and Nathalie Pereira did not dedicate 50% of their working time to R&D.

The risk in this regard was estimated 32 K€ as on 31 December 2004. No provision could naturally be recorded in the company accounts, given that the Company could not simultaneously apply for the JEI status on the basis of a formal statement and challenge such statement by mean of a provision.

•	Tax and social risk related to Founder warrants (BCE) and employee stock options (SO)

The way the company has issued and attributed some of the BCE and SO could preclude some of the BCE or SO from benefiting from the preferential tax regime associated to such specific schemes, as follows.

Both the applicable rules to the issue of the BCE and SO provide for guidelines as to the price at which such instruments are issued, such guidelines notably take into account the price of the latest round of financing of the Company at the time of issue.

In the present case, each time the shareholders meeting of the Company has authorised the issue by the board of SO or BCE, the Company has immediately issued all such SO and BCE at the value of the latest financial round (which is compulsory for BCE and recommended for SO).

However, such « issued » SO and BCE have then been attributed over a long period of time and sometimes after a new financing round had occurred at a different valuation. This is notably the case for 288,000 Options 2004-1 which were issued at a price of 0.40€ but were attributed after the share capital increase dated February 15, 2005 (« C financing round ») at a value of 0.60€ per share, and of 346,000 BCE 2004-1 which were attributed under the same conditions.

These attributions at a significant discount value with respect to the latest financial round at the time of their attribution could be questioned by the French Tax Authorities, which could consider that the legal requirements relating to the favourable SO and BCE regimes should not apply. In such case, the administration could consider that any monies resulting from such BCE or SO should be considered as remuneration and therefore be subject to social charges on behalf of the Company for the amount of gain owned by the holders of such BCE or SO at the time of their sale.

*            *

*

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Investment Agreement - Sequans (E round 2010)

Exhibit 4.1.12

Litigation and Proceedings

39/39

EXHIBIT 4.1.12

Litigation and Proceedings

•	Tax and Social risk related to Founder warrants (BCE) and employee stock options (SO)

Cf. Exhibit 4.1.11

•	Sequans Communications SA/Gilles Chopard-Lallier: case pending before the Labour Court (Conseil de prud’hommes) of Paris.

Mr Gilles Chopard-Lallier, former employee (hardware project manager) of the Company, was made redundant in the 17th of November 2009 in accordance with a social plan to eliminate the hardware team based in Paris for economic reasons.

Alleging that the Company did not have sufficient grounds for termination of his employment contract, he referred his case to the Labour Court of Paris on the 25th of February 2010 and claims for the payment of damages for a total amount of EUR 80,000.00 plus statutory interest.

The first hearing (audience de conciliation) should take place on the 4th of January 2011.

•	Sequans Communications SA/David Chamereau: case pending before the Labour Court (Conseil de prud’hommes) of Paris.

Mr David Chamereau, former employee (hardware engineer) of the Company, was made redundant in the 17th of November 2009 in accordance with a social plan to eliminate the hardware team based in Paris for economic reasons.

Alleging that the Company did not have sufficient grounds for termination of his employment contract, he referred his case to the Labour Court of Paris on the 9th December 2009 and claims for the payment of damages for a total amount of EUR 43,613.00 plus statutory interest.

The first hearing (audience de conciliation) should take place on the 30th of September 2010.

•	Sequans Communications Ltd/Nitin Garg: case pending before the Labour Court of Reading.

Mr Nitin Garg, former employee (radio frequency engineer) of the Company, was terminated in 11th of December 2009 due to late attendance in the office without reason and unwillingness to carry out duties in a professional manner.

Alleging that the Company did not have sufficient grounds for termination of his employment contract, he referred his case to the Labour Court of Reading on the 8th of March 2010. The amount of his claim has not been specified.

The first hearing should take place on the 4th of August 2010.

*            *

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